REGISTRATION NO. 333-131344
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                   FORM S-3/A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                                IMH ASSETS CORP.
             (Exact name of registrant as specified in its charter)

                                   California
                            (State of Incorporation)

                                   33-0705301
                     (I.R.S. Employer Identification Number)

                                1401 Dove Street
                         Newport Beach, California 92660
                                 (949) 475-3600
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                 William Ashmore
                                1401 Dove Street
                         Newport Beach, California 92660
                                 (949) 475-3600
                (Name, address, including zip code, and telephone
                    number, including area code, of agent for
                     service with respect to the registrant)

                                  ------------

                                   Copies to:
                          Richard D. Simonds, Jr., Esq.
                           Thacher Proffitt & Wood LLP
                           Two World Financial Center
                            New York, New York 10281
                                 (212) 912-7472
================================================================================
         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions and pursuant to Rule 415.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[]

                         CALCULATION OF REGISTRATION FEE

------------------------------- ------------------- --------------------- --------------------- --------------------
 PROPOSED TITLE OF SECURITIES      AMOUNT TO BE       PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
       BEING REGISTERED           REGISTERED (1)       OFFERING PRICE      AGGREGATE OFFERING      REGISTRATION
                                                          PER UNIT               PRICE (1)            FEE (2)
------------------------------- ------------------- --------------------- --------------------- --------------------
Collateralized Asset-Backed       $1,000,000                100%          $1,000,000                    $107.00
Bonds (Issuable in Series)

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

(2) The registration fee in connection with the $1,000,000.00 aggregate principal amount of Collateralized Asset-Backed Bonds to be registered by the Registrant under this Registration Statement has been paid by the Registrant in connection with the original filing on January 27, 2006.

                             ----------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         This Registration Statement includes (i) an illustrative form of prospectus supplement for use in an offering of Collateralized Asset-Backed Bonds consisting of senior and subordinate certificate classes ("Version 1"),
(ii) an illustrative form of prospectus supplement for use in an offering of Collateralized Asset-Backed Bonds which provides for credit support in the form of a financial guaranty insurance policy and overcollateralization ("Version 2"), (iii) an illustrative form of prospectus supplement for use in an offering of Collateralized Asset-Backed Bonds which are backed by residential and multifamily mortgage loans ("Version 3") and (iv) a basic prospectus.

            SUBJECT TO COMPLETION, DATED APRIL 12, 2006 [VERSION 1]

          PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED __________, ____)

                         $_______________ (APPROXIMATE)

                            IMPAC FUNDING CORPORATION

                                 MASTER SERVICER

                              [NAME OF THE SPONSOR]

                                     SPONSOR

                                IMH ASSETS CORP.

                                    DEPOSITOR

                         IMPAC CMB TRUST SERIES ____-__

                                 ISSUING ENTITY

                COLLATERALIZED ASSET-BACKED BONDS, SERIES ____-__


The information contained in this Prospectus Supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these securities and is not soliciting of an offer to buy these securities in any state where the offer or sale is not permitted.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGES S-___ IN THIS PROSPECTUS SUPPLEMENT. The bonds offered hereby represent an interest solely in Impac CMB Trust Series____-__ and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates. Distributions on the offered bonds will be made on the 25th day of each month, or, if such day is not a business day, on the succeeding business day, beginning in [____].


 CLASS            PASS-THROUGH RATE    BOND PRINCIPAL BALANCE    SCHEDULED FINAL
 MATURITY DATE
 A                [________,20__]      ____________%             $_________

 M-1              [________,20__]      ____________%             $_________

 M-2              [_______, 20__]      ____________%             $_________

 M-3              [_______, 20__]      ____________%             $_________



THE TRUST

The trust will consist primarily of a mortgage pool of one- to four-family fixed-rate and adjustable-rate residential mortgage loans. The trust will be represented by ______ classes of bonds, ______ of which are offered by this prospectus supplement.

CREDIT ENHANCEMENT

The bonds will have credit enhancement in the form of subordination and overcollateralization.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering will be ___% of the aggregate principal balance of the offered bonds, less expenses equal to $_______. SEE "METHOD OF DISTRIBUTION" IN THIS PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED BONDS OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                              [NAME OF UNDERWRITER]
                                   UNDERWRITER

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered bonds in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of bonds; and

o this prospectus supplement, which describes the specific terms of this series of bonds.

The Depositor's principal offices are located at 1401 Dove Street, Newport Beach, California 92660 and its phone number is (949) 475-3600.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT.............................................S-4
TRANSACTION STRUCTURE........................................................S-9
RISK FACTORS................................................................S-10
THE MORTGAGE POOL...........................................................S-20
STATIC POOL INFORMATION.....................................................S-41
YIELD ON THE BONDS..........................................................S-42
DESCRIPTION OF THE BONDS....................................................S-47
THE ISSUING ENTITY..........................................................S-58
THE DEPOSITOR...............................................................S-59
THE SPONSOR.................................................................S-59
THE OWNER TRUSTEE...........................................................S-60
THE INDENTURE TRUSTEE.......................................................S-60
THE SERVICING AGREEMENTS....................................................S-61
PERMITTED INVESTMENTS.......................................................S-67
THE INDENTURE AND OWNER TRUST AGREEMENT.....................................S-69
FEDERAL INCOME TAX CONSEQUENCES.............................................S-72
METHOD OF DISTRIBUTION......................................................S-72
SECONDARY MARKET............................................................S-73
LEGAL OPINIONS..............................................................S-73
LEGAL PROCEEDINGS...........................................................S-73
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS........................S-73
RATINGS.....................................................................S-73
LEGAL INVESTMENT............................................................S-74
AVAILABLE INFORMATION.......................................................S-75
REPORTS TO BONDHOLDERS......................................................S-75
ERISA CONSIDERATIONS........................................................S-76
GLOSSARY....................................................................S-78

                        SUMMARY OF PROSPECTUS SUPPLEMENT

THE FOLLOWING SUMMARY IS A BRIEF DESCRIPTION OF THE BONDS OFFERED BY THIS PROSPECTUS SUPPLEMENT BUT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED BONDS, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS. A GLOSSARY IS INCLUDED AT THE END OF THIS PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED BUT NOT DEFINED IN THE GLOSSARY AT THE END OF THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS ASSIGNED TO THEM IN THE GLOSSARY AT THE END OF THE PROSPECTUS.

Title of Series                     IMH Assets Corp., Collateralized
                                    Asset-Backed Bonds, Series ____.

Cut-off Date                        __________ __, ____.

Closing Date                        On or about __________ __, ____.

Issuing Entity                      Impac CMB Trust Series ____-__.

Depositor                           IMH Assets Corp., an affiliate of Impac
                                    Funding Corporation.

Master Servicer                     Impac Funding Corporation.

Originators and Servicers           [Names of Originators and Servicers.]

Sponsor                             [Name of Sponsor].

Owner Trustee                       [Name of Owner Trustee.]

Indenture Trustee                   [Name of Indenture Trustee.]

Payment Dates                       Distributions on the offered bonds will be
                                    made on the ___ day of each month, or, if
                                    that day is not a business day, on the next
                                    succeeding business day, beginning in
                                    _____________.

Offered Bonds                       The classes of offered bonds and their
                                    interest rates, bond balances and final
                                    maturity date are shown in the table below.

Minimum Denomination                The bonds will be issued, maintained and
                                    transferred on the book-entry records of DTC and its participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of that minimum denomination.

                                      BONDS

CLASS                             INITIAL BOND BALANCE          BOND INTEREST RATE          FINAL MATURITY DATE
-----                             --------------------          ------------------          -------------------
A.........................             $_________                  Variable(2)                 ________ ____
M-1.......................             $_________                  Variable(2)                 ________ ____
M-2.......................             $_________                  Variable(2)                 ________ ____
M-3.......................             $_________                  Variable(2)                 ________ ____

(1)  Approximate.

(2)  Calculated as described in this prospectus supplement.


NOTE:

The bonds offered hereby represent interests solely in Impac CMB Trust Series ____-__ and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

THE ISSUING ENTITY

The bonds will be issued by the issuing entity, a Delaware statutory trust established pursuant to an owner trust agreement between the depositor and the owner trustee. Impac CMB Trust Series ____-__ will issue _____ classes of bonds representing non-recourse debt obligations of Impac CMB Trust Series ____-__ secured by the trust estate.

SEE "DESCRIPTION OF THE BONDS" IN THIS PROSPECTUS SUPPLEMENT.

Distributions of interest and/or principal on the offered bonds will be made only from payments received in connection with the mortgage loans described below.

THE MORTGAGE LOANS

The trust will contain approximately _____ conventional, one- to four-family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________ __ ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________ __, _____.

Range of mortgage rates _____% to _____%. (approximate):

Weighted average mortgage rate ______%. (approximate):

Weighted average remaining term ___ years and ___ to stated maturity months. (approximate):

Range of principal balances $__________ to (approximate): $____________.

Average principal balance: $_____________.

Range of loan-to-value ratios _____% to _____% (approximate):

Weighted average loan-to-value ______%. ratio (approximate):

[Approximately ___% of the mortgage loans are "sub-prime" mortgage loans.]

[If the trust contains mortgage securities, the mortgage securities will be specifically identified by reference to the transaction(s) pursuant to which such mortgage securities were issued, the percentage interest represented by such mortgage securities and the characteristics of such mortgage securities will be described in detail. In addition, the assets underlying the mortgage securities will be described in detail.]

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The indenture trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and any exceptions, the mortgage loans. If the indenture trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, or upon the occurrence of a repurchase event, which materially and adversely affects the interests of any bondholders or the certificateholders, as applicable, or of the depositor in such mortgage, the indenture trustee shall promptly notify the sponsor of such defect. The sponsor shall, within 90 days after the earlier of its discovery or receipt of notice thereof, either cure such breach or repurchase event in all material respects or either (i) repurchase such mortgage loan from the issuing entity at the repurchase price, or (ii) substitute one or more eligible substitute mortgage loans for such mortgage loan, in each case in accordance with the terms of the mortgage loan purchase agreement; provided that, if such defect would cause the mortgage loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

THE BONDS

OFFERED BONDS. The offered bonds will have the characteristics shown in the table above in this prospectus supplement. The interest rates on each class of offered bonds are variable and are calculated for each payment date as described in this prospectus supplement under "Description of the Bonds--Bond Interest Rates" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered bonds consists of subordination and overcollateralization as described below and under "Description of the Bonds--Allocation of Losses; Subordination" and "Description of the Bonds--Overcollaterization Provisions" in this prospectus supplement.

On any distribution date, realized losses (other than Excess Losses) will be allocated first, to the Net Monthly Excess Cashflow; second, to the Class M-3 Bonds; third, to the Class M-2 Bonds; and fourth, to the Class M-1 Bonds; in each case until the bond principal balance of such class has been reduced to zero.

If, on any distribution date, realized losses are incurred that are covered by subordination, such losses will be allocated to the most subordinated class of bonds then outstanding.

As of the closing date, the aggregate principal balance of the mortgage loans as of the cut off date will exceed the aggregate bond principal balance of the bonds by an amount equal to approximately $________. That amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the cut off date and is the initial amount of overcollateralization required to be provided by the mortgage pool under the agreement.

 [Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

[Any third parties providing credit support for 10% or more of the pool assets will be identified].

ADVANCES

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer, in general, to the extent that such servicer believes that such cash advances can be repaid from future payments on the related mortgage loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the bonds and are not intended to guarantee or insure against losses.

[PRE-FUNDING ACCOUNTS]

[Additional information with respect to the pre-funding accounts, required pursuant to Item 1103(a)(5) of Regulation AB, will be provided if applicable.]

SERVICING FEES

With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the master servicer is for a period of one full month equal to one-twelfth of the product of (a) [___]% and (b) the stated principal balance of the mortgage loan as of the beginning of the related due period. Such fee shall be payable monthly, computed on the basis of the same principal amount and period on which any related interest payment on a Mortgage Loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from, the interest portion of such Monthly Payments collected.

OPTIONAL REDEMPTION

At its option, the majority holder of the equity certificates may redeem the bonds and thereby effect termination and early retirement of the bonds, after the aggregate bond balance has been reduced to less than [__%] of the aggregate initial bond balance.

SEE "THE INDENTURE AND OWNER TRUST AGREEMENT--OPTIONAL REDEMPTION" IN THIS PROSPECTUS SUPPLEMENT and "DESCRIPTION OF THE SECURITIES--TERMINATION" IN THE PROSPECTUS.

[A summary of other events that can trigger liquidation or amortization of the asset pool or otherwise would alter the transaction structure or flow funds, required pursuant to Item 1103(a)(3)(viii) of Regulation AB, will be provided if applicable.]

FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the bonds, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that the bonds will be characterized as indebtedness and Impac CMB Trust Series ____-__ will not be classified as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED BONDS, SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

RATINGS

It is a condition to the issuance of the bonds that the offered bonds receive the following ratings from [______________ and ___________]:

  OFFERED BONDS                       [RA]                     [RA]
----------------------                ----                         ----
Class A                               AAA                           AAA
Class M-1                              AA                           AA
Class M-2                              A                             A
Class M-3                             BBB                           BBB
 ---------------------             [(1) Not rated.]

SEE "YIELD ON THE BONDS" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The offered bonds (other than the Class ___ and Class ___ Bonds) will constitute "mortgage related securities" for purposes of SMMEA. The Class ___ Bonds and the Class ___ Bonds will not constitute "mortgage related securities" for purposes of SMMEA.

SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT and IN THE PROSPECTUS.

ERISA CONSIDERATIONS

Subject to important considerations, the bonds may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans are encouraged to consult with their legal advisors before investing.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

                              TRANSACTION STRUCTURE

                    [TO BE PROVIDED AT THE TIME OF TAKEDOWN]

                                  RISK FACTORS

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered bonds:

THE OFFERED BONDS WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE.

         There can be no assurance that a secondary market for the offered bonds of any series will develop or, if it does develop, that it will provide offered bondholders with liquidity of investment or that it will continue for the life of the offered bonds of any series. The prospectus supplement for any series of offered bonds may indicate that an underwriter specified therein intends to establish a secondary market in the offered bonds, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered bond in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered bonds will not be listed on any securities exchange.

CREDIT ENHANCEMENT IS LIMITED; THE FAILURE OF CREDIT ENHANCEMENT TO COVER LOSSES ON THE TRUST FUND ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED BONDS.

         With respect to the offered bonds, credit enhancement will be provided in limited amounts to cover various types of losses on the underlying mortgage loans. Credit enhancement will be provided in one or more of the forms referred to in this prospectus supplement, including: subordination of any subordinate securities of the same series; a financial guaranty insurance policy; a letter of credit; a purchase obligation; a mortgage pool insurance policy; a special hazard insurance policy; overcollateralization; a reserve fund; a cash flow agreement; or any combination thereof. SEE "SUBORDINATION" AND "DESCRIPTION OF CREDIT ENHANCEMENT" IN THE PROSPECTUS. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses or risks, and may provide no coverage as to other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, they will be borne by the holders of the related offered bonds in the order described in this prospectus supplement. The depositor, the master servicer or other specified person will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of offered bonds, if each applicable rating agency indicates that the then-current rating(s) thereof will not be adversely affected. The ratings of any series of offered bonds by any applicable rating agencies may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating(s) of any series of offered bonds. SEE "DESCRIPTION OF CREDIT ENHANCEMENT--REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT" IN THE PROSPECTUS.

THE RATINGS ON THE OFFERED BONDS ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED BONDS AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY RESULT IN LOSSES ON THE OFFERED BONDS

         It is a condition to the issuance of the offered bonds that each class of offered bonds be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

         No person is obligated to maintain the rating on any offered bond, and, accordingly, there can be no assurance that the ratings assigned to any offered bond on the date on which the offered bonds are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered bonds may be adversely affected. SEE "RATING" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED BONDS

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered bonds. SEE "LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE ON MORTGAGE LOANS" IN THE PROSPECTUS.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES AND CHANGES IN THE BORROWERS' FINANCIAL CONDITION, WHICH MAY RESULT IN LOSSES ON THE OFFERED BONDS.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, mortgage loans with high loan-to-value ratios will be affected by any decline in real estate values. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered bonds.

THE MORTGAGE LOANS WERE UNDERWRITTEN TO NON-CONFORMING UNDERWRITING STANDARDS, WHICH MAY RESULT IN LOSSES ON THE MORTGAGE LOANS ALLOCATED TO THE OFFERED BONDS

         Some mortgage loans may be underwritten in accordance with underwriting standards which are primarily intended to provide single family mortgage loans for non-conforming credits. A "non-conforming credit" means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet the Fannie Mae or Freddie Mac underwriting guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy these underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy these underwriting guidelines.

Accordingly, mortgage loans underwritten under the originators' non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered bonds.

THE MORTGAGE LOANS HAVE VARIABLE PAYMENTS, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         Some of the types of loans included in the mortgage pool may involve additional uncertainties not present in traditional types of loans. In the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. In the case of buydown loans, the increase in the monthly payment by the mortgagor during and following the buydown period may result in an increased risk of default on a buydown loan. Some of the mortgage loans provide for escalating or variable payments by the mortgagor, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances, mortgagors may not be able to make their loan payments as payments increase and thus the likelihood of default will increase.

         This is a consideration with respect to revolving credit loans, since additional draws may be made by the mortgagor in the future up to the applicable credit limit. Although revolving credit loans are generally subject to provisions whereby the credit limit may be reduced as a result of a material adverse change in the mortgagor's economic circumstances, the servicer or master servicer generally will not monitor for these changes and may not become aware of them until after the mortgagor has defaulted. Under extreme circumstances, a mortgagor may draw his entire credit limit in response to personal financial needs resulting from an adverse change in circumstances. For a series of offered bonds backed by the trust balances of revolving credit loans, even though the trust balance of a revolving credit loan will not increase as a result of draws after the offered bonds are issued, the foregoing considerations are relevant because the trust balance will share pro rata in any losses incurred on a revolving credit loan.

         Any risks associated with the variable payments of the mortgage loans may affect the yield to maturity of the offered bonds to the extent of losses caused by these risks which are not covered by credit enhancement are allocated to the offered bonds.

THE MORTGAGE LOANS ARE SECURED BY JUNIOR LIENS, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         The mortgage loans are secured by second liens on the related mortgaged properties. As to mortgage loans secured by second mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of these mortgage loans only to the extent that the claims of the senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a mortgage loan secured by a junior mortgage may not foreclose on the mortgaged property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default. The trust fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the master servicer or subservicer may, at its option, advance these amounts to the extent deemed recoverable and prudent. In the event that proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the offered bonds, to the extent not covered by credit enhancement, are likely to (1) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (2) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF [NAME OF STATE], WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         Approximately ___% of the mortgage loans are in the state of [Name of State.] Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered bonds may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Moreover, as described below, any mortgage loan for which a breach of a representation or warranty exists will remain in the related trust fund in the event that a sponsor is unable, or disputes its obligation, to repurchase the mortgage loan and the breach does not also constitute a breach of any representation made by any other person. In this event, any resulting losses will be borne by the related form of credit enhancement, to the extent available. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered bonds to the extent losses caused by these risks which are not covered by [credit enhancement] are allocated to the offered bonds.

SOME OF THE MORTGAGE LOANS PROVIDE FOR BALLOON PAYMENTS AT MATURITY, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO THESE MORTGAGE LOANS

         Approximately ___% of the mortgage loans are balloon loans. These mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties. Any risks associated with the balloon loans may affect the yield to maturity of the offered bonds to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered bonds.

THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered bonds to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered bonds.

THE MORTGAGE LOANS HAVE HIGH COMBINED LOAN-TO-VALUE RATIOS, SO THAT THE RELATED BORROWER HAS LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         The mortgage loans have combined loan-to-value ratios in excess of 100%. These mortgage loans were originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower.

         If these mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property because the value of the collateral with respect to such mortgage loan may be less than the amount of the mortgage loan. Unless the value of the property increases or the principal amount of the related senior liens have been reduced so as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%, there may be no recovery from the related mortgaged property in the event of foreclosure. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered bonds.

THE MORTGAGE LOANS PROVIDE FOR REVOLVING LINES OF CREDIT, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         With respect to revolving credit loans, except for some programs under which the draw period is less than the full term thereof, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing on its balance, and therefore are not expected to significantly amortize the outstanding principal amount of these mortgage loans prior to maturity, which amount may include substantial draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a revolving credit loan. The ability of a borrower to make this payment may be dependent on the ability to obtain refinancing of the balance due on the revolving credit loan or to sell the related mortgaged property. Furthermore, revolving credit loans generally have adjustable rates that are subject to much higher maximum rates than typically apply to adjustable rate first mortgage loans, and which may be as high as applicable usury limitations. Mortgagors under revolving credit loans are generally qualified based on an assumed payment which reflects either the initial interest rate or a rate significantly lower than the maximum rate. An increase in the interest rate over the mortgage rate applicable at the time the revolving credit loan was originated may have an adverse effect on the ability of the mortgagor to pay the required monthly payment. In addition, an increase in prevailing market interest rates may reduce the borrower's ability to obtain refinancing and to pay the balance of a revolving credit loan at its maturity.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

         Applicable federal and state laws generally regulate interest rates and other charges, require specific disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the mortgage loans and may entitle the borrower to a refund of amounts previously paid. SEE "LEGAL ASPECTS OF MORTGAGE LOANS" IN THE PROSPECTUS. To the extent these laws and regulations result in losses on the mortgage loans, the yield to maturity of the offered bonds, to the extent not covered by credit enhancement, may be affected.

THE RATE OF PREPAYMENTS ON THE TRUST FUND ASSETS AND THE PURCHASE PRICE YOU PAID FOR THE OFFERED BONDS MAY CAUSE YOUR YIELD TO BE LOWER THAN ANTICIPATED

         The yield to maturity of the offered bonds of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable rate loans to fixed interest rate loans or breaches of representations and warranties), or draws (if applicable) on the related mortgage loans and the price paid by offered bondholders. The yield may be adversely affected by a higher or lower than anticipated rate of prepayments (or draws if applicable) on the related mortgage loans. The yield to maturity on interest only offered bonds will be extremely sensitive to the rate of prepayments (or draws if applicable) on the related mortgage loans. In addition, the yield to maturity on other types of classes of offered bonds, including offered bonds with an interest rate which fluctuates based on an index or inversely with an index or other classes in a series including more than one class of offered bonds, may be relatively more sensitive to the rate of prepayment (or draws if applicable) on the related mortgage loans than other classes of offered bonds. In addition, to the extent amounts in any funding account have not been used to purchase additional mortgage loans, holders of the offered bonds may receive an additional prepayment. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. SEE "YIELD CONSIDERATIONS" AND "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         To the extent the master servicer for a mortgage loan acquires title to any related mortgaged property with contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. SEE "SERVICING OF MORTGAGE LOANS--REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS" AND "LEGAL ASPECTS OF MORTGAGE LOANS--ENVIRONMENTAL LEGISLATION" IN THE PROSPECTUS. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered bonds, to the extent not covered by credit enhancement, may be affected.

THE [CLASS ___ BONDS] ARE ERISA-RESTRICTED, WHICH BY RESTRICTING THE MARKET, MAY AFFECT THE LIQUIDITY OF THE OFFERED BONDS

         Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of plans. Due to the complexity of regulations that govern these plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered bonds of any series. SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

[SOME MORTGAGE LOANS ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO THESE MORTGAGE LOANS

         Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of _______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __,
____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the ______ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, have a first payment date occurring on or after _________ __, ____ and, therefore, these mortgage loans could not have been delinquent as of ________ __, ____].

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

         Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the originator to damages and administrative enforcement.

         The originator will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

[Appropriate risk factors from the following list are particular to the securitization represented by this version of the prospectus supplement]

[THE CLASS M-1, CLASS M-2 AND CLASS M-3 BONDS WILL BE PARTICULARLY SENSITIVE TO LOSSES ON THE MORTGAGE LOANS

         The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2 and Class M-3 Bonds will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in one of the Class M-1, Class M-2 or Class M-3 Bonds, the actual yield to maturity of the bond may be lower than the yield anticipated by the holder based on the investor's assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Losses on the mortgage loans in any due period, to the extent they exceed the overcollateralized amount following payments of principal on the related payment date, will reduce the bond balance of the class of bonds then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on the class of subordinate bonds than would otherwise be the case].

[THE CLASS M-1, CLASS M-2 AND CLASS M-3 BONDS WILL GENERALLY NOT BE ENTITLED TO RECEIVE PRINCIPAL PAYMENTS UNTIL ALL PRINCIPAL PAYMENTS HAVE BEEN MADE ON THE CLASS A BONDS WHICH MAY RESULT IN LOSSES ON THOSE BONDS

         Unless the bond balance of the Class A Bonds has been reduced to zero, the Class M-1, Class M-2 and Class M-3 Bonds will not be entitled to any principal payments until _________ ____ or a later period as described in this prospectus supplement. As a result, the weighted average lives of these bonds will be longer than would otherwise be the case if payments of principal were allocated among all of the bonds at the same time. As a result of the longer weighted average lives of these bonds, the holders of these bonds have a greater risk of suffering a loss on their investments. Further, because these bonds might not receive any principal if certain delinquency levels occur, it is possible for these bonds to receive no principal payments even if no losses have occurred on the mortgage pool].

[THE BONDS ARE OBLIGATIONS OF THE TRUST ONLY

         The bonds will not represent an interest in or obligation of the originators, the depositor, the master servicer, the sponsor, _________, the owner trustee, the indenture trustee or any of their respective affiliates. The only obligations of the foregoing entities with respect to the bonds or any mortgage loan will be the obligations of the sponsor pursuant to the limited representations and warranties made with respect to the mortgage loans and of the servicers with respect to their servicing obligations under the related servicing agreement (including the limited obligation to make advances, as described in this prospectus supplement). Neither the bonds nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the issuing entity, the originators, the depositor, the master servicer, the sponsor, ________, the owner trustee, the indenture trustee or any of their respective affiliates. Proceeds of the assets included in the trust (including the mortgage loans) will be the sole source of payments on the bonds, and there will be no recourse to the issuing entity, the originators, the depositor, the master servicer, the sponsor, ____, the owner trustee, the indenture trustee or any of their respective affiliates or any other entity in the event that the proceeds are insufficient or otherwise unavailable to make all payments provided for under the bonds].

[THE DIFFERENCE BETWEEN THE INTEREST RATES ON THE BONDS AND THE MORTGAGE LOANS MAY RESULT IN INTEREST SHORTFALLS ALLOCATED TO THE BONDS

         The bond interest rate for each class of the bonds adjusts monthly based on a particular index, subject to the limitations described in this prospectus supplement. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually (after an initial fixed rate period in the case of some of the adjustable rate mortgage loans) based on the index (which may not move in tandem with the index), subject to periodic and lifetime limitations as described in this prospectus supplement. As a result of the foregoing as well as other factors like the prepayment behavior of the mortgage pool, relative increases in the index or relative decreases in the weighted average of the mortgage rates on the mortgage loans (i) could cause the amount of interest generated by the mortgage pool to be less than the aggregate of the amount of interest that would otherwise be payable on the bonds, leading one or more classes of bonds to accept payments of interest at a later date, as described in this prospectus supplement or (ii) could cause the maximum bond interest rate to apply to one or more classes of bonds, as described in this prospectus supplement.

         Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index and the related gross margin, these rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments. In particular, investors should note that approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for two years following origination and approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for three years following origination, in each case by aggregate principal balance as of --------- __, ___. The weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for two years is _______ ____, and the weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for three years is _______ ____].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED BONDS WILL BE AFFECTED BY PREPAYMENT SPEEDS

         The rate and timing of distributions allocable to principal on the offered bonds will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on the offered bonds as provided in this prospectus supplement. As is the case with mortgage securities generally, the offered bonds are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered bonds at a time when reinvestment at these higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered bonds at a time when reinvestment at comparable yields may not be possible.

         Distributions of principal will be made to the subordinate bonds according to the priorities described in this prospectus supplement. The timing of commencement of principal distributions and the weighted average life of each of these classes of bonds will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on the class. For further information regarding the effect of principal prepayments on the weighted average lives of the offered bonds, SEE "YIELD ON THE BONDS" IN THIS PROSPECTUS SUPPLEMENT and the table entitled "Percent of Initial Bond Balance Outstanding at the Following Percentages of the Prepayment Assumption" therein.

[THE YIELD TO MATURITY ON THE OFFERED BONDS WILL DEPEND ON A VARIETY OF FACTORS

         The yield to maturity on the offered bonds will depend, in general, on:

         o applicable bond interest rate and bond accrual rate thereon from time to time;

         o        the applicable purchase price; and

         o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the bond balance of the bonds, as well as other factors.

         The yield to investors on any class of offered bonds will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general, if the offered bonds are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered bonds are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered bonds were determined based on a number of assumptions, including a prepayment assumption of __% of the [constant prepayment rate model] and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at this particular rate or at any other rate. The yield assumptions for the offered bonds will vary as determined at the time of sale].

[THE SERVICING RIGHTS TO SOME OF THE MORTGAGE LOANS WILL BE TRANSFERRED TO THE MASTER SERVICER WHICH MAY LEAD TO AN INCREASE IN DELINQUENCIES AND LOSSES ON THOSE LOANS

         The master servicer and _____________ have advised the depositor that with respect to a portion of the mortgage loans initially to be serviced by ___________, the servicing thereof is expected to be transferred to the master servicer by _________ __, ____, whereupon the master servicer will act in the capacity as "servicer" under the applicable servicing agreement to the extent of those mortgage loans. The portion of the mortgage loans that are expected to be subject to the servicing transfer represents approximately _____% of the mortgage loans, by aggregate principal balance as of _________ __, ____. Investors should note that when servicing of mortgage loans is transferred, there may be a rise in delinquencies associated with the transfer].

FICO SCORES MENTIONED IN THIS PROSPECTUS SUPPLEMENT ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS.

         Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See "The Mortgage Pools--FICO Scores" in the base prospectus.

                                THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of approximately _____ conventional, one- to four-family, fixed rate mortgage loans and approximately _____ conventional, one-to four-family, adjustable rate mortgage loans, in each case secured by first liens on residential real properties and having an aggregate principal balance as of Cut-off Date of approximately $___________ after application of scheduled payments due on or before the Cut-off Date whether or not received, subject to a permitted variance of plus or minus [5]%. The mortgage loans have original terms to maturity of not greater than [30] years. References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date. The mortgage loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties consisting of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing.

         The mortgage loans to be included in the mortgage pool will be acquired by the depositor on the Closing Date from ________________, who will have acquired the mortgage loans on the Closing Date from the Sponsor. SEE "--UNDERWRITING STANDARDS" AND "--REPRESENTATIONS AND WARRANTIES" BELOW AND "THE SPONSOR" IN THIS PROSPECTUS SUPPLEMENT. The Sponsor in turn will have acquired the mortgage loans on the Closing Date from [Name of Sponsor], an affiliate of the depositor. The Sponsor will have acquired the mortgage loans directly or indirectly from the Originators. For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see "The Mortgage Pool -- Underwriting Standards".

          [As of the cut-off date, not more than [ ]% of the mortgage loans were more than 30 days delinquent in payments of principal and interest. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent two times during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent two times during the twelve months preceding the cut-off date.][No mortgage loan will be more than 30 days delinquent as of the Cut-off Date.] A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         Each adjustable rate mortgage loan provides for semi-annual adjustment to the mortgage rate on that adjustable rate mortgage loan and for corresponding adjustments to the monthly payment amount due on that adjustable rate mortgage loan, in each case on each Adjustment Date applicable thereto; provided, however, that in the case of approximately _____% and approximately _____% of the adjustable rate mortgage loans by aggregate principal balance as of the Cut-off Date, the first Adjustment Date will occur after an initial period of approximately ____ years and approximately ______ years, respectively, from the date of origination of that adjustable rate mortgage loan, each being a Delayed First Adjustment Mortgage Loan. The weighted average month of origination of the _____ year Delayed First Adjustment Mortgage Loans is _________ _____, and the weighted average month of origination of the ______ year Delayed First Adjustment Mortgage Loans is _________ _____. On each Adjustment Date, the mortgage rate on each adjustable rate mortgage loan will be adjusted to equal the sum, rounded as provided in the related mortgage note, of the Index (as described below) and the Gross Margin; provided, however, that the mortgage rate on each adjustable rate mortgage loan, including each Delayed First Adjustment

Mortgage Loan, will generally not increase or decrease by more than the Periodic Rate Cap on any related Adjustment Date and will not exceed the Maximum Mortgage Rate or be less than the Minimum Mortgage Rate. For Adjustment Dates other than the first Adjustment Date after origination, the Periodic Rate Cap for the majority of the adjustable rate mortgage loans is 1.00% per annum, and with respect to substantially all of the adjustable rate mortgage loans, for Adjustment Dates other than the first Adjustment Date after origination, the Periodic Rate Cap will not exceed ____% per annum. Effective with the first monthly payment due on each adjustable rate mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related adjustable rate mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the mortgage rate on each mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and Gross Margin, calculated as described in this prospectus supplement. SEE "--THE INDEX" IN THIS PROSPECTUS SUPPLEMENT. None of the adjustable rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate on that adjustable rate mortgage loan to a fixed mortgage rate. As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.

         The mortgage loans generally have scheduled monthly payments due on each Due Date. Each mortgage loan will contain a customary "due-on-sale" clause or will be assumable by a creditworthy purchaser of the related mortgaged property.

         Approximately ______% of the mortgage loans provide for payment by the mortgagor of a Prepayment Charge in limited circumstances on voluntary prepayments in full made within one to five years from the date of origination of those mortgage loans. The amount of the Prepayment Charge is as provided in the related mortgage note. Prepayment Charge obligations generally expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with Prepayment Charges is _________ ____. The holders of the Equity Certificates will be entitled to all Prepayment Charges received on the mortgage loans, and that amount will [not] be available for distribution on the bonds. Under some instances, as described in the related Servicing Agreement, the related Servicer may waive the payment of any otherwise applicable Prepayment Charge, and accordingly, there can be no assurance that the Prepayment Charges will have any effect on the prepayment performance of the mortgage loans.

         None of the mortgage loans are buydown mortgage loans.

         Approximately ____% of the mortgage loans are Balloon Loans. Each Balloon Loan is a fixed rate mortgage loan that amortizes over ___ months, but the Balloon Payment on each Balloon Loan is due and payable on the ___ month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on that Balloon Loan for the period prior to the Due Date of that Balloon Payment.

         The average principal balance of the mortgage loans at origination was approximately $_______. No mortgage loan had a principal balance at origination greater than approximately $________ or less than approximately $______. The average principal balance of the mortgage loans as of the Cut-off Date was approximately $_______.

         The mortgage loans had mortgage rates as of the Cut-off Date ranging from approximately ____% per annum to approximately _____% per annum, and the weighted average mortgage rate was approximately ______% per annum. The weighted average loan-to-value ratio of the mortgage loans at origination was approximately _____%. At origination, no mortgage loan will have a loan-to-value ratio greater than approximately _____% or less than approximately ____%.

         The weighted average remaining term to maturity of the mortgage loans will be approximately __ years and __ months as of the Cut-off Date. None of the mortgage loans will have a first Due Date prior to _______ ____ or after ___________ ____, or will have a remaining term to maturity of less than __ years or greater than __ years as of the Cut-off Date. The latest maturity date of any mortgage loan is ____________ ____.

         As of the Cut-off Date, the adjustable rate mortgage loans had Gross Margins ranging from approximately ____% to approximately ____%, Minimum Mortgage Rates ranging from approximately ____% per annum to approximately _____% per annum and Maximum Mortgage Rates ranging from approximately _____% per annum to approximately _____% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately ______%, the weighted average Minimum Mortgage Rate was approximately _____% per annum and the weighted average Maximum Mortgage Rate was approximately _______% per annum. The latest first Adjustment Date following the Cut-off Date on any adjustable rate mortgage loan occurs in _______ ____ and the weighted average next Adjustment Date for all of the mortgage loans following the Cut-off Date is _______ ____.

         [If the trust contains mortgage securities, the mortgage securities will be specifically identified by reference to the transaction(s) pursuant to which such mortgage securities were issued, the percentage interest represented by such mortgage securities and the characteristics of such mortgage securities will be described in detail. In addition, the asstes underlying the mortgage securities will be described in detail.]

         The mortgage loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

              ORIGINATOR CONCENTRATIONS IN THE MORTGAGE PROPERTIES

    ORIGINATOR      NUMBER OF MORTGAGE    AGGREGATE SCHEDULED   % OF MORTGAGE     WEIGHTED        WEIGHTED
                           LOANS           PRINCIPAL BALANCE        LOANS      AVERAGE CREDIT      AVERAGE
                                           OUTSTANDING AS OF                        SCORE         ORIGINAL
                                             CUT-OFF DATE                                       LOAN-TO-VALUE
                                                                                                    RATIO


         Total



               SERVICER CONCENTRATIONS IN THE MORTGAGE PROPERTIES

     SERVICER       NUMBER OF MORTGAGE    AGGREGATE SCHEDULED   % OF MORTGAGE     WEIGHTED        WEIGHTED
                           LOANS           PRINCIPAL BALANCE        LOANS      AVERAGE CREDIT      AVERAGE
                                           OUTSTANDING AS OF                        SCORE         ORIGINAL
                                             CUT-OFF DATE                                       LOAN-TO-VALUE
                                                                                                    RATIO


         Total



             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION

ORIGINAL RANGE ($) PRINCIPAL        NUMBER OF LOANS          % OF AGGREGATE ORIGINAL     % OF AGGREGATE PRINCIPAL
           BALANCE                                              PRINCIPAL BALANCE                BALANCE


         Total

         PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

         AS OF RANGE                NUMBER OF LOANS            AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
        CUT-OFF DATE                                           BALANCE OUTSTANDING      BALANCE OUTSTANDING AS OF
                                                             AS OF THE CUT-OFF DATE          THE CUT-OFF DATE


         Total

           MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

       MORTGAGE RATE %              NUMBER OF LOANS            AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                                               BALANCE OUTSTANDING      BALANCE OUTSTANDING AS OF
                                                             AS OF THE CUT-OFF DATE          THE CUT-OFF DATE



         Total

          MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

   MAXIMUM MORTGAGE RATE %          NUMBER OF LOANS            AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                                               BALANCE OUTSTANDING      BALANCE OUTSTANDING AS OF
                                                             AS OF THE CUT-OFF DATE          THE CUT-OFF DATE



         Total

          MINIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

           MINIMUM                  NUMBER OF LOANS            AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
       MORTGAGE RATE %                                         BALANCE OUTSTANDING      BALANCE OUTSTANDING AS OF
                                                             AS OF THE CUT-OFF DATE          THE CUT-OFF DATE



         Total

               GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

       GROSS MARGIN %               NUMBER OF LOANS            AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                                               BALANCE OUTSTANDING      BALANCE OUTSTANDING AS OF
                                                             AS OF THE CUT-OFF DATE          THE CUT-OFF DATE



         Total

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                                                              PERCENTAGE OF
   ORIGINAL LOAN-TO-VALUE              NUMBER OF                AGGREGATE UNPAID          CUT-OFF DATE AGGREGATE
         RATIOS (%)                      LOANS                  PRINCIPAL BALANCE           PRINCIPAL BALANCE


         Total

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

          LOCATION                  NUMBER OF LOANS            AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                                               BALANCE OUTSTANDING      BALANCE OUTSTANDING AS OF
                                                             AS OF THE CUT-OFF DATE          THE CUT-OFF DATE



         Total

                 MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

        PROPERTY TYPE               NUMBER OF LOANS            AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                                               BALANCE OUTSTANDING      BALANCE OUTSTANDING AS OF
                                                             AS OF THE CUT-OFF DATE          THE CUT-OFF DATE



         Total

            MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS

      OCCUPANCY STATUS              NUMBER OF LOANS            AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                                               BALANCE OUTSTANDING      BALANCE OUTSTANDING AS OF
                                                             AS OF THE CUT-OFF DATE          THE CUT-OFF DATE



         Total


         The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

                       LOAN PURPOSE OF THE MORTGAGE LOANS

        LOAN PURPOSE                NUMBER OF LOANS            AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                                               BALANCE OUTSTANDING      BALANCE OUTSTANDING AS OF
                                                             AS OF THE CUT-OFF DATE          THE CUT-OFF DATE



         Total

         RISK CATEGORIES OF THE FIXED RATE ______________ MORTGAGE LOANS

       RISK CATEGORIES              NUMBER OF LOANS            AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                                               BALANCE OUTSTANDING      BALANCE OUTSTANDING AS OF
                                                             AS OF THE CUT-OFF DATE          THE CUT-OFF DATE



         Total

       RISK CATEGORIES OF THE ADJUSTABLE RATE ____________ MORTGAGE LOANS

       RISK CATEGORIES              NUMBER OF LOANS            AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                                               BALANCE OUTSTANDING      BALANCE OUTSTANDING AS OF
                                                             AS OF THE CUT-OFF DATE          THE CUT-OFF DATE



         Total

               RISK CATEGORIES OF THE ____________ MORTGAGE LOANS

       RISK CATEGORIES              NUMBER OF LOANS            AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                                               BALANCE OUTSTANDING      BALANCE OUTSTANDING AS OF
                                                             AS OF THE CUT-OFF DATE          THE CUT-OFF DATE



         Total

               RISK CATEGORIES OF THE ____________ MORTGAGE LOANS

       RISK CATEGORIES              NUMBER OF LOANS            AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                                               BALANCE OUTSTANDING      BALANCE OUTSTANDING AS OF
                                                             AS OF THE CUT-OFF DATE          THE CUT-OFF DATE



         Total

          NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS

MONTH OF NEXT ADJUSTMENT DATE       NUMBER OF LOANS            AGGREGATE PRINCIPAL       % OF AGGREGATE PRINCIPAL
                                                               BALANCE OUTSTANDING      BALANCE OUTSTANDING AS OF
                                                             AS OF THE CUT-OFF DATE          THE CUT-OFF DATE



         Total

THE INDEX

         As of any Adjustment Date, the Index applicable to the determination of the mortgage rate on each mortgage loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as of a date as specified in the related mortgage note. In the event that the Index becomes unavailable or otherwise unpublished, each Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

         The table below sets forth historical average rates of six-month LIBOR for the months indicated as made available from Fannie Mae, which rates may differ from the rates of the Index, which is six-month LIBOR as published in THE WALL STREET JOURNAL as described above. The table does not purport to be representative of the subsequent rates of the Index which will be used to determine the mortgage rate on each mortgage loan.

Year                       Month



UNDERWRITING STANDARDS

         The mortgage loans will be acquired by the depositor on the Closing Date from __________, who will have acquired the mortgage loans on the Closing Date from the Sponsor. The Sponsor in turn will have acquired the mortgage loans on the Closing Date from [Name of Sponsor]. [Name of Sponsor], an affiliate of the depositor, will have acquired the mortgage loans directly or indirectly from the Originators.

         The information presented below with regard to each Originator's underwriting standards has been provided to the depositor or compiled from information provided to the depositor by that Originator.

[Discussion of each Originator's Underwriting Standards used to originate the mortgage loans follows].

REPRESENTATIONS AND WARRANTIES

         In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Indenture Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

         (1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the Closing Date;

         (2) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics' lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement;

         (3) As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

         (4) Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

         (5) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (6) A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

         (7) As of the Closing Date there is no material monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

         (8) Neither the Sponsor nor any prior holder of any Mortgage has impaired, waived, altered or modified the Mortgage or Mortgage Notes in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary to protect the interests of the owner of such Mortgage Loan or the Bonds, and which has been delivered to the Indenture Trustee); satisfied, canceled or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation or satisfaction with respect thereto; and

         (9) At the time of origination, if required, each Mortgaged Property was the subject of an appraisal which conforms to the underwriting requirements of the related originator; the Mortgage File contains an appraisal of the applicable Mortgaged Property.

         In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Bondholders or the Certificateholders, as applicable, or of the Depositor in any of the mortgage loans, the Sponsor shall, within 90 days from the date of its discovery or receipt of notice thereof, cure such breach or repurchase event in all material respects or shall either (i) repurchase such Mortgage Loan from the Issuing Entity at the repurchase price, or (ii) substitute one or more Eligible Substitute Mortgage Loans for such Mortgage Loan, in each case in the manner and subject to the conditions set forth in Mortgage Loan Purchase Agreement. The obligations of the Sponsor to cure, repurchase or substitute shall constitute the sole and exclusive remedy respecting a breach of such representations and warranties available to the Depositor, the Issuing Entity, the Certificateholders and the Bondholders against the sponsor.

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before that date. Prior to the issuance of the bonds, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems that removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the bonds unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information provided in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the bonds are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans may vary. In no event, however, will more than 5% (by principal balance at the Cut- off Date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

         If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.



                             STATIC POOL INFORMATION

         Static pool information material to this offering may be found at __________________________. The Sponsor does not have any material static pool information with respect to any mortgage loans of the same type as those included in the trust fund originated by it prior to January 1, 2006, because all or substantially all of these mortgage loans originated by the Sponsor prior to that time were sold on a servicing released basis, and such information may not be obtained without unreasonable effort or expense. With respect to any of these mortgage loans originated by the Sponsor on or after January 1, 2006, the static pool information provided does not include any information with respect to any mortgage loan which was sold on a servicing released basis, except to the extent the purchaser of that loan or another third-party has agreed to provide that information back to the Sponsor and has actually provided it to the Sponsor with indemnification.

         Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable), any period before January 1, 2006.

                               YIELD ON THE BONDS

GENERAL PREPAYMENT CONSIDERATIONS

         The rate of principal payments on the bonds, the aggregate amount of payments on the bonds and the yield to maturity of the bonds will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of those mortgage loans and by the rate of principal prepayments on those mortgage loans (including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the Sponsor or the majority holder of the Equity Certificates, as the case may be). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under "THE MORTGAGE POOL" in this prospectus supplement, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge. Prepayment Charge obligations generally expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with Prepayment Charges is _____________ _____.

         Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the class or classes of bonds then entitled to receive those payments that otherwise would be distributed over the remaining terms of the mortgage loans. SEE "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of bonds may vary from the anticipated yield will depend upon the degree to which those bonds are purchased at a discount or premium and the degree to which the timing of payments on those bonds is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of a bond purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of a bond purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the bonds. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of those bonds would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the bonds, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, in the case of the adjustable rate mortgage loans in the mortgage pool, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the bonds. SEE "YIELD CONSIDERATIONS" AND "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

         Because principal payments are paid to some classes of bonds before other classes, holders of classes of bonds having a later priority of payment bear a greater risk of losses (because those bonds will represent an increasing percentage of the Trust Estate during the period prior to the commencement of payments of principal on those bonds) than holders of classes having earlier priorities for payment of principal. As described under "Description of the Bonds--Principal Payments on the Bonds" in this prospectus supplement, prior to the Stepdown Date (as defined in this prospectus supplement), all principal payments on the mortgage loans will be allocated to the Class A Bonds. Thereafter, as further described in this prospectus supplement, subject to various delinquency triggers described in this prospectus supplement, all principal payments on the mortgage loans will be allocated among all classes of the bonds then outstanding as described under "Description of the Bonds--Principal Payments on the Bonds" in this prospectus supplement.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. SEE "THE MORTGAGE POOL--UNDERWRITING STANDARDS" IN THIS PROSPECTUS SUPPLEMENT.

SPECIAL YIELD CONSIDERATIONS

         The Bond Interest Rate for each class of the bonds adjusts monthly based on One-Month LIBOR as described under "Description of the Bonds--Calculation of One-Month LIBOR" in this prospectus supplement, subject to the Maximum Bond Interest Rate and the Available Interest Rate. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually (after an initial fixed rate period in the case of Delayed First Adjustment Mortgage Loans) based on the Index (which may not move in tandem with One- Month LIBOR), subject to periodic and lifetime limitations as described in this prospectus supplement. Investors should note that approximately _____% of the mortgage loans are ____ year Delayed First Adjustment Mortgage Loans, approximately ____% of the mortgage loans are _____ year Delayed First Adjustment Loans and approximately _____% of the mortgage loans are fixed rate mortgage loans, in each case by aggregate principal balance as of the Cut-off Date. The weighted average month of origination of the two year Delayed First Adjustment Mortgage Loans is _____ ____, and the weighted average month of origination of the ______ year Delayed First Adjustment Mortgage Loans is ______ ____. Because of the application of the Maximum Bond Interest Rate and the Available Interest Rate, increases in the Bond Interest Rate on the bonds may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans during any Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the bonds during the related Interest Accrual Period. In addition, the Index and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise more rapidly than the Index or may rise higher than the Index, potentially resulting in Interest Carry Forward Amounts with respect to one or more classes of bonds. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in One-Month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans
(i) could cause the Current Interest Payment Amount generated by the mortgage pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the bonds, leading one or more classes of bonds to incur Interest Carry Forward Amounts, or (ii) could cause the Maximum Bond Interest Rate to apply to one or more classes of bonds.

         Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the Index and the related Gross Margin, those rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments.

         As described under "Description of the Bonds--Allocation of Losses; Subordination", amounts otherwise distributable to holders of the Subordinate Bonds may be made available to protect the holders of the Class A Bonds against interruptions in payments due to various mortgagor delinquencies, to the extent not covered by P&I Advances. Those delinquencies may affect the yield to investors on those classes of Subordinate Bonds and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of those classes of Subordinate Bonds. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of Subordinate Bonds. SEE "DESCRIPTION OF THE BONDS--PRINCIPAL PAYMENTS ON THE BONDS" IN THIS PROSPECTUS SUPPLEMENT.

WEIGHTED AVERAGE LIVES

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of bonds will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing of those principal payments.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prepayment Assumption assumes a prepayment rate for the mortgage loans of __% CPR. The CPR assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at __% CPR or any other rate.

         The tables following the next paragraph indicate the percentage of the initial Bond Balance of the bonds that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of those bonds. The tables are based on the following modeling assumptions (the "Structuring Assumptions"): (i) the mortgage pool consists of __ mortgage loans with the characteristics described below,
(ii) payments on those bonds are received, in cash, on the 25th day of each month, commencing in _______ ____, (iii) the mortgage loans prepay at the percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans, (v) none of the majority holder of the Equity Certificates, the Sponsor, the Master Servicer, the Servicers or any other person purchases from the Trust Estate any mortgage loan or redeems the bonds pursuant to any obligation or option under the Indenture, the Servicing Agreements or any other agreement except as indicated in footnote two in the tables below, and no partial early redemption of the bonds occurs with respect to the ___________ Mortgage Loans, (vi) scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month,
(vii) prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in ________ ____, and include 30 days' interest on those mortgage loans, (viii) the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of that mortgage loan by its remaining term to stated maturity, (ix) the bonds are purchased on ________ __, ____, (x) the Index remains constant at _____% per annum and the mortgage rate on each adjustable rate mortgage loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the Index plus the applicable Gross Margin, subject to the applicable Periodic Rate Cap, (xi) One-Month LIBOR remains constant at _____% per annum, (xii) the monthly payment on each adjustable rate mortgage loan is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal a fully amortizing monthly payment as described in clause (viii) above and (xiii) the Master Servicing Fee Rate is as shown in the "Assumed Mortgage Loan Characteristics" table below and the Master Servicing Fee is payable monthly, the Servicing Fee Rate for each Servicer is equal to ____% per annum and the Servicing Fees are payable monthly, and the Indenture Trustee Fee Rate is equal to ______% per annum and the Indenture Trustee Fee is paid monthly.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS




         Total

         There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables. This discrepancy may have an effect upon the percentages of the initial Bond Balance outstanding (and the weighted average lives) of the bonds shown in the tables. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables shown below and since it is not likely the level of the Index or One-Month LIBOR will remain constant as assumed, the bonds may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Bonds--Principal Payments on the Bonds" in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event (each as defined in this prospectus supplement) will have the effect of accelerating or decelerating the amortization of the bonds, affecting the weighted average lives of the bonds. Based on the foregoing Structuring Assumptions, the tables indicate the weighted average lives of the bonds and show the percentages of the initial Bond Balance of those bonds that would be outstanding after each of the Payment Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Bond Balances (and weighted average lives) shown in the following tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of the Prepayment Assumption.

               PERCENT OF INITIAL BOND BALANCE OUTSTANDING AT THE
               SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                             CLASS A BONDS, CLASS M-1 BONDS. CLASS M-2 BONDS, CLASS M-3 BONDS
                                             ----------------------------------------------------------------
PAYMENT                                        0%            15%             28%          35%          45%


Closing Date
Weighted Average Life in Years (1)
Weighted Average Life In Years (2)

(1) The weighted average life of a Bond is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the Bond to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial Bond Balance of the bonds.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Equity Certificates exercises its option to redeem the bonds when the aggregate Bond Balance has been reduced to less than 20% of the initial aggregate Bond Balance. SEE "THE INDENTURE AND OWNER TRUST AGREEMENT--REDEMPTION" IN THIS PROSPECTUS SUPPLEMENT.

         There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average lives of the bonds will conform to any of the weighted average lives shown in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the bonds is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or Index level assumptions.

         The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate or that the level of the Index will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the Index is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE SUBORDINATE BONDS

         If on any Payment Date, the Overcollateralized Amount and the Bond Balances of the Class M-3 Bonds and the Class M-2 Bonds have been reduced to zero, the yield to maturity on the Class M-1 Bonds will become extremely sensitive to losses on the mortgage loans (and the timing of those losses) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-1 Bonds. If on any Payment Date, the Overcollateralized Amount and the Bond Balance of the Class M-3 Bonds have been reduced to zero, the yield to maturity on the Class M-2 Bonds will become extremely sensitive to losses on the mortgage loans (and the timing of those losses) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-2 Bonds. If on any Payment Date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Bonds will become extremely sensitive to losses on the mortgage loans (and the timing of those losses) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-3 Bonds. Once Realized Losses have been allocated to the Subordinate Bonds, those Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of those classes of bonds, after various distributions to the holders of the Class A Bonds and Subordinate Bonds with lower numerical class designations, but before the Equity Certificates are entitled to any distributions. SEE "DESCRIPTION OF THE BONDS--OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT.

         Investors in the Subordinate Bonds should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Bonds, SEE "YIELD CONSIDERATIONS" AND "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

                            DESCRIPTION OF THE BONDS

GENERAL

         Impac CMB Trust Series ____-__, Collateralized Asset-Backed Bonds, Series ____-__ will consist of ____ classes of bonds, designated as (i) the Class A Bonds and (ii) the Class M-1 Bonds, the Class M-2 Bonds and the Class M-3 Bonds. The bonds will be issued by Impac CMB Trust Series ____-__ pursuant to the Indenture, dated as of ________ __, ____, between Impac CMB Trust Series ____-__ and the Indenture Trustee. Only the bonds are offered by this prospectus supplement. Trust Certificates, Series ____-__ will be issued pursuant to the Owner Trust Agreement, dated as of ________ __, ____, between the depositor and the Owner Trustee, and will represent the beneficial ownership interest in Impac CMB Trust Series ____-__. The Equity Certificates are not being offered by this prospectus supplement and will be delivered on the Closing Date to the ____________, as partial consideration for the conveyance of the mortgage loans by ____________ to the depositor.

         Distributions on the offered bonds will be made on each Payment Date.

         The bonds represent non-recourse debt obligations of Impac CMB Trust Series ____-__ secured by the Trust Estate, which consists primarily of a mortgage pool of conventional, one- to four-family, adjustable rate mortgage loans and fixed rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $___________, subject to a permitted variance as described in this prospectus supplement under "The Mortgage Pool". Proceeds of the Trust Estate will be the sole source of payments on the bonds. Impac CMB Trust Series ____-__ is not expected to have any significant assets other than the Trust Estate pledged as collateral to secure the bonds.

         The Class A Bonds, the Class M-1 Bonds, the Class M-2 Bonds and the Class M-3 Bonds will have an aggregate initial Bond Balance of approximately $___________, approximately $_________, approximately $__________ and approximately $__________, respectively, in each case subject to a permitted variance of plus or minus [5]%. The Bond Interest Rates on the bonds are adjustable, subject to the Maximum Bond Interest Rate and the Available Interest Rate, and will be calculated for each Payment Date as described under "--Bond Interest Rate" in this prospectus supplement. The "Final Maturity Date" of the bonds is the Payment Date occurring in _______ ____.

         The bonds will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of that minimum denomination.

         The bonds will initially be represented by one or more global bonds registered in the name of the nominee of DTC, except as provided below. The depositor has been informed by DTC that DTC's nominee will be CEDE. No person acquiring an interest in any class of the bonds will be entitled to receive a bond representing those person's interest, except as described below under "--Definitive

Bonds". Unless and until Definitive Bonds are issued under the limited circumstances described in this prospectus supplement, all references to actions by bondholders with respect to the bonds shall refer to actions taken by DTC upon instructions from its participants (as defined below), and all references in this prospectus supplement to payments, notices, reports and statements to bondholders with respect to the bonds shall refer to payments, notices, reports and statements to DTC or CEDE, as the registered holder of the bonds, for payment to Bond Owners in accordance with DTC procedures. SEE "--REGISTRATION" AND "--DEFINITIVE BONDS" IN THIS PROSPECTUS SUPPLEMENT.

         Any Definitive Bonds will be transferable and exchangeable at the offices of the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All payments to holders of the bonds, other than the final payment on any class of bonds, will be made by or on behalf of the Indenture Trustee to the persons in whose names those bonds are registered at the close of business on each Record Date. Those payments will be made either (a) by check mailed to the address of that bondholder as it appears in the Bond Register or (b) upon written request to the Indenture Trustee at least five business days prior to the relevant Record Date by any holder of bonds having an aggregate initial Bond Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Bond Balance of that class of bonds, by wire transfer in immediately available funds to the account of that bondholder specified in the request. The final payment on any class of bonds will be made in like manner, but only upon presentment and surrender of those bonds at the corporate trust office of the Indenture Trustee or another location specified in the notice to bondholders of that final payment.

REGISTRATION

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of bonds. participants include securities brokers and dealers (including [Name of Underwriter]), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to indirect participants.

         Bond Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the bonds may do so only through participants and indirect participants. In addition, Bond Owners will receive all payments of principal of and interest on the bonds from the Indenture Trustee through DTC and DTC participants. The Indenture Trustee will forward payments to DTC in same day funds and DTC will forward those payments to participants in next day funds settled through the New York Clearing House. Each Participant will be responsible for disbursing those payments to indirect participants or to Bond Owners. Unless and until Definitive Bonds are issued, it is anticipated that the only holder of the bonds will be CEDE, as nominee of DTC. Bond Owners will not be recognized by the Indenture Trustee as bondholders, as that term is used in the Indenture, and Bond Owners will be permitted to exercise the rights of bondholders only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of bonds among participants and to receive and transmit payments of principal of, and interest on, the bonds. Participants and indirect participants with which

Bond Owners have accounts with respect to the bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Bond Owners. Accordingly, although Bond Owners will not possess Definitive Bonds, the Rules provide a mechanism by which Bond Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of some banks, the ability of a Bond Owner to pledge bonds to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those bonds, may be limited due to the absence of physical bonds for the bonds. In addition, under a book-entry format, Bond Owners may experience delays in their receipt of payments since payment will be made by the Indenture Trustee to CEDE, as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a bondholder under the Indenture only at the direction of one or more participants to whose DTC account the bonds are credited. Clearstream or the Euroclear Operator (as defined in this prospectus supplement), as the case may be, will take any other action permitted to be taken by a bondholder under the Indenture on behalf of a Clearstream Participant (as defined in this prospectus supplement) or Euroclear Participant (as defined in this prospectus supplement) only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary (as defined in this prospectus supplement) to effect those actions on its behalf through DTC. Additionally, under the Rules, DTC will take those actions with respect to specified Voting Rights only at the direction of and on behalf of participants whose holdings of bonds evidence those specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights to the extent that participants whose holdings of bonds evidence those Voting Rights, authorize divergent action.

         The Issuing Entity, the Originators, the depositor, the Master Servicer, the Sponsor, ________, the Owner Trustee, the Indenture Trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Clearstream or Euroclear, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the bonds held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DEFINITIVE BONDS

         Definitive Bonds will be issued to Bond Owners or their nominees, rather than to DTC or its nominee, only if (i) the depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the bonds and the depositor is unable to locate a qualified successor, (ii) the depositor, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (as defined in this prospectus supplement), Bond Owners representing in the aggregate not less than 51% of the Voting Rights of the bonds advise the Indenture Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Bond Owners' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee is required to notify all Bond Owners through participants of the availability of Definitive Bonds. Upon surrender by DTC of the definitive bonds representing the Bonds and receipt of instructions for re-registration, the Indenture Trustee will reissue the bonds as Definitive Bonds issued in the respective principal amounts owned by individual Bond Owners, and thereafter the Indenture Trustee will recognize the holders of those Definitive Bonds as bondholders under the Indenture. Those Definitive

Bonds will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a bond in an amount less than $10,000 immediately prior to the issuance of a Definitive Bond shall be issued in a minimum denomination equal to the amount represented by that bond.

BOOK-ENTRY FACILITIES

         Bond Owners may elect to hold their interests in the bonds through DTC in the United States or through Clearstream or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. The bonds of each class will be issued in one or more bonds which equal the aggregate Bond Balance of that class and will initially be registered in the name of Cede, the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and Chase will act as depositary for Euroclear.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, those cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

         Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its Clearstream participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of bonds. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of bonds and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific bonds to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Payments with respect to bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. SEE "DESCRIPTION OF THE SECURITIES--FORM OF SECURITIES" IN THE PROSPECTUS.

BOND INTEREST RATES

         The Bond Interest Rate on the Class A Bonds will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Bond Balance is reduced to less than __% of the aggregate initial Bond Balance, or One- Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment Date and (iii) the Maximum Bond Interest Rate.

         The Bond Interest Rate on the Class M-1 Bonds will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Bond Balance is reduced to less than __% of the aggregate initial Bond Balance, or One- Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment Date and (iii) the Maximum Bond Interest Rate.

         The Bond Interest Rate on the Class M-2 Bonds will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Bond Balance is reduced to less than __% of the aggregate initial Bond Balance, or One- Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment Date and (iii) the Maximum Bond Interest Rate.

         The Bond Interest Rate on the Class M-3 Bonds will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Bond Balance is reduced to less than __% of the aggregate initial Bond Balance, or One- Month LIBOR plus _____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment Date and (iii) the Maximum Bond Interest Rate.

         SEE "--CALCULATION OF ONE-MONTH LIBOR" IN THIS PROSPECTUS SUPPLEMENT.

         The Bond Interest Rate and the Bond Accrual Rate for the bonds for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the Indenture Trustee at __________.

INTEREST PAYMENTS ON THE BONDS

         To the extent of the Current Interest Payment Amount, in the priorities listed below, the holders of each class of bonds will be entitled to receive on each Payment Date interest payments in an amount equal to the Interest Payment Amount for that class. On each Payment Date, the Current Interest Payment Amount will be distributed in the following order of priority:

         FIRST, to the holders of the Class A Bonds, the Interest Payment Amount for those bonds;

         SECOND, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Bonds, to the holders of the Class M-1 Bonds, the Interest Payment Amount for those Bonds;

         THIRD, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Bonds and the Class M-1 Bonds, to the holders of the Class M-2 Bonds, the Interest Payment Amount for those bonds; and

         FOURTH, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Bonds, the Class M-1 Bonds and the Class M-2 Bonds, to the holders of the Class M-3 Bonds, the Interest Payment Amount for those bonds.

         With respect to any Payment Date, to the extent that the aggregate of the Interest Payment Amounts for the bonds is limited by the Current Interest Payment Amount for the related Due Period, the holders of some classes of bonds may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Bond Accrual Rate for those classes and that Payment Date. The Interest Carry Forward Amount, if any, for any class of the bonds for any Payment Date is payable to the extent of available funds remaining after some other payments on the bonds on that Payment Date, but before any payments on the Equity Certificates on that Payment Date. SEE "--OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT.

         All payments of interest on the bonds will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

         The Bond Balance of a bond outstanding at any time represents the then maximum amount that the holder of that bond is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the Trust Estate.

CALCULATION OF ONE-MONTH LIBOR

         With respect to each Interest Accrual Period, on the Interest Determination Date, the Indenture Trustee will determine One-Month LIBOR for the next Interest Accrual Period. If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined in this prospectus supplement) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on that Interest Determination Date. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on that Interest Determination Date two or more Reference Banks provide those offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of those offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on that Interest Determination Date fewer than two Reference Banks provide those offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined in this prospectus supplement).

         As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the bonds for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL PAYMENTS ON THE BONDS

         On each Payment Date, the Principal Payment Amount will be distributed to the holders of the bonds then entitled to payments of principal. In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then-outstanding aggregate Bond Balance of the bonds. The Principal Payment Amount for the first Payment Date will include approximately $_________ collected by the Servicers in respect of prepayments on the mortgage loans during the _________ ____ Prepayment Period.

         On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed: first, to the Class A Bonds, until the Bond Balance thereof has been reduced to zero; second, to the Class M-1 Bonds, until the Bond Balance thereof has been reduced to zero; third, to the Class M-2 Bonds, until the Bond Balance thereof has been reduced to zero; and fourth, to the Class M-3 Bonds, until the Bond Balance thereof has been reduced to zero.

         On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Bonds and the Subordinate Bonds shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

         FIRST, the lesser of (x) the Principal Payment Amount and (y) the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Bonds, until the Bond Balance thereof has been reduced to zero;

         SECOND, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the amount distributed to the holders of the Class A bonds pursuant to clause first above and (y) the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Bonds, until the Bond Balance thereof has been reduced to zero;

         THIRD, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Bonds pursuant to clause first above and to the holders of the Class M-1 Bonds pursuant to clause second above and (y) the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Bonds, until the Bond Balance thereof has been reduced to zero; and

         FOURTH, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Bonds pursuant to clause first above, to the holders of the Class M-1 Bonds pursuant to clause second above and to the holders of the Class M-2 Bonds pursuant to clause third above and (y) the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Bonds, until the Bond Balance thereof has been reduced to zero.

On the Final Maturity Date or the Payment Date immediately following the acceleration of the bonds due to any Event of Default principal will be payable on each class of bonds in an amount equal to the Bond Balance thereof on that Payment Date. On the Final Maturity Date or the Payment Date immediately following the acceleration of the bonds due to any Event of Default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of bonds in the priorities listed in the Indenture. There can be no assurance, however, that sufficient funds will be available on that date to retire the Bond Balances and pay those other amounts.

         The allocation of payments in respect of principal to the Class A Bonds on each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Bonds while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Bonds and the Overcollateralized Amount. Increasing the respective percentage interest in the Trust Estate of the Subordinate Bonds and the Overcollateralized Amount relative to that of the Class A Bonds is intended to preserve the availability of the subordination provided by the Subordinate Bonds and the Overcollateralized Amount.

         The holders of the Equity Certificates will be entitled to all Prepayment Charges received on the mortgage loans and those amounts will not be available for distribution on the bonds.

CREDIT ENHANCEMENT

         The Credit Enhancement provided for the benefit of the holders of the bonds consists of subordination, as described below, and overcollateralization, as described under "--Overcollateralization Provisions" in this prospectus supplement.

         The rights of the holders of the Subordinate Bonds and the Equity Certificates to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Bonds. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Bonds of the full amount of interest and principal to which they are entitled and to afford those holders protection against Realized Losses.

         The protection afforded to the holders of the Class A Bonds by means of the subordination of the Subordinate Bonds and the Equity Certificates will be accomplished by (i) the preferential right of the holders of the Class A Bonds to receive on any Payment Date, prior to payment on the Subordinate Bonds and the Equity Certificates, payments in respect of interest and principal, subject to available funds, and (ii) if necessary, the right of the holders of the Class A Bonds to receive future payments of amounts that would otherwise be payable to the holders of the Subordinate Bonds and the Equity Certificates.

         In addition, the rights of the holders of Subordinate Bonds with lower numerical class designations will be senior to the rights of holders of Subordinate Bonds with higher numerical class designations, and the rights of the holders of all of the Subordinate Bonds to receive payments in respect of the mortgage loans will be senior to the rights of the holders of the Equity Certificates, in each case to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the holders of Subordinate Bonds with lower numerical class designations relative to the holders of Subordinate Bonds with higher numerical class designations (and by the holders of all of the Subordinate Bonds relative to the holders of the Equity Certificates) of the full amount of interest and principal to which they are entitled and to afford those holders protection against Realized Losses, as described under "--Allocation of Realized Losses" in this prospectus supplement.

         [Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

OVERCOLLATERALIZATION PROVISIONS

         The weighted average mortgage rate for the mortgage loans (adjusted to reflect the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee payable from interest received or advanced on the mortgage loans) is generally expected to be higher than the weighted average of the Bond Interest Rates on the bonds, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the bonds. The Indenture requires that, on each Payment Date, the Net Monthly Excess Cashflow, if any, be applied on that Payment Date as an accelerated payment of principal on class or classes of bonds then entitled to receive payments in respect of principal, but only to the limited extent hereafter described.

         With respect to any Payment Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

         FIRST, to the holders of the class or classes of bonds then entitled to receive payments in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

         SECOND, to the holders of the class or classes of bonds then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

         THIRD, to the holders of the Class A Bonds, in an amount equal to the Interest Carry Forward Amount for those bonds;

         FOURTH, to the holders of the Class M-1 Bonds, in an amount equal to the Interest Carry Forward Amount for those bonds;

         FIFTH, to the holders of the Class M-1 Bonds, in an amount equal to the Allocated Realized Loss Amount for those bonds;

         SIXTH, to the holders of the Class M-2 Bonds, in an amount equal to the Interest Carry Forward Amount for those bonds;

         SEVENTH, to the holders of the Class M-2 Bonds, in an amount equal to the Allocated Realized Loss Amount for those bonds;

         EIGHTH, to the holders of the Class M-3 Bonds, in an amount equal to the Interest Carry Forward Amount for those bonds;

         NINTH, to the holders of the Class M-3 Bonds, in an amount equal to the Allocated Realized Loss Amount for those bonds; and

         TENTH, to the holders of the Equity Certificates as provided in the Indenture.

         With respect to any Payment Date, the excess, if any, of (a) the aggregate principal balance of the mortgage loans immediately following that Payment Date over (b) the Bond Balance of the bonds, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on that Payment Date, is the "Overcollateralized Amount" for the bonds as of that Payment Date. As of the Closing Date, the aggregate principal balance of the mortgage loans as of the Cut-off Date will exceed the aggregate Bond Balance of the bonds by an amount equal to approximately $_________. That amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the Indenture. Under the Indenture, the Overcollateralized Amount is required to be maintained at the Required Overcollateralized Amount. In the event that Realized Losses are incurred on the mortgage loans, those Realized Losses may result in an overcollateralization deficiency since those Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Bond Balance of the bonds. In that event, the Indenture requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to that overcollateralization deficiency, which shall constitute a principal payment on the bonds in reduction of the Bond Balances thereof. This has the effect of accelerating the amortization of the bonds relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

         On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease, or "step down", below the initial $_________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the mortgage loans (after giving effect to principal payments to be distributed on that Payment Date), subject to a floor of $_________. In the event that the Required Overcollateralized Amount is permitted to step down on any Payment Date, the Indenture provides that a portion of the principal which would otherwise be distributed to the holders of the bonds on that Payment Date shall be distributed to the holders of the Equity Certificates, subject to the priorities listed above. With respect to that Payment Date, the Principal Payment Amount will be reduced by the Overcollateralization Reduction Amount after taking into account all other payments to be made on that Payment Date, which amount shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities listed above. This has the effect of decelerating the amortization of the bonds relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any Payment Date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on that Payment Date.

ALLOCATION OF LOSSES; SUBORDINATION

         With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired by deed in lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on that mortgage loan through the last day of the month in which that mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicers for P&I Advances, servicing advances and Servicing Fees) towards interest and principal owing on the mortgage loan.

         Any Realized Loss on the mortgage loans will be allocated on any Payment Date, first, to Net Monthly Excess Cashflow, second, to the Overcollateralized Amount, third, to the Class M-3 Bonds, fourth, to the Class M-2 Bonds, and fifth, to the Class M-1 Bonds. The Indenture does not permit the allocation of Realized Losses to the Class A Bonds. Investors in the Class A Bonds should note that although Realized Losses cannot be allocated to those bonds, under various loss scenarios there will not be enough principal and interest collected on the mortgage loans to pay the Class A Bonds all interest and principal amounts to which they are then entitled.

         Once Realized Losses have been allocated to the Subordinate Bonds, those Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of those classes of bonds, after various distributions to the holders of the Class A Bonds and Subordinate Bonds with lower numerical class designations, but before the Equity Certificates are entitled to any distributions.

         Any allocation of a Realized Loss to a bond will be made by reducing the Bond Balance thereof by the amount so allocated on the Payment Date in the month following the calendar month in which that Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Bond Balance of any bond be reduced more than once in respect of any particular amount both (i) allocable to those bonds in respect of Realized Losses and (ii) payable as principal to the holder of those bonds from Net Monthly Excess Cashflow.

P&I ADVANCES

         Subject to the following limitations, each Servicer will be obligated to advance or cause to be advanced on or before each Payment Date from its own funds, or funds in the Payment Account that are not included in the Available Payment Amount for that Payment Date, any P&I Advance.

         P&I Advances are required to be made only to the extent they are deemed by the related Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making those P&I Advances is to maintain a regular cash flow to the bondholders, rather than to guarantee or insure against losses. The Servicers will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

         All P&I Advances will be reimbursable to the related Servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which that unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the related Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the related Servicer out of any funds in the Payment Account prior to the payments on the bonds. In the event that any Servicer fails in its obligation to make any required advance, the Master Servicer will be obligated to make that advance, and in the event that the Master Servicer fails in its obligation to make that advance, the Indenture Trustee will be obligated to make that advance, in each of these cases to the extent required in the related Servicing Agreement.

TABLE OF FEES AND EXPENSES

         The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Bonds are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

                     ITEM                         FEE                         PAID FROM
         --------------------------              -----            ----------------------------------
         Master Servicing Fee(1)(2)              ___bp            Mortgage Loan Interest Collections
         Indenture Trustee Fee                   ___bp            Master Servicing Fee
         Servicer Fee)                           ___bp            Master Servicing Fee


         (1) Master servicing fee including paying agent and certificate registrar fees. The Master Servicer receives a single combined fee that covers all of these functions. The Master Servicer performs these functions.

         (2) Master Servicer pays indenture trustee and servicer fees out of its fee.

         (3) The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to noteholders.


                               THE ISSUING ENTITY

         Impac CMB Trust Series ____-__ is a business trust formed under the laws of the State of Delaware pursuant to the Owner Trust Agreement, dated as of ________ __, ____, between the depositor and the Owner Trustee for the transactions described in this prospectus supplement. The Owner Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, Impac CMB Trust Series ____-__ will not engage in any activity other than (i) acquiring and holding the mortgage loans and the proceeds therefrom, (ii) issuing the bonds and the Equity Certificates, (iii) making payments on the bonds and the Equity Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Owner Trust Agreement. These restrictions cannot be amended without the consent of holders of Bonds evidencing at least [__]% of the voting rights. For a description of other provisions relating to amending the permitted activities of the trust, please see "The Agreements -- Amendment" in the base prospectus.

         Impac CMB Trust Series ____-__ is not expected to have any significant assets other than the Trust Estate pledged as collateral to secure the bonds. The assets of Impac CMB Trust Series ____-__ will consist of the mortgage loans pledged to secure the bonds. Impac CMB Trust Series ____-__'s principal offices are in __________, ________, in care of ________________, as Owner Trustee.
Impac CMB Trust Series ____-__'s fiscal year end is ___________.

                                  THE DEPOSITOR

         [The depositor, IMH Assets Corp., was formed in the state of Delaware in 1998, and is a wholly-owned subsidiary of Impac Mortgage Holdings, Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. See "The Sponsor" below for information regarding the size, composition and growth of the total portfolio of assets for which IMH Assets Corp. has served as depositor.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1998. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[_________]. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.]

                                   THE SPONSOR

         [The Sponsor, Impac Mortgage Holdings, Inc., in its capacity as mortgage loan seller, will sell the mortgage loans to the Depositor pursuant to a Mortgage Loan Purchase Agreement, dated as of ____________, ____, between the Sponsor and the Depositor.

         The Sponsor was incorporated in the State of California in August 1995 and is an affiliate of the depositor. The Sponsor commenced operation in California in 1995.

         The Sponsor maintains its principal office at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.

         The Sponsor is a mortgage company that acquires, purchases and sells primarily first-lien non-conforming Alt-A mortgage loans from a network of third party correspondents, mortgage bankers, and brokers.

         The Sponsor has been securitizing residential mortgage loans since 1995. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.]

                              DECEMBER 31, 2003            DECEMBER 31, 2004              OCTOBER 31, 2005
                          -------------------------    -------------------------    -------------------------
                                    TOTAL PORTFOLIO              TOTAL PORTFOLIO              TOTAL PORTFOLIO
       LOAN TYPE          NUMBER        OF LOANS       NUMBER        OF LOANS       NUMBER        OF LOANS
---------------------     ------    ---------------    ------    ---------------    ------    ---------------
Alt-A ARM
Alt-A Fixed
HELOC
Neg-Am ARM
Prime ARM
Prime Fixed
Prime Short Duration
ARM
Reperforming
Seconds
SubPrime
Totals

                                THE OWNER TRUSTEE

         _________________ is the Owner Trustee under the Owner Trust Agreement. The Owner Trustee is a _________ banking corporation and its principal offices are located in _____________.

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to Impac CMB Trust Series ____-__ or the bondholders under the Owner Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of some representations made by the Owner Trustee in the Owner Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation shall be the successor of the Owner Trustee under the Owner Trust Agreement.

         The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Owner Trust Agreement will have been paid by or on behalf of Impac CMB Trust Series ____-__ on or prior to the Closing Date.

                              THE INDENTURE TRUSTEE

         ____________________, a ____________ banking association, will act as
Indenture Trustee for the bonds pursuant to the Indenture. The Indenture Trustee's offices for notices under the Indenture are located at ______________________________ and its telephone number is ______________. [The
Depositor and the Master Servicer and their affiliates may maintain other banking relationships in the ordinary course of business with the Indenture Trustee.]

         [Description of the extent of Indenture Trustee's prior experience serving as an indenture trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

         The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture.

         If an Event of Default has occurred and has not been cured or waived, the Indenture Trustee shall exercise such rights and powers vested in it by the Indenture, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include the ability:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Bondholders allowed in such proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Bonds in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

                  (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Bondholders and of the Indenture Trustee on their behalf, and

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of the Bonds allowed in any judicial proceedings relative to Impac CMB Trust Series ____-__, its creditors and its property.

The Indenture Trustee will promptly mail to each Bondholder notice of the Event of Default after it is known to a responsible officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured.

         The Indenture will provide that the Indenture Trustee may withdraw funds from the Payment Account (i) to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and (ii) to reimburse the Owner Trustee for all reasonable out-of pocket expenses incurred or made by the Owner Trustee for all services rendered by the Owner Trustee it in the Owner Trustee's execution of the trust created under the Owner Trust Agreement and in the exercise and performance of any of the Owner Trustee's powers and duties under the Owner Trust Agreement. Under the Indenture, Impac CMB Trust Series ____-__ (from the assets of the Trust Estate) shall indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by the Indenture Trustee in connection with the administration of the Trust Estate and the performance of the Indenture Trustee's duties under this prospectus supplement. Impac CMB Trust Series ____-__ is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

                            THE SERVICING AGREEMENTS

         The following summary describes a number of terms of the Servicing Agreements, dated as of __________ __, ____, among the Issuing Entity, the Indenture Trustee, the Master Servicer and the related Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreements. Whenever particular sections or defined terms of the Servicing Agreements are referred to, those sections or defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual bondholder without charge, on written request, a copy (without exhibits) of the Servicing Agreements. Requests should be addressed to the Secretary, IMH Assets Corp., 1401 Dove Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

ORIGINATORS

[NAME OF ORIGINATOR]

         [Name of Originator] has been an originator of mortgage loans since _______, ____ and has originated Mortgage Loans of the type backing the bonds offered hereby since ____. [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

         [The following table describes the size, composition and growth of [Name of Originator]'s total residential mortgage loan production over the past three years and recent stub-period.]

                            DECEMBER 31, 2003           DECEMBER 31, 2004             OCTOBER 31, 2005           [         ] 2006
                        -------------------------   -------------------------   -------------------------  -------------------------
                                  TOTAL PORTFOLIO             TOTAL PORTFOLIO             TOTAL PORTFOLIO            TOTAL PORTFOLIO
       LOAN TYPE        NUMBER        OF LOANS      NUMBER        OF LOANS      NUMBER        OF LOANS     NUMBER        OF LOANS
---------------------   ------    ---------------   ------    ---------------   ------    ---------------  ------    ---------------
Residential Mortgage
Loans................

         Approximately [__]% of the mortgage loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to [Name of Originator], which are referred to herein as the Underwriting Standards. The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations.

         [Description of the Originator's Underwriting Standards]

THE MASTER SERVICER AND THE SERVICERS

GENERAL

         Impac Funding Corporation, referred to in this prospectus supplement as Impac Funding Corporation or the Master Servicer, will act as the Master Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer and the Indenture Trustee.

         Primary servicing of the mortgage loans will be provided for in accordance with various servicing agreements or similar agreements, which are collectively referred to in this prospectus supplement as the Servicing Agreements. Each of the Servicing Agreements will be assigned to the trust pursuant to various assignment, assumption and recognition agreements among the related Servicer, the Sponsor and the Indenture Trustee on behalf of the Bondholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made by the Servicers with respect to the related mortgage loans against them. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor Servicer or shall assume primary servicing obligations for the related mortgage loans itself.

         The Servicer or the Master Servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the Servicer or the Master Servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The Master Servicer or Servicer may also waive or modify any term of a loan so long as the Master Servicer or Servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

         In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the Master Servicer or Servicer to be in the best interests of the related securityholders, the Master Servicer or Servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

         The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer's own funds (less the servicing fee) will be deposited in a Protected Account, held by a designated depository institution and segregated on the books of such institution in the name of the Indenture Trustee for the benefit of Bondholders. Amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Indenture Trustee for the benefit of Bondholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Bondholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Bondholders. On the date specified in the related Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Collection Account the Available Funds. SEE "DESCRIPTION OF THE BONDS-PAYMENT ACCOUNT" IN THE PROSPECTUS.

         The information set forth in the following paragraphs with respect to the Master Servicer and the Servicers has been provided by the respective party.

THE MASTER SERVICER

         Impac Funding Corporation will act as Master Servicer under the Servicing Agreement. Impac Funding Corporation is a [form of organization]. [Description of Master Servicer's business]. The [Depositor the Sponsor and the related Servicer] may maintain banking and other commercial relationships with Impac Funding Corporation and its affiliates. Impac Funding Corporation's principal corporate trust offices are located at _______________________ and its office for certificate transfer services is located at ___________________.

         Impac Funding Corporation acts as Master Servicer pursuant to the Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective servicing agreements. In addition, upon the occurrence of certain Servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and at the direction of the Indenture Trustee against such defaulting Servicer. As of __________, Impac Funding Corporation was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

         [The following table describes size, composition and growth of Impac Funding Corporation's total residential mortgage loan servicing portfolio as of the dates indicated.]

                            DECEMBER 31, 2003           DECEMBER 31, 2004             OCTOBER 31, 2005           [         ] 2006
                        -------------------------   -------------------------   -------------------------  -------------------------
                                  TOTAL PORTFOLIO             TOTAL PORTFOLIO             TOTAL PORTFOLIO            TOTAL PORTFOLIO
       LOAN TYPE        NUMBER        OF LOANS      NUMBER        OF LOANS      NUMBER        OF LOANS     NUMBER        OF LOANS
---------------------   ------    ---------------   ------    ---------------   ------    ---------------  ------    ---------------
Residential Mortgage
Loans................


         [Describe any material changes in Impac Funding Corporation's servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

         The Master Servicer shall not be under any liability to the Depositor, the Issuing Entity, the Owner Trustee, the Indenture Trustee or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Servicing Agreement, or for errors in judgment except that the Master Servicer shall be liable for any breach of warranties or representations made in the Servicing Agreement. In addition the Master Servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising under the transaction documents The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the Trust, against any loss, liability or expense incurred in connection with the Servicing Agreement or the Bonds or the Mortgage Loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer's failure to perform its master servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Servicing Agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the Servicing Agreement.

         The Master Servicer may assign its rights and delegate its duties and obligations under this Servicing Agreement; provided, that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Indenture Trustee (as pledgee of the Mortgage Loans) and the Depositor (in its sole discretion), is willing to service the Mortgage Loans and executes and delivers to the Indenture Trustee and the Depositor an agreement, in form and substance reasonably satisfactory to the Indenture Trustee and the Depositor, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Servicing Agreement; provided, further, that each Rating Agency's rating of the Bonds in effect immediately prior to such assignment and delegation will not be qualified, reduced, or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency) or considered to be below investment grade.

[NAME OF SERVICER]

         The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer's form of organization].

         [Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans. As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

         [The following table describes size, composition and growth of [Name of Servicer]'s total residential mortgage loan servicing portfolio as of the dates indicated.]

                            DECEMBER 31, 2003           DECEMBER 31, 2004            DECEMBER 31, 2005           [         ] 2006
                        -------------------------   -------------------------   -------------------------  -------------------------
                                  TOTAL PORTFOLIO             TOTAL PORTFOLIO             TOTAL PORTFOLIO            TOTAL PORTFOLIO
       LOAN TYPE        NUMBER        OF LOANS      NUMBER        OF LOANS      NUMBER        OF LOANS     NUMBER        OF LOANS
---------------------   ------    ---------------   ------    ---------------   ------    ---------------  ------    ---------------
Residential Mortgage
Loans................

         [Describe any material changes in [Name of Servicer]'s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

         [Pursuant to the related Servicing Agreement, ____________ will serve as Servicer for the mortgage loans sold indirectly by it to the depositor. Notwithstanding the foregoing, the Master Servicer and ___________ have advised the depositor that with respect to a portion of the mortgage loans initially to be serviced by _____________, the servicing thereof is expected to be transferred to the Master Servicer, whereupon the Master Servicer will act in the capacity as "Servicer" under the applicable Servicing Agreement to the extent of those mortgage loans. That portion of the mortgage loans that is expected to be subject to that servicing transfer represents approximately _____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date.]

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Servicing Fee to be paid to each Servicer in respect of its servicing activities for the bonds will be equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each mortgage loan serviced by it for each calendar month on the same principal balance on which interest on that mortgage loan accrues for that calendar month. As additional servicing compensation, each Servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Payment Account (to the extent not payable as compensation to the Indenture Trustee) and any escrow accounts in respect of mortgage loans serviced by it.

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of that prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of that prepayment for the month in which that prepayment is made. Each Servicer is obligated to pay Compensating Interest from its own funds a Prepayment Interest Shortfall, but only to the extent of its aggregate Servicing Fee for the related Due Period. Each Servicer is obligated to pay various insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by that Servicer in connection with its responsibilities under the related Servicing Agreement and is entitled to reimbursement therefor as provided in that Servicing Agreement. With respect to the mortgage loans serviced by _________, _________ will also be entitled to reimbursement of servicing advances and principal and interest advances made by it as servicer of those mortgage loans prior to the Cut-off Date. SEE "DESCRIPTION OF THE SECURITIES--RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES" IN THE PROSPECTUS FOR INFORMATION REGARDING EXPENSES PAYABLE BY THE SERVICERS.

SALE OF DEFAULTED MORTGAGE LOANS

         If consent to the operation of the provisions described below shall have been given by the related Servicer (unless the Directing Holder, as defined below, is the Sponsor or an affiliate thereof, in which case that consent shall not be required), then with respect to any mortgage loan that is delinquent in excess of the number of days provided in the related Servicing Agreement, (i) the Directing Holder may direct the related Servicer to commence foreclosure and
(ii) prior to commencement of foreclosure of any mortgage loan, that Servicer will notify the Directing Holder of that proposed foreclosure in order to permit the Directing Holder the right to instruct that Servicer to delay the proposed foreclosure. In the case of the exercise by the Directing Holder of the right to direct the related Servicer pursuant to either clause (i) or clause (ii) above, the Directing Holder will provide to that Servicer the Loan Appraisal for each related mortgaged property. Within two business days of instructing the related Servicer to commence or delay foreclosure, the Directing Holder will deposit in the related Collateral Account for the benefit of the bondholders an amount equal to ___% of the Valuation (as defined below) of the related mortgage loan plus three months' interest at the related mortgage rate. While foreclosure is delayed pursuant to the direction of the Directing Holder, the Directing Holder may direct the related Servicer to proceed with foreclosure at anytime.

         Upon the liquidation of the related mortgage loan or the disposition of the related mortgaged property in accordance with the requirements provided in the related Servicing Agreement, the related Servicer will calculate the amount, if any, by which the Valuation exceeds the actual sales price obtained for the related mortgage loan or the mortgaged property, as the case may be, and the related Servicer will withdraw the amount of that excess from the Collateral Account and deposit that amount into the related Payment Account. If the amount realized pursuant to the above-described procedures exceeds the Valuation, the related Servicer will deposit immediately upon realization from those proceeds that excess into the Payment Account. The related Servicer shall apply all those amounts as additional liquidation proceeds pursuant to the related Servicing Agreement. If any election to delay foreclosure is to be extended for a period in excess of three months from the Directing Holder's direction to the related Servicer to delay foreclosure, the Directing Holder will be required to deposit in the Collateral Account in advance the amount of each additional month's interest at the related mortgage rate. If the above-described procedures do not result in the mortgage loan being brought current within six months of the Directing Holder's direction to the related Servicer to delay foreclosure, the Directing Holder will be required to either (i) purchase the mortgage loan for a purchase price equal to the fair market value thereof as shown on the Loan Appraisal or (ii) allow the related Servicer to proceed with the commencement of foreclosure. Should the Directing Holder elect to purchase the mortgage loan, the related Servicer will first apply funds on deposit in the related Collateral Account towards that purchase price; any shortage will be paid by the Directing Holder and any excess will be returned to it.

         With respect to any mortgage loan as to which the Directing Holder has directed the related Servicer to commence foreclosure or to delay foreclosure, that Servicer may withdraw from the Collateral Account from time to time amounts necessary to reimburse that Servicer for all P&I Advances and servicing advances in accordance with the related Servicing Agreement. In the event that the related mortgage loan is brought current, the amounts so withdrawn from the Collateral

Account by the related Servicer as reimbursement for P&I Advances or servicing advances shall be redeposited in that Collateral Account by the related Servicer and that Servicer shall be reimbursed as provided in the related Servicing Agreement. Following foreclosure, liquidation, disposition or the bringing current of the related mortgage loan, as applicable, all amounts remaining in the Collateral Account will be released to the Directing Holder. In the event that amounts on deposit in the Collateral Account are insufficient to cover the withdrawals that the related Servicer is entitled to make for P&I Advances, servicing advances or for deposit into the Payment Account, the Directing Holder will be obligated to pay those amounts to the related Servicer for deposit into the Collateral Account. The Directing Holder may direct that amounts on deposit in the Collateral Account be invested in Permitted Investments. Interest or other income earned on funds in the Collateral Account will be paid to the Directing Holder and the amount of any loss on those funds will be immediately deposited into the Collateral Account by the Directing Holder when realized. The Directing Holder will grant to the related Servicer for the benefit of the bondholders a security interest in the Collateral Account, all amounts deposited in that Collateral Account or invested in Permitted Investments, and all proceeds of the foregoing.

         Notwithstanding the foregoing, the provisions described above shall not be operative in the case of the mortgage loans serviced by ___________.

SERVICER EVENTS OF DEFAULT

         In addition to those Events of Default (as defined in the prospectus) pertaining to the servicing of the mortgage loans and described under "Description of the Securities--Events of Default" in the prospectus, upon the occurrence of various loss triggers with respect to the mortgage loans, the Servicer may be removed as servicer of the mortgage loans serviced by it in accordance with the terms of the related Servicing Agreement. If any Servicer is removed in connection with an Event of Default applicable to that Servicer under the terms of the related Servicing Agreement, the Master Servicer will become the successor Servicer of the mortgage loans serviced by that terminated Servicer.



                              PERMITTED INVESTMENTS

         The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer's own funds (less the servicing fee) will be deposited in a Collection Account, held by a designated depository institution and segregated on the books of such institution in the name of the Indenture Trustee for the benefit of Noteholders. To the extent provided in the Servicing Agreement, amounts on deposit in a Collection Account may be invested in Permitted Investments in the name of the Indenture Trustee for the benefit of Noteholders and not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Payment Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Servicer Remittance Date on which the moneys so invested are required to be distributed to the Indenture Trustee.

         Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders will be considered a Permitted Investment:

                  (i) obligations of or instruments guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause
(i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's or Fitch Ratings and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's, Fitch Ratings and Standard & Poor's in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                  (v) a money market fund or a qualified investment fund rated by Moody's and Fitch Ratings, if so rated, in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor's; and

                  (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

         provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations; provided further, however, that each such instrument acquired shall not be acquired at a price in excess of par. SEE "DESCRIPTION OF THE BONDS-PAYMENT ACCOUNT" IN THE BASE PROSPECTUS.

                     THE INDENTURE AND OWNER TRUST AGREEMENT

         The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Owner Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual bondholder without charge, on written request, a copy (without exhibits) of the Indenture and the Owner Trust Agreement. Requests should be addressed to the Secretary, IMH Assets Corp., 1401 Dove Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

GENERAL

         The bonds will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the bonds containing a copy of the Indenture and the Owner Trust Agreement as executed will be filed by the depositor with the Securities and Exchange Commission after the initial issuance of the bonds. Reference is made to the prospectus for important information in addition to that presented in this prospectus supplement regarding the Trust Estate, the terms and conditions of the Indenture and the Owner Trust Agreement and the bonds. The bonds will be transferable and exchangeable at the corporate trust offices of the Indenture Trustee, located in _______________.

ASSIGNMENT OF MORTGAGE LOANS

         On or prior to the date the bonds are issued, the Sponsor will convey each mortgage loan to ____________, who in turn will convey each mortgage loan to the depositor, who in turn will convey each mortgage loan to Impac CMB Trust Series ____-__.

         At the time of issuance of the bonds, Impac CMB Trust Series ____-__ will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on that mortgage loan after the Cut-off Dates, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the bonds; provided, however, that the Sponsor will reserve and retain all its right, title and interest in and to principal and interest due on that mortgage loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date. The Indenture Trustee, concurrently with that assignment, will authenticate and deliver the bonds at the direction of Impac CMB Trust Series ____-__ in exchange for, among other things, the mortgage loans.

         The Indenture will require Impac CMB Trust Series ____-__ to deliver to the Indenture Trustee or to a custodian with respect to each mortgage loan (i) the mortgage note endorsed without recourse to the Indenture Trustee, (ii) the original mortgage with evidence of recording indicated on that mortgage and
(iii) an assignment of the mortgage in recordable form to the Indenture Trustee. Those assignments of mortgage loans are required to be recorded by or on behalf of the Sponsor, at the expense of the Sponsor, in the appropriate offices for real property records.

EVENTS OF DEFAULT

         Notwithstanding, the prospectus, if an Event of Default occurs and is continuing, the Indenture Trustee or the holders of a majority of the Voting Rights may declare the Bond Balance of all the bonds to be due and payable immediately. That declaration may, under various circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding Voting Rights.

         If following an Event of Default, the bonds have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the bonds and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the bonds as they would have become due if there had not been that declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the bonds following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding Voting Rights consent to that sale, (b) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Bond Accrual Rates, on the outstanding bonds at the date of that sale or (c) the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those bonds as those payments would have become due if those bonds had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding Voting Rights.

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for payments to the bondholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the bondholders after the occurrence of that Event of Default.

         In the event the principal of the bonds is declared due and payable, as described above, the holders of any those bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of that discount that is unamortized.

         No bondholder will have any right under the Indenture to institute any proceeding with respect to that Indenture unless (a) that holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of bonds of any class evidencing not less than 25% of the aggregate outstanding Bond Balance constituting that class (i) have made written request upon the Indenture Trustee to institute that proceeding in its own name as Indenture Trustee under the Indenture and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity and (d) no direction inconsistent with that written request has been given to the Indenture Trustee during that 60 day period by the holders of a majority of the Bond Balance of that class. However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to institute, conduct or defend any litigation under that Indenture or in relation thereto at the request, order or direction of any of the holders of bonds covered by that Indenture, unless those holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

VOTING RIGHTS

         At all times, 100% of all Voting Rights will be allocated among the holders of the Class A Bonds (or, after the Class A Bonds have been paid in full, the class of Subordinate Bonds then outstanding with the lowest numerical class designation) in proportion to the then outstanding Bond Balances of their respective bonds.

OPTIONAL REDEMPTION

         The circumstances under which the obligations created by the Indenture will terminate in respect of the bonds are described in "Description of the Securities--Termination" in the prospectus.

         At its option, the majority holder of the Equity Certificates may redeem the bonds, in whole but not in part, on any Payment Date on or after the Payment Date on which the aggregate Bond Balance is reduced to less than 20% of the aggregate initial Bond Balance. That redemption will be paid in cash at a price equal to the sum of (w) 100% of the aggregate Bond Balance then outstanding, (x) the aggregate of any Allocated Realized Loss Amounts on the bonds remaining unpaid immediately prior to that Payment Date, (y) the aggregate of the Interest Payment Amounts on the bonds for that Payment Date and (z) the aggregate of any Interest Carry Forward Amounts for that Payment Date. Upon that redemption, the remaining assets in the Trust Estate shall be released from the lien of the Indenture.

         In addition, with respect to the ____-___ Mortgage Loans, the majority holder of the Equity Certificates may at its option obtain the release of that portion of the mortgage pool (together with any properties acquired in respect thereof) remaining in the Trust Estate from the lien of the Indenture, and in connection therewith effect a partial redemption of the bonds, on any Payment Date on or after the Payment Date following the Due Period in which the aggregate principal balance of the ____-___ Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Estate is reduced to less than $-------------. The ____-___ Mortgage Loans have an aggregate principal balance of approximately $__________ as of the Cut-off Date. That redemption shall be paid in cash at a price generally equal to the sum of (x) 100% of the then-outstanding principal balance of that mortgage loan plus accrued interest on that mortgage loan at their respective mortgage rates through the last day of the calendar month preceding the month in which that redemption occurs, (y) the then fair market value of that property and (z) the amount of any servicing advances reimbursable to the related Servicer in respect of those mortgage loans. For purposes of payments on the bonds and Equity Certificates on the Payment Date of that redemption, that redemption price shall be applied by the Indenture Trustee as a final liquidation of each of those mortgage loans and properties. The redemption price relating to those properties, at their then fair market value, may result in a shortfall in payment to, and/or the allocation of Realized Losses to, one or more classes of the bonds. Furthermore, the Master Servicing Fee, the Servicing Fee and the Indenture Trustee Fee, as well as expenses and reimbursements permitted to be paid from the assets of the Trust Estate under the Indenture or the applicable Servicing Agreement, in each case to the extent payable or reimbursable with respect to those mortgage loans, will be payable from the amount received in respect of that redemption price and therefore, as provided in the Indenture, will be excluded from the Available Payment Amount for the Payment Date of that redemption.

         In no event will the trust created by the Indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Indenture. SEE "DESCRIPTION OF THE SECURITIES--TERMINATION" IN THE PROSPECTUS.

                         FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the bonds, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that based on the application of existing law and assuming compliance with the Owner Trust Agreement, for federal income tax purposes, (a) the bonds will be characterized as indebtedness and not as representing an ownership interest in the Trust Estate or an equity interest in Impac CMB Trust Series ____-__ or the depositor and (b) Impac CMB Trust Series ____-__ will not be (i) classified as an association taxable as a corporation for federal income tax purposes, (ii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704 or (iii) a "taxable mortgage pool" within the meaning of Section 7701(i) of the Code. The bonds will not be treated as having been issued with "original issue discount" (as defined in the prospectus). The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the mortgage loans will prepay at a rate equal to __% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THE PROSPECTUS.

         The bonds will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the bonds will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The bonds will also not be treated as "qualified mortgages" under
Section 860G(a)(3)(C) of the Code.

         Prospective investors in the bonds should SEE "FEDERAL INCOME TAX CONSEQUENCES" AND "STATE AND OTHER TAX CONSEQUENCES" IN THE PROSPECTUS for a discussion of the application of some federal income and state and local tax laws to Impac CMB Trust Series ____-__ and purchasers of the bonds.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions provided in the Underwriting Agreement, dated ________ __, ____________, the depositor has agreed to sell, and the Underwriter has agreed to purchase the bonds. The Underwriter is obligated to purchase all bonds of the respective classes offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the depositor.

         The bonds will be purchased from the depositor by the Underwriter and will be offered by the Underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the bonds, before deducting expenses payable by the depositor, will be approximately ___% of the aggregate initial Bond Balance of the bonds. In connection with the purchase and sale of the bonds, the Underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         The offered bonds are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered bonds will be made through the facilities of DTC on or about the Closing Date.

         The Underwriting Agreement provides that the depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

         There can be no assurance that a secondary market for the bonds will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the bonds will be the monthly statements discussed in the prospectus under "Description of the Bonds--Reports to Bondholders", which will include information as to the outstanding principal balance of the bonds and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the bonds will be available through any other source. In addition, the depositor is not aware of any source through which price information about the bonds will be generally available on an ongoing basis. The limited nature of that information regarding the bonds may adversely affect the liquidity of the bonds, even if a secondary market for the bonds becomes available.

                                 LEGAL OPINIONS

         A number of legal matters relating to the bonds will be passed upon for the depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                                LEGAL PROCEEDINGS

         [There are no material legal proceedings pending against the Sponsor, the Depositor, the Indenture Trustee, the Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator] or a custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Bondholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Bondholders.]

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         [There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Indenture Trustee, [any 10% concentration Originator], [any credit enhancement provider] or a custodian. There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Indenture Trustee, [any 10% concentration Originator], [any credit enhancement provider], or a custodian. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Bonds, or that relate to the Bonds or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

                                     RATINGS

         It is a condition of the issuance of the bonds that the Class A Bonds be rated "AAA" by ____________ and "AAA" by _______________, that the Class M-1
Bonds be rated at least "AA" by ____ and at least "AA" by ____, that the Class M-2 Bonds be rated at least "A" by ____ and at least "A" by _____ and that the Class M-3 Bonds be rated at least "BBB" by _____.

         The ratings of _____ and _____ assigned to the bonds address the likelihood of the receipt by bondholders of all payments to which those bondholders are entitled, other than payments of interest to the extent of any Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the bonds, including the nature of the underlying mortgage loans. The ratings assigned to the bonds do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate of those prepayments will differ from that originally anticipated. The ratings do not address the possibility that bondholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the bonds are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the bonds.

         The depositor has not requested that any rating agency rate the bonds other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the bonds, or, if it does, what rating would be assigned by another rating agency. A rating on the bonds by another rating agency, if assigned at all, may be lower than the ratings assigned to the bonds as stated above.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered Bonds in accordance with the rating agencies' particular surveillance policies, unless the Issuing Entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the offered Bonds, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

         The Class A Bonds and the Class M-1 Bonds will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the prospectus) and, as such, will be legal investments for various entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of those entities to invest in "mortgage related securities", provided that this restricting legislation was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Bonds and the Class M-3 Bonds will not constitute "mortgage related securities" for purposes of SMMEA.

         The depositor makes no representations as to the proper characterization of the bonds for legal investment or other purposes, or as to the ability of particular investors to purchase the bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the bonds. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent the bonds constitute a legal investment or are subject to investment, capital or other restrictions.

         SEE "LEGAL INVESTMENT" IN THE PROSPECTUS.


                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330.

Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to bondholders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Bonds -- Reports to Bondholders" and "Servicing of Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the bonds as shall have been filed with the Commission will be posted on the [sponsor's][depositor's] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: __________________.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                             REPORTS TO BONDHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered bonds of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor's][depositor's] website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related bonds upon request free of charge. See "Servicing of Mortgage Loans -- Evidence as to Compliance" and "Description of the Bonds -- Reports to Bondholders" in the prospectus.

                              ERISA CONSIDERATIONS

         ERISA and Section 4975 of the Code impose certain requirements on Plans (as defined in the prospectus) and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the bonds would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. The DOL (as defined in the prospectus) has promulgated the DOL Regulations defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust), the underlying assets of that entity may be considered to be Plan Assets. The DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features."

         As of the date hereof, the ratings of the bonds and the traditional debt features of these bonds should cause these bonds to be treated as debt with no "substantial equity features" under the DOL

Regulations. There can be no assurance given, however, that the bonds are or will be treated as debt and not "equity interests" under the DOL Regulations. Moreover, the debt treatment of the bonds for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the bonds change. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the bonds is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such bonds.

         In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and Parties in Interest (as defined in the prospectus) who have certain specified relationships to the Plan. Accordingly, even if the bonds are treated as indebtedness under the DOL Regulations, prior to making an investment in the bonds, investing Plans should determine whether the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any other servicer, any administrator, any provider of credit support, any owner of the Certificates, which could be transferred subsequent to the purchase of a bond by a Plan, or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is covered by one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of a Plan in certain securities may cause the assets of the issuing entity of those securities to be deemed "Plan Assets" of such Plan, and any person with certain specified relationships to such issuing entity to be deemed a Party in Interest with respect to the investing Plan.

         By acquiring a bond, each purchaser will be deemed to represent that either (1) it is not acquiring the bond with the assets of a Plan; or (2) (A) the acquisition, holding and transfer of the bond will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the bonds are rated investment grade or better and such person believes that the bonds are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the bonds. Alternatively, regardless of the rating of the bonds, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer which opines that the acquisition, holding and transfer of such bond or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

                                    GLOSSARY

ADJUSTMENT DATE -- With respect to the adjustable rate mortgage loans, each date on which the related mortgage rate adjusts.

ALLOCATED REALIZED LOSS AMOUNT -- With respect to any class of Subordinate Bonds and any Payment Date, the sum of (i) any Realized Loss allocated to that class of Subordinate Bonds on that Payment Date and (ii) any Allocated Realized Loss Amount for that class remaining unpaid from previous Payment Dates plus accrued interest on that class at the Bond Accrual Rate for that class.

AVAILABLE INTEREST RATE -- With respect to any Payment Date, a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) the Current Interest Payment Amount for that Payment Date, and the denominator of which is (ii) the aggregate Bond Balance of the bonds immediately prior to that Payment Date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

AVAILABLE PAYMENT AMOUNT -- With respect to the bonds and any Payment Date, an amount equal to the sum, net of amounts reimbursable therefrom to the Master Servicer, the Servicers, the Indenture Trustee or the Owner Trustee, of (i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee, (ii) various unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and (iii) all P&I Advances with respect to the mortgage loans received for that Payment Date.

BALLOON PAYMENT -- The final payment made with respect to each Balloon Loan.

BOND BALANCE -- With respect to any class of bonds and any date of determination, an amount equal to the initial Bond Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that bond and (b) any reductions in the Bond Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

BOND OWNER -- Any person acquiring an interest in the bonds.

BOND ACCRUAL RATE -- (i) In the case of the Class A Bonds, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Bond Balance is reduced to less than __% of the aggregate initial Bond Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and (b) the Maximum Bond Interest Rate; (ii) in the case of the Class M-1 Bonds, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Bond Balance is reduced to less than __% of the aggregate initial Bond Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and (b) the Maximum Bond Interest Rate; (iii) in the case of the Class M-2 Bonds, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Bond Balance is reduced to less than __% of the aggregate initial Bond Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and (b) the Maximum Bond Interest Rate; and (iv) in the case of the Class M-3 Bonds, the lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Bond Balance is reduced to less than __% of the aggregate initial Bond Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and (b) the Maximum Bond Interest Rate.

CEDE -- Cede & Co., or its successors in interest.

CLASS A PRINCIPAL PAYMENT AMOUNT -- With respect to the Class A Bonds and any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the Bond Balance of the Class A Bonds immediately prior to that Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $_________.

CLASS M-1 PRINCIPAL PAYMENT AMOUNT -- With respect to any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the sum of (i) the Bond Balance of the Class A Bonds (after taking into account the payment of the Class A Principal Payment Amount on that Payment Date) and (ii) the Bond Balance of the Class M-1 Bonds immediately prior to that Payment Date over (y) the lesser of (A) the product of
(i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $_________.

CLASS M-2 PRINCIPAL PAYMENT AMOUNT -- With respect to any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the sum of (i) the Bond Balance of the Class A Bonds (after taking into account the payment of the Class A Principal Payment Amount on that Payment Date), (ii) the Bond Balance of the Class M-1 Bonds (after taking into account the payment of the Class M-1 Principal Payment Amount on that Payment Date) and (iii) the Bond Balance of the Class M-2 Bonds immediately prior to that Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $__________.

CLASS M-3 PRINCIPAL PAYMENT AMOUNT -- With respect to any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the sum of (i) the Bond Balance of the Class A Bonds (after taking into account the payment of the Class A Principal Payment Amount on that Payment Date), (ii) the Bond Balance of the Class M-1 Bonds (after taking into account the payment of the Class M-1 Principal Payment Amount on that Payment Date), (iii) the Bond Balance of the Class M-2 Bonds (after taking into account the payment of the Class M-2 Principal Payment Amount on that date) and (iv) the Bond Balance of the Class M-3 Bonds immediately prior to that Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $__________.

CLEARSTREAM PARTICIPANTS -- The participating organizations of Clearstream.

COLLATERAL ACCOUNT -- Each segregated account maintained by the related
Servicer.

COOPERATIVE -- With respect to Euroclear, Euroclear Clearance Systems S.C., a Belgian cooperative corporation.

CPR -- With respect to the mortgage loans, the constant prepayment rate model.

CREDIT ENHANCEMENT PERCENTAGE -- With respect to the bonds and any Payment Date, the percentage obtained by dividing (x) the sum of the Overcollateralized Amount and the aggregate Bond Balance of the Subordinate Bonds by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account payments of principal on the mortgage loans and payment of the Principal Payment Amount to the bonds on that Payment Date.

CURRENT INTEREST PAYMENT AMOUNT -- With respect to any Payment Date, an amount equal to interest collections or advances on the mortgage loans during the related Due Period (net of the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee).

CUT-OFF DATE -- _________, ___.

DEBT SERVICE REDUCTION -- With respect to any mortgage loan, any reduction in the amount which a mortgagor is obligated to pay on a monthly basis as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

DEFICIENT VALUATION -- With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

DELAYED FIRST ADJUSTMENT MORTGAGE LOAN -- The adjustable rate mortgage loans for which the first Adjustment Date will occur after an initial period from the date of origination of that adjustable rate mortgage loan as specified in this prospectus supplement.

DISQUALIFIED PERSONS -- Certain specified persons as defined under the Code.

DIRECTING HOLDER -- The holder of a majority in Percentage Interest of the Equity Certificates.

DOL REGULATIONS -- The regulations provided under 29 C.F.R. Section 2510.3-101.

DTC SERVICES -- The timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC.

DUE DATE -- With respect to each mortgage loan, the first day of the month on which scheduled monthly payments are due.

EUROCLEAR OPERATOR -- With respect to Euroclear, Morgan Guaranty Trust Company of New York.

EUROCLEAR PARTICIPANTS -- The participating organizations of Euroclear.

EUROPEAN DEPOSITARIES -- Collectively, Citibank and Chase, acting in their respective capacities as depositaries.

EVENT OF DEFAULT -- With respect to the bonds, any one of the following: (a) the failure of Impac CMB Trust Series ____-__ to pay the Interest Payment Amount, the Principal Payment Amount or any Overcollateralization Increase Amount on any Payment Date, in each case to the extent that funds are available on that Payment Date to make those payments, which continues unremedied for a period of five days; (b) the failure by Impac CMB Trust Series ____-__ on the Final Maturity Date to reduce the Bond Balances of any bonds then outstanding to zero;
(c) a default in the observance or performance of any covenant or agreement of Impac CMB Trust Series ____-__ in the Indenture and the continuation of that default for a period of thirty days after notice to Impac CMB Trust Series ____-__ by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the bonds; (d) any representation or warranty made by Impac CMB Trust Series ____-__ in the Indenture or in any certificate or other writing delivered pursuant thereto having been incorrect in any material respect as of the time made, and the circumstance in respect of which that representation or warranty being incorrect not having been cured within thirty days after notice thereof is given to Impac CMB Trust Series ____-__ by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the bonds; or (e) various events of bankruptcy, insolvency, receivership or reorganization of Impac CMB Trust Series ____-__.

FINAL MATURITY DATE -- With respect to the bonds, the Payment Date occurring in
_______ ____.

GLOBAL SECURITIES -- The globally offered Impac Securities Corp., Impac CMB Trust Series ____-__, Collateralized Asset-Backed Bonds, Series ____-__, Class A, Class M-1, Class M-2 and Class M-3 Bonds.

GROSS MARGIN -- With respect to each adjustable rate mortgage loan, the fixed percentage amount described in this prospectus supplement.

INDENTURE -- The indenture dated as of ________ __, ____, between the Issuing Entity and the Indenture Trustee.

INDENTURE TRUSTEE -- ______________.

INDENTURE TRUSTEE FEE -- The principal compensation paid to the Indenture Trustee in respect of its obligations under the Indenture, equal to (i) the Indenture Trustee Fee Rate on the Scheduled Principal Balance of each mortgage loan, payable monthly, and (ii) any interest or other income earned on funds held in the Payment Account (to the extent not payable as compensation to the related Servicer) as provided in the Indenture.

INDENTURE TRUSTEE FEE RATE -- With respect to any mortgage loan, a rate equal to ________% per annum.

INDIRECT PARTICIPANTS -- Entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, having indirect access to the DTC system.

INDUSTRY -- Collectively, the participants and other members of the financial community.

INTEREST ACCRUAL PERIOD -- With respect to any class of bonds and any Payment Date, the period commencing on the Payment Date of the month immediately preceding the month in which that Payment Date occurs (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding that Payment Date.

INTEREST CARRY FORWARD AMOUNT -- With respect to any class of bonds and any Payment Date, any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on that class at the applicable Bond Accrual Rate over the Interest Payment Amount actually paid on that class at the Available Interest Rate, together with that shortfall in payment of interest remaining unpaid from previous Payment Dates plus interest accrued on that class at the related Bond Accrual Rate.

INTEREST DETERMINATION DATE -- With respect to each Interest Accrual Period, the second business day preceding that Interest Accrual Period.

INTEREST PAYMENT AMOUNT -- With respect to any class of bonds and any Payment Date, an amount equal to interest accrued during the related Interest Accrual Period on the Bond Balance of those bonds immediately prior to that Payment Date at the then-applicable Bond Interest Rate for that class.

ISSUING ENTITY -- Impac CMB Trust Series ______-___.

LOAN APPRAISAL -- With respect to the mortgage loans, an appraisal of the related mortgaged property which the Directing Holder will provide to the related Servicer.

MASTER SERVICER -- ______________.

MASTER SERVICING FEE -- The principal compensation paid to the Master Servicer in respect of its obligations under the Servicing Agreements equal to accrued interest at the Master Servicing Fee Rate on the Scheduled Principal Balance of each mortgage loan, payable monthly.

MASTER SERVICING FEE RATE -- A rate equal to (i) ____% per annum in the case of each ____-____ Mortgage Loan and (ii) ____% per annum in the case of each other mortgage loan.

MAXIMUM MORTGAGE RATE -- With respect to each adjustable rate mortgage loan, a specified maximum mortgage rate which will not be exceeded over the life of that adjustable rate mortgage loan.

MINIMUM MORTGAGE RATE -- With respect to each adjustable rate mortgage loan, a specified minimum mortgage rate beyond which that mortgage rate will not be reduced over the life of that adjustable rate mortgage loan.

NET MONTHLY EXCESS CASHFLOW -- With respect to any Payment Date, an amount equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Payment Amount for that Payment Date over (y) the sum for that Payment Date of the aggregate of the Interest Payment Amounts payable to the holders of the bonds and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Payment Amount.

ONE-MONTH LIBOR -- As of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 as of 11:00 a.m. (London time) on that date.

OVERCOLLATERALIZATION INCREASE AMOUNT -- With respect to the bonds and any Payment Date, the Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of that Payment Date.

OVERCOLLATERALIZATION REDUCTION AMOUNT -- The amount by which the
Overcollateralized Amount exceeds the Required Overcollateralized Amount.

OWNER TRUST AGREEMENT -- The trust agreement, dated as of ________ __, ____, between the depositor and the Owner Trustee.

PARTICIPANTS -- The participating organizations for which DTC holds securities.

PAYMENT DATE -- With respect to the offered bonds, the 25th day of each month, or, if that day is a not a business day, on the next succeeding business day, beginning in _________, ___.

P & I ADVANCE -- With respect to the mortgage loans, an advance made by the related Servicer, in an amount equal to the aggregate of all payments of principal and interest, net of the related Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by that Servicer and that were delinquent on the related Determination Date, plus various amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure.

PERIODIC RATE CAP -- With respect to each adjustable rate mortgage loan, a specified periodic adjustment limitation on the related mortgage rate on any related Adjustment Date.

PREPAYMENT ASSUMPTION -- The prepayment standard or model used in this prospectus supplement which assumes a prepayment rate for the mortgage loans of __% CPR.

PREPAYMENT INTEREST SHORTFALL -- With respect to the mortgage loans, interest shortfalls attributable to full and partial prepayments by the mortgagors on those mortgage loans.

PRINCIPAL PAYMENT AMOUNT -- With respect to any Payment Date, other than the Final Maturity Date and the Payment Date immediately following the acceleration of the bonds due to an Event of Default, will be the lesser of (a) the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the bonds; and (b) THE SUM OF: (i) the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received during the related Prepayment Period in respect of the repurchase of a mortgage loan (or, in the case of a substitution, amounts representing a principal adjustment) as contemplated in the Servicing Agreements; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans; (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding that Payment Date to the extent covered by Net Monthly Excess Cashflow for that Payment Date; and
(v) the amount of any Overcollateralization Increase Amount for that Payment Date; MINUS the amount of any Overcollateralization Reduction Amount for that Payment Date. With respect to the Final Maturity Date or the Payment Date immediately following the acceleration of the bonds due to an Event of Default, the Principal Payment Amount will equal the amount necessary to reduce the Bond Balance of any bonds outstanding to zero.

RECORD DATE -- For each Payment Date (i) with respect to the bonds (other than any Definitive Bonds), the close of business on the business day immediately preceding that Payment Date or (ii) with respect to the Definitive Bonds, the close of business on the last business day of the month preceding the month in which that Payment Date occurs.

REFERENCE BANKS -- Leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market
(i) with an established place of business in London, (ii) which have been designated as such by the Indenture Trustee and (iii) not controlling, controlled by, or under common control with, the depositor or Impac CMB Trust Series ____-__.

RELEVANT DEPOSITARY -- With respect to Euroclear, Chase, and with respect to Clearstream, Citibank.

REQUIRED OVERCOLLATERALIZED AMOUNT -- As of any date of determination, the amount of overcollateralization required to be provided by the mortgage pool under the Indenture, which is equal to approximately ____% of the aggregate principal balance of the mortgage loans.

RESERVE INTEREST RATE -- The rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (ii) in the event that the Indenture Trustee cannot determine this arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on that Interest Determination Date to leading European banks.

RULES -- The rules, regulations and procedures creating and affecting DTC and its operations.

SCHEDULED PRINCIPAL BALANCE -- With respect to any mortgage loan and as of any date of determination, an amount equal to the principal balance of that mortgage loan as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by
(x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and (z) any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

SERVICER -- With respect to ____ ___ Mortgage Loans, _________________, and with respect to ____________ ____ Mortgage Loans, _________________.

SERVICING AGREEMENTS -- The Servicing Agreements, dated as of __________ __, ____, among the Issuing Entity, the Indenture Trustee, the Master Servicer and the related Servicer.

SERVICING FEE -- The principal compensation paid to each Servicer in respect of its servicing activities for the bonds equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each mortgage loan serviced by it for each calendar month on the same principal balance on which interest on that mortgage loan accrues for that calendar month.

SPONSOR -- _________________, in its capacity as mortgage loan seller.

STEPDOWN DATE -- The later to occur of (x) the Payment Date occurring in _______ ____ and (y) the first Payment Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the mortgage loans, but prior to any payment of the Principal Payment Amount to the bonds then entitled to payments of principal on that Payment Date) is greater than or equal to _____%.

SYSTEMS -- DTC's computer applications, systems and similar items for processing data.

TELERATE PAGE 3750 -- The display page currently so designated on the Dow Jones Telerate Capital Markets Report (or another page as may replace that page on that service for the purpose of displaying comparable rates or prices).

TERMS AND CONDITIONS -- Collectively, the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.

TRIGGER EVENT -- With respect to the bonds, any Payment Date in which the percentage obtained by dividing (x) the principal amount of mortgage loans delinquent 60 days or more by (y) the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds the lesser of (i) _____% of the Credit Enhancement Percentage and (ii) ______%.

TRUST ESTATE -- The trust estate established under the Owner Trust Agreement, which consists primarily of the mortgage pool.

UNDERWRITER -- _________________.

UNDERWRITING AGREEMENT -- The underwriting agreement, dated ________ __, ____, between the depositor and the Underwriter.

VALUATION -- With respect to any mortgage loan, (i) in the case of an election by the Directing Holder to delay foreclosure, an amount equal to the greater of the outstanding principal balance of that mortgage loan and the fair market value of that mortgage loan as provided in the related Loan Appraisal, and (ii) in the case of an election by the Directing Holder to commence foreclosure, an amount equal to the outstanding principal balance of that mortgage loan.

                                IMH ASSETS CORP.
                                    DEPOSITOR

                           $___________ (APPROXIMATE)

               COLLATERALIZED ASSET-BACKED BONDS, SERIES ____-___

                              PROSPECTUS SUPPLEMENT

                             DATED _______ __, ____



                            IMPAC FUNDING CORPORATION

                                 MASTER SERVICER

                              [NAME OF UNDERWRITER]

                                   UNDERWRITER








YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE BONDS OFFERED BY THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the offered bonds offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered bonds, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ __, ____.

           SUBJECT TO COMPLETION, DATED APRIL 12, 2006 [VERSION 2]

          PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED __________, ____)

                         $_______________ (APPROXIMATE)

                           IMPAC FUNDING CORPORATION

                                MASTER SERVICER

                             [NAME OF THE SPONSOR]

                                    SPONSOR

                                IMH ASSETS CORP.

                                   DEPOSITOR

                         IMPAC CMB TRUST SERIES ___-__

                                 ISSUING ENTITY

                COLLATERALIZED ASSET-BACKED BONDS, SERIES ___-__


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT. The bonds offered hereby represent an interest solely in Impac CMB Trust Series ___-__ and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates. Distributions on the offered bonds will be made on the 25th day of each month, or, if such day is not a business day, on the succeeding business day, beginning in [-------].

The information contained in this Prospectus Supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these securities and is not soliciting of an offer to buy these securities in any state where the offer or sale is not permitted.

THE TRUST

The trust will consist primarily of a mortgage pool of one- to four-family fixed-rate and adjustable-rate residential mortgage loans. The trust will be represented by ______ classes of bonds, ______ of which are offered by this prospectus supplement.

[CREDIT ENHANCEMENT

o will be provided in the form of (1) a bond insurance policy issued by ______________, (2) overcollateralization and (3) subordination.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering will be ___% of the aggregate principal balance of the offered bonds, less expenses equal to $_______. SEE "METHOD OF DISTRIBUTION" IN THIS PROSPECTUS SUPPLEMENT.]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED BONDS OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered bonds in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of bonds; and

o this prospectus supplement, which describes the specific terms of this series of bonds.

The Depositor's principal offices are located at 1401 Dove Street, Newport Beach, California 92660 and its phone number is (949) 475-3600.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
SUMMARY OF PROSPECTUS SUPPLEMENT.............................................S-4
TRANSACTION STRUCTURE........................................................S-9
RISK FACTORS................................................................S-10
THE MORTGAGE POOL...........................................................S-19
STATIC POOL INFORMATION.....................................................S-35
YIELD ON THE BONDS..........................................................S-35
DESCRIPTION OF THE BONDS....................................................S-40
THE ISSUING ENTITY..........................................................S-51
THE DEPOSITOR...............................................................S-51
THE SPONSOR.................................................................S-51
THE OWNER TRUSTEE...........................................................S-52
THE INDENTURE TRUSTEE.......................................................S-52
THE SERVICING AGREEMENTS....................................................S-54
PERMITTED INVESTMENTS.......................................................S-59
SERVICER EVENTS OF DEFAULT..................................................S-61
THE INDENTURE AND OWNER TRUST AGREEMENT.....................................S-61
SOME MATTERS REGARDING THE INSURER..........................................S-64
INCORPORATION OF DOCUMENTS BY REFERENCE.....................................S-66
INSURANCE REGULATION........................................................S-66
FEDERAL INCOME TAX CONSEQUENCES.............................................S-66
METHOD OF DISTRIBUTION......................................................S-67
SECONDARY MARKET............................................................S-67
LEGAL OPINIONS..............................................................S-68
EXPERTS.....................................................................S-68
LEGAL PROCEEDINGS...........................................................S-68
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS........................S-68
RATINGS.....................................................................S-68
LEGAL INVESTMENT............................................................S-69
AVAILABLE INFORMATION.......................................................S-69
REPORTS TO BONDHOLDERS......................................................S-70
ERISA CONSIDERATIONS........................................................S-70
GLOSSARY....................................................................S-72

                        SUMMARY OF PROSPECTUS SUPPLEMENT

THE FOLLOWING SUMMARY IS A BRIEF DESCRIPTION OF THE BONDS OFFERED BY THIS PROSPECTUS SUPPLEMENT BUT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED BONDS, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS. A GLOSSARY IS INCLUDED AT THE END OF THIS PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED BUT NOT DEFINED IN THE GLOSSARY AT THE END OF THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS ASSIGNED TO THEM IN THE GLOSSARY AT THE END OF THE PROSPECTUS.

Title of Series.....................    IMH Assets Corp., Collateralized
                                        Asset-Backed Bonds, Series ____- -.

Cut-off Date........................    __________ __, ____.

Closing Date........................    On or about __________ __, ____.

Issuing Entity......................    Impac CMB Trust Series ____-__.

Depositor...........................    IMH Assets Corp., an affiliate of Impac
                                        Funding Corporation.

Master Servicer.....................    Impac Funding Corporation.

Originators and Servicers...........    [Names of Originators and Servicers.]

Sponsor.............................    [Name of Sponsor].

Owner Trustee.......................    [Name of Owner Trustee.]

Indenture Trustee...................    [Name of Indenture Trustee.]

Payment Dates.......................    Distributions on the offered bonds will
                                        be made on the ___ day of each month,
                                        or, if that day is not a business day,
                                        on the next succeeding business day,
                                        beginning in ______ ____.

Offered Bonds.......................    The classes of offered bonds and their
                                        interest rates, bond balances and final
                                        maturity date are shown in the table
                                        below.

Minimum Denominations...............    The bonds will be issued, maintained and
                                        transferred on the book-entry records of DTC and its participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of that minimum denomination.


--------------------------------------------------------------------------------------------------------------------
            CLASS                 INITIAL BOND BALANCE          BOND INTEREST RATE          FINAL MATURITY DATE
------------------------------ ---------------------------- --------------------------- ----------------------------
--------------------
(1) Approximate.
(2) Calculated as described in this prospectus supplement.


NOTE:

The bonds offered hereby represent interests solely in Impac CMB Trust Series ____-__ and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

THE ISSUING ENTITY

The bonds will be issued by Impac CMB Trust Series ___-__, a Delaware statutory trust established pursuant to an owner trust agreement between the depositor and the owner trustee. Impac CMB Trust Series ____-__ will issue _____ classes of bonds representing non-recourse debt obligations of Impac CMB Trust Series ____-__ secured by the trust estate.

SEE "DESCRIPTION OF THE BONDS" IN THIS PROSPECTUS SUPPLEMENT.

Distributions of interest and/or principal on the offered bonds will be made only from payments received in connection with the mortgage loans described below.

THE MORTGAGE LOANS

The trust will contain approximately _____ conventional, one- to four-family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________ __ ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________ __, ____.

Range of mortgage rates _____% to _____%. (approximate):

Weighted average mortgage rate (approximate): ________%.

Weighted average remaining ___ years and term to stated maturity ___months. (approximate):

Range of principal balances $__________ to (approximate): $____________.

Average principal balance: $_____________.

Range of loan-to-value ratios _____% to _____%. (approximate):

Weighted average loan-to-value ______%. ratio (approximate):

[Approximately ___% of the mortgage loans are "sub-prime" mortgage loans.]

[If the trust contains mortgage securities, the mortgage securities will be specifically identifies by reference to the transaction(s) pursuant to which such mortgage securities were issued, the percentage interest represented by such mortgage securities and the characteristics of such mortgage securities will be described in detail. In addition, the assets underlying the mortgage securities will be described in detail.]

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The indenture trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and any exceptions, the mortgage loans. If the indenture trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, or upon the occurrence of a repurchase event, which materially and adversely affects the interests of any bondholders or the certificateholders, as applicable, or of the depositor in such mortgage, the indenture trustee shall promptly notify the sponsor of such defect. The sponsor shall, within 90 days after the earlier of its discovery or receipt of notice thereof, either cure such breach or repurchase event in all material respects or either (i) repurchase such mortgage loan from the issuing entity at the repurchase price, or (ii) substitute one or more eligible substitute mortgage loans for such mortgage loan, in each case in accordance with the terms of the mortgage loan purchase agreement; provided that, if such defect would cause the mortgage loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

THE BONDS

OFFERED BONDS. The offered bonds will have the characteristics shown in the table above in this prospectus supplement. The interest rates on each class of offered bonds are variable and are calculated for each payment date as described in this prospectus supplement under "DESCRIPTION OF THE BONDS--BOND INTEREST RATES" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered bonds consists of subordination, overcollateralization, and a bond guaranty insurance policy issued by [____________] for the benefit of the Class [_______] Bonds and Class [__________] Bonds as described below and under "DESCRIPTION OF THE BONDS--ALLOCATION OF LOSSES; SUBORDINATION", "--OVERCOLLATERALIZATION PROVISIONS," and "--FINANCIAL GUARANTY INSURANCE POLICY" in this prospectus supplement.

On any distribution date, realized losses (other than Excess Losses) will be allocated first, to the Net Monthly Excess Cashflow; and second, to the offered bonds. The financial guaranty insurance policy will cover an realized losses allocable to the offered bonds pursuant to clause second above; provided, however, if payments are not made as required under the financial guaranty insurance policy, realized losses will be allocated to the offered bonds.

In addition, the insurer will deliver the policy to the indenture trustee for the benefit of the holders of the offered bonds. Under the policy, the insurer will irrevocably and unconditionally guarantee payment to the indenture trustee on each distribution date for the benefit of the holders of the offered bonds, the full and complete payment of insured payments with respect to the offered bonds calculated in accordance with the original terms of the offered bonds when issued and without regard to any amendment or modification of the offered bonds or the agreement except amendments or modifications to which the insurer has given its prior written consent. If any insured payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the insurer will pay this amount out of funds of the insurer.

As of the closing date, the aggregate principal balance of the mortgage loans as of the cut off date will exceed the aggregate bond principal balance of the bonds by an amount equal to approximately $________. That amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the cut off date and is the initial amount of overcollateralization required to be provided by the mortgage pool under the agreement.

[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

[Any third parties providing credit support for 10% or more of the pool assets will be identified].

[PRE-FUNDING ACCOUNTS]

[Additional information with respect to the pre-funding accounts, required pursuant to Item 1103(a)(5) of Regulation AB, will be provided if applicable.]

ADVANCES

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the Mortgage Loans for which it acts as servicer, in general, to the extent that such servicer believes that such cash advances can be repaid from future payments on the related Mortgage Loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

SERVICING FEES

With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the master servicer is for a period of one full month equal to one-twelfth of the product of (a) [___]% and (b) the stated principal balance of the mortgage loan as of the beginning of the related due period. Such fee shall be payable monthly, computed on the basis of the same principal amount and period on which any related interest payment on a Mortgage Loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from, the interest portion of such Monthly Payments collected.

OPTIONAL REDEMPTION

At its option, the majority holder of the equity certificates may redeem the bonds and thereby effect termination and early retirement of the bonds, after the aggregate bond balance has been reduced to less than [__%] of the aggregate initial bond balance.

SEE "THE INDENTURE AND OWNER TRUST AGREEMENT--OPTIONAL REDEMPTION" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--TERMINATION" IN THE PROSPECTUS.

[A summary of other events that can trigger liquidation or amortization of the asset pool or otherwise would alter the transaction structure or flow funds, required pursuant to Item 1103(a)(3)(viii) of Regulation AB, will be provided if applicable.]



FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the bonds, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that the bonds will be characterized as indebtedness and Impac CMB Trust Series ____-__ will not be classified as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

For further information regarding the federal income tax consequences of investing in the offered bonds, SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

RATINGS

It is a condition to the issuance of the bonds that the offered bonds receive the following ratings from [______________ and -----------]:

  OFFERED BONDS                      [RA]                        [RA]
-------------------            -----------------            ----------------
     Class A                         AAA                          AAA

The ratings on the offered bonds are based in part on the ratings of the claims-paying ability of the insurer by _______ and ----------.


SEE "YIELD ON THE BONDS" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The offered bonds (other than the Class ____ and Class ____ Bonds) will constitute "mortgage related securities" for purposes of SMMEA. The Class ___ Bonds and the Class ___ Bonds will not constitute "mortgage related securities" for purposes of SMMEA.

SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

Subject to important considerations, the bonds may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans are encouraged to consult with their legal advisors before investing.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

                              TRANSACTION STRUCTURE

                    [TO BE PROVIDED AT THE TIME OF TAKEDOWN]

                                  RISK FACTORS

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered bonds:

THE OFFERED BONDS WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE

         There can be no assurance that a secondary market for the offered bonds of any series will develop or, if it does develop, that it will provide offered bondholders with liquidity of investment or that it will continue for the life of the offered bonds of any series. The prospectus supplement for any series of offered bonds may indicate that an underwriter specified therein intends to establish a secondary market in the offered bonds, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered bond in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered bonds will not be listed on any securities exchange.

CREDIT ENHANCEMENT IS LIMITED; THE FAILURE OF CREDIT ENHANCEMENT TO COVER LOSSES ON THE TRUST FUND ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED BONDS

         With respect to the offered bonds, credit enhancement will be provided in limited amounts to cover various types of losses on the underlying mortgage loans. Credit enhancement will be provided in one or more of the forms referred to in this prospectus supplement, including: subordination of any subordinate securities of the same series; a financial guaranty insurance policy; a letter of credit; a purchase obligation; a mortgage pool insurance policy; a special hazard insurance policy; overcollateralization; a reserve fund; a cash flow agreement; or any combination thereof. SEE "SUBORDINATION" AND "DESCRIPTION OF CREDIT ENHANCEMENT" IN THE PROSPECTUS. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses or risks, and may provide no coverage as to other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, they will be borne by the holders of the related offered bonds in the order described in this prospectus supplement. The depositor, the master servicer or other specified person will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of offered bonds, if each applicable rating agency indicates that the then-current rating(s) thereof will not be adversely affected. The ratings of any series of offered bonds by any applicable rating agencies may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating(s) of any series of offered bonds. SEE "DESCRIPTION OF CREDIT ENHANCEMENT--REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT" IN THE PROSPECTUS.

THE RATINGS ON THE OFFERED BONDS ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED BONDS AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY RESULT IN LOSSES ON THE OFFERED BONDS

         It is a condition to the issuance of the offered bonds that each class of offered bonds be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

         No person is obligated to maintain the rating on any offered bond, and, accordingly, there can be no assurance that the ratings assigned to any offered bond on the date on which the offered bonds are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered bonds may be adversely affected. SEE "RATING" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED BONDS

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered bonds. SEE "LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE ON MORTGAGE LOANS" IN THE PROSPECTUS.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES AND CHANGES IN THE BORROWERS' FINANCIAL CONDITION, WHICH MAY RESULT IN LOSSES ON THE OFFERED BONDS.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, mortgage loans with high loan-to-value ratios will be affected by any decline in real estate values. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered bonds.

THE MORTGAGE LOANS WERE UNDERWRITTEN TO NON-CONFORMING UNDERWRITING STANDARDS, WHICH MAY RESULT IN LOSSES ON THE MORTGAGE LOANS ALLOCATED TO THE OFFERED BONDS

         Some mortgage loans may be underwritten in accordance with underwriting standards which are primarily intended to provide single family mortgage loans for non-conforming credits. A "non-conforming credit" means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet the Fannie Mae or Freddie Mac underwriting guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy these underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy these underwriting guidelines. Accordingly, mortgage loans underwritten under the originators' non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered bonds.

THE MORTGAGE LOANS HAVE VARIABLE PAYMENTS, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         Some of the types of loans included in the mortgage pool may involve additional uncertainties not present in traditional types of loans. In the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. In the case of buydown loans, the increase in the monthly payment by the mortgagor during and following the buydown period may result in an increased risk of default on a buydown loan. Some of the mortgage loans provide for escalating or variable payments by the mortgagor, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances, mortgagors may not be able to make their loan payments as payments increase and thus the likelihood of default will increase.

         This is a consideration with respect to revolving credit loans, since additional draws may be made by the mortgagor in the future up to the applicable credit limit. Although revolving credit loans are generally subject to provisions whereby the credit limit may be reduced as a result of a material adverse change in the mortgagor's economic circumstances, the servicer or master servicer generally will not monitor for these changes and may not become aware of them until after the mortgagor has defaulted. Under extreme circumstances, a mortgagor may draw his entire credit limit in response to personal financial needs resulting from an adverse change in circumstances. For a series of offered bonds backed by the trust balances of revolving credit loans, even though the trust balance of a revolving credit loan will not increase as a result of draws after the offered bonds are issued, the foregoing considerations are relevant because the trust balance will share pro rata in any losses incurred on a revolving credit loan.

         Any risks associated with the variable payments of the mortgage loans may affect the yield to maturity of the offered bonds to the extent of losses caused by these risks which are not covered by credit enhancement are allocated to the offered bonds.

THE MORTGAGE LOANS ARE SECURED BY JUNIOR LIENS, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         The mortgage loans are secured by second liens on the related mortgaged properties. As to mortgage loans secured by second mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of these mortgage loans only to the extent that the claims of the senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a mortgage loan secured by a junior mortgage may not foreclose on the mortgaged property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default. The trust fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the master servicer or subservicer may, at its option, advance these amounts to the extent deemed recoverable and prudent. In the event that proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the offered bonds, to the extent not covered by credit enhancement, are likely to (1) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (2) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF [NAME OF STATE], WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         Approximately ___% of the mortgage loans are in the state of [Name of State.] Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered bonds may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Moreover, as described below, any mortgage loan for which a breach of a representation or warranty exists will remain in the related trust fund in the event that a sponsor is unable, or disputes its obligation, to repurchase the mortgage loan and the breach does not also constitute a breach of any representation made by any other person. In this event, any resulting losses will be borne by the related form of credit enhancement, to the extent available. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered bonds to the extent losses caused by these risks which are not covered by [credit enhancement] are allocated to the offered bonds.

SOME OF THE MORTGAGE LOANS PROVIDE FOR BALLOON PAYMENTS AT MATURITY, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO THESE MORTGAGE LOANS

         Approximately ___% of the mortgage loans are balloon loans. These mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties. Any risks associated with the balloon loans may affect the yield to maturity of the offered bonds to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered bonds.

THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered bonds to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered bonds.

THE MORTGAGE LOANS HAVE HIGH COMBINED LOAN-TO-VALUE RATIOS, SO THAT THE RELATED BORROWER HAS LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         The mortgage loans have combined loan-to-value ratios in excess of 100%. These mortgage loans were originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower.

         If these mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property because the value of the collateral with respect to such mortgage loan may be less than the amount of the mortgage loan. Unless the value of the property increases or the principal amount of the related senior liens have been reduced so as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%, there may be no recovery from the related mortgaged property in the event of foreclosure. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered bonds.

THE MORTGAGE LOANS PROVIDE FOR REVOLVING LINES OF CREDIT, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         With respect to revolving credit loans, except for some programs under which the draw period is less than the full term thereof, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing on its balance, and therefore are not expected to significantly amortize the outstanding principal amount of these mortgage loans prior to maturity, which amount may include substantial draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a revolving credit loan. The ability of a borrower to make this payment may be dependent on the ability to obtain refinancing of the balance due on the revolving credit loan or to sell the related mortgaged property. Furthermore, revolving credit loans generally have adjustable rates that are subject to much higher maximum rates than typically apply to adjustable rate first mortgage loans, and which may be as high as applicable usury limitations. Mortgagors under revolving credit loans are generally qualified based on an assumed payment which reflects either the initial interest rate or a rate significantly lower than the maximum rate. An increase in the interest rate over the mortgage rate applicable at the time the revolving credit loan was originated may have an adverse effect on the ability of the mortgagor to pay the required monthly payment. In addition, an increase in prevailing market interest rates may reduce the borrower's ability to obtain refinancing and to pay the balance of a revolving credit loan at its maturity.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

         Applicable federal and state laws generally regulate interest rates and other charges, require specific disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the mortgage loans and may entitle the borrower to a refund of amounts previously paid. SEE "LEGAL ASPECTS OF MORTGAGE LOANS" IN THE PROSPECTUS. To the extent these laws and regulations result in losses on the mortgage loans, the yield to maturity of the offered bonds, to the extent not covered by credit enhancement, may be affected.

THE RATE OF PREPAYMENTS ON THE TRUST FUND ASSETS AND THE PURCHASE PRICE YOU PAID FOR THE OFFERED BONDS MAY CAUSE YOUR YIELD TO BE LOWER THAN ANTICIPATED

         The yield to maturity of the offered bonds of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable rate loans to fixed interest rate loans or breaches of representations and warranties), or draws (if applicable) on the related mortgage loans and the price paid by offered bondholders. The yield may be adversely affected by a higher or lower than anticipated rate of prepayments (or draws if applicable) on the related mortgage loans. The yield to maturity on interest only offered bonds will be extremely sensitive to the rate of prepayments (or draws if applicable) on the related mortgage loans. In addition, the yield to maturity on other types of classes of offered bonds, including offered bonds with an interest rate which fluctuates based on an index or inversely with an index or other classes in a series including more than one class of offered bonds, may be relatively more sensitive to the rate of prepayment (or draws if applicable) on the related mortgage loans than other classes of offered bonds. In addition, to the extent amounts in any funding account have not been used to purchase additional mortgage loans, holders of the offered bonds may receive an additional prepayment. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. SEE "YIELD CONSIDERATIONS" AND "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         To the extent the master servicer for a mortgage loan acquires title to any related mortgaged property with contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. SEE "SERVICING OF MORTGAGE LOANS--REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS" AND "LEGAL ASPECTS OF MORTGAGE LOANS--ENVIRONMENTAL LEGISLATION" IN THE PROSPECTUS. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered bonds, to the extent not covered by credit enhancement, may be affected.

THE [CLASS ___ BONDS] ARE ERISA-RESTRICTED, WHICH BY RESTRICTING THE MARKET, MAY AFFECT THE LIQUIDITY OF THE OFFERED BONDS

         Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of plans. Due to the complexity of regulations that govern these plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered bonds of any series. SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

[SOME MORTGAGE LOANS ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO THESE MORTGAGE LOANS

         Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of _______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __,
____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _________ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, have a first payment date occurring on or after _________ __,
____ and, therefore, these mortgage loans could not have been delinquent as of
________ __, ____].

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

         Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the originator to damages and administrative enforcement.

         The originator will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

         [Appropriate risk factors from the following list are particular to the securitization represented by this version of the prospectus supplement]

[THE CLASS M-1, CLASS M-2 AND CLASS M-3 BONDS WILL GENERALLY NOT BE ENTITLED TO RECEIVE PRINCIPAL PAYMENTS UNTIL ALL PRINCIPAL PAYMENTS HAVE BEEN MADE ON THE CLASS A BONDS WHICH MAY RESULT IN LOSSES ON THOSE BONDS

         Unless the bond balance of the Class A Bonds has been reduced to zero, the Class M-1, Class M-2 and Class M-3 Bonds will not be entitled to any principal payments until _________ ____ or a later period as described in this prospectus supplement. As a result, the weighted average lives of these bonds will be longer than would otherwise be the case if payments of principal were allocated among all of the bonds at the same time. As a result of the longer weighted average lives of these bonds, the holders of these bonds have a greater risk of suffering a loss on their investments. Further, because these bonds might not receive any principal if certain delinquency levels occur, it is possible for these bonds to receive no principal payments even if no losses have occurred on the mortgage pool].

[THE BONDS ARE OBLIGATIONS OF THE TRUST ONLY

         The bonds will not represent an interest in or obligation of the originators, the depositor, the master servicer, the sponsor, _________, the owner trustee, the indenture trustee or any of their respective affiliates. The only obligations of the foregoing entities with respect to the bonds or any mortgage loan will be the obligations of the sponsor pursuant to the limited representations and warranties made with respect to the mortgage loans and of the servicers with respect to their servicing obligations under the related servicing agreement (including the limited obligation to make advances, as described in this prospectus supplement). Neither the bonds nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the issuing entity, the originators, the depositor, the master servicer, the sponsor, ________, the owner trustee, the indenture trustee or any of their respective affiliates. Proceeds of the assets included in the trust (including the mortgage loans) will be the sole source of payments on the bonds, and there will be no recourse to the issuing entity, the originators, the depositor, the master servicer, the sponsor, _______, the owner trustee, the indenture trustee or any of their respective affiliates or any other entity in the event that the proceeds are insufficient or otherwise unavailable to make all payments provided for under the bonds].

[THE DIFFERENCE BETWEEN THE INTEREST RATES ON THE BONDS AND THE MORTGAGE LOANS MAY RESULT IN INTEREST SHORTFALLS ALLOCATED TO THE BONDS

         The bond interest rate for each class of the bonds adjusts monthly based on a particular index, subject to the limitations described in this prospectus supplement. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually (after an initial fixed rate period in the case of some of the adjustable rate mortgage loans) based on the index (which may not move in tandem with the index), subject to periodic and lifetime limitations as described in this prospectus supplement. As a result of the foregoing as well as other factors like the prepayment behavior of the mortgage pool, relative increases in the index or relative decreases in the weighted average of the mortgage rates on the mortgage loans (i) could cause the amount of interest generated by the mortgage pool to be less than the aggregate of the amount of interest that would otherwise be payable on the bonds, leading one or more classes of bonds to accept payments of interest at a later date, as described in this prospectus supplement or (ii) could cause the maximum bond interest rate to apply to one or more classes of bonds, as described in this prospectus supplement.

         Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index and the related gross margin, these rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments. In particular, investors should note that approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for two years following origination and approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for three years following origination, in each case by aggregate principal balance as of _________ __, ___. The weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for two years is _______ ____, and the weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for three years is _______ ____].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED BONDS WILL BE AFFECTED BY PREPAYMENT SPEEDS

         The rate and timing of distributions allocable to principal on the offered bonds will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on the offered bonds as provided in this prospectus supplement. As is the case with mortgage securities generally, the offered bonds are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered bonds at a time when reinvestment at these higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered bonds at a time when reinvestment at comparable yields may not be possible.

         Distributions of principal will be made to the subordinate bonds according to the priorities described in this prospectus supplement. The timing of commencement of principal distributions and the weighted average life of each of these classes of bonds will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on the class. For further information regarding the effect of principal prepayments on the weighted average lives of the offered bonds, SEE "YIELD ON THE BONDS" IN THIS PROSPECTUS SUPPLEMENT AND THE TABLE ENTITLED "PERCENT OF INITIAL BOND BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION" THEREIN.

[THE YIELD TO MATURITY ON THE OFFERED BONDS WILL DEPEND ON A VARIETY OF FACTORS

The yield to maturity on the offered bonds will depend, in general, on:

         o applicable bond interest rate and bond accrual rate thereon from time to time;

         o        the applicable purchase price; and

         o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the bond balance of the bonds, as well as other factors.

         The yield to investors on any class of offered bonds will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general, if the offered bonds are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered bonds are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered bonds were determined based on a number of assumptions, including a prepayment assumption of __% of the [constant prepayment rate model] and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at this particular rate or at any other rate. The yield assumptions for the offered bonds will vary as determined at the time of sale].

[IF THE INSURER FAILS TO MEET ITS OBLIGATIONS UNDER THE POLICY, HOLDERS OF THE OFFERED BONDS MAY EXPERIENCE A LOSS ON THEIR INVESTMENT]

         If the protection created by the overcollateralization is insufficient and the insurer is unable to meet its obligations under the policy, then you could experience a loss of some of your investment. In addition, any reduction in a rating of the claims paying ability of the insurer may result in a reduction in the rating of the offered bonds.

[THE SERVICING RIGHTS TO SOME OF THE MORTGAGE LOANS WILL BE TRANSFERRED TO THE MASTER SERVICER WHICH MAY LEAD TO AN INCREASE IN DELINQUENCIES AND LOSSES ON THOSE LOANS

         The master servicer and _____________ have advised the depositor that with respect to a portion of the mortgage loans initially to be serviced by ___________, the servicing thereof is expected to be transferred to the master servicer by _________ __, ____, whereupon the master servicer will act in the capacity as "servicer" under the applicable servicing agreement to the extent of those mortgage loans. The portion of the mortgage loans that are expected to be subject to the servicing transfer represents approximately _____% of the mortgage loans, by aggregate principal balance as of _________ __, ____. Investors should note that when servicing of mortgage loans is transferred, there may be a rise in delinquencies associated with the transfer].

FICO SCORES MENTIONED IN THIS PROSPECTUS SUPPLEMENT ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS

         Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See "The Mortgage Pools--FICO Scores" in the base prospectus.

                                THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of approximately _____ conventional, one- to four-family, fixed rate mortgage loans and approximately _____ conventional, one-to four-family, adjustable rate mortgage loans, in each case secured by first liens on residential real properties and having an aggregate principal balance as of Cut-off Date of approximately $___________ after application of scheduled payments due on or before the Cut-off Date whether or not received, subject to a permitted variance of plus or minus [5]%. The mortgage loans have original terms to maturity of not greater than [30] years. References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date.

         The mortgage loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties consisting of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing.

         The mortgage loans to be included in the mortgage pool will be acquired by the depositor on the Closing Date from ________________, who will have acquired the mortgage loans on the Closing Date from the Sponsor. SEE "--UNDERWRITING STANDARDS" AND "--REPRESENTATIONS AND WARRANTIES" BELOW AND "THE SPONSOR" IN THIS PROSPECTUS SUPPLEMENT. The Sponsor in turn will have acquired the mortgage loans on the Closing Date from [Name of Sponsor], an affiliate of the depositor. The Sponsor will have acquired the mortgage loans directly or indirectly from the Originators. For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see "The Mortgage Pool -- Underwriting Standards".

         [As of the cut-off date, not more than [ ]% of the mortgage loans were more than 30 days delinquent in payments of principal and interest. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent two times during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent two times during the twelve months preceding the cut-off date.][No mortgage loan will be more than 30 days delinquent as of the Cut-off Date.] A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         Each adjustable rate mortgage loan provides for semi-annual adjustment to the mortgage rate on that adjustable rate mortgage loan and for corresponding adjustments to the monthly payment amount due on that adjustable rate mortgage loan, in each case on each Adjustment Date applicable thereto; provided, however, that in the case of approximately _____% and approximately _____% of the adjustable rate mortgage loans by aggregate principal balance as of the Cut-off Date, the first Adjustment Date will occur after an initial period of approximately ____ years and approximately ______ years, respectively, from the date of origination of that adjustable rate mortgage loan, each being a Delayed First Adjustment Mortgage Loan. The weighted average month of origination of the _____ year Delayed First Adjustment Mortgage Loans is _________ _____, and the weighted average month of origination of the ______ year Delayed First Adjustment Mortgage Loans is _________ _____. On each Adjustment Date, the mortgage rate on each adjustable rate mortgage loan will be adjusted to equal the sum, rounded as provided in the related mortgage note, of the Index (as described below) and the Gross Margin; provided, however, that the mortgage rate on each adjustable rate mortgage loan, including each Delayed First Adjustment Mortgage Loan, will generally not increase or decrease by more than the Periodic Rate Cap on any related Adjustment Date and will not exceed the Maximum Mortgage Rate or be less than the Minimum Mortgage Rate. For Adjustment Dates other than the first Adjustment Date after origination, the Periodic Rate Cap for the majority of the adjustable rate mortgage loans is 1.00% per annum, and with respect to substantially all of the adjustable rate mortgage loans, for Adjustment Dates other than the first Adjustment Date after origination, the Periodic Rate Cap will not exceed ____% per annum. Effective with the first monthly payment due on each adjustable rate mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related adjustable rate mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the mortgage rate on each mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and Gross Margin, calculated as described in this prospectus supplement. SEE "--THE INDEX" IN THIS PROSPECTUS SUPPLEMENT. None of the adjustable rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate on that adjustable rate mortgage loan to a fixed mortgage rate. As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.

         The mortgage loans generally have scheduled monthly payments due on each Due Date. Each mortgage loan will contain a customary "due-on-sale" clause or will be assumable by a creditworthy purchaser of the related mortgaged property.

         Approximately ______% of the mortgage loans provide for payment by the mortgagor of a Prepayment Charge in limited circumstances on voluntary prepayments in full made within one to five years from the date of origination of those mortgage loans. The amount of the Prepayment Charge is as provided in the related mortgage note. Prepayment Charge obligations generally expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with Prepayment Charges is _________ ____. The holders of the Equity Certificates will be entitled to all Prepayment Charges received on the mortgage loans, and that amount will [not] be available for distribution on the bonds. Under some instances, as described in the related Servicing Agreement, the related Servicer may waive the payment of any otherwise applicable Prepayment Charge, and accordingly, there can be no assurance that the Prepayment Charges will have any effect on the prepayment performance of the mortgage loans.

         None of the mortgage loans are buydown mortgage loans.

         Approximately ____% of the mortgage loans are Balloon Loans. Each Balloon Loan is a fixed rate mortgage loan that amortizes over ___ months, but the Balloon Payment on each Balloon Loan is due and payable on the ___ month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on that Balloon Loan for the period prior to the Due Date of that Balloon Payment.

         The average principal balance of the mortgage loans at origination was approximately $_______. No mortgage loan had a principal balance at origination greater than approximately $________ or less than approximately $______. The average principal balance of the mortgage loans as of the Cut-off Date was approximately $_______.

         The mortgage loans had mortgage rates as of the Cut-off Date ranging from approximately ____% per annum to approximately _____% per annum, and the weighted average mortgage rate was approximately ______% per annum. The weighted average loan-to-value ratio of the mortgage loans at origination was approximately _____%. At origination, no mortgage loan will have a loan-to-value ratio greater than approximately _____% or less than approximately ____%.

         The weighted average remaining term to maturity of the mortgage loans will be approximately __ years and __ months as of the Cut-off Date. None of the mortgage loans will have a first Due Date prior to _______ ____ or after ___________ ____, or will have a remaining term to maturity of less than __ years or greater than __ years as of the Cut-off Date. The latest maturity date of any mortgage loan is __________ ____.

         As of the Cut-off Date, the adjustable rate mortgage loans had Gross Margins ranging from approximately ____% to approximately ____%, Minimum Mortgage Rates ranging from approximately ____% per annum to approximately _____% per annum and Maximum Mortgage Rates ranging from approximately _____% per annum to approximately _____% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately ______%, the weighted average Minimum Mortgage Rate was approximately _____% per annum and the weighted average Maximum Mortgage Rate was approximately _______% per annum. The latest first Adjustment Date following the Cut-off Date on any adjustable rate mortgage loan occurs in _______ ____ and the weighted average next Adjustment Date for all of the mortgage loans following the Cut-off Date is _______ ____.

         [If the trust contains mortgage securities, the mortgage securities will be specifically identified by reference to the transaction(s) pursuant to which such mortgage securities were issued, the percentage interest represented by such mortgage securities and the characteristics of such mortgage securities will be described in detail. In addition, the asstes underlying the mortgage securities will be described in detail.]


         The mortgage loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

              ORIGINATOR CONCENTRATIONS IN THE MORTGAGE PROPERTIES

    ORIGINATOR      NUMBER OF MORTGAGE    AGGREGATE SCHEDULED   % OF MORTGAGE     WEIGHTED        WEIGHTED
                           LOANS           PRINCIPAL BALANCE        LOANS      AVERAGE CREDIT      AVERAGE
                                           OUTSTANDING AS OF                        SCORE         ORIGINAL
                                             CUT-OFF DATE                                       LOAN-TO-VALUE
                                                                                                    RATIO


         Total


               SERVICER CONCENTRATIONS IN THE MORTGAGE PROPERTIES

     SERVICER       NUMBER OF MORTGAGE    AGGREGATE SCHEDULED   % OF MORTGAGE     WEIGHTED        WEIGHTED
                           LOANS           PRINCIPAL BALANCE        LOANS      AVERAGE CREDIT      AVERAGE
                                           OUTSTANDING AS OF                        SCORE         ORIGINAL
                                             CUT-OFF DATE                                       LOAN-TO-VALUE
                                                                                                    RATIO


         Total


             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION

ORIGINAL RANGE ($) PRINCIPAL        NUMBER OF LOANS          % OF AGGREGATE ORIGINAL     % OF AGGREGATE PRINCIPAL
           BALANCE                                              PRINCIPAL BALANCE                BALANCE








         Total


         PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

         AS OF RANGE              NUMBER OF LOANS        AGGREGATE PRINCIPAL BALANCE     % OF AGGREGATE PRINCIPAL
        CUT-OFF DATE                                             OUTSTANDING            BALANCE OUTSTANDING AS OF
                                                           AS OF THE CUT-OFF DATE            THE CUT-OFF DATE








         Total

           MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

       MORTGAGE RATE %            NUMBER OF LOANS        AGGREGATE PRINCIPAL BALANCE     % OF AGGREGATE PRINCIPAL
                                                                 OUTSTANDING            BALANCE OUTSTANDING AS OF
                                                           AS OF THE CUT-OFF DATE            THE CUT-OFF DATE


                                      S-24






         Total


          MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

   MAXIMUM MORTGAGE RATE %        NUMBER OF LOANS        AGGREGATE PRINCIPAL BALANCE     % OF AGGREGATE PRINCIPAL
                                                                 OUTSTANDING            BALANCE OUTSTANDING AS OF
                                                           AS OF THE CUT-OFF DATE            THE CUT-OFF DATE








         Total

          MINIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

           MINIMUM                NUMBER OF LOANS        AGGREGATE PRINCIPAL BALANCE     % OF AGGREGATE PRINCIPAL
       MORTGAGE RATE %                                           OUTSTANDING            BALANCE OUTSTANDING AS OF
                                                           AS OF THE CUT-OFF DATE            THE CUT-OFF DATE








         Total


               GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

       GROSS MARGIN %             NUMBER OF LOANS        AGGREGATE PRINCIPAL BALANCE     % OF AGGREGATE PRINCIPAL
                                                                 OUTSTANDING            BALANCE OUTSTANDING AS OF
                                                           AS OF THE CUT-OFF DATE            THE CUT-OFF DATE








         Total

               GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

    LOAN-TO-VALUE RATIO %         NUMBER OF LOANS        AGGREGATE PRINCIPAL BALANCE     % OF AGGREGATE PRINCIPAL
                                                                 OUTSTANDING            BALANCE OUTSTANDING AS OF
                                                           AS OF THE CUT-OFF DATE            THE CUT-OFF DATE









         Total


               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

          LOCATION                NUMBER OF LOANS        AGGREGATE PRINCIPAL BALANCE     % OF AGGREGATE PRINCIPAL
                                                                 OUTSTANDING            BALANCE OUTSTANDING AS OF
                                                           AS OF THE CUT-OFF DATE            THE CUT-OFF DATE








         Total

                 MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

        PROPERTY TYPE             NUMBER OF LOANS        AGGREGATE PRINCIPAL BALANCE     % OF AGGREGATE PRINCIPAL
                                                                 OUTSTANDING            BALANCE OUTSTANDING AS OF
                                                           AS OF THE CUT-OFF DATE            THE CUT-OFF DATE









         Total


            MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS

      OCCUPANCY STATUS            NUMBER OF LOANS        AGGREGATE PRINCIPAL BALANCE     % OF AGGREGATE PRINCIPAL
                                                                 OUTSTANDING            BALANCE OUTSTANDING AS OF
                                                           AS OF THE CUT-OFF DATE            THE CUT-OFF DATE








         Total

         The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

                       LOAN PURPOSE OF THE MORTGAGE LOANS

        LOAN PURPOSE              NUMBER OF LOANS        AGGREGATE PRINCIPAL BALANCE     % OF AGGREGATE PRINCIPAL
                                                                 OUTSTANDING            BALANCE OUTSTANDING AS OF
                                                           AS OF THE CUT-OFF DATE            THE CUT-OFF DATE








         Total


                       LOAN PROGRAMS OF THE MORTGAGE LOANS

        LOAN PROGRAM              NUMBER OF LOANS        AGGREGATE PRINCIPAL BALANCE     % OF AGGREGATE PRINCIPAL
                                                                 OUTSTANDING            BALANCE OUTSTANDING AS OF
                                                           AS OF THE CUT-OFF DATE            THE CUT-OFF DATE








         Total

         RISK CATEGORIES OF THE FIXED RATE ______________ MORTGAGE LOANS

       RISK CATEGORIES            NUMBER OF LOANS        AGGREGATE PRINCIPAL BALANCE     % OF AGGREGATE PRINCIPAL
                                                                 OUTSTANDING            BALANCE OUTSTANDING AS OF
                                                           AS OF THE CUT-OFF DATE            THE CUT-OFF DATE








         Total


       RISK CATEGORIES OF THE ADJUSTABLE RATE ____________ MORTGAGE LOANS

       RISK CATEGORIES            NUMBER OF LOANS        AGGREGATE PRINCIPAL BALANCE     % OF AGGREGATE PRINCIPAL
                                                                 OUTSTANDING            BALANCE OUTSTANDING AS OF
                                                           AS OF THE CUT-OFF DATE            THE CUT-OFF DATE








         Total

               RISK CATEGORIES OF THE ____________ MORTGAGE LOANS

       RISK CATEGORIES            NUMBER OF LOANS        AGGREGATE PRINCIPAL BALANCE     % OF AGGREGATE PRINCIPAL
                                                                 OUTSTANDING            BALANCE OUTSTANDING AS OF
                                                           AS OF THE CUT-OFF DATE            THE CUT-OFF DATE








         Total


               RISK CATEGORIES OF THE ____________ MORTGAGE LOANS

       RISK CATEGORIES            NUMBER OF LOANS        AGGREGATE PRINCIPAL BALANCE     % OF AGGREGATE PRINCIPAL
                                                                 OUTSTANDING            BALANCE OUTSTANDING AS OF
                                                           AS OF THE CUT-OFF DATE            THE CUT-OFF DATE








         Total

          NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS

MONTH OF NEXT ADJUSTMENT DATE     NUMBER OF LOANS        AGGREGATE PRINCIPAL BALANCE     % OF AGGREGATE PRINCIPAL
                                                                 OUTSTANDING            BALANCE OUTSTANDING AS OF
                                                           AS OF THE CUT-OFF DATE            THE CUT-OFF DATE








         Total

THE INDEX

         As of any Adjustment Date, the Index applicable to the determination of the mortgage rate on each mortgage loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as of a date as specified in the related mortgage note. In the event that the Index becomes unavailable or otherwise unpublished, each Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

         The table below sets forth historical average rates of six-month LIBOR for the months indicated as made available from Fannie Mae, which rates may differ from the rates of the Index, which is six-month LIBOR as published in THE WALL STREET JOURNAL as described above. The table does not purport to be representative of the subsequent rates of the Index which will be used to determine the mortgage rate on each mortgage loan.

UNDERWRITING STANDARDS

         The mortgage loans will be acquired by the depositor on the Closing Date from __________, who will have acquired the mortgage loans on the Closing Date from the Sponsor. The Sponsor in turn will have acquired the mortgage loans on the Closing Date from [Name of Sponsor]. [Name of Sponsor], an affiliate of the depositor, will have acquired the mortgage loans directly or indirectly from the Originators.

         The information presented below with regard to each Originator's underwriting standards has been provided to the depositor or compiled from information provided to the depositor by that Originator.

         [Discussion of each Originator's Underwriting Standards used to originate the mortgage loans follows. See version 1 of the prospectus supplement].

ORIGINATORS

[NAME OF ORIGINATOR]

         [Name of Originator] has been an originator of mortgage loans since _______, ____ and has originated Mortgage Loans of the type backing the bonds offered hereby since ____. [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

         [The following table describes the size, composition and growth of [Name of Originator]'s total residential mortgage loan production over the past three years and recent stub-period.]


                            DECEMBER 31, 2003           DECEMBER 31, 2004             OCTOBER 31, 2005           [         ] 2006
                        -------------------------   -------------------------   -------------------------  -------------------------
                                  TOTAL PORTFOLIO             TOTAL PORTFOLIO             TOTAL PORTFOLIO            TOTAL PORTFOLIO
       LOAN TYPE        NUMBER        OF LOANS      NUMBER        OF LOANS      NUMBER        OF LOANS     NUMBER        OF LOANS
---------------------   ------    ---------------   ------    ---------------   ------    ---------------  ------    ---------------
Residential Mortgage
Loans................

         Approximately [__]% of the mortgage loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to [Name of Originator], which are referred to herein as the Underwriting Standards. The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations.

         [Description of the Originator's Underwriting Standards]

REPRESENTATIONS AND WARRANTIES

         In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Indenture Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

         (1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the Closing Date;

         (2) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics' lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement;

         (3) As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

         (4) Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

         (5) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (6) A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

         (7) As of the Closing Date there is no material monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

         (8) Neither the Sponsor nor any prior holder of any Mortgage has impaired, waived, altered or modified the Mortgage or Mortgage Notes in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary to protect the interests of the owner of such Mortgage Loan or the Bonds, and which has been delivered to the Indenture Trustee); satisfied, canceled or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation or satisfaction with respect thereto; and

         (9) At the time of origination, if required, each Mortgaged Property was the subject of an appraisal which conforms to the underwriting requirements of the related originator; the Mortgage File contains an appraisal of the applicable Mortgaged Property.

         In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Bondholders or the Certificateholders, as applicable, or of the Depositor in any of the mortgage loans, the Sponsor shall, within 90 days from the date of its discovery or receipt of notice thereof, cure such breach or repurchase event in all material respects or shall either (i) repurchase such Mortgage Loan from the Issuing Entity at the repurchase price, or (ii) substitute one or more Eligible Substitute Mortgage Loans for such Mortgage Loan, in each case in the manner and subject to the conditions set forth in Mortgage Loan Purchase Agreement. The obligations of the Sponsor to cure, repurchase or substitute shall constitute the sole and exclusive remedy respecting a breach of such representations and warranties available to the Depositor, the Issuing Entity, the Certificateholders and the Bondholders against the sponsor.

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before that date. Prior to the issuance of the bonds, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems that removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the bonds unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information provided in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the bonds are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans may vary. In no event, however, will more than 5% (by principal balance at the Cut- off Date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

         If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

                             STATIC POOL INFORMATION

         Static pool information material to this offering may be found at __________________________. The Sponsor does not have any material static pool information with respect to any mortgage loans of the same type as those included in the trust fund originated by it prior to January 1, 2006, because all or substantially all of these mortgage loans originated by the Sponsor prior to that time were sold on a servicing released basis, and such information may not be obtained without unreasonable effort or expense. With respect to any of these mortgage loans originated by the Sponsor on or after January 1, 2006, the static pool information provided does not include any information with respect to any mortgage loan which was sold on a servicing released basis, except to the extent the purchaser of that loan or another third-party has agreed to provide that information back to the Sponsor and has actually provided it to the Sponsor with indemnification.

         Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable), any period before January 1, 2006.

                               YIELD ON THE BONDS

GENERAL PREPAYMENT CONSIDERATIONS

         The rate of principal payments on the bonds, the aggregate amount of payments on the bonds and the yield to maturity of the bonds will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of those mortgage loans and by the rate of principal prepayments on those mortgage loans (including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the Sponsor or the majority holder of the Equity Certificates, as the case may be). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge. Prepayment Charge obligations generally expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with Prepayment Charges is ________ ____.

         Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the class or classes of bonds then entitled to receive those payments that otherwise would be distributed over the remaining terms of the mortgage loans. SEE "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of bonds may vary from the anticipated yield will depend upon the degree to which those bonds are purchased at a discount or premium and the degree to which the timing of payments on those bonds is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of a bond purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of a bond purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the bonds. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of those bonds would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the bonds, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, in the case of the adjustable rate mortgage loans in the mortgage pool, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the bonds. SEE "YIELD CONSIDERATIONS" AND "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. SEE "THE MORTGAGE POOL--UNDERWRITING STANDARDS" AND "--REPRESENTATIONS AND WARRANTIES" IN THIS PROSPECTUS SUPPLEMENT.

SPECIAL YIELD CONSIDERATIONS

         The Bond Interest Rate for each class of the bonds adjusts monthly based on One-Month LIBOR as described under "DESCRIPTION OF THE BONDS--CALCULATION OF ONE-MONTH LIBOR" in this prospectus supplement, subject to the Maximum Bond Interest Rate and the Available Interest Rate. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually (after an initial fixed rate period in the case of Delayed First Adjustment Mortgage Loans) based on the Index (which may not move in tandem with One- Month LIBOR), subject to periodic and lifetime limitations as described in this prospectus supplement. Investors should note that approximately _____% of the mortgage loans are ____ year Delayed First Adjustment Mortgage Loans, approximately ____% of the mortgage loans are _____ year Delayed First Adjustment Loans and approximately _____% of the mortgage loans are fixed rate mortgage loans, in each case by aggregate principal balance as of the Cut-off Date. The weighted average month of origination of the two year Delayed First Adjustment Mortgage Loans is _____ ____, and the weighted average month of origination of the ______ year Delayed First Adjustment Mortgage Loans is ______ ____. Because of the application of the Maximum Bond Interest Rate and the Available Interest Rate, increases in the Bond Interest Rate on the bonds may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans during any Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the bonds during the related Interest Accrual Period. In addition, the Index and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise more rapidly than the Index or may rise higher than the Index, potentially resulting in Interest Carry Forward Amounts with respect to one or more classes of bonds. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in One-Month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans (i) could cause the Current Interest Payment Amount generated by the mortgage pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the bonds, leading one or more classes of bonds to incur Interest Carry Forward Amounts, or (ii) could cause the Maximum Bond Interest Rate to apply to one or more classes of bonds.

         Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the Index and the related Gross Margin, those rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments.

WEIGHTED AVERAGE LIVES

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of bonds will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing of those principal payments.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prepayment Assumption assumes a prepayment rate for the mortgage loans of __% CPR. The CPR assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at __% CPR or any other rate.

         The tables following the next paragraph indicate the percentage of the initial Bond Balance of the bonds that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of those bonds. The tables are based on the following modeling assumptions (the "Structuring Assumptions"): (i) the mortgage pool consists of __ mortgage loans with the characteristics described below,
(ii) payments on those bonds are received, in cash, on the 25th day of each month, commencing in _______ ____, (iii) the mortgage loans prepay at the percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans, (v) none of the majority holder of the Equity Certificates, the Sponsor, the Insurer, the Master Servicer, the Servicers or any other person purchases from the Trust Estate any mortgage loan or redeems the bonds pursuant to any obligation or option under the Indenture, the Servicing Agreements or any other agreement except as indicated in footnote two in the tables below, and no partial early redemption of the bonds occurs with respect to the ___________ Mortgage Loans, (vi) scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in ___________, and are computed prior to giving effect to any prepayments received in the prior month,
(vii) prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in ________ ____, and include 30 days' interest on those mortgage loans, (viii) the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of that mortgage loan by its remaining term to stated maturity, (ix) the bonds are purchased on ________ __, ____, (x) the Index remains constant at _____% per annum and the mortgage rate on each adjustable rate mortgage loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the Index plus the applicable Gross Margin, subject to the applicable Periodic Rate Cap, (xi) One-Month LIBOR remains constant at _____% per annum, (xii) the monthly payment on each adjustable rate mortgage loan is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal a fully amortizing monthly payment as described in clause
(viii) above and (xiii) the Master Servicing Fee Rate is as shown in the "Assumed Mortgage Loan Characteristics" table below and the Master Servicing Fee is payable monthly, the Servicing Fee Rate for each Servicer is equal to ____% per annum and the Servicing Fees are payable monthly, the Indenture Trustee Fee Rate is equal to ______% per annum and the Indenture Trustee Fee is paid monthly and the amount of the premium payable to the Insurer is as described under the heading "THE INDENTURE AND OWNER TRUST AGREEMENT--SOME MATTERS REGARDING THE INSURER".

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

[insert table here]

         There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables. This discrepancy may have an effect upon the percentages of the initial Bond Balance outstanding (and the weighted average lives) of the bonds shown in the tables. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables shown below and since it is not likely the level of the Index or One-Month LIBOR will remain constant as assumed, the bonds may mature earlier or later than indicated by the tables. Based on the foregoing Structuring Assumptions, the tables indicate the weighted average lives of the bonds and show the percentages of the initial Bond Balance of those bonds that would be outstanding after each of the Payment Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Bond Balances (and weighted average lives) shown in the following tables.

         Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of the Prepayment Assumption.

               PERCENT OF INITIAL BOND BALANCE OUTSTANDING AT THE
               SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                            CLASS A BONDS
                                                   -----------------------------------------------------------------
PAYMENT DATE                                           0%           15%          25%          35%          45%
------------                                           --           ---          ---          ---          ---
Closing Date..................................
Weighted Average Life in Years(1).............
Weighted Average Life in Years(2).............

-----------------
(1) The weighted average life of a Bond is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the Bond to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial Bond Balance of the bonds.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Equity Certificates exercises its option to redeem the bonds when the aggregate Bond Balance has been reduced to less than 20% of the initial aggregate Bond Balance. SEE "THE INDENTURE AND OWNER TRUST
AGREEMENT--REDEMPTION" IN THIS PROSPECTUS SUPPLEMENT.

         There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average lives of the bonds will conform to any of the weighted average lives shown in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the bonds is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or Index level assumptions.

         The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate or that the level of the Index will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the Index is consistent with the expectations of investors.

                            DESCRIPTION OF THE BONDS

GENERAL

         Impac CMB Trust Series ____-__, Collateralized Asset-Backed Bonds, Series ____-__ will consist of ____ classes of bonds, designated as (i) the Class A-__ Bonds and (ii) the Class A-__ Bonds. The bonds will be issued by Impac CMB Trust Series ____-__ pursuant to the Indenture, dated as of ________ __, ____, between the Issuing Entity and the Indenture Trustee. Only the bonds are offered by this prospectus supplement. Trust Certificates, Series ____-__ will be issued pursuant to the Owner Trust Agreement, dated as of ________ __, ____, between the depositor and the Owner Trustee, and will represent the beneficial ownership interest in the Issuing Entity. The Equity Certificates are not being offered by this prospectus supplement and will be delivered on the Closing Date to the ____________, as partial consideration for the conveyance of the mortgage loans by ____________ to the depositor.

         Distributions on the offered bonds will be made on each Payment Date.

         The bonds represent non-recourse debt obligations of the Issuing Entity secured by the Trust Estate, which consists primarily of a mortgage pool of conventional, one- to four-family, adjustable rate mortgage loans and fixed rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $___________, subject to a permitted variance as described in this prospectus supplement under "The Mortgage Pool". Proceeds of the Trust Estate will be the sole source of payments on the bonds. The Issuing Entity is not expected to have any significant assets other than the Trust Estate pledged as collateral to secure the bonds.

         The Class A-__ Bonds and the Class A-__ Bonds will have an aggregate initial Bond Balance of approximately $___________ and approximately $__________, respectively, in each case subject to a permitted variance of plus or minus [5]%. The Bond Interest Rates on the bonds are adjustable, subject to the Maximum Bond Interest Rate and the Available Interest Rate, and will be calculated for each Payment Date as described under "--Bond Interest Rate" in this prospectus supplement. The "Final Maturity Date" of the bonds is the Payment Date occurring in _______ ____.

         The bonds will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of that minimum denomination.

         The bonds will initially be represented by one or more global bonds registered in the name of the nominee of DTC, except as provided below. The depositor has been informed by DTC that DTC's nominee will be CEDE No person acquiring an interest in any class of the bonds will be entitled to receive a bond representing those person's interest, except as described below under "--Definitive Bonds". Unless and until Definitive Bonds are issued under the limited circumstances described in this prospectus supplement, all references to actions by bondholders with respect to the bonds shall refer to actions taken by DTC upon instructions from its participants (as defined below), and all references in this prospectus supplement to payments, notices, reports and statements to bondholders with respect to the bonds shall refer to payments, notices, reports and statements to DTC or CEDE, as the registered holder of the bonds, for payment to Bond Owners in accordance with DTC procedures. SEE "--REGISTRATION" AND "--DEFINITIVE BONDS" IN THIS PROSPECTUS SUPPLEMENT.

         Any Definitive Bonds will be transferable and exchangeable at the offices of the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All payments to holders of the bonds, other than the final payment on any class of bonds, will be made by or on behalf of the Indenture Trustee to the persons in whose names those bonds are registered at the close of business on each Record Date. Those payments will be made either (a) by check mailed to the address of that bondholder as it appears in the Bond Register or (b) upon written request to the Indenture Trustee at least five business days prior to the relevant Record Date by any holder of bonds having an aggregate initial Bond Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Bond Balance of that class of bonds, by wire transfer in immediately available funds to the account of that bondholder specified in the request. The final payment on any class of bonds will be made in like manner, but only upon presentment and surrender of those bonds at the corporate trust office of the Indenture Trustee or another location specified in the notice to bondholders of that final payment.

REGISTRATION

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of bonds. participants include securities brokers and dealers (including [Name of Underwriter]), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to indirect participants.

         Bond Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the bonds may do so only through participants and indirect participants. In addition, Bond Owners will receive all payments of principal of and interest on the bonds from the Indenture Trustee through DTC and DTC participants. The Indenture Trustee will forward payments to DTC in same day funds and DTC will forward those payments to participants in next day funds settled through the New York Clearing House. Each Participant will be responsible for disbursing those payments to indirect participants or to Bond Owners. Unless and until Definitive Bonds are issued, it is anticipated that the only holder of the bonds will be CEDE, as nominee of DTC. Bond Owners will not be recognized by the Indenture Trustee as bondholders, as that term is used in the Indenture, and Bond Owners will be permitted to exercise the rights of bondholders only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of bonds among participants and to receive and transmit payments of principal of, and interest on, the bonds. Participants and indirect participants with which Bond Owners have accounts with respect to the bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Bond Owners. Accordingly, although Bond Owners will not possess Definitive Bonds, the Rules provide a mechanism by which Bond Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of some banks, the ability of a Bond Owner to pledge bonds to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those bonds, may be limited due to the absence of physical bonds for the bonds. In addition, under a book-entry format, Bond Owners may experience delays in their receipt of payments since payment will be made by the Indenture Trustee to CEDE, as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a bondholder under the Indenture only at the direction of one or more participants to whose DTC account the bonds are credited. Clearstream or the Euroclear Operator (as defined in this prospectus supplement), as the case may be, will take any other action permitted to be taken by a bondholder under the Indenture on behalf of a Clearstream Participant (as defined in this prospectus supplement) or Euroclear Participant (as defined in this prospectus supplement) only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary (as defined in this prospectus supplement) to effect those actions on its behalf through DTC. Additionally, under the Rules, DTC will take those actions with respect to specified Voting Rights only at the direction of and on behalf of participants whose holdings of bonds evidence those specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights to the extent that participants whose holdings of bonds evidence those Voting Rights, authorize divergent action.

         The Issuing Entity, the Originators, the depositor, the Master Servicer, the Sponsor, the Insurer, the Owner Trustee, the Indenture Trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Clearstream or Euroclear, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the bonds held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DEFINITIVE BONDS

         Definitive Bonds will be issued to Bond Owners or their nominees, rather than to DTC or its nominee, only if (i) the depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the bonds and the depositor is unable to locate a qualified successor, (ii) the depositor, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (as defined in this prospectus supplement), Bond Owners representing in the aggregate not less than 51% of the Voting Rights of the bonds advise the Indenture Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Bond Owners' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee is required to notify all Bond Owners through participants of the availability of Definitive Bonds. Upon surrender by DTC of the definitive bonds representing the Bonds and receipt of instructions for re-registration, the Indenture Trustee will reissue the bonds as Definitive Bonds issued in the respective principal amounts owned by individual Bond Owners, and thereafter the Indenture Trustee will recognize the holders of those Definitive Bonds as bondholders under the Indenture. Those Definitive Bonds will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a bond in an amount less than $10,000 immediately prior to the issuance of a Definitive Bond shall be issued in a minimum denomination equal to the amount represented by that bond.

BOOK-ENTRY FACILITIES

         Bond Owners may elect to hold their interests in the bonds through DTC in the United States or through Clearstream or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. The bonds of each class will be issued in one or more bonds which equal the aggregate Bond Balance of that class and will initially be registered in the name of Cede, the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and Chase will act as depositary for Euroclear.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, those cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

         Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its Clearstream participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of bonds. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of bonds and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific bonds to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Payments with respect to bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. SEE "DESCRIPTION OF THE SECURITIES--FORM OF SECURITIES" IN THE PROSPECTUS.

BOND INTEREST RATES

         The Bond Interest Rate on the Class A Bonds will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Bond Balance is reduced to less than __% of the aggregate initial Bond

Balance, or One- Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for that Payment Date and (iii) the Maximum Bond Interest Rate.

         SEE "--CALCULATION OF ONE-MONTH LIBOR" IN THIS PROSPECTUS SUPPLEMENT.

         The Bond Interest Rate and the Bond Accrual Rate for the bonds for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the Indenture Trustee at __________.

INTEREST DISTRIBUTIONS ON THE OFFERED BONDS

         Distributions in respect of interest will be made on each Payment Date to the holders of each class of offered bonds in an amount equal to the Interest Payment Amount for the class for the Payment Date.

         All distributions of interest on the offered bonds will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

         Subject to the terms of the Policy, any interest losses incurred by the offered bonds (other than shortfalls resulting from the application of the Relief Act) will be covered under the Policy. Notwithstanding the foregoing, however, if payments are not made as required under the Policy, any of these interest losses may be borne by the offered bonds to the extent the amount of the losses is not paid from Net Monthly Excess Cashflow (as defined in this prospectus supplement), in the priority described under "--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

         The Bond Balance of an Offered Bond outstanding at any time represents the then maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. The Bond Balance of any class of offered bonds as of any date of determination is equal to the initial Bond Balance thereof reduced by the aggregate of (1) all amounts allocable to principal previously distributed with respect to the Bond and (2) any reductions in the Bond Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

CALCULATION OF ONE-MONTH LIBOR

         With respect to each Interest Accrual Period, on the Interest Determination Date, the Indenture Trustee will determine One-Month LIBOR for the next Interest Accrual Period. If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined in this prospectus supplement) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on that Interest Determination Date. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on that Interest Determination Date two or more Reference Banks provide those offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of those offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on that Interest Determination Date fewer than two Reference Banks provide those offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined in this prospectus supplement).

         As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the bonds for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE OFFERED BONDS

         On each Payment Date, the Principal Payment Amount will be distributed to the holders of the offered bonds then entitled to the distributions.

         In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then outstanding aggregate Bond Balance of the offered bonds.

         In addition, on each Payment Date, funds received as a result of a claim under the Policy in respect of the principal portion of Realized Losses allocated to the offered bonds will be distributed by the Indenture Trustee to the holders of the Bonds. SEE "--FINANCIAL GUARANTY INSURANCE POLICY" IN THIS PROSPECTUS SUPPLEMENT.

         Distributions of the Principal Payment Amount (and any amounts distributable in accordance with clauses first and third under "--Overcollateralization Provisions" in this prospectus supplement) on the offered bonds on each Payment Date will be made to the holders of the Class A Bonds, until the Bond Balance thereof has been reduced to zero.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average mortgage rate (net of the Servicing Fee Rate, the Master Servicing Fee Rate and the amount of the premium payable to the insurer) for the mortgage loans is generally expected to be higher than the weighted average of the Bond Accrual Rate on the offered bonds, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the offered bonds. The Indenture requires that, on each Payment Date, the Net Monthly Excess Cashflow, if any, be applied on the Payment Date as an accelerated payment of principal on the offered bonds, but only to the limited extent hereafter described.

         With respect to any Payment Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

         FIRST, to the holders of the Class A Bonds, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

         SECOND, to the insurer, in an amount equal to any Cumulative Insurance Payments;

         THIRD, to the holders of the Class A Bonds, in an amount equal to the Overcollateralization Increase Amount;

         FOURTH, to the holders of the Class A Bonds, in an amount equal to the Bonds' allocated share of any shortfalls resulting from the application of the Relief Act with respect to the mortgage loans;

         FIFTH, to the Insurer, for any amounts remaining due to the Insurer under the terms of the Insurance Agreement (as defined in this prospectus supplement); and

         SIXTH, to the holders of the Equity Certificates, any remaining amounts.

         As of the Closing Date, the aggregate principal balance of the mortgage loans as of the Cut-off Date will exceed the aggregate Bond Balances of the offered bonds by an amount equal to approximately $__________. This amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the Cut-off Date and is the initial amount of overcollateralization required to be provided by the mortgage pool under the Indenture. Under the Indenture, the Overcollateralized Amount is required to be maintained at the Required Overcollateralization Amount. In the event that Realized Losses are incurred on the mortgage loans, these Realized Losses may result in an overcollateralization deficiency since these Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Bond Balance of the offered bonds. In this event, the Indenture requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the offered bonds in reduction of the Bond Balance thereof. This has the effect of accelerating the amortization of the offered bonds relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

         In the event that the Required Overcollateralized Amount is required to step up on any Payment Date, the Agreement provides that all Net Monthly Excess Cashflow remaining after the distributions described in clauses first and second above will be distributed in respect of the Overcollateralization Increase Amount for the offered bonds until the Overcollateralized Amount is equal to the stepped up Required Overcollateralized Amount. This has the effect of accelerating the amortization of the offered bonds relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

         With respect to each related Payment Date, the Principal Payment Amount will be reduced by the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount after taking into account all other distributions to be made on the related Payment Date. Any of this Overcollateralization Reduction Amount shall be distributed as part of Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the offered bonds relative to the amortization of the mortgage loans and of reducing the Overcollateralized Amount.

FINANCIAL GUARANTY INSURANCE POLICY

         The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. A form of the Policy may be obtained, upon request, from the depositor.

         Simultaneously with the issuance of the offered bonds, the insurer will deliver the Policy to the Indenture Trustee for the benefit of the holders of the offered bonds. Under the Policy, the insurer will irrevocably and unconditionally guarantee payment to the Indenture Trustee on each Payment Date for the benefit of the holders of the offered bonds, the full and complete payment of Insured Payments with respect to the offered bonds calculated in accordance with the original terms of the offered bonds when issued and without regard to any amendment or modification of the offered bonds or the Indenture except amendments or modifications to which the insurer has given its prior written consent.

         If any Insured Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the insurer will pay this amount out of funds of the insurer on the later of (1) the date when due to be paid pursuant to the Order referred to below or (2) the first to occur of (a) the a fourth Business Day following Receipt by the insurer from the Indenture Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder of offered bonds is required to return principal or interest distributed with respect to an Offered Bond during the Term of the Policy because these distributions were avoidable preferences under applicable bankruptcy law, (B) a certificate of the holder of offered bonds that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the holder of offered bonds, in the form as is reasonably required by the insurer and provided to the holder of offered bonds by the insurer, irrevocably assigning to the insurer all rights and claims of the holder of offered bonds relating to or arising under the offered bonds against the debtor which made the preference payment or otherwise with respect to the preference payment, or (b) the date of Receipt by the insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of Receipt, the insurer shall have Received written notice from the Indenture Trustee that the items were to be delivered on a specified date and the date was specified in the notice. The payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or holder of offered bonds directly, unless a holder of offered bonds has previously paid the amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the payment shall be disbursed to the Indenture Trustee for distribution to the holder of the offered bonds upon proof of the payment reasonably satisfactory to the insurer. In connection with the foregoing, the insurer shall have the rights provided pursuant to the Indenture.

         Payment of claims under the Policy made in respect of Insured Payments will be made by the insurer following Receipt by the insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of the notice for payment, and (b) 12:00 noon, New York City time, on the relevant Payment Date.

         The insurer's obligations under the Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy, whether or not the funds are properly applied by the Indenture Trustee.

         The insurer shall be subrogated to the rights of the holders of the offered bonds to receive payments of principal and interest, as applicable, with respect to distributions on the Bonds to the extent of any payment by the insurer under the Policy. To the extent the insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the holders of the offered bonds, the insurer will be subrogated to the rights of the holders of the offered bonds, as applicable, with respect to the Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of the offered bonds for purposes of payment.

         Claims under the Policy constitute direct unsecured and unsubordinated obligations of the insurer, and will rank not less than PARI PASSU with any other unsecured and unsubordinated indebtedness of the insurer except for some obligations with respect to tax and other payments to which preference is or may become afforded by statute. The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the depositor. The Policy by its terms may not be canceled or revoked prior to distribution in full of all Guaranteed Distributions (as defined in the Policy). The Policy is governed by the laws of the State of New York. The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

         To the fullest extent permitted by applicable law, the insurer agrees under the Policy not to assert, and waives, for the benefit of each holder of the offered bonds, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that these rights and defenses may be available to the insurer to avoid payment of its obligations under the Policy in accordance with the express provisions of the Policy.

         Pursuant to the terms of the Indenture, unless an Insurer Default exists, the insurer will be entitled to exercise certain rights of the holders of the offered bonds, without the consent of the bondholders, and the holders of the offered bonds may exercise the rights only with the prior written consent of the insurer. SEE "THE INDENTURE AND OWNER TRUST AGREEMENT--VOTING RIGHTS" AND "--CERTAIN MATTERS REGARDING THE INSURER" IN THIS PROSPECTUS SUPPLEMENT.

         The Depositor, the Sponsor, the Servicers and the insurer will enter into an Insurance Agreement pursuant to which the depositor, the Sponsor and the Servicers will agree to reimburse, with interest, the insurer for amounts paid pursuant to claims under the Policy. The depositor, the Sponsor and the Servicers will further agree to pay the insurer all reasonable charges and expenses which the insurer may pay or incur relative to any amounts paid under the Policy or otherwise in connection with the transaction and to indemnify the insurer against some liabilities. Except to the extent provided in the Insurance Agreement, amounts owing under the Insurance Agreement will be payable solely from the trust fund.

         An event of default by either Servicer under the Insurance Agreement will constitute an Event of Default by the Servicer under the Servicing Agreement and allow the insurer, among other things, to direct the Indenture Trustee to terminate the Servicer. An "event of default" by each Servicer under the Insurance Agreement includes (1) the Servicer's failure to pay when due any amount owed under the Insurance Agreement or other documents, (2) the Servicer's untruth or incorrectness in any material respect of any representation or warranty of the Servicer in the Insurance Agreement, the Agreement (in its capacity as Servicer) or other documents, (3) the Servicer's failure to perform or to observe any covenant or agreement in the Insurance Agreement, the Servicing Agreement (in its capacity as Servicer) and other documents, (4) the Servicer's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Servicer and (5) the occurrence of an Event of Default relating to the Servicer under the Servicing Agreement or other documents.

ALLOCATION OF LOSSES; SUBORDINATION

         With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired on behalf of the bondholders by deed in lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest through the last day of the month in which the mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicers for P&I Advances, servicing advances and other related expenses, including attorney's fees) towards interest and principal owing on the mortgage loan. In the event that amounts recovered in connection with the final liquidation of a defaulted mortgage loan are insufficient to reimburse the Servicers for P&I Advances and servicing advances, these amounts may be reimbursed to the Servicers out of any funds in the Payment Account prior to the distribution on the Bonds.

         Any Realized Losses on the mortgage loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, and second, to the offered bonds. The Policy will cover any Realized Losses allocable to the offered bonds pursuant to clause second above. Notwithstanding the foregoing, however, if payments are not made as required under the Policy, Realized Losses will be allocated to the offered bonds.

         If Realized Losses have been allocated to the offered bonds and the insurer has defaulted in its obligation to cover these Realized Losses, these amounts with respect to the Bonds will no longer accrue interest nor will the amounts be reinstated thereafter (even if Net Monthly Excess Cashflow and/or the Overcollateralized Amount are greater than zero on any subsequent Payment Dates).

         Any allocation of a Realized Loss to a Bond will be made by reducing the Bond Balance thereof by the amount so allocated as of the Payment Date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Bond Balance of an Offered Bond be reduced more than once in respect of any particular amount both (1) allocable to the Offered Bond in respect of Realized Losses and (2) payable as principal to the holder of the Offered Bond from Net Monthly Excess Cashflow or from amounts paid under the Policy.

P&I ADVANCES

         Subject to the following limitations, each Servicer will be obligated to advance or cause to be advanced on or before each Payment Date from its own funds, or funds in the Payment Account that are not included in the Available Payment Amount for that Payment Date, any P&I Advance.

         P&I Advances are required to be made only to the extent they are deemed by the related Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making those P&I Advances is to maintain a regular cash flow to the bondholders, rather than to guarantee or insure against losses. The Servicers will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

         All P&I Advances will be reimbursable to the related Servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which that unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the related Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the related Servicer out of any funds in the Payment Account prior to the payments on the bonds. In the event that any Servicer fails in its obligation to make any required advance, the Master Servicer will be obligated to make that advance, and in the event that the Master Servicer fails in its obligation to make that advance, the Indenture Trustee will be obligated to make that advance, in each of these cases to the extent required in the related Servicing Agreement.

TABLE OF FEES AND EXPENSES

         The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Bonds are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

ITEM                                FEE            PAID FROM
-------------------------------------------------------------------------------------

Master Servicing Fee(1)(2)          ___bp          Mortgage Loan Interest Collections

Indenture Trustee Fee               ___bp          Master Servicing Fee

Servicer Fee                        ___bp          Master Servicing Fee

(1) Master servicing fee including paying agent and certificate registrar fees. The Master Servicer receives a single combined fee that covers all of these functions. The Master Servicer performs these functions.
(2) Master Servicer pays indenture trustee and servicer fees out of its fee.
(3) The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to noteholders.

                               THE ISSUING ENTITY

         Impac CMB Trust Series ____-__ is a business trust formed under the laws of the State of Delaware pursuant to the Owner Trust Agreement, dated as of ________ __, ____, between the Depositor and the Owner Trustee for the transactions described in this prospectus supplement. The Owner Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, Impac CMB Trust Series ____-__ will not engage in any activity other than (i) acquiring and holding the mortgage loans and the proceeds therefrom, (ii) issuing the bonds and the Equity Certificates, (iii) making payments on the bonds and the Equity Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Owner Trust Agreement. These restrictions cannot be amended without the consent of holders of Bonds evidencing at least [__]% of the voting rights. For a description of other provisions relating to amending the permitted activities of the trust, please see "The Agreements -- Amendment" in the base prospectus.

         Impac CMB Trust Series ___-__ is not expected to have any significant assets other than the Trust Estate pledged as collateral to secure the bonds. The assets of Impac CMB Trust Series ___-__ will consist of the mortgage loans pledged to secure the bonds. Impac CMB Trust Series ___-__'s principal offices are in __________, ________, in care of ________________, as Owner Trustee.
Impac CMB Trust Series ___-__'s fiscal year end is ____________.

                                  THE DEPOSITOR

         [The depositor, IMH Assets Corp., was formed in the state of Delaware in 1998, and is a wholly-owned subsidiary of Impac Mortgage Holdings, Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. See "The Sponsor" below for information regarding the size, composition and growth of the total portfolio of assets for which IMH Assets Corp. has served as depositor.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1998. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[_________]. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.]

                                   THE SPONSOR

         [The Sponsor, Impac Mortgage Holdings, Inc., in its capacity as mortgage loan seller, will sell the mortgage loans to the Depositor pursuant to a Mortgage Loan Purchase Agreement, dated as of ____________, ____, between the Sponsor and the Depositor.

         The Sponsor was incorporated in the State of California in August 1995 and is an affiliate of the depositor. The Sponsor commenced operation in California in 1995.

         The Sponsor maintains its principal office at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.

         The Sponsor is a mortgage company that acquires, purchases and sells primarily first-lien non-conforming Alt-A mortgage loans from a network of third party correspondents, mortgage bankers, and brokers.

         The Sponsor has been securitizing residential mortgage loans since 1995. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.]

                            DECEMBER 31, 2003           DECEMBER 31, 2004             OCTOBER 31, 2005
                        -------------------------   -------------------------   -------------------------
                                  TOTAL PORTFOLIO             TOTAL PORTFOLIO             TOTAL PORTFOLIO
       LOAN TYPE        NUMBER        OF LOANS      NUMBER        OF LOANS      NUMBER        OF LOANS
---------------------   ------    ---------------   ------    ---------------   ------    ---------------
Alt-A ARM
Alt-A Fixed
HELOC
Neg-Am ARM
Prime ARM
Prime Fixed
Prime  Short  Duration
ARM
Reperforming
Seconds
SubPrime
Totals



                                THE OWNER TRUSTEE

         _________________ is the Owner Trustee under the Owner Trust Agreement. The Owner Trustee is a _________ banking corporation and its principal offices are located in _____________.

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuing Entity or the bondholders under the Owner Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of some representations made by the Owner Trustee in the Owner Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation shall be the successor of the Owner Trustee under the Owner Trust Agreement.

         The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Owner Trust Agreement will have been paid by or on behalf of the Issuing Entity on or prior to the Closing Date.

                              THE INDENTURE TRUSTEE

         ____________________, a ____________ banking association, will act as
Indenture Trustee for the bonds pursuant to the Indenture. The Indenture Trustee's offices for notices under the Indenture are located at ______________________________ and its telephone number is ______________.[The
Depositor and the Master Servicer and their affiliates may maintain other banking relationships in the ordinary course of business with the Indenture Trustee.]

         [Description of the extent of Indenture Trustee's prior experience serving as an indenture trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

         The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture.

         If an Event of Default has occurred and has not been cured or waived, the Indenture Trustee shall exercise such rights and powers vested in it by the Indenture, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include the ability:

         (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Bondholders allowed in such proceedings;

         (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Bonds in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

         (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Bondholders and of the Indenture Trustee on their behalf, and

         (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of the Bonds allowed in any judicial proceedings relative to Impac CMB Trust Series ____-__, its creditors and its property.

         The Indenture Trustee will promptly mail to each Bondholder notice of the Event of Default after it is known to a responsible officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured.

         The Indenture will provide that the Indenture Trustee may withdraw funds from the Payment Account (i) to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and (ii) to reimburse the Owner Trustee for all reasonable out-of pocket expenses incurred or made by the Owner Trustee for all services rendered by the Owner Trustee it in the Owner Trustee's execution of the trust created under the Owner Trust Agreement and in the exercise and performance of any of the Owner Trustee's powers and duties under the Owner Trust Agreement. Under the Indenture, Impac CMB Trust Series ____-__ (from the assets of the Trust Estate) shall indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by the Indenture Trustee in connection with the administration of the Trust Estate and the performance of the Indenture Trustee's duties under this prospectus supplement. Impac CMB Trust Series ____-__ is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

                            THE SERVICING AGREEMENTS

         The following summary describes a number of terms of the Servicing Agreements, dated as of __________ __, ____, among the Issuing Entity, the Indenture Trustee, the Master Servicer and the related Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreements. Whenever particular sections or defined terms of the Servicing Agreements are referred to, those sections or defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual bondholder without charge, on written request, a copy (without exhibits) of the Servicing Agreements. Requests should be addressed to the Secretary, IMH Assets Corp., 1401 Dove Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

THE MASTER SERVICER AND THE SERVICERS

GENERAL

         Impac Funding Corporation, referred to in this prospectus supplement as Impac Funding Corporation or the Master Servicer, will act as the Master Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer and the Indenture Trustee.

         Primary servicing of the mortgage loans will be provided for in accordance with various servicing agreements or similar agreements, which are collectively referred to in this prospectus supplement as the Servicing Agreements. Each of the Servicing Agreements will be assigned to the trust pursuant to various assignment, assumption and recognition agreements among the related Servicer, the Sponsor and the Indenture Trustee on behalf of the Bondholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made by the Servicers with respect to the related mortgage loans against them. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor Servicer or shall assume primary servicing obligations for the related mortgage loans itself.

         The Servicer or the Master Servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the Servicer or the Master Servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The Master Servicer or Servicer may also waive or modify any term of a loan so long as the Master Servicer or Servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

         In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the Master Servicer or Servicer to be in the best interests of the related securityholders, the Master Servicer or Servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

         The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer's own funds (less the servicing fee) will be deposited in a Protected Account, held by a designated depository institution and segregated on the books of such institution in the name of the Indenture Trustee for the benefit of Bondholders. Amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Indenture Trustee for the benefit of Bondholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Bondholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Bondholders. On the date specified in the related Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Collection Account the Available Funds. SEE "DESCRIPTION OF THE BONDS-PAYMENT ACCOUNT" IN THE PROSPECTUS.

         The information set forth in the following paragraphs with respect to the Master Servicer and the Servicers has been provided by the respective party.

THE MASTER SERVICER

         Impac Funding Corporation will act as Master Servicer under the Servicing Agreement. Impac Funding Corporation is a [form of organization]. [Description of Master Servicer's business]. The [Depositor the Sponsor and the related Servicer] may maintain banking and other commercial relationships with Impac Funding Corporation and its affiliates. Impac Funding Corporation's principal corporate trust offices are located at _______________________ and its office for certificate transfer services is located at -------------------.

         Impac Funding Corporation acts as Master Servicer pursuant to the Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective servicing agreements. In addition, upon the occurrence of certain Servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and at the direction of the Indenture Trustee against such defaulting Servicer. As of __________, Impac Funding Corporation was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

         [The following table describes size, composition and growth of Impac Funding Corporation's total residential mortgage loan servicing portfolio as of the dates indicated.]

                            DECEMBER 31, 2003           DECEMBER 31, 2004             DECEMBER 31, 2005          [         ] 2006
                        -------------------------   -------------------------   -------------------------  -------------------------
                                  TOTAL PORTFOLIO             TOTAL PORTFOLIO             TOTAL PORTFOLIO            TOTAL PORTFOLIO
       LOAN TYPE        NUMBER        OF LOANS      NUMBER        OF LOANS      NUMBER        OF LOANS     NUMBER        OF LOANS
---------------------   ------    ---------------   ------    ---------------   ------    ---------------  ------    ---------------
Residential Mortgage
Loans................


         [Describe any material changes in Impac Funding Corporation's servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

         The Master Servicer shall not be under any liability to the Depositor, the Issuing Entity, the Owner Trustee, the Indenture Trustee or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Servicing Agreement, or for errors in judgment except that the Master Servicer shall be liable for any breach of warranties or representations made in the Servicing Agreement. In addition the Master Servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising under the transaction documents The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the Trust, against any loss, liability or expense incurred in connection with the Servicing Agreement or the Bonds or the Mortgage Loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer's failure to perform its master servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Servicing Agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the Servicing Agreement.

         The Master Servicer may assign its rights and delegate its duties and obligations under this Servicing Agreement; provided, that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Indenture Trustee (as pledgee of the Mortgage Loans) and the Depositor (in its sole discretion), is willing to service the Mortgage Loans and executes and delivers to the Indenture Trustee and the Depositor an agreement, in form and substance reasonably satisfactory to the Indenture Trustee and the Depositor, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Servicing Agreement; provided, further, that each Rating Agency's rating of the Bonds in effect immediately prior to such assignment and delegation will not be qualified, reduced, or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency) or considered to be below investment grade.

[NAME OF SERVICER]

         The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer's form of organization].

         [Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans. As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

         [The following table describes size, composition and growth of [Name of Servicer]'s total residential mortgage loan servicing portfolio as of the dates indicated.]

                            DECEMBER 31, 2003           DECEMBER 31, 2004            DECEMBER 31, 2005           [         ] 2006
                        -------------------------   -------------------------   -------------------------  -------------------------
                                  TOTAL PORTFOLIO             TOTAL PORTFOLIO             TOTAL PORTFOLIO            TOTAL PORTFOLIO
       LOAN TYPE        NUMBER        OF LOANS      NUMBER        OF LOANS      NUMBER        OF LOANS     NUMBER        OF LOANS
---------------------   ------    ---------------   ------    ---------------   ------    ---------------  ------    ---------------
Residential Mortgage
Loans................


         [Describe any material changes in [Name of Servicer]'s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

         [Pursuant to the related Servicing Agreement, ____________ will serve as Servicer for the mortgage loans sold indirectly by it to the depositor. Notwithstanding the foregoing, the Master Servicer and ___________ have advised the depositor that with respect to a portion of the mortgage loans initially to be serviced by _____________, the servicing thereof is expected to be transferred to the Master Servicer, whereupon the Master Servicer will act in the capacity as "Servicer" under the applicable Servicing Agreement to the extent of those mortgage loans. That portion of the mortgage loans that is expected to be subject to that servicing transfer represents approximately _____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date.]

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Servicing Fee to be paid to each Servicer in respect of its servicing activities for the bonds will be equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each mortgage loan serviced by it for each calendar month on the same principal balance on which interest on that mortgage loan accrues for that calendar month. As additional servicing compensation, each Servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Payment Account (to the extent not payable as compensation to the Indenture Trustee) and any escrow accounts in respect of mortgage loans serviced by it.

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of that prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of that prepayment for the month in which that prepayment is made. Each Servicer is obligated to pay Compensating Interest from its own funds a Prepayment Interest Shortfall, but only to the extent of its aggregate Servicing Fee for the related Due Period. Each Servicer is obligated to pay various insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by that Servicer in connection with its responsibilities under the related Servicing Agreement and is entitled to reimbursement therefor as provided in that Servicing Agreement. With respect to the mortgage loans serviced by _________, _________ will also be entitled to reimbursement of servicing advances and principal and interest advances made by it as servicer of those mortgage loans prior to the Cut-off Date. See "Description of the Securities--Retained Interest; Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the Servicers.

SALE OF DEFAULTED MORTGAGE LOANS

         If consent to the operation of the provisions described below shall have been given by the related Servicer (unless the Directing Holder, as defined below, is the Sponsor or an affiliate thereof, in which case that consent shall not be required), then with respect to any mortgage loan that is delinquent in excess of the number of days provided in the related Servicing Agreement, (i) the Directing Holder may direct the related Servicer to commence foreclosure and
(ii) prior to commencement of foreclosure of any mortgage loan, that Servicer will notify the Directing Holder of that proposed foreclosure in order to permit the Directing Holder the right to instruct that Servicer to delay the proposed foreclosure. In the case of the exercise by the Directing Holder of the right to direct the related Servicer pursuant to either clause (i) or clause (ii) above, the Directing Holder will provide to that Servicer the Loan Appraisal for each related mortgaged property. Within two business days of instructing the related Servicer to commence or delay foreclosure, the Directing Holder will deposit in the related Collateral Account for the benefit of the bondholders an amount equal to ___% of the Valuation (as defined below) of the related mortgage loan plus three months' interest at the related mortgage rate. While foreclosure is delayed pursuant to the direction of the Directing Holder, the Directing Holder may direct the related Servicer to proceed with foreclosure at anytime.

         Upon the liquidation of the related mortgage loan or the disposition of the related mortgaged property in accordance with the requirements provided in the related Servicing Agreement, the related Servicer will calculate the amount, if any, by which the Valuation exceeds the actual sales price obtained for the related mortgage loan or the mortgaged property, as the case may be, and the related Servicer will withdraw the amount of that excess from the Collateral Account and deposit that amount into the related Payment Account.

         If the amount realized pursuant to the above-described procedures exceeds the Valuation, the related Servicer will deposit immediately upon realization from those proceeds that excess into the Payment Account. The related Servicer shall apply all those amounts as additional liquidation proceeds pursuant to the related Servicing Agreement. If any election to delay foreclosure is to be extended for a period in excess of three months from the Directing Holder's direction to the related Servicer to delay foreclosure, the Directing Holder will be required to deposit in the Collateral Account in advance the amount of each additional month's interest at the related mortgage rate. If the above-described procedures do not result in the mortgage loan being brought current within six months of the Directing Holder's direction to the related Servicer to delay foreclosure, the Directing Holder will be required to either
(i) purchase the mortgage loan for a purchase price equal to the fair market value thereof as shown on the Loan Appraisal or (ii) allow the related Servicer to proceed with the commencement of foreclosure. Should the Directing Holder elect to purchase the mortgage loan, the related Servicer will first apply funds on deposit in the related Collateral Account towards that purchase price; any shortage will be paid by the Directing Holder and any excess will be returned to it.

         With respect to any mortgage loan as to which the Directing Holder has directed the related Servicer to commence foreclosure or to delay foreclosure, that Servicer may withdraw from the Collateral Account from time to time amounts necessary to reimburse that Servicer for all P&I Advances and servicing advances in accordance with the related Servicing Agreement. In the event that the related mortgage loan is brought current, the amounts so withdrawn from the Collateral Account by the related Servicer as reimbursement for P&I Advances or servicing advances shall be redeposited in that Collateral Account by the related Servicer and that Servicer shall be reimbursed as provided in the related Servicing Agreement. Following foreclosure, liquidation, disposition or the bringing current of the related mortgage loan, as applicable, all amounts remaining in the Collateral Account will be released to the Directing Holder. In the event that amounts on deposit in the Collateral Account are insufficient to cover the withdrawals that the related Servicer is entitled to make for P&I Advances, servicing advances or for deposit into the Payment Account, the Directing Holder will be obligated to pay those amounts to the related Servicer for deposit into the Collateral Account. The Directing Holder may direct that amounts on deposit in the Collateral Account be invested in Permitted Investments. Interest or other income earned on funds in the Collateral Account will be paid to the Directing Holder and the amount of any loss on those funds will be immediately deposited into the Collateral Account by the Directing Holder when realized. The Directing Holder will grant to the related Servicer for the benefit of the bondholders a security interest in the Collateral Account, all amounts deposited in that Collateral Account or invested in Permitted Investments, and all proceeds of the foregoing.

         Notwithstanding the foregoing, the provisions described above shall not be operative in the case of the mortgage loans serviced by ___________.

                              PERMITTED INVESTMENTS

         The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer's own funds (less the servicing fee) will be deposited in a Collection Account, held by a designated depository institution and segregated on the books of such institution in the name of the Indenture Trustee for the benefit of Noteholders. To the extent provided in the Servicing Agreement, amounts on deposit in a Collection Account may be invested in Permitted Investments in the name of the Indenture Trustee for the benefit of Noteholders and not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Payment Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Collection

Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Servicer Remittance Date on which the moneys so invested are required to be distributed to the Indenture Trustee.

         Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders will be considered a Permitted Investment:

         (i) obligations of or instruments guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

         (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

         (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's or Fitch Ratings and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

         (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's, Fitch Ratings and Standard & Poor's in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

         (v) a money market fund or a qualified investment fund rated by Moody's and Fitch Ratings, if so rated, in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor's; and

         (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

         provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations; provided further, however, that each such instrument acquired shall not be acquired at a price in excess of par. See "Description of the Bonds-Payment Account" in the base prospectus.

                           SERVICER EVENTS OF DEFAULT

         In addition to those Events of Default (as defined in the prospectus) pertaining to the servicing of the mortgage loans and described under "Description of the Securities--Events of Default" in the prospectus, upon the occurrence of various loss triggers with respect to the mortgage loans, the Servicer may be removed as servicer of the mortgage loans serviced by it in accordance with the terms of the related Servicing Agreement. If any Servicer is removed in connection with an Event of Default applicable to that Servicer under the terms of the related Servicing Agreement, the Master Servicer will become the successor Servicer of the mortgage loans serviced by that terminated Servicer.

                     THE INDENTURE AND OWNER TRUST AGREEMENT

         The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Owner Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual bondholder without charge, on written request, a copy (without exhibits) of the Indenture and the Owner Trust Agreement. Requests should be addressed to the Secretary, IMH Assets Corp., 1401 Dove Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

GENERAL

         The bonds will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the bonds containing a copy of the Indenture and the Owner Trust Agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the bonds. Reference is made to the prospectus for important information in addition to that presented in this prospectus supplement regarding the Trust Estate, the terms and conditions of the Indenture and the Owner Trust Agreement and the bonds. The bonds will be transferable and exchangeable at the corporate trust offices of the Indenture Trustee, located in _______________.

ASSIGNMENT OF MORTGAGE LOANS

         On or prior to the date the bonds are issued, the Sponsor will convey each mortgage loan to __________, who in turn will convey each mortgage loan to the depositor, who in turn will convey each mortgage loan to the Issuing Entity.

         At the time of issuance of the bonds, the Issuing Entity will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on that mortgage loan after the Cut-off Dates, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the bonds; provided, however, that the Sponsor will reserve and retain all its right, title and interest in and to principal and interest due on that mortgage loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date. The Indenture Trustee, concurrently with that assignment, will authenticate and deliver the bonds at the direction of the Issuing Entity in exchange for, among other things, the mortgage loans.

         The Indenture will require the Issuing Entity to deliver to the Indenture Trustee or to a custodian with respect to each mortgage loan (i) the mortgage note endorsed without recourse to the Indenture Trustee, (ii) the original mortgage with evidence of recording indicated on that mortgage and
(iii) an assignment of the mortgage in recordable form to the Indenture Trustee. Those assignments of mortgage loans are required to be recorded by or on behalf of the Sponsor, at the expense of the Sponsor, in the appropriate offices for real property records.

EVENTS OF DEFAULT

         Notwithstanding, the prospectus, if an Event of Default occurs and is continuing, the Indenture Trustee or the holders of a majority of the Voting Rights may declare the Bond Balance of all the bonds to be due and payable immediately. That declaration may, under various circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding Voting Rights.

         If following an Event of Default, the bonds have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the bonds and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the bonds as they would have become due if there had not been that declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the bonds following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding Voting Rights consent to that sale, (b) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Bond Accrual Rates, on the outstanding bonds at the date of that sale or (c) the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those bonds as those payments would have become due if those bonds had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding Voting Rights.

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for payments to the bondholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the bondholders after the occurrence of that Event of Default.

         In the event the principal of the bonds is declared due and payable, as described above, the holders of any those bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of that discount that is unamortized.

         No bondholder will have any right under the Indenture to institute any proceeding with respect to that Indenture unless (a) that holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of bonds of any class evidencing not less than 25% of the aggregate outstanding Bond Balance constituting that class (i) have made written request upon the Indenture Trustee to institute that proceeding in its own name as Indenture Trustee under the Indenture and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity and (d) no direction inconsistent with that written request has been given to the Indenture Trustee during that 60 day period by the holders of a majority of the Bond Balance of that class. However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to institute, conduct or defend any litigation under that Indenture or in relation thereto at the request, order or direction of any of the holders of bonds covered by that Indenture, unless those holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

VOTING RIGHTS

         At all times, 100% of all Voting Rights will be allocated among the holders of the Class A Bonds in proportion to the then outstanding Bond Balances of their respective bonds. Unless an Insurer Default exists, the insurer will be entitled to exercise some voting and other rights of the holders of the offered bonds. SEE "--SOME MATTERS REGARDING THE INSURER" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL REDEMPTION

         The circumstances under which the obligations created by the Indenture will terminate in respect of the bonds are described in "DESCRIPTION OF THE SECURITIES--TERMINATION" in the prospectus.

         At its option, the majority holder of the Equity Certificates may redeem the bonds, in whole but not in part, on any Payment Date on or after the Payment Date on which the aggregate Bond Balance is reduced to less than 20% of the aggregate initial Bond Balance. That redemption will be paid in cash at a price equal to the sum of (w) 100% of the aggregate Bond Balance then outstanding, (x) the aggregate of any Allocated Realized Loss Amounts on the bonds remaining unpaid immediately prior to that Payment Date, (y) the aggregate of the Interest Payment Amounts on the bonds for that Payment Date and (z) the aggregate of any Interest Carry Forward Amounts for that Payment Date. Upon that redemption, the remaining assets in the Trust Estate shall be released from the lien of the Indenture.

         In addition, with respect to the ____-___ Mortgage Loans, the majority holder of the Equity Certificates may at its option obtain the release of that portion of the mortgage pool (together with any properties acquired in respect thereof) remaining in the Trust Estate from the lien of the Indenture, and in connection therewith effect a partial redemption of the bonds, on any Payment Date on or after the Payment Date following the Due Period in which the aggregate principal balance of the ____-___ Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Estate is reduced to less than $___________.

         The ____-___ Mortgage Loans have an aggregate principal balance of approximately $__________ as of the Cut-off Date. That redemption shall be paid in cash at a price generally equal to the sum of (x) 100% of the then-outstanding principal balance of that mortgage loan plus accrued interest on that mortgage loan at their respective mortgage rates through the last day of the calendar month preceding the month in which that redemption occurs, (y) the then fair market value of that property and (z) the amount of any servicing advances reimbursable to the related Servicer in respect of those mortgage loans. For purposes of payments on the bonds and Equity Certificates on the Payment Date of that redemption, that redemption price shall be applied by the Indenture Trustee as a final liquidation of each of those mortgage loans and properties. The redemption price relating to those properties, at their then fair market value, may result in a shortfall in payment to, and/or the allocation of Realized Losses to, one or more classes of the bonds. Furthermore, the Master Servicing Fee, the Servicing Fee and the Indenture Trustee Fee, as well as expenses and reimbursements permitted to be paid from the assets of the Trust Estate under the Indenture or the applicable Servicing Agreement, in each case to the extent payable or reimbursable with respect to those mortgage loans, will be payable from the amount received in respect of that redemption price and therefore, as provided in the Indenture, will be excluded from the Available Payment Amount for the Payment Date of that redemption.

         In no event will the trust created by the Indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Indenture. SEE "DESCRIPTION OF THE SECURITIES--TERMINATION" IN THE PROSPECTUS.

                       SOME MATTERS REGARDING THE INSURER

         Under the Indenture, on each Payment Date, the Indenture Trustee is required to pay to the insurer a premium with respect to the Policy equal to __/__ times ____% per annum times the Bond Balance of the offered bonds.

         Pursuant to the terms of the Indenture, unless there exists a continuance of any failure by the insurer to make a required payment under the Policy or there exists a proceeding in bankruptcy by or against the insurer, the insurer will be entitled to exercise, among others, the following rights of the holders of the offered bonds, without the consent of the holders, and the holders of the offered bonds may exercise the rights only with the prior written consent of the insurer: (1) the right to direct the Indenture Trustee to terminate the rights and obligations of the either Servicer under the Servicing Agreement in the event of a default by the Servicer; (2) the right to consent to or direct any waivers of defaults by either Servicer; (3) the right to remove the Indenture Trustee pursuant to the Indenture; and (4) the right to institute proceedings against either Servicer in the event of default by the Servicer and refusal of the Indenture Trustee to institute the proceedings. In addition, unless an Insurer Default exists, the insurer will have the right to direct all matters relating to any proceeding seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the offered bonds, and, unless an Insurer Default exists, the insurer's consent will be required prior to, among other things, (1) the removal of the Indenture Trustee, (2) the appointment of any successor Indenture Trustee or Servicer, as the case may be, or (3) any amendment to the Indenture or Servicing Agreement.

THE INSURER

         The following information has been supplied by __________________ for inclusion in this prospectus supplement.

GENERAL

         The principal executive offices of the insurer are located at _______________, and its telephone number at that location is ----------.

REINSURANCE

         Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the insurer or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among the companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the insurer reinsures a portion of its liabilities under some of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. The reinsurance is utilized by the insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the insurer's obligations under any financial guaranty insurance policy.

RATINGS

         The insurer's insurance financial strength is rated "Aaa" by _________. The insurer's insurer financial strength is rated "AAA" by each of ____________ and ____________. The insurer's claims-paying ability is rated "AAA" by ___________ and ___________ and _______________. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the rating agencies. SEE "RATINGS" BELOW IN THIS PROSPECTUS SUPPLEMENT.

CAPITALIZATION

                                                                    SEPTEMBER 30, 2000

                                                       ACTUAL                            AS ADJUSTED(1)

                                                                        (UNAUDITED)
                                                                      (IN THOUSANDS)
Deferred   Premium   Revenue   (net  of              $________                              $_______
prepaid reinsurance premiums)
Surplus Notes.
Minority Interest

Shareholder's Equity
Common Stock
Additional Paid-In Capital
Accumulated Other Comprehensive  Income
(net of deferred income taxes)
Accumulated Earnings
Total Shareholder's Equity
Total   Deferred    Premium    Revenue,
Surplus  Notes,  Minority  Interest and
Shareholder's Equity

(1) Adjusted to give effect to the ____________ (a) purchase by _________ of $__ million of surplus notes from the insurer in connection with the formation of a new indirect _________ subsidiary of the insurer, initially capitalized with $___ million, including a $__ million minority interest owned by ____________, and (b) contribution by _______ to the capital of the insurer of approximately $__ million, representing a portion of the proceeds from the sale by Holdings of $___ million of _______% Senior Quarterly Income Debt Securities due
         ____.

         For further information concerning the insurer, see the Consolidated Financial Statements of the insurer and subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. The insurer's financial statements are included as exhibits in the Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q filed with the Commission and may be reviewed at the EDGAR web site maintained by the Commission and at Holding's website, http://www._______.com. Copies of the statutory quarterly and annual financial statements filed with the State of New York Insurance Department by the insurer are available upon request to the State of New York Insurance Department.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         In addition to the documents described under "Incorporation of Certain Information by Reference" in the prospectus, the consolidated financial statements of the insurer and subsidiaries included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by _________, are incorporated by reference in this prospectus supplement, which together with the prospectus, forms a part of the depositor's registration statement: (a) the Annual Report on Form 10-K for the year ended December 31, 1999 and (b) the Quarterly Report on Form 10-Q for the period ended September 30, 2000.

         All financial statements of the insurer and subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the offered bonds shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing the documents.

         The depositor will provide without charge to any person to whom this prospectus supplement is delivered, upon oral or written request of the person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for the copies should be directed to the Secretary, Impac Secured Assets Corp., 1401 Dove Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

                              INSURANCE REGULATION

         The insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, requires that each insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                         FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the bonds, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that based on the application of existing law and assuming compliance with the Owner Trust Agreement, for federal income tax purposes, (a) the bonds will be characterized as indebtedness and not as representing an ownership interest in the Trust Estate or an equity interest in the Issuing Entity or the depositor and (b) the Issuing Entity will not be (i) classified as an association taxable as a corporation for federal income tax purposes, (ii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704 or (iii) a "taxable mortgage pool" within the meaning of Section 7701(i) of the Code. The bonds will not be treated as having been issued with

"original issue discount" (as defined in the prospectus). The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the mortgage loans will prepay at a rate equal to __% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THE PROSPECTUS.

         The bonds will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the bonds will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The bonds will also not be treated as "qualified mortgages" under
Section 860G(a)(3)(C) of the Code.

         Prospective investors in the bonds should SEE "FEDERAL INCOME TAX CONSEQUENCES" AND "STATE AND OTHER TAX CONSEQUENCES" IN THE PROSPECTUS for a discussion of the application of some federal income and state and local tax laws to the Issuing Entity and purchasers of the bonds.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions provided in the Underwriting Agreement, dated ________ __, ____, the depositor has agreed to sell, and the Underwriter has agreed to purchase the bonds. The Underwriter is obligated to purchase all bonds of the respective classes offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the depositor.

         The bonds will be purchased from the depositor by the Underwriter and will be offered by the Underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the bonds, before deducting expenses payable by the depositor, will be approximately ___% of the aggregate initial Bond Balance of the bonds. In connection with the purchase and sale of the bonds, the Underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         The offered bonds are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered bonds will be made through the facilities of DTC on or about the Closing Date.

         The Underwriting Agreement provides that the depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

         There can be no assurance that a secondary market for the bonds will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the bonds will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders", which will include information as to the outstanding principal balance of the bonds and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the bonds will be available through any other source. In addition, the depositor is not aware of any source through which price information about the bonds will be generally available on an ongoing basis. The limited nature of that information regarding the bonds may adversely affect the liquidity of the bonds, even if a secondary market for the bonds becomes available.

                                 LEGAL OPINIONS

         A number of legal matters relating to the bonds will be passed upon for the depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                                     EXPERTS

         The consolidated balance sheets of the insurer and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of _______________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                LEGAL PROCEEDINGS

         [There are no material legal proceedings pending against the Sponsor, the Depositor, the Indenture Trustee, the Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator] or a custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Bondholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Bondholders.]

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         [There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Indenture Trustee, [any 10% concentration Originator], [any credit enhancement provider] or a custodian. There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Indenture Trustee, [any 10% concentration Originator], [any credit enhancement provider], or a custodian. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Bonds, or that relate to the Bonds or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

                                     RATINGS

         It is a condition of the issuance of the bonds that the Class A Bonds be rated "AAA" by _____________ and "AAA" by ---------------.

         The ratings of _____ and _____ assigned to the bonds address the likelihood of the receipt by bondholders of all payments to which those bondholders are entitled, other than payments of interest to the extent of any Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the bonds, including the nature of the underlying mortgage loans. The ratings assigned to the bonds do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate of those prepayments will differ from that originally anticipated. The ratings assigned by __________ and _________ on the offered bonds are based in part upon the insurer's claims paying ability. Any change in the ratings of the insurer by

_________ or ___________ may result in a change in the ratings on the offered bonds. The ratings do not address the possibility that bondholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the bonds are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the bonds.

         The depositor has not requested that any rating agency rate the bonds other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the bonds, or, if it does, what rating would be assigned by another rating agency. A rating on the bonds by another rating agency, if assigned at all, may be lower than the ratings assigned to the bonds as stated above.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered Bonds in accordance with the rating agencies' particular surveillance policies, unless the Issuing Entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered Bonds, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

         The Class A Bonds will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the prospectus) and, as such, will be legal investments for various entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of those entities to invest in "mortgage related securities", provided that this restricting legislation was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA.

         The depositor makes no representations as to the proper characterization of the bonds for legal investment or other purposes, or as to the ability of particular investors to purchase the bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the bonds. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent the bonds constitute a legal investment or are subject to investment, capital or other restrictions.

         SEE "LEGAL INVESTMENT" IN THE PROSPECTUS.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago

Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to bondholders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Bonds -- Reports to Bondholders" and "Servicing of Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the bonds as shall have been filed with the Commission will be posted on the [sponsor's][depositor's] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: __________________.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                             REPORTS TO BONDHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered bonds of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor's][depositor's] website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related bonds upon request free of charge. See "Servicing of Mortgage Loans -- Evidence as to Compliance" and "Description of the Bonds -- Reports to Bondholders" in the prospectus.

                              ERISA CONSIDERATIONS

         ERISA and Section 4975 of the Code impose certain requirements on Plans (as defined in the prospectus) and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the bonds would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. The DOL (as defined in the prospectus) has promulgated the DOL Regulations defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust), the underlying assets of that entity may be considered to be Plan Assets. The DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features."

         As of the date hereof, the ratings of the bonds and the traditional debt features of these bonds should cause these bonds to be treated as debt with no "substantial equity features" under the DOL Regulations. There can be no assurance given, however, that the bonds are or will be treated as debt and not "equity interests" under the DOL Regulations. Moreover, the debt treatment of the bonds for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the bonds change. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the bonds is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such bonds.

         In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and Parties in Interest (as defined in the prospectus) who have certain specified relationships to the Plan. Accordingly, even if the bonds are treated as indebtedness under the DOL Regulations, prior to making an investment in the bonds, investing Plans should determine whether the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any other servicer, any administrator, any provider of credit support, any owner of the Certificates, which could be transferred subsequent to the purchase of a bond by a Plan, or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is covered by one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of a Plan in certain securities may cause the assets of the issuing entity of those securities to be deemed "Plan Assets" of such Plan, and any person with certain specified relationships to such issuing entity to be deemed a Party in Interest with respect to the investing Plan.

         By acquiring a bond, each purchaser will be deemed to represent that either (1) it is not acquiring the bond with the assets of a Plan; or (2) (A) the acquisition, holding and transfer of the bond will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the bonds are rated investment grade or better and such person believes that the bonds are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the bonds. Alternatively, regardless of the rating of the bonds, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer which opines that the acquisition, holding and transfer of such bond or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

                                    GLOSSARY

         ADJUSTMENT DATE -- With respect to the adjustable rate mortgage loans, each date on which the related mortgage rate adjusts.

         ALLOCATED REALIZED LOSS AMOUNT -- With respect to any class of Subordinate Bonds and any Payment Date, the sum of (i) any Realized Loss allocated to that class of Subordinate Bonds on that Payment Date and (ii) any Allocated Realized Loss Amount for that class remaining unpaid from previous Payment Dates plus accrued interest on that class at the Bond Accrual Rate for that class.

         AVAILABLE INTEREST RATE -- With respect to any Payment Date, a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) the Current Interest Payment Amount for that Payment Date, and the denominator of which is (ii) the aggregate Bond Balance of the bonds immediately prior to that Payment Date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

         AVAILABLE PAYMENT AMOUNT -- With respect to the bonds and any Payment Date, an amount equal to the sum, net of amounts reimbursable therefrom to the Master Servicer, the Servicers, the Indenture Trustee or the Owner Trustee, of
(i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the Master Servicing Fee, the Servicing Fees, the premium payable with respect to the Policy and the Indenture Trustee Fee, (ii) various unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and (iii) all P&I Advances with respect to the mortgage loans received for that Payment Date.

         BALLOON PAYMENT -- The final payment made with respect to each Balloon Loan.

         BOND BALANCE -- With respect to any class of bonds and any date of determination, an amount equal to the initial Bond Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that bond and (b) any reductions in the Bond Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

         BOND OWNER -- Any person acquiring an interest in the bonds.

         BOND ACCRUAL RATE -- The lesser of (a) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Bond Balance is reduced to less than __% of the aggregate initial Bond Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter and (b) the Maximum Bond Interest Rate.

         BUSINESS DAY -- Under the Policy, Business Day means any day other than
(1) a Saturday or Sunday or (2) a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed. The insurer's obligations under the Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy, whether or not the funds are properly applied by the Indenture Trustee.

         CEDE -- Cede & Co., or its successors in interest.

         CLASS A PRINCIPAL PAYMENT AMOUNT -- With respect to the Class A Bonds and any Payment Date, an amount equal to the excess of (x) the Bond Balance of the Class A Bonds immediately prior to that Payment Date over (y) the lesser of
(A) the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus $_________.

         CLEARSTREAM PARTICIPANTS -- The participating organizations of Clearstream.

         COLLATERAL ACCOUNT -- Each segregated account maintained by the related Servicer.

         COOPERATIVE -- With respect to Euroclear, Euroclear Clearance Systems S.C., a Belgian cooperative corporation.

         CPR -- With respect to the mortgage loans, the constant prepayment rate model.

         CUMULATIVE INSURANCE PAYMENTS -- As of any Payment Date, the aggregate of any payments made by the insurer under the Policy to the extent not previously reimbursed, plus interest on those payments.

         CURRENT INTEREST PAYMENT AMOUNT -- With respect to any Payment Date, an amount equal to interest collections or advances on the mortgage loans during the related Due Period (net of the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee).

         CUT-OFF DATE -- _________, ___.

         DEBT SERVICE REDUCTION -- With respect to any mortgage loan, any reduction in the amount which a mortgagor is obligated to pay on a monthly basis as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

         DEFICIENT VALUATION -- With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

         DELAYED FIRST ADJUSTMENT MORTGAGE LOAN -- The adjustable rate mortgage loans for which the first Adjustment Date will occur after an initial period from the date of origination of that adjustable rate mortgage loan as specified in this prospectus supplement.

         DISQUALIFIED PERSONS -- Certain specified persons as defined under the Code.

         DIRECTING HOLDER -- The holder of a majority in Percentage Interest of the Equity Certificates.

         DOL REGULATIONS -- The regulations provided under 29 C.F.R. Section 2510.3-101.

         DTC SERVICES -- The timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC.

         DUE DATE -- With respect to each mortgage loan, the first day of the month on which scheduled monthly payments are due.

         EUROCLEAR OPERATOR -- With respect to Euroclear, Morgan Guaranty Trust Company of New York.

         EUROCLEAR PARTICIPANTS -- The participating organizations of Euroclear.

         EUROPEAN DEPOSITARIES -- Collectively, Citibank and Chase, acting in their respective capacities as depositaries.

         EVENT OF DEFAULT -- With respect to the bonds, any one of the following: (a) the failure of the Issuing Entity to pay the Interest Payment Amount, the Principal Payment Amount or any Overcollateralization Increase Amount on any Payment Date, in each case to the extent that funds are available on that Payment Date to make those payments, which continues unremedied for a period of five days; (b) the failure by the Issuing Entity on the Final Maturity Date to reduce the Bond Balances of any bonds then outstanding to zero; (c) a default in the observance or performance of any covenant or agreement of the Issuing Entity in the Indenture and the continuation of that default for a period of thirty days after notice to the Issuing Entity by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the bonds; (d) any representation or warranty made by the Issuing Entity in the Indenture or in any certificate or other writing delivered pursuant thereto having been incorrect in any material respect as of the time made, and the circumstance in respect of which that representation or warranty being incorrect not having been cured within thirty days after notice thereof is given to the Issuing Entity by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the bonds; or (e) various events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity.

         FINAL MATURITY DATE -- With respect to the bonds, the Payment Date occurring in _______ ____.

         GLOBAL SECURITIES -- The globally offered Impac Securities Corp., Impac CMB Trust Series ____-__, Collateralized Asset-Backed Bonds, Series ____-__, Class A Bonds.

         GROSS MARGIN -- With respect to each adjustable rate mortgage loan, the fixed percentage amount described in this prospectus supplement.

         INDENTURE -- The indenture dated as of ________ __, ____, between the Issuing Entity and the Indenture Trustee.

         INDENTURE TRUSTEE -- ______________.

         INDENTURE TRUSTEE FEE -- The principal compensation paid to the Indenture Trustee in respect of its obligations under the Indenture, equal to
(i) the Indenture Trustee Fee Rate on the Scheduled Principal Balance of each mortgage loan, payable monthly, and (ii) any interest or other income earned on funds held in the Payment Account (to the extent not payable as compensation to the related Servicer) as provided in the Indenture.

         INDENTURE TRUSTEE FEE RATE -- With respect to any mortgage loan, a rate equal to ________% per annum.

         INDIRECT PARTICIPANTS -- Entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, having indirect access to the DTC system.

         INDUSTRY -- Collectively, the participants and other members of the financial community.

         INSURANCE AGREEMENT -- An Insurance and Indemnity Agreement among the depositor, the Sponsor, the Servicers and the insurer pursuant to which the depositor, the Sponsor and the Servicers will agree to reimburse, with interest, the insurer for amounts paid pursuant to claims under the Policy.

         INSURED PAYMENTS -- With respect to the offered bonds as of any Payment Date, the sum of (1) any shortfall in amounts available in the Payment Account to pay the Interest Payment Amount on the Bonds for the related Interest Accrual Period, (2) the excess, if any, of (a) the aggregate Bond Balance of the offered bonds then outstanding over (b) the aggregate principal balances of the mortgage loans then outstanding and (3) without duplication of the amount specified in clause (2), the aggregate Bond Balance of the offered bonds to the extent unpaid on the final Payment Date or the earlier termination of the trust fund pursuant to the terms of the Indenture. The Policy does not cover Relief Act Shortfalls.

         INSURER DEFAULT -- A continuance of any failure by the insurer to make a required payment under the Policy or the existence of a proceeding in bankruptcy by or against the insurer.

         INTEREST ACCRUAL PERIOD -- With respect to any class of bonds and any Payment Date, the period commencing on the Payment Date of the month immediately preceding the month in which that Payment Date occurs (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding that Payment Date.

         INTEREST CARRY FORWARD AMOUNT -- With respect to any class of bonds and any Payment Date, any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on that class at the applicable Bond Accrual Rate over the Interest Payment Amount actually paid on that class at the Available Interest Rate, together with that shortfall in payment of interest remaining unpaid from previous Payment Dates plus interest accrued on that class at the related Bond Accrual Rate.

         INTEREST DETERMINATION DATE -- With respect to each Interest Accrual Period, the second business day preceding that Interest Accrual Period.

         INTEREST PAYMENT AMOUNT -- With respect to any class of bonds and any Payment Date, an amount equal to interest accrued during the related Interest Accrual Period on the Bond Balance of those bonds immediately prior to that Payment Date at the then-applicable Bond Interest Rate for that class.

         ISSUING ENTITY -- Impac CMB Trust Series ______-___.

         LOAN APPRAISAL -- With respect to the mortgage loans, an appraisal of the related mortgaged property which the Directing Holder will provide to the related Servicer.

         MASTER SERVICER -- ______________.

         MASTER SERVICING FEE -- The principal compensation paid to the Master Servicer in respect of its obligations under the Servicing Agreements equal to accrued interest at the Master Servicing Fee Rate on the Scheduled Principal Balance of each mortgage loan, payable monthly.

         MASTER SERVICING FEE RATE -- A rate equal to (i) ____% per annum in the case of each ____-____ Mortgage Loan and (ii) ____% per annum in the case of each other mortgage loan.

         MAXIMUM MORTGAGE RATE -- With respect to each adjustable rate mortgage loan, a specified maximum mortgage rate which will not be exceeded over the life of that adjustable rate mortgage loan.

         MINIMUM MORTGAGE RATE -- With respect to each adjustable rate mortgage loan, a specified minimum mortgage rate beyond which that mortgage rate will not be reduced over the life of that adjustable rate mortgage loan.

         NET MONTHLY EXCESS CASHFLOW -- With respect to any Payment Date, an amount equal to the sum of (a) any Overcollateralization Reduction Amount and
(b) the excess of (x) the Available Payment Amount for that Payment Date over
(y) the sum for that Payment Date of the aggregate of the Interest Payment Amounts payable to the holders of the bonds and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Payment Amount.

         ONE-MONTH LIBOR -- As of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 as of 11:00 a.m. (London time) on that date.

         ORDER-- The order of the court or other governmental body which exercised jurisdiction to the effect that a holder of offered bonds is required to return principal or interest distributed with respect to an Offered Bond during the Term of the Policy because these distributions were avoidable preferences under applicable bankruptcy law.

         OVERCOLLATERALIZED AMOUNT -- With respect to any Payment Date, the excess, if any, of (a) the aggregate principal balance of the mortgage loans immediately following the Payment Date, over (b) the aggregate Bond Balance of the offered bonds.

         OVERCOLLATERALIZATION INCREASE AMOUNT -- With respect to the bonds and any Payment Date, the Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of that Payment Date.

         OVERCOLLATERALIZATION REDUCTION AMOUNT -- The amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount.

         OWNER TRUST AGREEMENT -- The trust agreement, dated as of ________ __, ____, between the depositor and the Owner Trustee. PARTICIPANTS -- The participating organizations for which DTC holds securities.

         PAYMENT DATE -- With respect to the offered bonds, the 25th day of each month, or, if that day is a not a business day, on the next succeeding business day, beginning in _________, ___.

         P&I ADVANCE -- With respect to the mortgage loans, an advance made by the related Servicer, in an amount equal to the aggregate of all payments of principal and interest, net of the related Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by that Servicer and that were delinquent on the related Determination Date, plus various amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure.

         PERIODIC RATE CAP -- With respect to each adjustable rate mortgage loan, a specified periodic adjustment limitation on the related mortgage rate on any related Adjustment Date.

         POLICY -- The financial guaranty insurance policy.

         PREPAYMENT ASSUMPTION -- The prepayment standard or model used in this prospectus supplement which assumes a prepayment rate for the mortgage loans of __% CPR.

         PREPAYMENT INTEREST SHORTFALL -- With respect to the mortgage loans, interest shortfalls attributable to full and partial prepayments by the mortgagors on those mortgage loans.

         PRINCIPAL PAYMENT AMOUNT -- With respect to any Payment Date, other than the Final Maturity Date and the Payment Date immediately following the acceleration of the bonds due to an Event of Default, will be the lesser of (a) the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the bonds; and (b) THE SUM OF: (i) the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received on or prior to the related Determination Date;
(ii) the principal portion of all proceeds received during the related Prepayment Period in respect of the repurchase of a mortgage loan (or, in the case of a substitution, amounts representing a principal adjustment) as contemplated in the Servicing Agreements; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans; (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding that Payment Date to the extent covered by Net Monthly Excess Cashflow for that Payment Date; and (v) the amount of any Overcollateralization Increase Amount for that Payment Date; MINUS the amount of any Overcollateralization Reduction Amount for that Payment Date. With respect to the Final Maturity Date or the Payment Date immediately following the acceleration of the bonds due to an Event of Default, the Principal Payment Amount will equal the amount necessary to reduce the Bond Balance of any bonds outstanding to zero.

         RECEIPT OR RECEIVED -- With respect to the Policy, means actual delivery to the insurer and to its fiscal agent appointed by the insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the insurer or the fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

         RECORD DATE -- For each Payment Date (i) with respect to the bonds (other than any Definitive Bonds), the close of business on the business day immediately preceding that Payment Date or (ii) with respect to the Definitive Bonds, the close of business on the last business day of the month preceding the month in which that Payment Date occurs.

         REFERENCE BANKS -- Leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Indenture Trustee and (iii) not controlling, controlled by, or under common control with, the depositor or the issuing entity.

         RELEVANT DEPOSITARY -- With respect to Euroclear, Chase, and with respect to Clearstream, Citibank.

         REQUIRED OVERCOLLATERALIZED AMOUNT -- As of any date of determination, the amount of overcollateralization required to be provided by the mortgage pool under the Indenture, which is equal to approximately ____% of the aggregate principal balance of the mortgage loans.

         RESERVE INTEREST RATE -- The rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (ii) in the event that the Indenture Trustee cannot determine this arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on that Interest Determination Date to leading European banks.

         RULES -- The rules, regulations and procedures creating and affecting DTC and its operations.

         SCHEDULED PRINCIPAL BALANCE -- With respect to any mortgage loan and as of any date of determination, an amount equal to the principal balance of that mortgage loan as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by (x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and (z) any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

         SERVICER -- With respect to ____ ___ Mortgage Loans, _________________, and with respect to _____ ____ Mortgage Loans, _________________.

         SERVICING AGREEMENTS -- The Servicing Agreements, dated as of __________ __, ____, among the Issuing Entity, the Indenture Trustee, the Master Servicer and the related Servicer.

         SERVICING FEE -- The principal compensation paid to each Servicer in respect of its servicing activities for the bonds equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each mortgage loan serviced by it for each calendar month on the same principal balance on which interest on that mortgage loan accrues for that calendar month.

         SPONSOR -- _________________, in its capacity as mortgage loan seller.

         SYSTEMS -- DTC's computer applications, systems and similar items for processing data.

         TELERATE PAGE 3750 -- The display page currently so designated on the Dow Jones Telerate Capital Markets Report (or another page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         TERM OF THE POLICY -- The period from and including the date of issuance of the Policy to and including the date on which the Bond Balances of the offered bonds are reduced to zero, plus the additional period, to the extent specified in the Policy, during which any payment on the offered bonds could be avoided in whole or in part as a preference payment.

         TERMS AND CONDITIONS -- Collectively, the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.

         TRUST ESTATE -- The trust estate established under the Owner Trust Agreement, which consists primarily of the mortgage pool.

         UNDERWRITER -- _________________.

         UNDERWRITING AGREEMENT -- The underwriting agreement, dated ________ __, ____, between the depositor and the Underwriter.

         VALUATION -- With respect to any mortgage loan, (i) in the case of an election by the Directing Holder to delay foreclosure, an amount equal to the greater of the outstanding principal balance of that mortgage loan and the fair market value of that mortgage loan as provided in the related Loan Appraisal, and (ii) in the case of an election by the Directing Holder to commence foreclosure, an amount equal to the outstanding principal balance of that mortgage loan.

                           $___________ (APPROXIMATE)


                                IMH ASSETS CORP.
                                    DEPOSITOR


               COLLATERALIZED ASSET-BACKED BONDS, SERIES ____-___




                              PROSPECTUS SUPPLEMENT

                             DATED _______ __, ____

                            IMPAC FUNDING CORPORATION
                                 MASTER SERVICER


                              [NAME OF UNDERWRITER]
                                   UNDERWRITER




YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE BONDS OFFERED BY THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the offered bonds offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered bonds, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______
--, ----.

--------------------------------------------------------------------------------
The information contained in this Prospectus Supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these securities and is not soliciting of an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------


            Subject to Completion, Dated April 12, 2006 [Version 3]

          Prospectus Supplement (to Prospectus dated __________, ____)

                         $_______________ (Approximate)

                            Impac Funding Corporation

                                 Master Servicer

                              [Name of the Sponsor]

                                     Sponsor

                                IMH Assets Corp.

                                    Depositor

                         Impac CMB Trust Series ____-__

                                 Issuing Entity

                Collateralized Asset-Backed Bonds, Series ____-__



--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on pages S-___ in this prospectus supplement.

The bonds offered hereby represent an interest solely in Impac CMB Trust Series____-__ and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the offered bonds will be made on the 25th day of each month, or, if such day is not a business day, on the succeeding business day, beginning in [____].
--------------------------------------------------------------------------------

CLASS             PASS-THROUGH RATE    BOND PRINCIPAL BALANCE    SCHEDULED FINAL
MATURITY DATE

         THE TRUST

The Impac CMB Trust Series ____-_ will consist primarily of two groups of mortgage loans:

         o the first group will consist of adjustable rate, first lien, one- to four- family residential mortgage loans; and

         o the second group will consist of adjustable rate, first lien, multifamily mortgage loans.

[CREDIT ENHANCEMENT

The bonds will have credit enhancement in the form of

         o        excess interest and overcollateralization;

         o cross-collateralization between the pools to cover realized losses;

         o subordination provided to the Class 1-A-1 Bonds by the Class 1-B-1 Bonds; and

         o a bond guaranty insurance policy issued by [Name of Bond Insurer] for the benefit of the Class 1-A-1 Bonds and Class 2-A-1 Bonds.]

In addition, _______ derivative contracts will be included in the trust which may cover basis risk shortfalls on the bonds.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering will be approximately _____% of the aggregate initial bond principal balance of the bonds, less expenses estimated to be approximately $_______. See "Method of Distribution" in this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED BONDS OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                              [NAME OF UNDERWRITER]
                                   UNDERWRITER

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

WE PROVIDE INFORMATION TO YOU ABOUT THE OFFERED BONDS IN TWO SEPARATE DOCUMENTS THAT PROGRESSIVELY PROVIDE MORE DETAIL:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of bonds; and

o this prospectus supplement, which describes the specific terms of this series of bonds.

THE DEPOSITOR'S PRINCIPAL OFFICES ARE LOCATED AT 1401 DOVE STREET, NEWPORT BEACH, CALIFORNIA 92660 AND ITS PHONE NUMBER IS (949) 475-3600.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT............................................S-4
TRANSACTION STRUCTURE......................................................S-11
RISK FACTORS...............................................................S-12
THE MORTGAGE POOL..........................................................S-24
STATIC POOL INFORMATION....................................................S-62
YIELD ON THE BONDS.........................................................S-63
THE ISSUING ENTITY.........................................................S-72
THE DEPOSITOR..............................................................S-73
THE SPONSOR................................................................S-73
THE OWNER TRUSTEE..........................................................S-74
THE INDENTURE TRUSTEE......................................................S-74
THE BOND INSURER...........................................................S-75
DESCRIPTION OF THE BONDS...................................................S-75
DESCRIPTION OF THE SERVICING AGREEMENT.....................................S-86
PERMITTED INVESTMENTS......................................................S-92
THE INDENTURE AND THE TRUST AGREEMENT......................................S-93
FEDERAL INCOME TAX CONSEQUENCES............................................S-95
METHOD OF DISTRIBUTION.....................................................S-96
SECONDARY MARKET...........................................................S-96
LEGAL OPINIONS.............................................................S-97
LEGAL PROCEEDINGS..........................................................S-97
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS.......................S-97
EXPERTS....................................................................S-97
RATINGS....................................................................S-98
LEGAL INVESTMENT...........................................................S-98
AVAILABLE INFORMATION......................................................S-99
REPORTS TO BONDHOLDERS.....................................................S-99
ERISA CONSIDERATIONS......................................................S-100
GLOSSARY..................................................................S-102
ANNEX I.....................................................................I-1
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES-S.............I-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

THE FOLLOWING SUMMARY IS A VERY BRIEF DESCRIPTION OF THE BONDS BUT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE BONDS, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.


Issuing Entity...........  Impac CMB Trust Series ____-_.

Title of Series..........  Collateralized Asset-Backed Bonds, Series ____-_.

Cut-off Date.............  _______ __, ____.

Closing Date.............  _______ __, ____.

Mortgage Loans...........  The mortgage loans in loan group 1 will be one- to four-family, adjustable-rate, first lien residential mortgage loans. The mortgage loans in loan group 2 will be multifamily, adjustable-rate, first lien mortgage loans.

Depositor................  IMH Assets Corp., an affiliate of the Master Servicer and Sponsor.

Master Servicer..........  Impac Funding Corporation.

Sponsor..................  Impac Mortgage Holdings, Inc., an affiliate of the
                           Depositor and the Master Servicer.

Subservicer..............  [Name of subservicers]

Indenture Trustee........  [Name of Indenture Trustee].

Owner Trustee............  [Name of Owner Trustee].

Bond Insurer.............  [Name of Bond Insurer].

Payment Date.............  The __th of each month or, if the __th is not a business day, on the next business day, beginning in
                           ________ ____.

Bonds....................  The classes of bonds and their bond interest rates and bond principal balances are set forth in the table below

Minimum Denomination.....  Definitive bonds will be issued in minimum denominations of $25,000, except that any beneficial ownership represented by a Book-Entry Bond in an amount less than $25,000 immediately prior to the issuance of a definitive bond shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

                                      BONDS

--------------- ------------------- ----------------------- --------------------------- -----------------------------------
CLASS             BOND INTEREST          INITIAL BOND             INITIAL RATING                   DESIGNATION
                       RATE            PRINCIPAL BALANCE      ([______]/[______])(1)
--------------- ------------------- ----------------------- --------------------------- -----------------------------------
CLASS A BONDS:
--------------- ------------------- ----------------------- --------------------------- -----------------------------------
1-A-1           Adjustable Rate(2)     $______________                Aaa/AAA            Senior/[Insured]/Adjustable Rate
--------------- ------------------- ----------------------- --------------------------- -----------------------------------
2-A-1           Adjustable Rate(2)     $______________                Aaa/AAA            Senior/[Insured]/Adjustable Rate
--------------- ------------------- ----------------------- --------------------------- -----------------------------------
CLASS 1-B-1 BONDS:
---------------------------------------------------------------------------------------------------------------------------
1-B-1           Adjustable Rate(2)     $______________               Baa2/BBB              Subordinate/Adjustable Rate
--------------- ------------------- ----------------------- --------------------------- -----------------------------------
Total Bonds:                           $______________
----------------------------------- ---------------------------------------------------------------------------------------

----------
(1) See "Ratings" in this prospectus supplement.
(2) Calculated as described in this prospectus supplement.


NOTE:

The bonds offered hereby represent interests solely in Impac CMB Trust Series ____-__ and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

THE ISSUING ENTITY

The depositor will establish Impac CMB Trust Series ____-_, a Delaware statutory trust, pursuant to a trust agreement among the depositor, the owner trustee and the certificate registrar. The trust will issue the bonds pursuant to an indenture between Impac CMB Trust Series ___-__ and the indenture trustee. On the closing date, the depositor will deposit into the trust the mortgage loans described below.

The trust will also include a bond guaranty insurance policy provided by [Name of Bond Insurer], which will guarantee certain payments on the Class 1-A-1 Bonds and Class 2-A-1 Bonds.

In addition, the depositor will assign to the trust __________ derivative contracts, which may cover basis risk shortfalls on the bonds.

Payments of interest and principal on the bonds will be made from payments received from the assets of the trust as described in this prospectus supplement.

The beneficial ownership interest in the trust will be represented by the certificates, which are not offered by this prospectus supplement.

See "Description of the Bonds" in this prospectus supplement.


THE MORTGAGE LOANS

The trust will contain one- to four- family and multifamily mortgage loans. The mortgage loans will be divided into two mortgage loan groups, loan group 1 and loan group 2.

LOAN GROUP 1

The mortgage loans in loan group 1 are one- to four-family, adjustable-rate, residential mortgage loans secured by first liens on the related mortgaged property.

LOAN GROUP 2

The mortgage loans in loan group 2 are multifamily, adjustable-rate mortgage loans secured by first liens on the related mortgaged property.

The interest rate on the mortgage loans will adjust on each adjustment date to equal the sum of the related index and the related gross margin on such mortgage loan, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

With respect to each loan group, the statistical information included in this prospectus supplement with respect to the mortgage loans in such loan group is based on a pool of sample mortgage loans. The characteristics of the final groups will not materially differ from the information provided with respect to the sample groups. Unless otherwise specified, all percentages described with respect to the sample mortgage loans are calculated based on the aggregate principal balance of the sample mortgage loans as of the cut-off date. It is expected that mortgage loans will be added to and certain sample mortgage loans will be deleted from the pool of sample mortgage loans to constitute the final pool of mortgage loans.

The sample mortgage loans in loan group 1 have original terms to maturity of not greater than 30 years and the following characteristics as of the cut-off date:

Range of mortgage rates        _____% to _____%
(approximate):

Weighted average mortgage      _____%
rate (approximate):

Weighted average remaining     _____ months
term to stated maturity
(approximate):

Range of principal balances    $_____ to $_____
(approximate):

Average principal balance:     $_____
Range of loan-to-value         _____% to _____%
ratios (approximate):

Weighted average of            _____%
loan-to-value ratios
(approximate):

The sample mortgage loans in loan group 2 have original terms to maturity of not greater than 30 years and the following characteristics as of the cut-off date:

Range of mortgage rates
(approximate):                 _____% to _____%

Weighted average mortgage      _____%
rate (approximate):

Weighted average remaining     _____ months
term to stated maturity
(approximate):

Range of principal balances    $_____ to $_____
(approximate):

Average principal balance:     $_____

Range of loan-to-value         _____% to _____%
ratios (approximate):

Weighted average of            _____%
loan-to-value ratios
(approximate):

Range of debt service          ______ x to ______ x
coverage  ratios
(approximate):

Weighted average of debt       _____x
service coverage ratio
(approximate):

[If the trust contains mortgage securities, the mortgage securities will be specifically identified by reference to the transaction(s) pursuant to which such mortgage securities were issued, the percentage interest represented by such mortgage securities and the characteristics of such mortgage securities will be described in detail. In addition, the assets underlying the mortgage securities will be described in detail.]

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.


REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The indenture trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and any exceptions, the mortgage loans. If the indenture trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, or upon the occurrence of a repurchase event, which materially and adversely affects the interests of any bondholders or the certificateholders, as applicable, or of the depositor in such mortgage, the indenture trustee shall promptly notify the sponsor of such defect. The sponsor shall, within 90 days after the earlier of its discovery or receipt of notice thereof, either cure such breach or repurchase event in all material respects or either (i) repurchase such mortgage loan from the issuing entity at the repurchase price, or (ii) substitute one or more eligible substitute mortgage loans for such mortgage loan, in each case in accordance with the terms of the mortgage loan purchase agreement; provided that, if such defect would cause the mortgage loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.


THE BONDS

PRIORITY OF PAYMENTS FROM LOAN GROUP 1. In general, on any payment date, funds available in respect of the mortgage loans in loan group 1 for distribution from payments and other amounts received on the related mortgage loans, after the payment of certain fees, will be distributed in the following order:

INTEREST PAYMENTS

first, to pay accrued interest on the Class 1-A-1 Bonds; and

second, to pay accrued interest on the Class 1-B-1 Bonds.

PRINCIPAL PAYMENTS

Amounts available after paying interest on the Class 1-A-1 Bonds and Class 1-B-1 Bonds will be used to pay principal on such bonds on a pro rata basis as described in this prospectus supplement to the extent of principal received on the mortgage loans in loan group 1.

NET MONTHLY EXCESS CASHFLOW DISTRIBUTIONS

Amounts available after paying interest and principal as described above will be the net monthly excess cashflow and will be used for various purposes, including reimbursing the bond insurer, and paying principal on the Class 1-A-1 Bonds and Class 1-B-1 Bonds, pro rata, and then to the Class 2-A-1 Bonds, in each case to cover unreimbursed realized losses.

PRIORITY OF PAYMENTS FROM LOAN GROUP 2. In general, on any payment date, funds available in respect of the mortgage loans in loan group 2 for distribution from payments and other amounts received on the related mortgage loans, after the payment of certain fees, will be distributed in the following order:

INTEREST PAYMENTS

First, to pay accrued interest on the Class 2-A-1 Bonds.

PRINCIPAL PAYMENTS

Amounts available after paying interest on the Class 2-A-1 Bonds will be used to pay principal on such bonds as described in this prospectus supplement to the extent of principal received on the mortgage loans in loan group 2.

NET MONTHLY EXCESS CASHFLOW DISTRIBUTIONS

Amounts available after paying interest and principal as described above will be the net monthly excess cashflow and will be used for various purposes, including reimbursing the bond insurer, and paying principal on the Class 2-A-1 Bonds, and then to the Class 1-A-1 Bonds and Class 1-B-1 Bonds, pro rata, in each case to cover unreimbursed realized losses.

SEE "DESCRIPTION OF THE BONDS" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.


CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the bonds consists of excess interest, overcollateralization, the subordination provided to the Class 1-A-1 Bonds by the Class 1-B-1 Bonds, cross-collateralization between the loan groups to cover realized losses and a bond guaranty insurance policy issued by [____________] for the benefit of the Class 1-A-1 Bonds and Class 2-A-1 Bonds.

On the closing date, a bond guaranty insurance policy will be issued by [____________] for the benefit of the Class 1-A-1 Bonds and Class 2-A-1 Bonds. The bond guaranty insurance policy will guarantee certain payments on the Class 1-A-1 Bonds and Class 2-A-1 Bonds.

In addition, the insurer will deliver the policy to the indenture trustee for the benefit of the holders of the Class 1-A-1 Bonds and Class 2-A-1 Bonds. Under the policy, the insurer will irrevocably and unconditionally guarantee payment to the indenture trustee on each distribution date for the benefit of the holders of the Class 1-A-1 Bonds and Class 2-A-1 Bonds, the full and complete payment of insured payments with respect to the Class 1-A-1 Bonds and Class 2-A-1 Bonds calculated in accordance with the original terms of the offered bonds when issued and without regard to any amendment or modification of the Class 1-A-1 Bonds and Class 2-A-1 Bonds or the agreement except amendments or modifications to which the insurer has given its prior written consent. If any insured payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the insurer will pay this amount out of funds of the insurer.

As of the closing date, the aggregate principal balance of the mortgage loans as of the cut off date will exceed the aggregate bond principal balance of the bonds by an amount equal to approximately $________. That amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the cut off date and is the initial amount of overcollateralization required to be provided by the mortgage pool under the agreement.

The rights of the holders of the Class 1-B-1 Bonds and the Certificates to receive distributions in respect of principal and interest will be subordinated to the rights of the holders of the Class 1-A-1 Bonds. The rights of the holders Certificates to receive distributions in respect of principal and interest will be subordinated to the rights of the holders of the Class 1-A-1, Class 2-A-1 and Class 1-B-1 Bonds.

Any realized losses on the mortgage loans will be allocated or covered on any payment date as follows: first, to the related net monthly excess cashflow, by an increase in the related overcollateralization increase amount for that payment date; second, to the non-related net monthly excess cashflow; third, in reduction of the related overcollateralized amount, until reduced to zero; and fourth, if such realized loss is on a group 1 loan, to the Class 1-B-1 Bonds, in reduction of the bond principal balance thereof, until reduced to zero.

[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

[Any third parties providing credit support for 10% or more of the pool assets will be identified].

SEE "THE BOND INSURER" AND "DESCRIPTION OF THE BONDS--OVERCOLLATERALIZATION PROVISIONS," "--ALLOCATION OF LOSSES," "--DESCRIPTION OF THE BOND INSURANCE POLICY," AND "--SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

[PRE-FUNDING ACCOUNTS]

[Additional information with respect to the pre-funding accounts, required pursuant to Item 1103(a)(5) of Regulation AB, will be provided if applicable.]


ADVANCES

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the Mortgage Loans for which it acts as servicer, in general, to the extent that such servicer believes that such cash advances can be repaid from future payments on the related Mortgage Loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

SERVICING FEE


With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the master servicer is for a period of one full month equal to one-twelfth of the product of (a) [___]% and (b) the stated principal balance of the mortgage loan as of the beginning of the related due period. Such fee shall be payable monthly, computed on the basis of the same principal amount and period on which any related interest payment on a Mortgage Loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such Monthly Payments collected.


THE DERIVATIVE CONTRACTS

The trust will include __________ derivative contracts, which will be assigned to the trust on the closing date. The derivative contracts will be divided into two groups, the group 1 derivative contracts and the group 2 derivative contracts. Payments under the derivative contracts will be made pursuant to the formulas described in this prospectus supplement. Net amounts paid under the group 1 derivative contracts and the group 2 derivative contracts will be available to cover basis risk shortfalls on the Class 1-A-1 Bonds and Class 1-B-1 Bonds, and on the Class 2-A-1 Bonds, respectively. Any amounts received from the derivative contracts not used to cover basis risk shortfalls as described in this prospectus supplement shall be paid to the holder of the certificates.

[The derivatives counterparties will be _____________________________.]


[Additional financial information regarding derivatives counterparties will be provided, as required pursuant to Item 1115 of Regulation AB, if applicable.]

SEE "DESCRIPTION OF THE BONDS--THE DERIVATIVE CONTRACTS" IN THIS PROSPECTUS SUPPLEMENT.


OPTIONAL REDEMPTION

At its option, the holder of the certificates, or, if there is no single holder, the majority holder of the certificates, may purchase all of the bonds on or after the earlier of:

the payment date on which the aggregate stated principal balance of the mortgage loans has been reduced to less than or equal to ___% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, and the payment date occurring in _________
----.

SEE "DESCRIPTION OF THE BONDS -- OPTIONAL REDEMPTION" IN THIS PROSPECTUS SUPPLEMENT.

[A summary of other events that can trigger liquidation or amortization of the asset pool or otherwise would alter the transaction structure or flow funds, required pursuant to Item 1103(a)(3)(viii) of Regulation AB, will be provided if applicable.]


FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the bonds will be treated as indebtedness to a bondholder other than the owner of the certificates and not as an equity interest in Impac CMB Trust Series ____-___.

SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT.


RATINGS

When issued, the bonds will receive ratings not lower than the ratings set forth on page S-4 of this prospectus supplement. The ratings on the bonds address the likelihood that holders of the bonds will receive all distributions on the underlying mortgage loans to which they are entitled. However, the ratings do not address the possibility that bondholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans.

In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the bonds.

SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT.


LEGAL INVESTMENT

The Class _____ Bonds and Class _____ Bonds will constitute "mortgage related securities" for purposes of SMMEA. The Class _____ Bonds will not constitute "mortgage related securities" for purposes of SMMEA.

SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.


ERISA CONSIDERATIONS

The bonds may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans are encouraged to consult with their legal advisors before investing in the bonds. SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

                              TRANSACTION STRUCTURE

                    [To be provided at the time of takedown]

                                  RISK FACTORS

         You should carefully consider, among other things, the following factors in connection with the purchase of the bonds:

THE BONDS MAY HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE

         There can be no assurance that a secondary market for the bonds will develop or, if one does develop, that it will provide holders of the bonds with liquidity of investment or that it will continue for the life of the bonds. As a result, any resale prices that may be available for any bond in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The bonds will not be listed on any securities exchange.

THE YIELD ON THE BONDS MAY BE AFFECTED BY VARIOUS RIGHTS OF THE BOND INSURER

         The yield to investors on the Class 1-B-1 Bonds will be adversely affected to the extent the bond insurer is entitled to reimbursement for payments, including interest thereon, made under the bond guaranty insurance policy and any other amounts due to the bond insurer pursuant to the bond guaranty insurance policy and the insurance agreement, including items unrelated to the performance of the mortgage loans in loan group 1 such as certain expenses of the bond insurer, to the extent not previously paid or reimbursed. These amounts, to the extent they constitute reimbursement to the bond insurer for prior draws under the bond guaranty insurance policy, will be payable from amounts otherwise payable to the Class 1-B-1 Bonds in respect of principal. Otherwise, they will be payable from the related net monthly excess cashflow on a first priority basis, prior to the increase of related overcollateralization for the Class 1-A-1 Bonds and Class 1-B-1 Bonds, reimbursement to the Class 1-B-1 Bonds for prior losses, reimbursement to the Class 1-A-1 Bonds and Class 1-B-1 Bonds for basis risk shortfalls and reimbursement to the Class 1-A-1 Bonds and Class 1-B-1 Bonds for unpaid interest shortfalls.

         In addition, the holders of the Class 1-B-1 Bonds may be affected by the ability of the bond insurer to exercise the rights of the Class 1-A-1 Bonds and Class 2-A-1 Bonds under the indenture, including the right to liquidate the assets of the trust following an event of default. In addition, the bond insurer will have the sole right to terminate the master servicer if certain loss and delinquency tests in the servicing agreement are failed. The exercise of these rights may adversely affect the yield on the Class 1-B-1 Bonds. These rights may be exercised by the holders of a majority of the voting rights of the bonds. However, due to the allocation of principal payments and losses described herein, the Class 1-A-1 Bonds and Class 2-A-1 Bonds will always have more voting rights than the Class 1-B-1 Bonds, and therefore the bond insurer, who may exercise all of the rights of the Class 1-A-1 Bonds and Class 2-A-1 Bonds, unless the bond insurer is in default, will always have control over the exercise of these rights.

         In the case of an event of default, the bond insurer may liquidate the assets of the trust in the aggregate, regardless of the relative performance of the two mortgage loan groups. As a result, holders of the Class A Bonds may be affected by the performance of the non-related mortgage loan group if it results in the bond insurer causing such liquidation.

[THE CREDIT ENHANCEMENT IS LIMITED, AND THE POTENTIAL INADEQUACY OF THE CREDIT ENHANCEMENT MAY CAUSE LOSSES OR SHORTFALLS TO BE INCURRED ON THE BONDS

         The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class 1-A-1 Bonds and Class 2-A-1 Bonds, and to a more limited extent, the holders of the Class 1-B-1 Bonds, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your bonds as a result of delinquencies or defaults on the mortgage loans. On the closing date, the amount of overcollateralization will equal approximately _____% and _____% of the aggregate stated principal balance of the mortgage loans in loan group 1 and loan group 2, respectively, as of the cut-off date.]

         Cross-collateralization allows excess interest from one loan group to cover realized losses in the other loan group. However, this excess interest from either loan group is available solely to the extent the related bonds have received the interest and principal to which they are entitled, and to the extent that any realized losses have been covered in the related loan group. Cross-collateralization will not be available to cover interest losses or shortfalls.

         If delinquencies or defaults occur on the mortgage loans, neither the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the master servicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

         If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses. Losses on the mortgage loans in loan group 1, to the extent not covered by the related excess cash flow, the related overcollateralization, or by cross-collateralization, will be allocated to the Class 1-B-1 Bonds, and then, to the extent not covered by the financial guaranty insurance policy, to the Class 1-A-1 Bonds. Losses on the mortgage loans in loan group 2, to the extent not covered by the related excess cash flow, the related overcollateralization, or by cross-collateralization, will be allocated to the Class 2-A-1 Bonds, to the extent not covered by the financial guaranty insurance policy.

         The ratings of the bonds by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis or, in the case of the Class 1-A-1 Bonds or Class 2-A-1 Bonds, by a change of the financial strength rating of the certificate insurer. [None of the depositor, the master servicer, any subservicer, the indenture trustee, the owner trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the bonds. SEE "DESCRIPTION OF CREDIT ENHANCEMENT" IN THE PROSPECTUS.]

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO CREATE OR MAINTAIN OVERCOLLATERALIZATION, OR TO PROVIDE CROSS-COLLATERALIZATION

         The amount of interest generated by the mortgage loans (net of fees and expenses) in a loan group is expected to be higher than the amount of interest required to be paid to the related bonds. Any such excess interest will be used first, to reimburse the bond insurer, second, to maintain the current level of overcollateralization by covering realized losses on the related mortgage loans, third, to create additional overcollateralization until the required level of overcollateralization is reached, and fourth, to provide cross-collateralization by covering realized losses on the mortgage loans in the other loan group. We cannot assure you, however, that enough excess interest will be available to create or maintain the required level of overcollateralization or to provide cross-collateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

         o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

         o Every time a mortgage loan is liquidated, excess interest may be reduced because such mortgage loans will no longer be outstanding and generating interest.

         o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required payments on the bonds.

         o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

NET PAYMENTS BY THE ISSUING ENTITY TO THE DERIVATIVE COUNTERPARTY UNDER THE DERIVATIVE CONTRACTS MAY REDUCE EXCESS INTEREST AND THE BOND INTEREST RATE FOR THE BONDS

         The amount of excess interest generated by the mortgage loans available for payments to the bonds will be reduced by net payments to the counterparty under the derivative contracts in the event of a reduction of One-Month LIBOR below the levels set forth in the derivative contracts as described in this prospectus supplement. In addition, the related available funds rate and therefore the bond interest rate on the bonds may be reduced by the requirement of the issuing entity to pay net payments to the counterparty under the derivative contracts.

THE DIFFERENCE BETWEEN THE INTEREST RATES ON THE BONDS AND THE MORTGAGE LOANS MAY RESULT IN BASIS RISK SHORTFALL WITH RESPECT TO THE BONDS

         The bond interest rate with respect to the bonds adjusts each month and is based upon the value of an index (One-Month LIBOR) plus the related margin, limited by a maximum bond rate and the related available funds rate. However, the mortgage rate of a substantial majority of the mortgage loans in loan group 1, and all of the mortgage loans in loan group 2, is based upon a different index (Six-Month LIBOR) plus the related gross margin, and adjusts semi-annually, commencing, in many cases, after an initial fixed-rate period. One-Month LIBOR and Six-Month LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Also, because the mortgage rates on the mortgage loans generally adjust semi-annually, and, in many cases, after an initial fixed-rate period, there will be a delay between the change in Six-Month LIBOR and the rate on the mortgage loan. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or falling or that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise much more rapidly than Six-Month LIBOR. To the extent that the bond interest rate is limited to the available funds rate, basis risk shortfalls may occur.
See "Description of the Bonds--Interest Payments on the Bonds."

         The derivative contracts will be assigned to the trust and the net amounts payable from these contracts will provide some protection against any basis risk shortfalls on the related bonds. However, net amounts payable under the derivative contracts are based on the parameters described in this prospectus supplement, and to the extent the actual performance of the mortgage loans differs from the expectations on which these parameters were based, the derivative contracts may provide insufficient funds to cover these shortfalls.

         To the extent that net amounts payable under the derivative contracts for a loan group are insufficient to cover basis risk shortfalls on the related bonds, related net monthly excess cashflow may be used, subject to the priorities described in this prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the bond interest rate on a class of bonds is limited to the related available funds rate, there will be little or no related net monthly excess cashflow.

         Basis risk shortfalls are not covered by the bond guaranty insurance policy and may remain unpaid on the final scheduled payment date.

THE MORTGAGE LOANS IN LOAN GROUP 2 ARE SECURED BY MULTIFAMILY PROPERTIES

         _____ of the mortgage loans in loan group 2 are secured by multifamily properties. Mortgage loans secured by multifamily properties may entail risks of loss and delinquency that are greater than similar risks associated with loans secured by one- to four-family residential properties. The ability of a borrower to repay a loan secured by an income-producing property is dependent primarily upon the successful operation of such property rather than the borrower's income or assets. Furthermore, the value of an income-producing property is related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Since the cash flow necessary to repay a multifamily loan may be more volatile, such loans expose investors to different and potentially greater risks than those posed by one-to four- family residential loans.

         In the case of the multifamily loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on such a loan. The net operating income of a multifamily property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily property, rental income may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily loan. Lenders also look to the loan-to-value ratio of a multifamily loan as a measure of risk of loss if a property must be liquidated following a default.

         A large number of additional factors may adversely affect the value and successful operation of a multifamily property, including:

         o the physical attributes of the apartment building such as its age, appearance and construction quality;

         o the location of the property, for example, a change in the neighborhood over time;

         o the ability of management to provide adequate maintenance and insurance;

         o        the types of services or amenities that the property provides;

         o        the property's reputation;

         o the level of mortgage insurance rates, which may encourage tenants to purchase rather than lease housing;

         o        the presence of competing properties;

         o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

         o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant vouchers programs, which vouchers may be used at other properties and influence tenant mobility;

         o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

         o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

         Sound property management may control costs, provide appropriate service to tenants and ensure that improvements are maintained. Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. Property management errors can impair the long-term viability of a property.

         In the case of multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         If a multifamily loan becomes a specially serviced multifamily loan, the amount of servicing compensation will be increased, resulting in a reduction in the amount of related net monthly excess cash flow with respect to the mortgage loans. In addition, in the event the interest rate on a multifamily loan is reduced, the amount of net monthly excess cash flow with respect to the related mortgage loans will also be reduced.

         Investors in the bonds should note that the sponsor has only recently begun to originate multifamily loans and therefore has no material loss and delinquency information with respect to the multifamily loans.

SEE "YIELD AND PREPAYMENT CONSIDERATIONS," "DESCRIPTION OF THE MORTGAGE POOL-- MULTIFAMILY LOANS" AND "SERVICING AGREEMENT -- SERVICING OF MULTIFAMILY LOANS" IN THIS PROSPECTUS SUPPLEMENT.

INVESTMENT IN THE MORTGAGE LOANS

         Certain of the mortgage loans included in the trust, particularly those secured by multifamily properties, may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties and, in the case of multifamily properties, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws and rent control laws.

         It is anticipated that some or all of the mortgage loans included in the trust, particularly mortgage loans secured by multifamily properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

         Mortgage loans made on the security of multifamily properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single family properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate unpaid principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

THE MORTGAGE LOANS IN LOAN GROUP 2 ARE CONCENTRATED AND HAVE HIGH PRINCIPAL BALANCES

         There are only twenty mortgage loans in loan group 2, with principal balances ranging from $________ to $________. As a result, any realized loss on one of these mortgage loans could be a substantial amount and could cause a realized loss greater than the amount of overcollateralization, even if the amount of overcollateralization is at its target amount. Investors are urged to consider the risk that the loss and delinquency experience on the mortgage loans in loan group 2 with higher principal balances may have a disproportional effect on these mortgage loans as a whole. In addition, the timing of prepayments and liquidations of these mortgage loans could be volatile.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY WITH RESPECT TO THE MORTGAGED PROPERTIES AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT CAUSE LOSSES OR SHORTFALLS TO BE INCURRED ON THE BONDS

         Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce payments with respect to the bonds. SEE "LEGAL ASPECTS OF MORTGAGE LOANS -- FORECLOSURE ON MORTGAGES AND SOME CONTRACTS" IN THE PROSPECTUS.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES AND CHANGES IN THE BORROWERS' FINANCIAL CONDITION, WHICH MAY CAUSE LOSSES OR SHORTFALLS TO BE INCURRED ON THE BONDS

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, mortgage loans with high loan-to-value ratios or high principal balances will be affected by any decline in real estate values. Also, in recent years, property values have risen at a greater rate than previously. Any decrease in the value of the mortgage loans may result in the allocation of losses to the bonds to the extent not covered by credit enhancement.

THE MORTGAGE LOANS IN LOAN GROUP 1 WERE UNDERWRITTEN TO NON-CONFORMING UNDERWRITING STANDARDS, WHICH MAY RESULT IN LOSSES OR SHORTFALLS ON THE BONDS

         The mortgage loans in loan group 1 were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the sponsor's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the bonds.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         Approximately _____% and _____% of the sample mortgage loans in loan group 1 (by aggregate outstanding principal balance of the related sample mortgage loans as of the cut-off date) have initial interest only periods of five and ten years, respectively. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the bonds from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the bonds.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF CALIFORNIA, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, and by other disruptions such as ongoing power outages or terrorist actions or acts of war. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. Approximately _____% and _____% of the sample mortgage loans in loan group 1 and loan group 2, respectively, (by aggregate outstanding principal balance of the sample mortgage loans as of the cut-off date) are in the state of California. The concentration of the mortgage loans in the state of California may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. In particular, property values in California have increased at a rate greater than previously in recent years, and may as a result be subject to decline in the future. Any risks associated with mortgage loan concentration may affect the yield to maturity of the bonds to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the bonds.

THE RATE AND TIMING OF PREPAYMENTS WILL AFFECT YOUR YIELD

         Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the bonds:

o If you purchase your bonds at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

o If you purchase your bonds at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

o Approximately _____% and _____% of the sample mortgage loans in loan group 1 and loan group 2, respectively, (by aggregate outstanding principal balance of the sample mortgage loans as of the cut-off date) require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

o The sponsor may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the master servicer has the option to purchase mortgage loans that become 90 days or more delinquent. These purchases will have the same effect on the holders of the bonds as a prepayment in full of any such purchased mortgage loans.

o The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the classes of bonds then entitled to payments of principal whenever overcollateralization is at a level below the required level. An earlier return of principal to the holders of the bonds as a result of the overcollateralization provisions will influence the yield on the bonds in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the bonds.

         SEE "YIELD ON THE BONDS" IN THIS PROSPECTUS SUPPLEMENT.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS

         To the extent the master servicer for a mortgage loan acquires title to any related mortgaged property contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. SEE "SERVICING OF MORTGAGE LOANS -- REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS" AND "LEGAL ASPECTS OF MORTGAGE LOANS -- ENVIRONMENTAL LEGISLATION" IN THE PROSPECTUS. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the bonds, to the extent not covered by credit enhancement, may be affected.

SOME ADDITIONAL RISKS ARE ASSOCIATED WITH THE CLASS 1-B-1 BONDS

         The weighted average life of, and the yield to maturity on, the Class 1-B-1 Bonds will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans, in particular the mortgage loans in loan group 1. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in the Class 1-B-1 Bonds, the actual yield to maturity of such bonds may be lower than assumed. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans in loan group 1, to the extent they exceed the amount of related overcollateralization following payments of principal on the related payment date, will reduce the bond principal balance of the Class 1-B-1 Bonds. As a result of such reductions, less interest will accrue on such class of Class 1-B-1 Bonds than would otherwise be the case. Furthermore, the timing of receipt of principal and interest by the Class 1-B-1 Bonds may be adversely affected by losses even if such class of bonds does not ultimately bear such loss, to the extent losses affect the required amount of overcollateralization.

         Once a realized loss is allocated to a Class 1-B-1 Bond, no amounts will be distributable with respect to such written-down amount. However, the amount of any realized losses allocated to the Class 1-B-1 Bonds may be repaid to the holders thereof from the net monthly excess cashflow according to the priorities set forth under "Description of the Bonds -- Overcollateralization Provisions" in this prospectus supplement.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS WILL AFFECT YOUR YIELD

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for any days in the month in which the prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the mortgage loan. This may result in a shortfall in interest collections available for payment to bondholders on the next payment date. The master servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full, but only up to the lesser of (a) one-twelfth of 0.125% of the aggregate stated principal balance of the mortgage loans immediately preceding such payment date and (b) the amount of the master servicer's aggregate master servicing fee and any subservicing fee for the related due period. Prepayment interest shortfalls resulting from prepayments in part will not be covered by the master servicer, any subservicer or otherwise. In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the master servicer or any subservicer. Further, these shortfalls will not be covered by the bond guaranty insurance policy.

         On any payment date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the master servicer will be allocated to the bonds on a pro rata basis based on the respective amounts of interest accrued on such bonds for such payment date. The holders of the bonds will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the net monthly excess cashflow in accordance with the payment provisions in this prospectus supplement. If these shortfalls are allocated to the bonds and are not reimbursed on any payment date, the amount of interest paid to those bonds will be reduced, adversely affecting the yield on your investment.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

         Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the sponsor. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans will be subject to federal laws, including:

o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

o the Georgia Fair Lending Act, which regulates the lending practices of mortgage loan originators.

         Approximately _____% of the sample mortgage loans in loan group 1 (by aggregate outstanding principal balance of the related sample mortgage loans as of the cut-off date) are "home loans" and may be "covered home loans" under the Georgia Fair Lending Act. Purchasers or assignees of a covered home loan, including the trust, could be subject to defenses to prevent a foreclosure or action to collect or counterclaims of a mortgagor if the loan is in violation of the Georgia Fair Lending Act. See "The Mortgage Pool--Sample Mortgage Loan Characteristics" in this prospectus supplement. Investors should note that Standard & Poor's may not rate securitizations or resecuritizations involving "home loans" under the Georgia Act commencing February 1, 2003. Investors, particularly investors in the Class 1-B-1 Bonds, should note that this position may negatively impact the value of their securities.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement.

         The sponsor will represent that as of the closing date, that to the best of the sponsor's knowledge, each such mortgage loan at the time it was originated complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, truth-in-lending and disclosure laws. The sponsor will also represent that each mortgage loan is being serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

THERE MAY BE VARIATIONS IN THE MORTGAGE LOANS FROM THE SAMPLE MORTGAGE LOANS

         The sample mortgage loans include mortgage loans whose characteristics may vary from the specific characteristics reflected in the mortgage loans, although the extent of such variance is not expected to be material. Within 15 days of the closing date, tables will be filed on Form 8-K reflecting the final pool of mortgage loans.

THE RATINGS ON THE BONDS ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE BONDS AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY RESULT IN LOSSES ON THE BONDS

         It is a condition to the issuance of the bonds that each class of bonds be rated no lower than the ratings described on page S-4 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any bond, and, accordingly, there can be no assurance that the ratings assigned to any bond on the date on which the bonds are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the bonds may be adversely affected. The ratings of the Class 1-A-1 Bonds and Class 2-A-1 Bonds are based primarily on the financial strength of the bond insurer. SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

A TRANSFER OF SUBSERVICING MAY RESULT IN INCREASED LOSSES AND DELINQUENCIES ON THE MORTGAGE LOANS

         Substantially all of the mortgage loans in loan group 1 will initially be subserviced by [Name of Subservicer] as described in this prospectus supplement under "Description of the Servicing Agreement -- The Subservicers." However, the master servicer has entered into a contract to transfer the subservicing with respect to such mortgage loans to [Name of Subservicer], or an affiliate thereof, on or about __________, ____. Investors should note, however, that when the servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the bonds. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on these mortgage loans.

THE RECORDING OF MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
BONDS.

         The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the sponsor and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS(R) System. However, if MERS discontinues the MERS(R) SystEm and it becomes necessary to record an assignment of the mortgage to the indenture trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the Bonds.

         The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the payment of liquidation proceeds to bondholders and increase the amount of losses on the mortgage loans.

         FOR ADDITIONAL INFORMATION REGARDING MERS AND THE MERS(R) SYSTEM, SEE "THE MORTGAGE POOL -- MORTGAGE LOAN CHARACTERISTICS" AND "YIELD ON THE BONDS -- GENERAL YIELD AND PREPAYMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT

FICO SCORES MENTIONED IN THIS PROSPECTUS SUPPLEMENT ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS

         Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See "The Mortgage Pools--FICO Scores" in the base prospectus.

                                THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of two groups of mortgage loans, referred to in this prospectus supplement as "Loan Group 1" and "Loan Group 2" (and each, a "Loan Group"), and also designated as the "Group 1 Loans" and the "Group 2 Loans", respectively. The Group 1 Loans are one- to four-family, adjustable-rate, fully-amortizing residential mortgage loans secured by first liens on mortgaged properties. The Group 2 Loans are adjustable-rate, fully-amortizing multifamily mortgage loans secured by first liens on mortgaged properties. The mortgage loans will have original terms to maturity of not greater than 30 years.

         The depositor will convey the mortgage loans to the trust on the Closing Date pursuant to the Trust Agreement. The Sponsor will make certain representations and warranties with respect to the mortgage loans in the Mortgage Loan Sale and Contribution Agreement. These representations and warranties will be assigned to the indenture trustee for the benefit of the Bondholders and the Bond Insurer. As more particularly described in the prospectus, the Sponsor will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the mortgage loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of the Bondholders or the Bond Insurer. SEE "THE MORTGAGE POOLS -- REPRESENTATIONS BY SPONSORS" IN THE PROSPECTUS.

         The mortgage loans will have been originated or acquired by the Sponsor in accordance with the underwriting criteria described in this prospectus supplement. For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, SEE "--UNDERWRITING STANDARDS" BELOW.

         ______________ of the Group 1 Loans will initially be subserviced by [Name of Subservicer] The subservicing with respect to such mortgage loans will be transferred to [Name of Subservicer], or an affiliate thereof, on or about __________, ____. The Group 2 Loans will be subserviced by [Name of Subservicer] SEE "DESCRIPTION OF THE SERVICING AGREEMENT -- THE SUBSERVICERS" IN THIS PROSPECTUS SUPPLEMENT.

         No mortgage loan will be more than 30 days delinquent as of the Cut-off Date. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         ______________ of the mortgage loans have scheduled monthly payments due on the first of the month. Each mortgage loan is generally assumable in accordance with the terms of the related mortgage note.

         [If the trust contains mortgage securities, the mortgage securities will be specifically identified by reference to the transaction(s) pursuant to which such mortgage securities were issued, the percentage interest represented by such mortgage securities and the characteristics of such mortgage securities will be described in detail. In addition, the asstes underlying the mortgage securities will be described in detail.]

         Each mortgage loan is required to be covered by a standard hazard insurance policy. SEE "PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER --HAZARD INSURANCE POLICIES" IN THE PROSPECTUS.

MORTGAGE RATE ADJUSTMENT

         The mortgage rate on ______________ of the mortgage loans will generally adjust semi-annually commencing after an initial period after origination of generally six months, two years, three years or five years, in each case on each applicable adjustment date to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related index and (ii) the gross margin. In addition, the mortgage rate on each mortgage loan is subject on its first adjustment date following its origination to an initial rate cap and on each adjustment date thereafter to a periodic rate cap. All of the mortgage loans are also subject to maximum and minimum lifetime mortgage rates. The mortgage loans were generally originated with an initial mortgage rate below the sum of the index at origination and the gross margin. Due to the application of the initial rate caps, periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any mortgage loan, as adjusted on any related adjustment date, may not equal the sum of the index and the gross margin.

         The mortgage rate on ______________ of the sample mortgage loans adjusts based on an index equal to Six-Month LIBOR. In the event that the related index is no longer available, an index that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

         ______________ of the sample mortgage loans have not reached their first adjustment date as of the Closing Date. The initial mortgage rate is generally lower than the rate that would have been produced if the applicable gross margin had been added to the index in effect at origination. Mortgage loans that have not reached their first adjustment date are subject to the initial rate cap on their first adjustment date, and periodic rate caps thereafter. As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.


INDICES ON THE MORTGAGE LOANS

         The index applicable to the determination of the mortgage rate on _____% of the Group 1 Loans, and all of the Group 2 Loans, is the average of the interbank offered rates for six-month United States dollar deposits in the London market as published by Fannie Mae or THE WALL STREET JOURNAL and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or Six-Month LIBOR.

         The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from Fannie Mae. The rates are determined from information that is available as of 11:00 a.m. (London time) on the second to last business day of each month. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by Fannie Mae). No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan based on Six-Month LIBOR.

                                            [NAME OF INDEX]

MONTH                  [YEAR]     [YEAR]    [YEAR]    [YEAR]    [YEAR]    [YEAR]     [YEAR]    [YEAR]
-----                  ------     ------    ------    ------    ------    ------     ------    ------
January...........
February..........
March.............
April.............
May...............
June..............
July..............
August............
September.........
October...........
November..........
December..........

         The index applicable to _____% of the sample Group 1 Loans will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519) as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, or One-Year U.S. Treasury, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note.


PREPAYMENT CHARGES

         Approximately _____% and _____% of the sample Group 1 Loans and sample Group 2 Loans, respectively, provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, mortgage loans with prepayment charges provide for payment of a prepayment charge on some partial or full prepayments made within one year, five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan. No mortgage loan provides for payment of a prepayment charge on partial or full prepayments made more than five years from the date of origination of that mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note. For mortgage loans which are not multifamily loans, the prepayment charge will generally apply if, in any twelve-month period during the first year, five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan. The amount of the prepayment charge on these loans will generally be equal to 6 months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan. For the multifamily loans with no initial fixed rate period or a three year fixed rate period, the amount of the prepayment charge is 3% of the principal balance of the related mortgage loan for the first year after origination, declining by 1% each year until such charge terminates at the end of the third year. For the multifamily loans with a five year fixed rate period, the amount of the charge is 5% of the principal balance of the related mortgage loan for the first year after origination, declining by 1% each year until such charge terminates at the end of the fifth year. The prepayment charges may, in certain circumstances, be waived by the Master Servicer or the related subservicer. Some of these prepayment charges may not be enforceable in cases where the mortgagor sells the related mortgaged property. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. The Master Servicer or the related subservicer will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for payment on the Bonds.

PRIMARY MORTGAGE INSURANCE AND THE RADIAN LENDER-PAID PMI POLICY

         ______________ of the Group 1 Loans with a loan-to-value ratio at origination in excess of 80.00% will be insured by one of the following: (1) a Primary Insurance Policy issued by a private mortgage insurer (other than a Radian Lender-Paid PMI Policy) or (2) the Radian Lender-Paid PMI Policy.

         Each Primary Insurance Policy will insure against default under each insured mortgage note as follows: (A) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 80.01% and up to and including 90.00% of the lesser of the Appraised Value and the sale price, such mortgage loan is covered by a Primary Insurance Policy in an amount equal to at least 20.00% of the Allowable Claim and (B) for which the outstanding principal balance at origination of such mortgage loan exceeded 90.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Primary Insurance Policy in an amount equal to at least 20.00% of the Allowable Claim.

         The Radian Lender-Paid PMI Policy will insure against default under each insured mortgage note as follows: (A) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 80.01% and up to and including 89.99% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered in an amount equal to at least 22.00% of the Allowable Claim, (B) for which the outstanding principal balance at origination of such mortgage loan is at least 90.00% and up to and including 95.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered in an amount equal to at least 22.00% of the Allowable Claim and
(C) for which the outstanding principal balance at origination of such mortgage loan is at least 95.01% and up to and including 97.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered in an amount equal to at least 35.00% of the Allowable Claim.

         With respect to the Radian Lender-Paid PMI Policy, the premium will be payable by the Master Servicer out of interest collections on the mortgage loans at a rate equal to the related Radian PMI Rate. The Radian PMI Rates will range from _____% per annum to ______% per annum of the Stated Principal Balance of the related Radian PMI Insured Loan.

         To the extent of a default by Radian under the Radian Lender-Paid PMI Policy, the Master Servicer will use its best efforts to find a replacement policy with substantially similar terms, with the approval of the Bond Insurer.


SAMPLE MORTGAGE LOAN CHARACTERISTICS

         The statistical information included in this prospectus supplement with respect to the mortgage loans is based on a pool of _____ sample mortgage loans, _____% of which are in Loan Group 1 and _____% of which are in Loan Group 2. References to percentages of the sample mortgage loans unless otherwise noted are calculated based on the aggregate principal balance of the sample mortgage loans as of the Cut-off Date.

         Approximately _____% of the sample Group 1 Loans are "home loans" and may be "covered home loans" under the Georgia Fair Lending Act. The Georgia Act applies to any mortgage loan that is secured by a property located in the State of Georgia that is the mortgagor's principal residence, that has a principal amount not in excess of the conforming loan balance limit established by Fannie Mae, and that was originated after October 1, 2002. These loans are referred to under the Georgia Act as "home loans." Certain home loans, which are referred to as "covered home loans," have met certain fee and finance-charge criteria. The Georgia Act prohibits certain activities and charges in connection with home loans. Additional prohibitions apply to covered home loans.

         The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the Master Servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the Sponsor and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the Master Servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any interest in the mortgage loan. Some of the sample Group 1 Loans and sample Group 2 Loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Yield on the Bonds -- Yield Sensitivity of the Class 1-B-1 Bonds" in this prospectus supplement.

LOAN GROUP 1

         The sample Group 1 Loans had an aggregate principal balance as of the Cut-off Date of approximately $_________, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the sample Group 1 Loans are secured by first liens on the related mortgaged property.

         The average principal balance of the sample Group 1 Loans at origination was approximately $_______. No sample Group 1 Loan had a principal balance at origination of greater than approximately $_______ or less than approximately $_______. The average principal balance of the sample Group 1 Loans as of the Cut-off Date was approximately $_______. No sample Group 1 Loan had a principal balance as of the Cut-off Date of greater than approximately $_______ or less than approximately $_______.

         As of the Cut-off Date, the sample Group 1 Loans had mortgage rates ranging from approximately _____% per annum to approximately _____% per annum and the weighted average mortgage rate was approximately _____% per annum. The weighted average remaining term to stated maturity of the sample Group 1 Loans was approximately _____ months as of the Cut-off Date. None of the sample Group 1 Loans will have a first Due Date prior to __________, ____, or after __________, ____, or will have a remaining term to maturity of less than _____ months or greater than _____ months as of the Cut-off Date. The latest maturity date of any sample Group 1 Loan is __________, ____.

         Approximately _____% and _____% of the sample Group 1 Loans have initial interest only periods of five and ten years, respectively.

         The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the sample Group 1 Loans was approximately _____%. No loan-to-value ratio at origination of any sample Group 1 Loan was greater than approximately _____% or less than approximately _____%.

         None of the sample Group 1 Loans are buydown mortgage loans.

         None of the Group 1 Loans will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

         Approximately _____% of the sample Group 1 Loans have not reached their first adjustment date as of the Closing Date.

         Approximately _____% of the sample Group 1 Loans provide for prepayment charges.

         Approximately _____% and _____% of the sample Group 1 Loans are covered by a Primary Insurance Policy and the Radian Lender-Paid PMI Policy, respectively. For the sample Group 1 Loans, the weighted average of the Radian PMI Rates for the mortgage loans covered by the Radian Lender-Paid PMI Policy is approximately _____% per annum.

         Set forth below is a description of certain additional characteristics of the sample Group 1 Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the sample Group 1 Loans are approximate percentages by aggregate principal balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

                           ORIGINATOR CONCENTRATIONS IN THE MORTGAGE PROPERTIES

    ORIGINATOR      NUMBER OF MORTGAGE    AGGREGATE SCHEDULED     % OF LOAN       WEIGHTED        WEIGHTED
                           LOANS           PRINCIPAL BALANCE       GROUP 1     AVERAGE CREDIT      AVERAGE
                                           OUTSTANDING AS OF   MORTGAGE LOANS       SCORE         ORIGINAL
                                             CUT-OFF DATE                                       LOAN-TO-VALUE
                                                                                                    RATIO
 ---------------    ------------------    -------------------  --------------  --------------   -------------


         Total


                            SERVICER CONCENTRATIONS IN THE MORTGAGE PROPERTIES

     SERVICER       NUMBER OF MORTGAGE    AGGREGATE SCHEDULED     % OF LOAN       WEIGHTED        WEIGHTED
                           LOANS           PRINCIPAL BALANCE       GROUP 1     AVERAGE CREDIT      AVERAGE
                                           OUTSTANDING AS OF   MORTGAGE LOANS       SCORE         ORIGINAL
                                             CUT-OFF DATE                                       LOAN-TO-VALUE
                                                                                                    RATIO
 ---------------    ------------------    -------------------  --------------  --------------   -------------


         Total


                         PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION

                                                                                                PERCENTAGE OF
                  ORIGINAL                         NUMBER OF                                    CUT-OFF DATE
             SAMPLE GROUP 1 LOAN                 SAMPLE GROUP 1      AGGREGATE UNPAID             AGGREGATE
           PRINCIPAL BALANCES ($)                    LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
           ----------------------                --------------      -----------------        -----------------




Total   ..............................

         The average principal balance of the sample Group 1 Loans at origination was approximately $_______.

                               PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                                                                PERCENTAGE OF
                                                   NUMBER OF                                    CUT-OFF DATE
         CURRENT SAMPLE GROUP 1 LOAN             SAMPLE GROUP 1      AGGREGATE UNPAID             AGGREGATE
           PRINCIPAL BALANCES ($)                    LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
         ---------------------------             --------------      -----------------        -----------------




Total   ..............................

         As of the Cut-off Date, the average current principal balance of the sample Group 1 Loans will be approximately $_______.

                                           MORTGAGE RATES

                                                                                          PERCENTAGE OF
                                             NUMBER OF                                    CUT-OFF DATE
                                          SAMPLE GROUP 1        AGGREGATE UNPAID            AGGREGATE
          MORTGAGE RATES (%)                   LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
       ----------------------             --------------       -----------------        -----------------




Total   ..............................

         The weighted average mortgage rate of the sample Group 1 Loans was approximately _____% per annum.

                                       NEXT ADJUSTMENT DATE

                                                                                          PERCENTAGE OF
                                             NUMBER OF                                    CUT-OFF DATE
                                          SAMPLE GROUP 1        AGGREGATE UNPAID            AGGREGATE
         NEXT ADJUSTMENT DATE                  LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
        ----------------------            --------------       -----------------        -----------------




Total   ..............................

         As of the Cut-off Date, the weighted average remaining months to the next adjustment date of the sample Group 1 Loans will be approximately ___ months.

                                            GROSS MARGIN

                                                                                          PERCENTAGE OF
                                             NUMBER OF                                    CUT-OFF DATE
                                          SAMPLE GROUP 1        AGGREGATE UNPAID            AGGREGATE
      RANGE OF GROSS MARGINS (%)               LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
     ---------------------------          --------------       -----------------        -----------------




Total   ..............................

         As of the Cut-off Date, the weighted average Gross Margin of the sample Group 1 Loans will be approximately _____% per annum.

                                         MAXIMUM MORTGAGE RATE

                                                                                          PERCENTAGE OF
                                             NUMBER OF                                    CUT-OFF DATE
                                          SAMPLE GROUP 1        AGGREGATE UNPAID            AGGREGATE
  RANGE OF MAXIMUM MORTGAGE RATE (%)           LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
  ----------------------------------      --------------       -----------------        -----------------




Total   ..............................

         As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the sample Group 1 Loans will be approximately _____% per annum.


                                      INITIAL FIXED-RATE PERIOD

                                                                                          PERCENTAGE OF
                                             NUMBER OF                                    CUT-OFF DATE
                                          SAMPLE GROUP 1        AGGREGATE UNPAID            AGGREGATE
      INITIAL FIXED-RATE PERIOD                LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
      -------------------------           --------------       -----------------        -----------------




Total   ..............................

                                           INITIAL RATE CAP

                                                                                          PERCENTAGE OF
                                             NUMBER OF                                    CUT-OFF DATE
                                          SAMPLE GROUP 1        AGGREGATE UNPAID            AGGREGATE
        INITIAL RATE CAPS (%)                  LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
        ----------------------            --------------       -----------------        -----------------




Total   ..............................


                                          PERIODIC RATE CAP

                                                                                          PERCENTAGE OF
                                             NUMBER OF                                    CUT-OFF DATE
                                          SAMPLE GROUP 1        AGGREGATE UNPAID            AGGREGATE
        PERIODIC RATE CAPS (%)                 LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
        ----------------------            --------------       -----------------        -----------------




Total   ..............................

                                    ORIGINAL LOAN-TO-VALUE RATIOS

                                                                                            PERCENTAGE OF
                                              NUMBER OF          AGGREGATE UNPAID       CUT-OFF DATE AGGREGATE
   ORIGINAL LOAN-TO-VALUE RATIOS (%)     SAMPLE GROUP 1 LOANS    PRINCIPAL BALANCE        PRINCIPAL BALANCE
   ---------------------------------      --------------       -----------------        -----------------




Total   ..............................

         The minimum and maximum loan-to-value ratios of the sample Group 1 Loans at origination were approximately _____% and _____%, respectively, and the weighted average of the loan-to-value ratios of the sample Group 1 Loans at origination was approximately _____%.


                                          OCCUPANCY TYPES

                                                                                             PERCENTAGE OF
                                                   NUMBER OF                                  CUT-OFF DATE
                                                SAMPLE GROUP 1      AGGREGATE UNPAID           AGGREGATE
               OCCUPANCY TYPE                        LOANS          PRINCIPAL BALANCE      PRINCIPAL BALANCE
        ----------------------            --------------       -----------------        -----------------




Total   ..............................

         Occupancy type is based on the representation of the borrower at the time of origination.

                                 MORTGAGE LOAN PROGRAM AND DOCUMENTATION TYPE

                                                                                              PERCENTAGE OF
                                                   NUMBER OF                                   CUT-OFF DATE
                                                 SAMPLE GROUP 1      AGGREGATE UNPAID           AGGREGATE
     LOAN PROGRAM AND DOCUMENTATION TYPE             LOANS           PRINCIPAL BALANCE      PRINCIPAL BALANCE
     -----------------------------------         --------------      -----------------      -----------------




Total   ..............................

         SEE "--UNDERWRITING STANDARDS" BELOW FOR A DETAILED DESCRIPTION OF THE SPONSOR'S LOAN PROGRAMS AND DOCUMENTATION REQUIREMENTS

                                                 RISK CATEGORIES

                                                                                                PERCENTAGE OF
                                                  NUMBER OF                                     CUT-OFF DATE
                                               SAMPLE GROUP 1        AGGREGATE UNPAID             AGGREGATE
               CREDIT GRADE                         LOANS           PRINCIPAL BALANCE         PRINCIPAL BALANCE
           ----------------------              --------------       -----------------         -----------------




Total   ..............................

-------------
(1) All of these sample Group 1 Loans were reviewed and placed into risk categories based on the credit standards of the Progressive Series Program. Credit grades of A+, A and A- correspond to Progressive Series I+, I and II, and III and III+, respectively. All of the mortgage loans originated pursuant to the Express Priority Refi(TM) Program have been placed in Progressive Express(TM) Programs II anD III.

(2) These sample Group 1 Loans were originated under the Sponsor's Progressive Express(TM) Program. The underwriting for these sample Group 1 Loans is generally based on the borrower's "FICO" score and therefore these sample Group 1 Loans do not correspond to the alphabetical risk categories listed above.

         SEE "--UNDERWRITING STANDARDS" BELOW FOR A DESCRIPTION OF THE SPONSOR'S RISK CATEGORIES.

                                                      PROPERTY TYPES

                                                                                                   PERCENTAGE OF
                                                                                                   CUT-OFF DATE
                                                  NUMBER OF             AGGREGATE UNPAID             AGGREGATE
              PROPERTY TYPE                  SAMPLE GROUP 1 LOANS       PRINCIPAL BALANCE        PRINCIPAL BALANCE
              -------------                  --------------------       -----------------        -----------------




Total   ..............................


                                      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                   PERCENTAGE OF
                                                 NUMBER OF                                         CUT-OFF DATE
                                               SAMPLE GROUP 1           AGGREGATE UNPAID             AGGREGATE
                   STATE                           LOANS                PRINCIPAL BALANCE        PRINCIPAL BALANCE
              -------------                  --------------------       -----------------        -----------------




Total   ..............................

         No more than approximately _____% of the sample Group 1 Loans (by aggregate outstanding principal balance as of the Cut-off Date) are secured by mortgaged properties located in any one zip code.


                                                      LOAN PURPOSES

                                                                                            PERCENTAGE OF
                                                 NUMBER OF                                  CUT-OFF DATE
                                               SAMPLE GROUP 1      AGGREGATE UNPAID           AGGREGATE
               LOAN PURPOSE                        LOANS           PRINCIPAL BALANCE      PRINCIPAL BALANCE
              -------------                  ----------------      -----------------      -----------------




Total   ..............................

         In general, in the case of a mortgage loan made for "rate and term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for "cash-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

LOAN GROUP 2

         The sample Group 2 Loans had an aggregate principal balance as of the Cut-off Date of approximately $_______, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the sample Group 2 Loans are multifamily loans and are secured by first liens on the related mortgaged property.

         The average principal balance of the sample Group 2 Loans at origination was approximately $_______. No sample Group 2 Loan had a principal balance at origination of greater than approximately $_______ or less than approximately $_______. The average principal balance of the sample Group 2 Loans as of the Cut-off Date was approximately $_______. No sample Group 2 Loan had a principal balance as of the Cut-off Date of greater than approximately $_______ or less than approximately $_______.

         As of the Cut-off Date, the sample Group 2 Loans had mortgage rates ranging from approximately _____% per annum to approximately _____% per annum and the weighted average mortgage rate was approximately _____% per annum. The weighted average remaining term to stated maturity of the sample Group 2 Loans was approximately _____ months as of the Cut-off Date. None of the sample Group 2 Loans will have a first Due Date prior to __________, ____, or after __________, ____, or will have a remaining term to maturity of less than _____ months or greater than 359 months as of the Cut-off Date. The latest maturity date of any sample Group 2 Loan is __________, ____.

         None of the sample Group 2 Loans are buydown mortgage loans.

         None of the Group 2 Loans will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

         _____ of the sample Group 2 Loans have reached their first adjustment date as of the Closing Date.

         _____ of the sample Group 2 Loans provide for prepayment charges.

         The sample Group 2 Loans had debt service coverage ratios as of the Cut-off Date of at least _____x but not more than ______x, with a weighted average debt service coverage ratio of approximately _____x. The sample Group 2 Loans had occupancy rates, determined as of the most recent date information was available, of at least _____%, with a weighted average occupancy rate at origination of approximately _____%.

         The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the sample Group 2 Loans was approximately _____%. No loan-to-value ratio at origination of any sample Group 2 Loan was greater than approximately _____% or less than approximately _____%.

         All of the Group 2 Loans will accrue interest on an actual number of days in the prior calendar month and a year consisting of 360 days. As a result, the portion of the scheduled monthly payment in respect of interest received on the Group 2 Loans will be greater if the prior calendar month has 31 days, and will be reduced if the prior calendar month is February. However, all of the Group 2 Loans will be treated as if they paid interest on a 360-day year consisting of twelve 30-day months.

         None of the Group 2 Loans are cross-collateralized with other multifamily loans. None of the Group 2 Loans involve borrowers that are bankruptcy-remote special purpose entities. As a result, defaults and losses could occur for reasons unrelated to the financial condition or operation of the related mortgaged property.

         See "Yield and Prepayment Considerations -- Multifamily Loans" in this prospectus supplement for additional information about the multifamily loans. See "Servicing Agreement -- Servicing of Multifamily Loans" in this prospectus supplement for a discussion of the servicing of multifamily loans.

         Set forth below is a description of certain additional characteristics of the sample Group 2 Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the sample Group 2 Loans are approximate percentages by aggregate principal balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

              ORIGINATOR CONCENTRATIONS IN THE MORTGAGE PROPERTIES

    ORIGINATOR      NUMBER OF MORTGAGE    AGGREGATE SCHEDULED     % OF LOAN       WEIGHTED        WEIGHTED
                           LOANS           PRINCIPAL BALANCE       GROUP 2     AVERAGE CREDIT      AVERAGE
                                           OUTSTANDING AS OF   MORTGAGE LOANS       SCORE         ORIGINAL
                                             CUT-OFF DATE                                       LOAN-TO-VALUE
                                                                                                    RATIO


         Total



               SERVICER CONCENTRATIONS IN THE MORTGAGE PROPERTIES

     SERVICER       NUMBER OF MORTGAGE    AGGREGATE SCHEDULED     % OF LOAN       WEIGHTED        WEIGHTED
                           LOANS           PRINCIPAL BALANCE       GROUP 2     AVERAGE CREDIT      AVERAGE
                                           OUTSTANDING AS OF   MORTGAGE LOANS       SCORE         ORIGINAL
                                             CUT-OFF DATE                                       LOAN-TO-VALUE
                                                                                                    RATIO


         Total


                        PRINCIPAL BALANCES AT ORIGINATION

                                                                                                PERCENTAGE OF
                  ORIGINAL                         NUMBER OF                                    CUT-OFF DATE
             SAMPLE GROUP 2 LOAN                 SAMPLE GROUP 2      AGGREGATE UNPAID             AGGREGATE
           PRINCIPAL BALANCES ($)                    LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
           ----------------------                    -----           -----------------        -----------------











Total.....................................

         The average principal balance of the sample Group 2 Loans at origination was approximately $_______.

                    PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                                                                PERCENTAGE OF
                                                   NUMBER OF                                    CUT-OFF DATE
         CURRENT SAMPLE GROUP 2 LOAN             SAMPLE GROUP 2      AGGREGATE UNPAID             AGGREGATE
           PRINCIPAL BALANCES ($)                    LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
           ----------------------                    -----           -----------------        -----------------











Total.....................................

         As of the Cut-off Date, the average current principal balance of the sample Group 2 Loans will be approximately $_______.


                                 Mortgage Rates

                                                                                          PERCENTAGE OF
                                             NUMBER OF                                    CUT-OFF DATE
                                          SAMPLE GROUP 2        AGGREGATE UNPAID            AGGREGATE
          MORTGAGE RATES (%)                   LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
          ------------------                   -----           -----------------        -----------------





Total..............................

         The weighted average mortgage rate of the sample Group 2 Loans was approximately _____% per annum.

                              Next Adjustment Date

                                                                                          PERCENTAGE OF
                                             NUMBER OF                                    CUT-OFF DATE
                                          SAMPLE GROUP 2        AGGREGATE UNPAID            AGGREGATE
         NEXT ADJUSTMENT DATE                  LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
         --------------------                  -----           -----------------        -----------------





Total..............................

         As of the Cut-off Date, the weighted average remaining months to the next adjustment date of the sample Group 2 Loans will be approximately ____ months.


                                  GROSS MARGIN

                                                                                          PERCENTAGE OF
                                             NUMBER OF                                    CUT-OFF DATE
                                          SAMPLE GROUP 2        AGGREGATE UNPAID            AGGREGATE
      RANGE OF GROSS MARGINS (%)               LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
      --------------------------               -----           -----------------        -----------------



Total..............................

         As of the Cut-off Date, the weighted average Gross Margin of the sample Group 2 Loans will be approximately _____% per annum.


                              Maximum Mortgage Rate

                                                                                          PERCENTAGE OF
                                             NUMBER OF                                    CUT-OFF DATE
                                          SAMPLE GROUP 2        AGGREGATE UNPAID            AGGREGATE
  RANGE OF MAXIMUM MORTGAGE RATE (%)           LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
  ----------------------------------           -----           -----------------        -----------------



Total..............................

         As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the sample Group 2 Loans will be approximately _____% per annum.

                            Initial Fixed-Rate Period

                                                                                          PERCENTAGE OF
                                             NUMBER OF                                    CUT-OFF DATE
                                          SAMPLE GROUP 2        AGGREGATE UNPAID            AGGREGATE
      INITIAL FIXED-RATE PERIOD                LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
      -------------------------                -----           -----------------        -----------------


Total..............................


                                Initial Rate Cap

                                                                                          PERCENTAGE OF
                                             NUMBER OF                                    CUT-OFF DATE
                                          SAMPLE GROUP 2        AGGREGATE UNPAID            AGGREGATE
        INITIAL RATE CAPS (%)                  LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
        ---------------------                  -----           -----------------        -----------------


Total..............................


                                Periodic Rate Cap

                                                                                          PERCENTAGE OF
                                             NUMBER OF                                    CUT-OFF DATE
                                          SAMPLE GROUP 2        AGGREGATE UNPAID            AGGREGATE
        PERIODIC RATE CAPS (%)                 LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
        ----------------------                 -----           -----------------        -----------------

Total..............................

                          Original Loan-to-Value Ratios


                                                                                            PERCENTAGE OF
                                              NUMBER OF          AGGREGATE UNPAID       CUT-OFF DATE AGGREGATE
   ORIGINAL LOAN-TO-VALUE RATIOS (%)     SAMPLE GROUP 2 LOANS    PRINCIPAL BALANCE        PRINCIPAL BALANCE
   ---------------------------------     --------------------    -----------------        -----------------







Total...............................

         The minimum and maximum loan-to-value ratios of the sample Group 2 Loans at origination were approximately _____% and _____%, respectively, and the weighted average of the loan-to-value ratios of the sample Group 2 Loans at origination was approximately _____%.


                 Geographic Distribution of Mortgaged Properties


                                                                                            PERCENTAGE OF
                                                 NUMBER OF                                  CUT-OFF DATE
                                               SAMPLE GROUP 2      AGGREGATE UNPAID           AGGREGATE
                   STATE                           LOANS           PRINCIPAL BALANCE      PRINCIPAL BALANCE
                   -----                           -----           -----------------      -----------------





Total....................................

         No more than approximately _____% of the sample Group 2 Loans (by aggregate outstanding principal balance as of the Cut-off Date) are secured by mortgaged properties located in any one zip code.


ORIGINATORS


[NAME OF ORIGINATOR]

         [Name of Originator] has been an originator of mortgage loans since _______, ____ and has originated Mortgage Loans of the type backing the bonds offered hereby since ____. [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

         [The following table describes the size, composition and growth of [Name of Originator]'s total residential mortgage loan production over the past three years and recent stub-period.]

                         DECEMBER 31, 2003   DECEMBER 31, 2004   DECEMBER 31, 2005        [      ] 2006
                         -----------------   -----------------   -----------------     -------------------
                                                       TOTAL
                                  TOTAL              PORTFOLIO              TOTAL                  TOTAL
                                  PORTFOLIO             OF                PORTFOLIO              PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS   NUMBER    LOANS     NUMBER    OF LOANS    NUMBER    OF LOANS
---------------------    ------   --------   ------  --------    ------   ---------    ------    ---------
Residential Mortgage

Loans................

         Approximately [__]% of the mortgage loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to [Name of Originator], which are referred to herein as the Underwriting Standards. The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations.


UNDERWRITING STANDARDS

GENERAL

         Approximately _____% of the sample Group 1 Loans were underwritten pursuant to, or in accordance with, the standards of the Sponsor's Progressive Series Program which is described below. Approximately _____% of the sample Group 1 Loans were underwritten pursuant to, or in accordance with, the standards of the Progressive Express(TM) Program, respectively, each of which is describeD below. The sample multifamily loans were underwritten pursuant to, or in accordance with, the Sponsor's underwriting guidelines for multifamily loans.

DETAILS OF SPECIFIC PROGRAMS

         The following provisions apply to all of the Mortgage Loans originated under the Sponsor's Progressive Series Program and Progressive Express(TM) Program.

         ELIGIBILITY. The Sponsor generally performs a pre-funding audit on each mortgage loan. This audit includes a review for compliance with the related program parameters and accuracy of the legal documents.

         QUALITY CONTROL. The Sponsor performs a post-closing quality control review on a minimum of 25% of the mortgage loans originated or acquired under the programs described below for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. Verification of occupancy and applicable information is made by regular mail.

         VARIATIONS. The Sponsor uses the following parameters as guidelines only. On a case-by-case basis, the Sponsor may determine that the prospective mortgagor warrants an exception outside the standard program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including instances where the prospective mortgagor:

         o has demonstrated an ability to save and devote a greater portion of income to basic housing needs;

         o may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market;

         o        has demonstrated an ability to maintain a debt free position;

         o may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and

         o has net worth substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

         APPRAISALS. The Sponsor does not publish an approved appraiser list for the conduit seller. Each conduit seller maintains its own list of appraisers, provided that each appraiser must:

         o        be a state licensed or certified appraiser;

         o meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on a list of appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989, regardless of whether the sponsor is subject to those regulations;

         o be experienced in the appraisal of properties similar to the type being appraised;

         o        be actively engaged in appraisal work; and

         o subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

         With respect to the Sponsor's Progressive Series Program or Progressive Express(TM) Program one full appraisal is required oN each loan. In addition, an automated valuation model, or AVM, or a quantitative appraisal report (Fannie Mae Form 2055), or a Hansen Pro, or enhanced desk review is obtained either (a) when the loan-to-value ratio is 90.01% to 95% or (b) when the property has multiple units and the loan-to-value ratio is greater than 80%, or (c) the loan is a Progressive Express(TM) No Doc Program and thE loan-to-value ratio is 80.01% to 90%. In addition, a quantitative appraisal report (Fannie Mae Form
2055), or a Hansen Pro, or enhanced desk review is obtained when the loan is a Progressive Express(TM) No Doc Program and the loan-to-value ratio is equal to oR greater than 90.01%. An enhanced file is also required when the loan-to-value ratio is equal to or greater than 95.01% or when the loan amount is above $500,000. At the underwriter's discretion, any one of the above appraisal reviews may be required when program parameters do not require an appraisal review.

THE PROGRESSIVE SERIES PROGRAM

         GENERAL. The underwriting guidelines utilized in the Progressive Series Program, as developed by the Sponsor, are intended to assess the borrower's ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The Progressive Series Program is designed to meet the needs of borrowers with excellent credit, as well as those whose credit has been adversely affected. The Progressive Series Program consists of seven mortgage loan programs. Each program has different credit criteria, reserve requirements, qualifying ratios and loan-to-value ratio restrictions. Series I is designed for credit history and income requirements typical of "A" credit borrowers. In the event a borrower does not fit the Series I criteria, the borrower's mortgage loan is placed into either Series II, III, III+, IV, V or VI, depending on which series' mortgage loan parameters meets the borrower's unique credit profile. Series II, III, III+, IV, V or VI allow for less restrictive standards because of certain compensating or offsetting factors such as a lower loan-to-value ratio, verified liquid assets, job stability, pride of ownership and, in the case of refinanced mortgage loans, length of time owning the mortgaged property. The philosophy of the Progressive Series Program is that no single borrower characteristic should automatically determine whether an application for a mortgage loan should be approved or disapproved. Lending decisions are based on a risk analysis assessment after the review of the entire mortgage loan file. Each mortgage loan is individually underwritten with emphasis placed on the overall quality of the mortgage loan. The Progressive Series I, II, III, III+, IV, V and VI Program borrowers are required to have debt service-to-income ratios within the range of 45% to 60% calculated on the basis of monthly income and depending on the loan-to-value ratio of the mortgage loan.

         Under the Progressive Series Program, the Sponsor underwrites one- to four-family mortgage loans with loan-to-value ratios at origination of up to 100%, depending on, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders other than the Sponsor at origination; however, the combined loan-to-value ratio ("CLTV") generally may not exceed 90% for mortgage loans up to $500,000, must range from 90.01% to 97.00% for mortgage loan amounts up to $400,000, and must range from 97.01% to 100% for mortgage loans up to $350,000. Under the Sponsor's 80/20 program, which is available to Progressive Series I and II borrowers only, the Sponsor may allow second lien financing at the same time as the origination of the first lien with CLTVs of up to 100%. The Sponsor's 80/20 program requires a full appraisal and an AVM or a quantitative appraisal report (Fannie Mae Form 2055).

         The mortgage loans in the Progressive Series Program generally bear rates of interest that are greater than those which are originated in accordance with Freddie Mac and Fannie Mae standards. In general, the maximum amount for mortgage loans originated under the Progressive Series Program is $750,000; however, the Sponsor may approve mortgage loans in excess of such amount on a case-by-case basis where generally the maximum loan amount is up to $1 million, owner-occupied, with a minimum credit score of 681, the maximum loan-to-value is 80% on full documentation and 75% on reduced documentation, the CLTV is 100% on full documentation and 90% on reduced documentation and the property must be a single-family residence, excluding condominiums.

         All of the mortgage loans originated under the Progressive Series I, II and III Programs are prior approved and/or underwritten either by employees of the Sponsor or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Generally all of the mortgage loans originated under the Series III+, IV, V and VI Programs are prior approved and/or underwritten by employees of the Sponsor and underwritten by designated conduit sellers. All of the Series I Program mortgage loans and all of the Series II and III Program mortgage loans with loan-to-value ratios at origination in excess of 80% are insured by a Radian, Republic Mortgage Insurance Corporation, General Electric Mortgage Insurance, PMI or United Guaranty Insurance. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan-to-value ratio between 80.01% and 90.00% requires 22% coverage, a loan-to-value ratio between 90.01% and 95.00% requires 30% coverage and a loan-to-value ratio between 95.01% and 100% requires 35% coverage. If the borrower does not make such election, the related mortgage loan will be covered by a modified primary mortgage insurance policy issued by Radian to the Sponsor providing coverage in the amount of (i) 22% coverage for a mortgage loan with a loan-to-value ratio between 80.01% and 90.00%, (ii) 30% coverage for a mortgage loan with a loan-to-value ratio between 90.01% and 95.00% and (iii) 35% coverage for a mortgage loan with a loan-to-value ratio between 95.01% and 100%. None of the Series III+ Program mortgage loans with loan-to-value ratios at origination in excess of 80% will be insured by a Primary Insurance Policy. All Series IV, V and VI Program mortgage loans have loan-to-value ratios at origination which are less than or equal to 85% and do not require a Primary Insurance Policy. The Sponsor receives verbal verification from the conduit seller of employment prior to funding or acquiring each Progressive Series Program mortgage loan.

         FULL/ALTERNATIVE DOCUMENTATION AND REDUCED DOCUMENTATION PROGRESSIVE SERIES PROGRAMS. Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Sponsor requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         The Progressive Series Program allows for approval of an application pursuant to the (a) Full/Alternative Documentation Program, or (b) the Limited Documentation Program or the "No Income, No Assets" Program (any of the foregoing, a "Reduced Documentation Program"). The Full/Alternative Documentation Program requires the following documents: (i) Uniform Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65), (ii) Statement of Assets and Liabilities (Fannie Mae Form 1003A or Freddie Mac Form 65A), (iii) Residential Mortgage Credit Report with records obtained from at least two separate repositories, (iv) Verification of Employment Form providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves based upon the loan-to-value ratio and borrower's income, and (vi) a Uniform Residential Appraisal Report (Fannie Mae Form 1004 or Freddie Mac Form 70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent one month personal bank statement for verification of liquid assets. In addition, self-employed borrowers must provide federal tax returns for the previous two years, including K-1's, federal business tax returns for two years, year-to-date financial statements and a signed IRS Form 4506 (Request for Copy of Tax Returns).

         Under each Reduced Documentation Program (other than the Lite Income/Stated Assets Program), which is available to borrowers in every Progressive Series Program, the Sponsor obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application. Under this program the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is calculated. However, income is not verified. Permitted maximum loan-to-value ratios (including secondary financing) under the Reduced Documentation Program generally are limited.

         Under the "No Ratio" program available to borrowers in the Series I and II program, the borrower provides no income information, but provides employment and asset information, which the Sponsor is required to verify, on the mortgage loan application. With respect to the "No Ratio" program, a mortgage loan with a Loan-to-Value Ratio at origination in excess of 80% is generally not eligible.

         Under the "No Income, No Assets" Program available to borrowers in the Series I Program, the borrower provides no income information, but provides employment and unverified asset information on the mortgage loan application. With respect to the "No Income, No Assets" Program, a mortgage loan with a Loan-to-Value Ratio at origination in excess of 80% is generally not eligible.

         Under the Lite Income/Stated Assets Program (LISA), which is available to borrowers for the Series I, II and III programs, the Sponsor obtains from prospective salaried borrowers a 30-day pay stub and from prospective self-employed borrowers, bank statements for the most recent twelve-month period preceding the mortgage loan application and a year-to-date profit and loss statement. Under this program, the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is provided. The maximum loan-to-value ratio under this program is 95%.

         Under all Progressive Series Programs, the Sponsor or the conduit seller verbally verifies the borrower's employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under one of the Reduced Documentation Programs. In addition, in order to qualify for a Reduced Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Mortgage loans having a loan-to-value ratio at origination in excess of 90% where the related mortgaged property is used as a second or vacation home or is a non-owner occupied home are not eligible for the Series I, II or III Reduced Documentation Program. In general, the maximum loan amount for mortgage loans underwritten in accordance with Series I, II and III Reduced Documentation Program is $750,000 for purchase transactions, rate-term transactions and cash out refinance transactions. The maximum loan amount is $500,000 for mortgage loans underwritten in accordance with Series III+ Reduced Documentation Program, $400,000 for mortgage loans underwritten in accordance with Series IV and V Reduced Documentation Program, and $175,000 for mortgage loans underwritten in accordance with Series VI Reduced Documentation Program, however, exceptions are granted on a case-by-case basis. Secondary financing is allowed in the origination of the Reduced Documentation Program but must meet the CLTV requirements described above and certain other requirements for subordinate financing. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

         CREDIT HISTORY. The Progressive Series Program defines an acceptable credit history in each of the Series I, II and III Programs. The Series I Program defines an acceptable credit history as a borrower who has "A" credit, meaning a minimum of four trade accounts, including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, with 24 months credit history, no 30-day delinquent mortgage payments in the last 12 months, and a maximum of one 30-day delinquent payments on any revolving credit account within the past 12 months and a maximum of one 30-day delinquent payment on installment credit account within the past 12 months. However, if the Loan-to-Value Ratio of the loan is 90% or less, consumer credit is disregarded. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing. Tax liens are not allowed within the last 24 months.

         With respect to the Series II Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no 30-day delinquent mortgage payments in the past 12 months. A borrower may not have more than three 30-day delinquent payments on any revolving credit account and a maximum of three 30-day delinquent payments within the past 12 months on any installment credit account. However, if the Loan-to-Value Ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing. Tax liens are not allowed within the last 24 months.

         With respect to the Series III Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, with 24-months credit history, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months and may have no more than three 30-day delinquent mortgage payments within the past 13th through 24th months. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing. Tax liens are not allowed within the last 24 months.

         With respect to the Series III+ Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $500 per incident generally are paid prior to or at closing. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed during the past 24 months. Tax liens are not allowed within the last 12 months.

         With respect to the Series IV Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than four 30-day delinquent mortgage payments or three 30-day delinquent mortgage payments and one 60-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $1,000 per incident generally are paid prior to or at closing. Bankruptcies must be at least 18 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 18 months. Tax liens are not allowed within the last 12 months.

         With respect to the Series V Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than five 30-day delinquent mortgage payments or two 60-day delinquent mortgage payments or one 90-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $4,000 per incident generally are paid prior to or at closing. Bankruptcies must be at least 12 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 12 months. Tax liens are not allowed within the last 12 months.

         With respect to the Series VI program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than one 90-day delinquent mortgage payment within the past 12 months. Any open judgements, suits, liens, collections and charge-offs generally are paid prior to or at closing. Bankruptcies must be at least 6 months old. Foreclosures are not allowed in the past 6 months. Tax liens are not allowed within the last 6 months.

THE PROGRESSIVE EXPRESSTM PROGRAMS

         PROGRESSIVE EXPRESSTM PROGRAMS WITH DOCUMENTATION

         GENERAL. In July 1996, the Sponsor developed an additional series to the Progressive Program, the "Progressive Express(TM) Program." The concept of the Progressive Express(TM) Program is to underwrite the loan focusing on the borrower's Credit Score, abilitY and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The Credit Score is an electronic evaluation of past and present credit accounts on the borrower's credit bureau report. This includes all reported accounts as well as public records and inquiries. The Progressive Express(TM) Program offers six levels oF mortgage loan programs. The Progressive Express(TM) Program has a minimum Credit Score that must be met by the borrower's primary wagE earner and does not allow for exceptions to the Credit Score requirement. The Credit Score requirement is as follows: Progressive Express(TM) I above 680, Progressive Express(TM) II 680-620, Progressive Express(TM) III 619-601, Progressive Express(TM) IV 600-581, PRogressive Express(TM) V 580-551, and Progressive Express(TM) VI 550-500. Each Progressive

Express(TM) program has different Credit Score requirEments, credit criteria, reserve requirements, and loan-to-value ratio restrictions. Progressive Express(TM) I is designed for credit historY and income requirements typical of "A+" credit borrowers. In the event a borrower does not fit the Progressive Express(TM) I criteria, the borrower's mortgage loan is placed into either Progressive Express(TM) II, III, IV, V, or VI, depending on which series' mortgagE loan parameters meets the borrowers unique credit profile.

         All of the mortgage loans originated under the Progressive Express(TM) program are prior approved and/or underwritten either bY employees of the Sponsor or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express(TM) Program, the Sponsor underwrites single family dwellings with loan-to-value ratios at origination of up to 100%. In general, the maximum amount for mortgage loans originated under the Progressive Express Program is $750,000; however, the Sponsor may approve mortgage loans on a case-by-case basis where generally the maximum loan amount is up to $1 million, owner-occupied, with a minimum credit score of 681. The borrower must disclose employment and assets which both are verified by the Sponsor, the loan-to-value must not be greater than 70%, the combined LTV must not be greater than 80% and the property must be single-family residence, excluding condominiums. For loans that exceed a 97% loan-to-value ratio to a maximum of a 100% loan-to-value ratio, (i) such loans must be for purchase transactions only, (ii) the borrower must have a minimum credit score of 720,
(iii) the mortgaged property must be an owner-occupied, primary residence, (iv) the borrower must state income and assets on the Residential Loan Application and meet a debt ratio not to exceed 50% and (v) such loan must be underwritten utilizing the Impac Direct Access System for Lending (IDASL) automated underwriting system. Condominiums are not allowed on the 100% loan-to-value ratio feature. In order for the property to be eligible for the Progressive Express(TM) Program, it must be a single family residence (1 unit only) or on ExpresS I and II 2-units, condominium, and/or planned unit development (PUD). Progressive Express(TM) I loans are permitted on non-owneR occupied properties subject to a maximum loan-to-value ratio of 90%. Progressive Express(TM) II loans are permitted on non-owneR occupied properties subject to a maximum loan-to-value ratio of 80%. Progressive Express(TM) I and II loans are permitted on owneR occupied properties subject to a maximum loan-to-value ratio of 80% and a maximum combined loan-to-value ratio of 90%. Progressive Express(TM) Programs I through IV loans with loan-to-value ratios at origination in excess of 80% are insured by Radian or RMIC. ThE borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan-to-value ratio between 80.01% and 89.99% requires 22% coverage, and a loan-to-value ratio between 90.00% and 95.00% requires 30% coverage and a loan-to-value ratio between 95.01% and 100% requires 35% coverage. If the borrower does not make such election, the related mortgage loan will be covered by a modified primary mortgage insurance policy issued by Radian to the Sponsor providing coverage in the amount of (i) 22% for a mortgage loan with a loan-to-value ratio between 80.01% and 89.99%, (ii) 30% for a mortgage loan with a loan-to-value ratio between 90% and 95% and (iii) 35% for mortgage loan with a loan-to-value ratio between 95.01% and 100%.

         Each borrower completes a Residential Loan Application (Fannie Mae 1003 or Freddie Mac Form 65). The borrower must disclose employment and assets on the application, however, there is no verification of the information. If the borrower elects to verify assets, the Sponsor obtains from the borrower either verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application. The conduit seller obtains a verbal verification of employment on each borrower.

         The Sponsor uses the foregoing parameters as guidelines only. The Sponsor may include certain provisions in the note that the Sponsor may not enforce. Full documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval under the Progressive Express(TM) Product Line.

         CREDIT HISTORY. The Progressive Express(TM) Program defines an acceptable credit history in each of the programs I through VI. Progressive Express(TM) I defines an acceptable credit history as a borrower who has "A+" credit, meaning a minimum of four tradE accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, no 30-day delinquent mortgage payments in the past 12 months, and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the Loan-to-Value Ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing. Tax liens are not allowed within the last 24 months.

         With respect to Progressive Express(TM) II, a borrower must have a minimum of four trade accounts including a mortgage and/oR rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months. In addition, a borrower must have a maximum of two 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

         With respect to Progressive Express(TM) III, a borrower must have a minimum of four trade accounts including a mortgage and/oR rental history, along with one non-traditional trade account to satisfy five trades, no late mortgage payments for the past 12 months and may have one 30-day late mortgage payment within the past 13 and 24 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

         With respect to Progressive Express(TM) IV, a borrower must have a minimum of four trade accounts including a mortgage and/oR rental history, along with one non-traditional trade account to satisfy five trades, no more than two 30-day late mortgage payments for the past 12 months or three 30-day late mortgage payments in the past 24 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. Tax liens are not allowed within the last 24 months. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

         With respect to Progressive Express(TM) V, a borrower must have a minimum of two trade accounts including a mortgage and/oR rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than two 30-day late mortgage payments in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 24 months. Judgments, suits, liens, collections or charge-offs, may not exceed $500, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

         With respect to Progressive Express(TM) VI, a borrower must have a minimum of two trade accounts including a mortgage and/oR rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than four 30-day or three 30-day and one 60-day late mortgage payments in the past 12 months. All bankruptcies must be at least 18 months old and fully discharged. Foreclosures are not allowed in the past 18 months. Judgments, suits, liens, collections or charge-offs, may not exceed $1,000, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

         PROGRESSIVE EXPRESS(TM) NO DOC PROGRAM

         In May, 1999, the Sponsor introduced a Progressive Express(TM) No Doc Program (the "No Doc program"). The concept of the No DoC program is to underwrite the loan focusing on the borrower's credit score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The No Doc program has a minimum credit score and does not allow for exceptions to the credit score. The credit score requirement is as follows: 681 for Progressive Express(TM) No Doc I and 620 for Progressive Express(TM) No Doc II. Each program has a different credit score requirement and credit criteria.

         All of the mortgage loans originated under the Progressive Express(TM) No Doc program are prior approved and/or underwritteN either by employees of the Sponsor or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express(TM) No Doc program, the Sponsor employees or contracted mortgage insurance companies or delegated conduit sellerS underwrite single family dwellings with loan-to-value ratios at origination up to 95% and $400,000. In order for the property to be eligible for the Progressive Express(TM) No Doc program, it must be a single family residence (single unit only), condominium and/oR planned unit development (PUD) or 2-units to a maximum loan-to-value ratio of 80%. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, the loan-to-value ratios at origination in excess of 80%, are insured by Radian or RMIC. For loan-to-value ratios of 80.01% to 89.99%, mortgage insurance coverage is 22% and for loan-to-value ratios of 90% to 95%, mortgage insurance coverage is 30%. If the borrower does not make such election, the related mortgage loan will be covered by a modified primary insurance policy issued by Radian to the Sponsor providing coverage in the amount of 22% for a mortgage loan with a loan-to-value ratio between 80.01% and 89.99% and 30% for a mortgage loan with a loan-to-value ratio of 90% to 95%.

         Each borrower completes a Residential Loan Application (Fannie Mae 1003 or Freddie Mac Form 65). The borrower does not disclose income, employment, or assets and a Verbal Verification of Employment is not provided. Generally, borrowers provide a daytime telephone number as well as an evening telephone number. If the prospective borrower elects to state and verify assets on the Residential Loan Application, Sponsor obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application.

         CREDIT HISTORY. The Progressive Express(TM) No Doc program defines an acceptable credit history as follows: ProgressivE Express(TM) No Doc I defines an acceptable credit history as a borrower who has "A+" credit, meaning a minimum of four trade accountS including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no 30-day delinquent mortgage payments in the past 12 months and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed a satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, liens, collections or charge-offs are allowed within the past 24 months. Tax liens are not allowed within the past 24 months.

         With respect to Progressive Express(TM) No Doc II a borrower must have a minimum of four trade accounts including a mortgagE and/or rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months and a maximum of two 30-day delinquent payments on any revolving credit accounts and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing. Tax liens are not allowed within the past 24 months.

         IN ADDITION, SEE "THE MORTGAGE POOLS -- UNDERWRITING STANDARDS" IN THE PROSPECTUS.

MULTIFAMILY LOANS

         General. _____ of the Group 2 Loans were originated by IMPAC Multifamily Capital Corporation ("IMCC"), a subsidiary of the Sponsor, and were underwritten pursuant to, or in accordance with, the standards of IMCC's underwriting guidelines for its multifamily origination program (the "IMCC Program") which are generally described below. The IMCC Program focuses exclusively on small apartment properties for which the loan amount generally does not exceed $1,500,000. The IMCC Program is designed for uncomplicated loan activity on existing property where repayment is to be supported by cash flow from ongoing normal rental operations and where the expected productive physical life of the property and its systems will sustain tenancy occupancy over the term of the loan with normal management and maintenance. The program is not designed for properties requiring significant rehabilitation, renovation, repair, or reconstruction. Neither is the IMCC Program established to finance property exhibiting certain high risk attributes.

         PROPERTY LOCATION. IMCC currently will consider making loans in the following states: California, Arizona, Nevada, Oregon, Washington, Idaho, Utah, Texas and Colorado, subject to change by IMCC's management.
         PROPERTY TYPES. IMCC offers first lien, adjustable-rate and hybrid mortgages for apartment properties having 5 or more total residential units. In addition, the following characteristics, among others, are also considered:

         o property shall generally be at least 90% occupied with consistent and predictable cash flows from tenant rentals;

         o property shall generate enough gross income to support the proposed mortgage debt service, operating expenses, reserves, and a sufficient return on investment to the related borrower(s);

         o property shall be in "average" or better condition as determined by the property inspection and/or appraisal, without excessive deferred maintenance, and without building code violations or health and safety issues;

         o property shall conform to the zoning of the site or is adequately insured for any nonconformity;

         o proposed loans that collateralize multiple apartment buildings should generally have the buildings contiguous and adjacent to each other;

         o condominiums or "Planned Unit Developments" ("PUD") where the borrower owns 100% of the units contained in the separate structure(s) defined as the collateral property even though the structure(s) may be only a portion of the condominium association or PUD;

         o properties with seasonal occupancy where the market area does support year-around occupancy and/or year-around employment; and

         o properties with a studio/efficiency (i.e. units not containing any bedrooms) unit mix will be considered on a case-by-case basis.

IMCC generally does not make loans on properties that:

         o        have a nonresidential component;

         o        need significant rehabilitation or deferred maintenance;

         o        have been converted from alternative initial intended usage;

         o have tenants that are "doubling-up," i.e. have more occupants than intended for the unit; or

         o cannot be "split-up" from another property because of requisite common areas that are essential to the property as a whole.

IMCC will generally consider certain other types of properties on a case by case basis.

         PROPERTY CONDITION ASSESSMENT. IMCC will require that a property inspection report ("Property Inspection Report") be performed on each complete loan request. This report will help IMCC to determine the general condition of the property and if there is need for a repair letter and/or monetary holdback (generally 125% of the estimated cost) and the overall condition of the property. IMCC may require property repairs pre-funding or post funding. Any potential health and/or safety issues must be corrected prior to any loan funding and any work for which a holdback was required must generally be completed within 90 days of loan closing.

         ENVIRONMENTAL GUIDELINES. A collateral questionnaire is required to be completed by the sponsor or buyer as an initial "screening" of a property for potential hazardous conditions. If the property was built in 1978 or earlier, an Operations and Maintenance Plan ("O&M") will be required for lead-based paint and "asbestos containing materials." In addition, "transaction screen investigations" ("TSI") are performed to identify "recognized environmental conditions" at a property. Based on such TSI's, IMCC may require further actions including, but not limited to, a partial or full Phase I environmental site assessment.

         PROPERTY INSURANCE. Each borrower is required to provide insurance coverage with respect to the related mortgaged property that includes:

         o fire and extended coverage equal to the greater of the depreciated replacement cost of the buildings and improvements or the loan amount;

         o comprehensive personal liability coverage in an amount not less than $500,000;

         o        loss of rent coverage equal to 100% of the gross annual rent;
                  and

         o to the extent required based on the characteristics of a particular property, law and ordinance coverage, flood insurance and earthquake insurance.

         APPRAISALS. One full appraisal is required on each loan and generally is completed on the FHLMC Form 71A or 71B depending on the specific property size and complexity or a narrative report may be accepted. A desk review appraisal is generally completed on each loan prior to funding and is completed by internal appraisers or independent fee appraisers from list of approved appraisers and conforms to the requirements of USPAP Standard 3 as follows

         o        satisfies the requirements of USPAP Standard 1;

         o identifies and sets forth any additional data relied upon and the reasoning and basis for the different estimate of value; and

         o clearly identifies and discloses assumptions and limitations connected with the different estimate of value to avoid confusion in the marketplace.

         DEBT SERVICE COVERAGE RATIO. IMCC typically looks to the Debt Service Coverage Ratio of a loan as an important measure of the risk of default on such a loan. The "Debt-Service Coverage Ratio" of a multifamily loan at any given time is generally equal to the ratio of (i) the Net Operating Income of the related mortgaged property for a twelve-month period to (ii) the annualized scheduled payment on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. "Net Operating Income" generally means, for any given period, the total operating revenues derived from a multifamily property during such period, minus the total operating expenses incurred in respect of such property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related mortgage loan) secured by liens on such property. The Debt Coverage Ratio and the combined Debt Coverage Ratio generally require a minimum of 1.20:1 after adjusting the NOI for Replacement Reserves. IMCC also looks to the loan-to-value ratio of a multifamily loan as a measure of risk. Generally the maximum loan-to-value is 75% and the maximum combined loan-to-value is 85% on multifamily properties of 5 or more units. The maximum loan amount generally does not exceed $1,500,000. The prospective borrower's personal debt-to-income ratio on monthly obligations generally do not exceed 45% and when there is more than one prospective borrower, generally the overall combined personal debt-to-income ratios of all borrowers does not exceed 45%.

         EVALUATION OF BORROWER. A borrower under the IMCC Program may be an individual, corporation, limited liability company, partnership or other legal entity approved by IMCC, provided, however, that one or more natural persons must own a controlling interest in such borrower and each such natural person shall be personally liable for the loan or will otherwise personally guaranty the loan.

         Each prospective borrower completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. IMCC requires a credit report on each applicant from a national credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. Generally, the primary borrower's minimum middle credit score is 640. Generally, when the credit report indicates delinquent payments and the borrower's average credit score is below 680, the borrower may be required to explain all delinquencies over 30 days past due and all accounts must be brought current before closing. When the borrower's average credit score is between 680 and 720, the borrower may be required to explain all delinquencies within 24 months of the application date and all accounts must be current before closing. When the borrower's average credit score is greater than 720, the borrower may be required to explain long term debt (installment/mortgage) delinquencies within 24 months of the application and all accounts must be brought current prior to closing. Bankruptcy must be at least 60 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 5 years. Any judgments or tax liens in excess of $1,000 per occurrence or an aggregate of $3,000 must be paid in full prior to closing.

         MANAGEMENT EXPERIENCE. The IMCC Program takes into account that an apartment building containing five to nine units is typical of the "starter" market for the beginning real estate investor. Thus, five to nine unit properties will generally not need management letters to be supplied, since it is assumed that these properties will be owner-managed by "starters" as well as experienced owners. For properties 10 units and larger, management experience is normally required. IMCC may deny the loan request based on insufficient management experience (generally, where the borrower has not demonstrated the necessary ability to manage investment real estate within the past three years). If the loan is granted upon other extenuating reasons, a management letter may be required, plus satisfactory review of a management agreement and qualifications of the manager.


REPRESENTATIONS AND WARRANTIES

         In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Indenture Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the Closing Date;

(2) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics' lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement;

(3) As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

(4) Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(5) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(6) A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(7) As of the Closing Date there is no material monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

(8) Neither the Sponsor nor any prior holder of any Mortgage has impaired, waived, altered or modified the Mortgage or Mortgage Notes in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary to protect the interests of the owner of such Mortgage Loan or the Bonds, and which has been delivered to the Indenture Trustee); satisfied, canceled or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation or satisfaction with respect thereto; and

(9) At the time of origination, if required, each Mortgaged Property was the subject of an appraisal which conforms to the underwriting requirements of the related originator; the Mortgage File contains an appraisal of the applicable Mortgaged Property.

         In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Bondholders or the Certificateholders, as applicable, or of the Depositor in any of the mortgage loans, the Sponsor shall, within 90 days from the date of its discovery or receipt of notice thereof, cure such breach or repurchase event in all material respects or shall either (i) repurchase such Mortgage Loan from the Issuing Entity at the repurchase price, or (ii) substitute one or more Eligible Substitute Mortgage Loans for such Mortgage Loan, in each case in the manner and subject to the conditions set forth in Mortgage Loan Purchase Agreement. The obligations of the Sponsor to cure, repurchase or substitute shall constitute the sole and exclusive remedy respecting a breach of such representations and warranties available to the Depositor, the Impac CMB Trust Series ____-__, the Certificateholders and the Bondholders against the sponsor.


ADDITIONAL INFORMATION

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before that date. Prior to the issuance of the bonds, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems that removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the bonds unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information provided in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the bonds are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans may vary. In no event, however, will more than 5% (by principal balance at the Cut- off Date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

         If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.


                             STATIC POOL INFORMATION

         Static pool information material to this offering may be found at __________________________. The Sponsor does not have any material static pool information with respect to any mortgage loans of the same type as those included in the trust fund originated by it prior to January 1, 2006, because all or substantially all of these mortgage loans originated by the Sponsor prior to that time were sold on a servicing released basis, and such information may not be obtained without unreasonable effort or expense. With respect to any of these mortgage loans originated by the Sponsor on or after January 1, 2006, the static pool information provided does not include any information with respect to any mortgage loan which was sold on a servicing released basis, except to the extent the purchaser of that loan or another third-party has agreed to provide that information back to the Sponsor and has actually provided it to the Sponsor with indemnification.

         Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable), any period before January 1, 2006.

                               YIELD ON THE BONDS


SHORTFALLS IN COLLECTIONS OF INTEREST

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for any days in the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer or any subservicer to collect full amounts of interest on the mortgage loan. SEE "LEGAL ASPECTS OF THE MORTGAGE LOANS -- SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940" IN THE PROSPECTUS. The Master Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full prepayments by the mortgagors on the mortgage loans, but only to the extent of the lesser of (a) one-twelfth of 0.125% of the aggregate Stated Principal Balance of the mortgage loans immediately preceding such payment date and (b) the sum of the Master Servicing Fee and the Subservicing Fee for the related Due Period. SEE "DESCRIPTION OF THE SERVICING AGREEMENT -- SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" IN THIS PROSPECTUS SUPPLEMENT. Accordingly, the effect of
(1) any principal prepayments in full or in part on the mortgage loans, to the extent that any resulting Prepayment Interest Shortfall exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for payment to holders of the Bonds. Prepayment Interest Shortfalls and Relief Act Shortfalls will not be covered by the Bond Insurance Policy. Any resulting Unpaid Interest Shortfalls will be allocated among the Bonds as provided in this prospectus supplement under "Description of the Bonds -- Interest Payments on the Bonds" and will be reimbursed solely from the Net Monthly Excess Cashflow as provided in this prospectus supplement under "Description of the Bonds -- Overcollateralization."


GENERAL YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity of the Bonds will be sensitive to defaults on the mortgage loans. If a purchaser of a Bond calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans.

         The Group 1 Loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the sponsor's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Bonds.

         The rate of principal payments, the aggregate amount of payments and the yields to maturity of the Group 1 Bonds and Group 2 Bonds will be affected by the rate and timing of payments of principal on the Group 1 Loans and Group 2 Loans, respectively. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the Sponsor). Certain of the mortgage loans contain prepayment charge provisions. The rate of principal payments may or may not be less than the rate of principal payments for mortgage loans that did not have prepayment charge provisions.

         The mortgage loans typically are assumable under some circumstances if, in the sole judgment of the master servicer or subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         Prepayments, liquidations and purchases of the mortgage loans (including any optional purchases) will result in payments on the Bonds of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Bonds may vary from the anticipated yield will depend in the case of the Bonds upon the degree to which such class of Bonds is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Bond purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Bond purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, such mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on such mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such mortgage loans would generally be expected to decrease. The mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their mortgage loans with a fixed-rate loan to "lock in" at a lower interest rate or to refinance their mortgage loans with adjustable-rate mortgage loans with low introductory interest rates. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

         Approximately _____% and _____% of the sample Group 1 Loans have initial interest only periods of five and ten years, respectively. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the Bonds from these mortgage loans during their interest only period except in the case of a prepayment.

         Approximately _____% and _____% of the sample Group 1 Loans and sample Group 2 Loans, respectively, provide for payment by the borrower of a prepayment charge in limited circumstances on certain prepayments. The Master Servicer or the related subservicer will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for payment on the Bonds. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Master Servicer or the related subservicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans.

         The Group 1 Derivative Contracts and Group 2 Derivative Contracts will be assigned to the Trust and will provide some protection against Basis Risk Shortfalls on the Group 1 Bonds and Group 2 Bonds, respectively. However, the Derivative Contracts for each of Loan Group 1 and Loan Group 2 may not provide sufficient funds to cover such Basis Risk Shortfalls on such related Bonds. In addition, payments under the related Derivative Contracts are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Derivative Contracts for each Loan Group are insufficient to cover Basis Risk Shortfalls on the related Bonds, some or all of the Net Monthly Excess Cashflow may be used. However, there can be no assurance that the Net Monthly Excess Cashflow will be sufficient to cover these shortfalls, particularly because on any payment date where the Bond Interest Rate is limited to the related Available Funds Rate, there will be little or no excess interest. Further, the Bond Insurance Policy will not cover Basis Risk Shortfalls. In the event of a decrease in One-Month LIBOR, the amount of Net Monthly Excess Cashflow will be reduced by any Net Derivative Fees paid to the Derivative Counterparty under the related Derivative Contracts. In addition, the related Available Funds Rate and therefore the Bond Interest Rate on the related Bonds may be reduced by the requirement of the Issuing Entity to pay the Net Derivative Fee to the Derivative Counterparty under the related Derivative Contracts.

         The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. While the depositor expects that the Master Servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the bondholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the Indenture Trustee, then any related expenses shall be reimbursable by the trust to the Master Servicer, which will reduce the amount available to pay principal of and interest on the Bonds. For additional information regarding the recording of mortgages in the name of MERS see "The Mortgage Pool -- Mortgage Loan Characteristics" in this prospectus supplement.


YIELD SENSITIVITY OF THE CLASS 1-B-1 BONDS

         If the amount of overcollateralization with respect to the Group 1 Loans has been reduced to zero, the yield to maturity on the Class 1-B-1 Bonds will become extremely sensitive to Realized Losses on the

Group 1 Loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by related Net Monthly Excess Cashflow or by cross-collateralization) will be allocated to the Class 1-B-1 Bonds. The initial undivided interest in the Group 1 Loans evidenced by the Class 1-B-1 Bonds on the Closing Date will be approximately _____%. The initial amount of overcollateralization in the trust for Loan Group 1 is approximately _____% of the Group 1 Cut-off Date Balance.

         Investors in the Class 1-B-1 Bonds should fully consider the risk that Realized Losses on the Group 1 Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Class 1-B-1 Bonds, such amounts with respect to such Bonds will no longer accrue interest and will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the Class 1-B-1 Bonds from related Net Monthly Excess Cashflow in the priority set forth under "Description of the Bonds -- Overcollateralization Provisions" in this prospectus supplement.


WEIGHTED AVERAGE LIVES

         The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Bonds may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The weighted average life of a Bond is the average amount of time that will elapse from the Closing Date until each dollar of principal is repaid to the investors in such Bond. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these Bonds are expected to vary substantially from the weighted average remaining term to stated maturity of the sample mortgage loans as set forth under "The Mortgage Pool" in this prospectus supplement.

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Group 1 Loans is a constant prepayment rate, or CPR, of the then unpaid principal balance of such mortgage loans. CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model used in this prospectus supplement for the Group 2 Loans is the Prepayment Assumption. These models do not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

         The following tables entitled "Percent of Initial Bond Principal Balance Outstanding at the Following Percentages of CPR or the Prepayment Assumption" were prepared on the basis of the modeling assumptions in the following paragraph and the table set forth below (the Structuring Assumptions"). There are certain differences between the loan characteristics included in such Structuring Assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original Bond Principal Balances outstanding and weighted average lives of the Bonds set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the payments of principal of the Bonds may be made earlier or later than indicated in the tables.

         The percentages and weighted average lives in the tables entitled "Percent of Initial Bond Principal Balance Outstanding at the Following Percentages of CPR or the Prepayment Assumption" were determined assuming that:
(i) the mortgage groups consists of fourteen hypothetical mortgage loans having the following characteristics:

                                                                                 REMAINING TERM
   LOAN     LOAN       PRINCIPAL                     NET MORTGAGE       AGE       TO MATURITY
  NUMBER    GROUP       BALANCE      MORTGAGE RATE       RATE       (IN MONTHS)   (IN MONTHS)           INDEX
  ------    -----      ---------     -------------   ------------   -----------  ---------------        -----














                                              MONTHS
                                MONTHS TO    BETWEEN
                                NEXT RATE      RATE                    SUBSEQUENT
   LOAN    LOAN      GROSS     ADJUSTMENT   ADJUSTMENT  INITIAL RATE    PERIODIC       MAXIMUM        MINIMUM
  NUMBER   GROUP     MARGIN       DATE        DATES          CAP        RATE CAP    MORTGAGE RATE  MORTGAGE RATE
  ------   -----     ------    ----------   ----------  ------------   ----------   -------------  -------------














(ii) the hypothetical mortgage loans with an Index indicated as "6 Mth LIBOR" and "1 Year CMT" have an Index of Six-Month LIBOR and One-Year U.S. Treasury, respectively, which remains constant at _____% per annum and _____% per annum, respectively; (iii) loan numbers __, __, __ and __ pay interest only for __ months and will begin to pay scheduled principal in __________ ____; (iv) One-Month LIBOR remains constant at _____% per annum; (v) payments on the Bonds are received, in cash, on the ____ day of each month, commencing in __________ ____; (vi) there are no delinquencies or losses on the mortgage loans and principal payments on the mortgage loans are timely received together with prepayments, if any, at the respective percentages of CPR or the Prepayment Assumption set forth in the following tables; (vii) there are no repurchases of the mortgage loans; (viii) all of the hypothetical mortgage loans are fully-amortizing other than as set forth in clauses (iii) and (iv) above; (ix) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (x) the scheduled monthly payment for the mortgage loan is calculated based on its principal balance, mortgage rate and remaining term to maturity such that such mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such mortgage loan by its remaining term to maturity, in some cases following an interest only period, as indicated in clauses (iii) and (iv) above; (xi) with respect to each mortgage loan, the Index remains constant at the rate set forth above and the mortgage rate on each mortgage loan is adjusted on the next adjustment date (and on subsequent adjustment dates, as necessary) to equal the Index plus the applicable gross margin, subject to the maximum mortgage rates, minimum mortgage rates and periodic rate caps listed above; (xii) none of the mortgage loans provide for negative amortization; (xiii) the monthly payment on each mortgage loan is adjusted on the due date immediately following the next related adjustment date (and on subsequent adjustment dates, as necessary) to equal a fully amortizing payment as described in clause (x) above, in some cases, as indicated in clauses
(iii) and (iv) above, after an initial interest only period; (xiv) payments on the mortgage loans earn no reinvestment return; (xv) there are no additional ongoing expenses payable out of the trust, other than the premium payable to the Bond Insurer; (xvi) the holder of the Certificates exercises its option to redeem the Bonds on the first payment date on which it would be permitted to do so as described in "Description of the Bonds -- Optional Redemption" in this prospectus supplement; (xvii) the Bonds will be purchased on __________, ____; (xviii) the Class 2-A-1 Bonds have an initial Bond Principal Balance of $_________; and (xix) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month. Nothing contained in the foregoing Structuring Assumptions should be construed as a representation that the mortgage loans will not experience delinquencies or losses or will otherwise behave in accordance with any of the above structuring assumptions.

         Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of the Bonds and set forth the percentages of the original Bond Principal Balance of each such class of Bonds that would be outstanding after each of the dates shown, at various constant percentages of CPR or the Prepayment Assumption.

          PERCENT OF INITIAL BOND PRINCIPAL BALANCE OUTSTANDING AT THE
            FOLLOWING PERCENTAGES OF CPR OR THE PREPAYMENT ASSUMPTION

                        CLASS 1-A-1 BONDS AND CLASS 1-B-1 BONDS
                        ---------------------------------------
CPR                  0%        24%       30%        45%        54%
-------              --        ---       ---        ---        ---
PAYMENT DATE
------------
















(*) The weighted average life of a Bond is determined by (i) multiplying the net reduction, if any, of the initial Bond Principal Balance by the number of years from the date of issuance of the Bond to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Bond Principal Balance described in (i) above.

          PERCENT OF INITIAL BOND PRINCIPAL BALANCE OUTSTANDING AT THE
            FOLLOWING PERCENTAGES OF CPR OR THE PREPAYMENT ASSUMPTION

                                                                CLASS 2-A-1 BONDS
                                                                -----------------
PREPAYMENT ASSUMPTION                           0%        80%       100%       150%       180%
---------------------                          ----      ----       ----       ----       ----
PAYMENT DATE
------------
Initial Percentage........................     100%      100%       100%       100%       100%














(*) The weighted average life of a Bond is determined by (i) multiplying the net reduction, if any, of the initial Bond Principal Balance by the number of years from the date of issuance of the Bond to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Bond Principal Balance described in (i) above.

There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of CPR or the Prepayment Assumption indicated in the tables above or to any other level, or that the actual weighted average life of the Class 1-A-1, Class 2-A-1 or Class 1-B-1 Bonds will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of Bonds is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

         The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of CPR or the Prepayment Assumption until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.


FINAL SCHEDULED PAYMENT DATE

         The final scheduled payment date on each class of Bonds will be the payment date in __________ ____, which is the payment date in the month immediately following the month of the final scheduled monthly payment on any mortgage loan. Due to losses and prepayments on the mortgage loans, the final scheduled payment date on each class of Bonds may be substantially earlier than the payment date in __________ ____. With respect to the Class 1-A-1 Bonds and Class 2-A-1 Bonds, the Bond Insurance Policy will pay the Bond Principal Balance of those Bonds to the extent unpaid on the applicable final scheduled payment date.


         For additional considerations relating to the yield on the Bonds, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.


                               THE ISSUING ENTITY


         Impac CMB Trust Series ___-__ is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this prospectus supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, the Impac CMB Trust Series ____-__ will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Bonds and Certificates, (iii) making payments on the Bonds and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Owner Trust Agreement. These restrictions cannot be amended without the consent of holders of Bonds evidencing at least [__]% of the voting rights. For a description of other provisions relating to amending the permitted activities of the trust, please see "The Agreements -- Amendment" in the base prospectus.

         The assets of Impac CMB Trust Series ___-__ will consist of the Mortgage Loans, the Derivative Contracts, the Bond Insurance Policy and certain related assets. Impac CMB Trust Series ___-__'s principal offices are in __________________, __________, in care of ______________, as Owner Trustee.
Impac CMB Trust Series ___-__'s fiscal year end is ______________.

                                  THE DEPOSITOR

         [The depositor, IMH Assets Corp., was formed in the state of Delaware in 1998, and is a wholly-owned subsidiary of Impac Mortgage Holdings, Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. See "The Sponsor" below for information regarding the size, composition and growth of the total portfolio of assets for which IMH Assets Corp. has served as depositor.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1998. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[_________]. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.]


                                   THE SPONSOR

         [The Sponsor, Impac Mortgage Holdings, Inc., in its capacity as mortgage loan seller, will sell the mortgage loans to the Depositor pursuant to a Mortgage Loan Purchase Agreement, dated as of ____________, ____, between the Sponsor and the Depositor.

         The Sponsor was incorporated in the State of California in August 1995 and is an affiliate of the the depositor. The Sponsor commenced operation in California in 1995.

         The Sponsor maintains its principal office at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.

         The Sponsor is a mortgage company that acquires, purchases and sells primarily first-lien non-conforming Alt-A mortgage loans from a network of third party correspondents, mortgage bankers, and brokers.

         The Sponsor has been securitizing residential mortgage loans since 1995. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.]

                             DECEMBER 31, 2003             DECEMBER 31, 2004             OCTOBER 31, 2005
                         --------------------------    -------------------------    --------------------------
                                    TOTAL PORTFOLIO              TOTAL PORTFOLIO               TOTAL PORTFOLIO
      LOAN TYPE          NUMBER        OF LOANS        NUMBER       OF LOANS        NUMBER         OF LOANS
---------------------    ------     ---------------    ------    ---------------    ------     ---------------
Alt-A ARM
Alt-A Fixed
HELOC
Neg-Am ARM
Prime ARM
Prime Fixed
Prime Short Duration

ARM
Reperforming
Seconds
SubPrime
Totals

                                THE OWNER TRUSTEE

         [Name of Owner Trustee] is the Owner Trustee under the Trust Agreement. The Owner Trustee is a ______________________________ and its principal offices are located in __________, __________. The Owner Trustee shall be entitled to compensation for its services on each payment date in an amount equal to the Owner Trustee's Fee.


         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuing Entity or the Bondholders under the Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.


                              THE INDENTURE TRUSTEE


         [Name of Indenture Trustee] will be the Indenture Trustee under the Indenture. The Indenture Trustee has designated its offices located at __________________________________________ for purposes of the transfer and exchange of the Bonds. For all other purposes, the Indenture Trustee's "Corporate Trust Office" is located at __________________________________________, Attention: IMH Assets Corp., Series
_____, or such other address as the Indenture Trustee may designate from time to time by notice to the Bondholders, the Depositor and the Master Servicer. The Indenture Trustee shall be entitled to compensation for its services on each payment date in an amount equal to the Indenture Trustee's Fee. [The Depositor and the Master Servicer and their affiliates may maintain other banking relationships in the ordinary course of business with the Indenture Trustee.]

         [Description of the extent of Indenture Trustee's prior experience serving as an indenture trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

         The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture.

         If an Event of Default has occurred and has not been cured or waived, the Indenture Trustee shall exercise such rights and powers vested in it by the Indenture, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include the ability:

         (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Bondholders allowed in such proceedings;

         (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Bonds in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

         (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Bondholders and of the Indenture Trustee on their behalf, and

         (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of the Bonds allowed in any judicial proceedings relative to Impac CMB Trust Series ____-__, its creditors and its property.

         The Indenture Trustee will promptly mail to each Bondholder notice of the Event of Default after it is known to a responsible officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured.


                                THE BOND INSURER

         The following information has been supplied by [Name of Bond Insurer], the Bond Insurer, for inclusion in this prospectus supplement.

         [Bond Insurer information required pursuant to Item 1114 of Regulation AB will be provided as necessary]


                            DESCRIPTION OF THE BONDS


GENERAL

         The Series _____ Bonds will consist of three classes of Bonds, the Class 1-A-1, Class 2-A-1 and Class 1-B-1 Bonds, each of which are offered hereby.

         The Certificates, which are not offered hereby, will be entitled to payments on any payment date only after all required payments have been made on the Bonds. The principal balance of the Certificates as of any date of determination will be equal to the aggregate principal balance of the mortgage loans minus the aggregate Bond Principal Balance of all the Bonds. The Certificates will be entitled to payments as provided in the Agreements.

         The Bonds will be issued by a trust, the assets of which on the Closing Date will consist primarily of the mortgage loans.

         Each class of the Bonds will have the initial Bond Principal Balance as set forth on page S-4 hereof and will have the Bond Interest Rate as defined under "Glossary" in this prospectus supplement.

The Bond Interest Rate on each class of the Bonds will be limited to the related Available Funds Rate. In addition, the Bond Interest Rate on each class of the Bonds will be subject to increase on and after the Step-Up Date.

         The Bonds will be issued, maintained and transferred on the book-entry records of DTC, Clearstream and Euroclear and their participants in minimum denominations representing Bond Principal Balances of $25,000 and integral multiples of $1 in excess thereof. The Bonds will be issued as Global Bonds. SEE ANNEX I TO THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE BONDS -- GLOBAL BONDS" IN THE PROSPECTUS.

         No person acquiring an interest in any class of the Book-Entry Bonds will be entitled to receive a Bond representing such person's interest, except as set forth below under "--Definitive Bonds." Unless and until definitive bonds are issued under the limited circumstances described in this prospectus supplement, all references to actions by Bondholders with respect to the Book-Entry Bonds shall refer to actions taken by DTC, Clearstream and Euroclear upon instructions from its participants and all references in this prospectus supplement to payments, notices, reports and statements to Bondholders with respect to the Book-Entry Bonds shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Bonds, for payment to Bond Owners in accordance with DTC procedures. SEE "-- REGISTRATION OF THE BOOK-ENTRY BONDS" AND "-- DEFINITIVE BONDS" IN THIS PROSPECTUS SUPPLEMENT.

         The definitive bonds, if ever issued, will be transferable and exchangeable at the offices of the Indenture Trustee designated by the Indenture Trustee from time to time for these purposes. The Indenture Trustee has initially designated its offices located at _________________________________________ for such purpose. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All payments to holders of the Bonds, other than the final payment on any class of Bonds, will be made on each payment date by or on behalf of the Indenture Trustee to the persons in whose names the Bonds are registered at the close of business on the related Record Date. Payments will be made by wire transfer in immediately available funds to the account of the Bondholders specified in the request. The final payment on any class of Bonds will be made in like manner, but only upon presentment and surrender of the Bonds at the location specified by the Indenture Trustee in the notice to Bondholders of the final payment.


REGISTRATION OF THE BOOK-ENTRY BONDS

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of Bonds.

         Bond Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Bonds may do so only through participants and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed bonds issues in same-day funds. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. SEE "DESCRIPTION OF THE BONDS -- THE GLOBAL BONDS" IN THE PROSPECTUS. In addition, Bond Owners will receive all payments of principal of and interest on the Book-Entry Bonds from the Indenture Trustee through DTC and DTC participants. Accordingly, Bond Owners may experience delays in their receipt of payments. Unless and until definitive bonds are issued, it is anticipated that the only Bondholders of the Book-Entry Bonds will be Cede & Co., as nominee of DTC. Bond Owners will not be recognized by the Indenture Trustee as Bondholders, as such term is used in the Indenture and Bond Owners will be permitted to exercise the rights of Bondholders only indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry transfers of Book-Entry Bonds among participants and to receive and transmit payments of principal of, and interest on, the Book-Entry Bonds. Participants and indirect participants with which Bond Owners have accounts with respect to the Book-Entry Bonds similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Bond Owners. Accordingly, although Bond Owners will not possess definitive bonds, the Rules provide a mechanism by which Bond Owners, through their participants and indirect participants, will receive payments and will be able to transfer their interest in the Book-Entry Bonds.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Bond Owner to pledge Book-Entry Bonds to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Bonds, may be limited due to the absence of physical bonds for the Book-Entry Bonds. In addition, under a book-entry format, Bond Owners may experience delays in their receipt of payments since payment will be made by the Indenture Trustee to Cede & Co., as nominee for DTC.

         Under the Rules, DTC will take any action permitted to be taken by Bondholders under the Indenture only at the direction of one or more participants to whose DTC account the Book-Entry Bonds are credited. Clearstream or Euroclear, as the case may be, will take any action permitted to be taken by Bondholders under the Indenture on behalf of a Clearstream participant or Euroclear participant in accordance with its rules. Additionally, DTC, Clearstream or Euroclear, under the Rules or its respective rules, as the case may be, will take actions with respect to specified voting rights only at the direction, and on the behalf, of participants whose holdings of Book-Entry Bonds evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Bonds evidence voting rights authorize divergent action.

         The Depositor, the Master Servicer and the Indenture Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Bonds held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.


DEFINITIVE BONDS

         Definitive bonds will be issued to Bond Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Bonds and the Depositor is unable to locate a qualified successor, (2) the Depositor, at its option, elects to terminate the book- entry system through DTC, or (3) after the occurrence of an Event of Default, Bond Owners representing in the aggregate not less than 51% of the aggregate Bond Principal

Balance of the Book-Entry Bonds advise the Indenture Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Bond Owners' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee is required to notify all Bond Owners, through participants, of the availability of definitive bonds. Upon surrender by DTC of the definitive bonds representing the Book-Entry Bonds and receipt of instructions for re-registration, the Indenture Trustee will reissue the Book-Entry Bonds as definitive bonds issued in the respective principal amounts owned by individual Bond Owners, and thereafter the Indenture Trustee will recognize the holders of definitive bonds as Bondholders under the Indenture. Definitive bonds will be issued in minimum denominations of $25,000, except that any beneficial ownership represented by a Book-Entry Bond in an amount less than $25,000 immediately prior to the issuance of a definitive bond shall be issued in a minimum denomination equal to the amount of the beneficial ownership.


INTEREST PAYMENTS ON THE BONDS

         GROUP 1 AVAILABLE FUNDS

         On each payment date, the Indenture Trustee shall withdraw from the Payment Account the Group 1 Available Funds and the Group 1 Insured Amount, if any, for such payment date and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 1 Available Funds and the Group 1 Insured Amount remaining for such payment date:

         (i) to the holders of the Class 1-A-1 Bonds, the related Accrued Bond Interest for such class for such payment date; and

         (ii) to the holders of the Class 1-B-1 Bonds, the related Accrued Bond Interest for such class for such payment date.

         If on any payment date, the Group 1 Available Funds is insufficient to pay Accrued Bond Interest on the Class 1-A-1 Bonds, the shortfall will be covered by the Bond Insurance Policy; provided, that to the extent such shortfalls are caused by Prepayment Interest Shortfalls, Relief Act Shortfalls or Basis Risk Shortfalls with respect to the Group 1 Loans, they will not be covered by the Bond Insurance Policy. Shortfalls covered by the Bond Insurance Policy could occur, for example, if delinquencies on the Group 1 Loans were exceptionally high and were not covered by P&I Advances.

         On any payment date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls on the Group 1 Loans to the extent not covered by Compensating Interest paid by the Master Servicer will constitute Unpaid Interest Shortfalls and will be allocated to the Class 1-A-1 Bonds and Class 1-B-1 Bonds on a pro rata basis based on the respective amounts of interest accrued on such Bonds for such payment date as provided in the definition of Accrued Bond Interest. Prepayment Interest Shortfalls resulting from partial prepayments on the Group 1 Loans will not be offset by the Master Servicer from the Master Servicing Fee, Subservicing Fee or otherwise. No assurance can be given that Compensating Interest available to cover Prepayment Interest Shortfalls on the Group 1 Loans will be sufficient therefor. Unpaid Interest Shortfalls allocated to the Class 1-A-1 Bonds and Class 1-B-1 Bonds shall only be reimbursed as described in "-- Overcollateralization Provisions" below.

         GROUP 2 AVAILABLE FUNDS

         On each payment date, the Indenture Trustee shall withdraw from the Payment Account the Group 2 Available Funds and the Group 2 Insured Amount, if any, for such payment date and shall pay the related Accrued Bond Interest to the Class 2-A-1 Bonds for such payment date, to the extent of the Group 2 Available Funds and the Group 2 Insured Amount for such payment date.

         If on any payment date, the Group 2 Available Funds is insufficient to pay Accrued Bond Interest on the Class 2-A-1 Bonds, the shortfall will be covered by the Bond Insurance Policy; provided, that to the extent such shortfalls are caused by Prepayment Interest Shortfalls, Relief Act Shortfalls or Basis Risk Shortfalls with respect to the Group 2 Loans, they will not be covered by the Bond Insurance Policy. Shortfalls covered by the Bond Insurance Policy could occur, for example, if delinquencies on the Group 2 Loans were exceptionally high and were not covered by P&I Advances.

         On any payment date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls on the Group 2 Loans to the extent not covered by Compensating Interest paid by the Master Servicer will constitute Unpaid Interest Shortfalls and will be allocated to the Class 2-A-1 Bonds. Prepayment Interest Shortfalls resulting from partial prepayments on the Group 2 Loans will not be offset by the Master Servicer from the Master Servicing Fee, Subservicing Fee or otherwise. No assurance can be given that Compensating Interest available to cover Prepayment Interest Shortfalls on the Group 2 Loans will be sufficient therefor. Unpaid Interest Shortfalls allocated to the Class 2-A-1 Bonds shall only be reimbursed as described in "-- Overcollateralization Provisions" below.


CALCULATION OF ONE-MONTH LIBOR FOR THE BONDS

         On each Interest Determination Date, the Indenture Trustee will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, for the next Accrual Period for the Bonds on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

         On each Interest Determination Date, if the rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR for the related Accrual Period for the Bonds will be established by the Indenture Trustee as follows:

         (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

         (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Bonds for the related Accrual Period shall (in the absence of manifest error) be final and binding.


PRINCIPAL PAYMENTS ON THE BONDS

         CLASS 1-A-1 BONDS AND CLASS 1-B-1 BONDS

         On each payment date, the holders of the Class 1-A-1 Bonds and Class 1-B-1 Bonds shall be entitled to receive payments in respect of principal equal to the related Principal Distribution Amount for that payment date, allocated on a pro rata basis, based on the Bond Principal Balances thereof, in reduction of the Bond Principal Balances thereof, until the Bond Principal Balances thereof have been reduced to zero; provided, however, that the aggregate of all payments, if any, made by the Bond Insurer under the Bond Insurance Policy with respect to the Class 1-A-1 Bonds, including interest thereon, shall be paid to the Bond Insurer prior to any payment of principal to the holders of the Class 1-B-1 Bonds; and provided further, that on each payment date, the Group 1 Principal Available Funds Shortfall, if any, will be subtracted from the related Principal Distribution Amount payable to the Class 1-B-1 Bonds and shall be paid instead first to the Class 1-A-1 Bonds and then to the Class 1-B-1 Bonds, in each case in reduction of the Bond Principal Balance thereof, until reduced to zero.

         CLASS 2-A-1 BONDS

         On each payment date, the holders of the Class 2-A-1 Bonds shall be entitled to receive payments in respect of principal equal to the related Principal Distribution Amount for that payment date, in reduction of the Bond Principal Balance thereof, until the Bond Principal Balances thereof have been reduced to zero.


OVERCOLLATERALIZATION PROVISIONS

         The weighted average of the Net Mortgage Rates for the mortgage loans in each Loan Group is generally expected to be higher than the weighted average of the Bond Interest Rates on the related Bonds. As a result, interest collections on the mortgage loans in each Loan Group are generally expected to be generated in excess of the amount of interest payable to the holders of the related Bonds and the related fees and expenses payable by the trust. This excess interest, together with any related Overcollateralization Release Amount, will generally constitute the related Net Monthly Excess Cashflow on any payment date.

         GROUP 1 LOANS

         With respect to any payment date, any Net Monthly Excess Cashflow in respect of the Group 1 Loans shall be paid as follows:

         (i) to the Bond Insurer, the aggregate of all payments, if any, made by the Bond Insurer under the Bond Insurance Policy with respect to the Class 1-A-1 Bonds, including interest thereon, and any other amounts due to the Bond Insurer pursuant to the Insurance Agreement, to the extent not previously paid or reimbursed;

         (ii) to the Bond Insurer, the aggregate of all payments, if any, made by the Bond Insurer under the Bond Insurance Policy with respect to the Class 2-A-1 Bonds, including interest thereon, and any other amounts due to the Bond Insurer pursuant to the Insurance Agreement, to the extent not previously paid or reimbursed;

         (iii) to the holders of the Class 1-A-1 Bonds and Class 1-B-1 Bonds, in an amount equal to any previously unreimbursed Realized Losses on the Group 1 Loans, payable to such holders as part of the Principal Distribution Amount for the Class 1-A-1 Bonds and Class 1-B-1 Bonds on that payment date;

         (iv) to the holders of the Class 2-A-1 Bonds, in an amount equal to any previously unreimbursed Realized Losses on the Group 2 Loans, payable to such holders as part of the Principal Distribution Amount for the Class 2-A-1 Bonds on that payment date;

         (v) to the holders of the Class 1-A-1 Bonds and Class 1-B-1 Bonds, in an amount equal to any related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount as described under "-- Principal Payments on the Bonds" above;

         (vi) to the holders of the Class 1-A-1 Bonds, and then to the Class 1-B-1 Bonds, in that order, any Unpaid Interest Shortfall for such Bonds on such payment date, to the extent not previously reimbursed;

         (vii) to the holders of the Class 1-B-1 Bonds, in an amount equal to the Allocated Realized Loss Amount for the Class 1-B-1 Bonds;

         (viii) to the holders of the Class 1-A-1 Bonds, and then the Class 1-B-1 Bonds, in that order, any related Basis Risk Shortfall Carry-Forward Amount for such Bonds on such payment date, to the extent not covered by the Group 1 Derivative Contracts; and

         (ix) to the holders of the Certificates as provided in the Agreements.

         GROUP 2 LOANS

         With respect to any payment date, any Net Monthly Excess Cashflow in respect of the Group 2 Loans shall be paid as follows:

         (i) to the Bond Insurer, the aggregate of all payments, if any, made by the Bond Insurer under the Bond Insurance Policy with respect to the Class 2-A-1 Bonds, including interest thereon, and any other amounts due to the Bond Insurer pursuant to the Insurance Agreement, to the extent not previously paid or reimbursed;

         (ii) to the Bond Insurer, the aggregate of all payments, if any, made by the Bond Insurer under the Bond Insurance Policy with respect to the Class 1-A-1 Bonds, including interest thereon, and any other amounts due to the Bond Insurer pursuant to the Insurance Agreement, to the extent not previously paid or reimbursed;

         (iii) to the holders of the Class 2-A-1 Bonds, in an amount equal to any previously unreimbursed Realized Losses on the Group 2 Loans, payable to such holders as part of the Principal Distribution Amount for the Class 2-A-1 Bonds on that payment date;

         (iv) to the holders of the Class 1-A-1 Bonds and Class 1-B-1 Bonds, in an amount equal to any previously unreimbursed Realized Losses on the Group 1 Loans, payable to such holders as part of the Principal Distribution Amount for the Class 1-A-1 Bonds and Class 1-B-1 Bonds on that payment date;

         (v) to the holders of the Class 2-A-1 Bonds, in an amount equal to any related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount as described under "-- Principal Payments on the Bonds" above;

         (vi) to the holders of the Class 2-A-1 Bonds, any Unpaid Interest Shortfall for such Bonds on such payment date, to the extent not previously reimbursed;

         (vii) to the holders of the Class 2-A-1 Bonds, any related Basis Risk Shortfall Carry-Forward Amount for such Bonds on such payment date, to the extent not covered by the Group 2 Derivative Contracts; and

         (viii) to the holders of the Certificates as provided in the Agreements.


[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]


DESCRIPTION OF THE BOND INSURANCE POLICY

         On the Closing Date, the Bond Insurer will issue the Bond Insurance Policy in favor of the Indenture Trustee on behalf of the Class 1-A-1 Bondholders and Class 2-A-1 Bondholders. The Bond Insurance Policy will unconditionally and irrevocably guarantee certain payments on the Class 1-A-1 Bonds and Class 2-A-1 Bonds by requiring the Bond Insurer to forward the related Insured Amount, if any, to the Indenture Trustee by the related payment date. For purposes of the foregoing, amounts in the Payment Account available for interest payments on any payment date shall be deemed to include all amounts in the Payment Account for such payment date available for payment on such payment date. Notwithstanding the foregoing two sentences, the Bond Insurer shall not be obligated to pay any Preference Amount in respect of principal (other than principal paid in connection with Realized Losses) except on the final scheduled payment date or earlier termination of the trust pursuant to the terms of the Indenture. Prepayment Interest Shortfalls, Relief Act Shortfalls and any Basis Risk Shortfalls will not be covered by the Bond Insurance Policy. Pursuant to the terms of the Indenture, draws under the Bond Insurance Policy in respect of any related Undercollateralization Amount with respect to the Class 1-A-1 Bonds or Class 2-A-1 Bonds, as applicable, will be paid to the Class 1-A-1 Bondholders and Class 2-A-1 Bondholders, respectively, by the Paying Agent as principal. In the absence of payments under the Bond Insurance Policy, Class A Bondholders will directly bear the credit risks associated with their investment to the extent such risks are not covered by overcollateralization or otherwise.


DERIVATIVE CONTRACTS

         On the Closing Date, either the Sponsor will assign to the Depositor, and the Depositor will assign to the Issuing Entity for the benefit of the Bonds, its rights under the Derivative Contracts, or the Sponsor will cause the Issuing Entity to enter into the Derivative Contracts with the Derivative Counterparty. Each Derivative Contract will contain a Swap Agreement Fixed Rate and provide for the calculation of One-Month LIBOR. The Derivative Contracts consist of ___________ swap agreements, where net payments will be made (a) to the Issuing Entity, if One-Month LIBOR exceeds the related Swap Agreement Fixed Rate, and (b) to the Derivative Counterparty, to the extent such Swap Agreement Fixed Rate exceeds One-Month LIBOR. The Derivative Contracts will be divided into two groups, the Group 1 Derivative Contracts and Group 2 Derivative Contracts. Amounts payable from the Group 1 Derivative Contracts will be available solely to make payments to the Class 1-A-1 Bonds and Class 1-B-1 Bonds, and amounts payable from the Group 2 Derivative Contracts will be available solely to make payments to the Class 2-A-1 Bonds. On any payment date, any amounts not paid to the related bonds will be paid to the Certificates and will be not be available to make payments to the bonds on future payment dates.

         Payments will be made with respect to the Derivative Contracts based on a notional balance in accordance with the schedule set forth in the related Derivative Contract. The amount of the notional balance on which calculations are based on any payment date with respect to the swap agreements will be the lesser of (a) the balance in the related schedule and (b) a percentage of the aggregate Bond Principal Balance of the Bonds immediately prior to the related payment date. The percentage referenced above will be determined separately for each swap agreement. This percentage will be equal to the quotient, expressed as a percentage, of the initial notional amount of the swap agreement divided by the aggregate initial notional amount of all of the swap agreements.

         On each payment date, the Indenture Trustee will determine the total amount payable to the Issuing Entity and the total amount payable to the Derivative Counterparty under the Derivative Contracts. The Indenture Trustee will determine whether a net payment is due to the Issuing Entity or from the Derivative Counterparty and will collect or make such payment, as applicable. Payments due by the Issuing Entity under the Derivative Contracts will be made prior to payments on the Bonds.

         The Derivative Counterparty, or the guarantor thereof making payments to The Issuing Entity is, as of the Closing Date, rated" at least "AA-" (or its equivalent) by two of S&P, Moody's or Fitch Ratings.

         The Swap Agreement Fixed Rates and scheduled principal balances of the _________ swap agreements will pay in accordance with (1) the first ________ tables with respect to the Group 1 Derivative Contracts and (2) the last _________ tables with respect to the Group 2 Derivative Contracts; provided, that the scheduled principal balances may from time to time be less than the amount in their actual schedules based on the aggregate Bond Principal Balances of the Bonds as described above:

                                SCHEDULED PRINCIPAL         SWAP AGREEMENT
     MONTH OF PAYMENT DATE            BALANCE                 FIXED RATE
  --------------------------   ----------------------   ----------------------

         After the payment date in _____________, the first swap agreement will terminate without termination payments by either party.

         [Additional tables added as necessary]

         With respect to the Group 1 Derivative Contracts, on each payment date, the Group 1 Net Derivative Contract Payment Amount with respect to such payment date will be allocated to the Bonds and the Certificates in the following order of priority, in each case to the extent of amounts remaining:

         (i) to the holders of the Class 1-A-1 Bonds, and then the Class 1-B-1 Bonds, in that order, any related Basis Risk Shortfall Carry-Forward Amount for such payment date; and

         (ii) any remaining amounts to the holders of the Certificates.

         With respect to the Group 2 Derivative Contracts, on each payment date, the Group 2 Net Derivative Contract Payment Amount with respect to such payment date will be allocated to the Bonds and the Certificates in the following order of priority, in each case to the extent of amounts remaining:

         (i) to the holders of the Class 2-A-1 Bonds, any related Basis Risk Shortfall Carry-Forward Amount for such payment date; and

         (ii) any remaining amounts to the holders of the Certificates.

[The derivatives counterparties will be _____________________________.]


[Additional financial information regarding derivatives counterparties will be provided, as required pursuant to Item 1115 of Regulation AB, if applicable.]


SUBORDINATION

         The rights of the holders of the Class 1-B-1 Bonds and the Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class 1-A-1 Bonds. The protection afforded to the holders of the Class 1-A-1 Bonds by means of the subordination of the Class 1-B-1 Bonds and the Certificates will be accomplished in part by the preferential right of the holders of the Class 1-A-1 Bonds to receive on any payment date, prior to distributions on the Class 1-B-1 Bonds and Certificates, distributions in respect of interest and principal.

         In addition, the rights of the holders of the Class 1-A-1 Bonds, Class 2-A-1 Bonds and Class 1-B-1 Bonds to receive payments in respect of interest and principal will be senior to the rights of the holders of the Certificates, to the extent described in this prospectus supplement.

         The subordination feature is intended to enhance the likelihood of regular receipt by the holders of the Bonds of payments in respect of interest and principal and to afford such holders protection against Realized Losses.

[Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]


ALLOCATION OF LOSSES

         Any Realized Losses on the mortgage loans will be allocated or covered on any payment date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that payment date; second, to the non-related Net Monthly Excess Cashflow, to the extent described in "-- Overcollateralization Provisions" above; third, in reduction of the related Overcollateralized Amount, until reduced to zero; and fourth, if such Realized Loss is on a Group 1 Loan, to the Class 1-B-1 Bonds, in reduction of the Bond Principal Balance thereof, until reduced to zero.

         The Indenture does not permit the allocation of Realized Losses to the Class A Bonds. Investors in the Class A Bonds should note that although Realized Losses cannot be allocated to the Class A Bonds, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class A Bonds all interest and principal amounts to which they are then entitled.

         Once Realized Losses have been allocated to the Class 1-B-1 Bonds, such amounts with respect to such Bonds will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Allocated Realized Loss Amounts may be repaid to the holders of the Class 1-B-1 Bonds from Net Monthly Excess Cashflow from the Group 1 Loans, according to the priorities set forth under "--Overcollateralization Provisions" above.

         Any allocation of a Realized Loss to a Class 1-B-1 Bond will be made by reducing the Bond Principal Balance thereof by the amount so allocated as of the payment date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Bond Principal Balance of the Class 1-B-1 Bonds be reduced more than once in respect of any particular amount both
(i) allocable to such Bond in respect of Realized Losses and (ii) payable as principal to the holder of such Bond from Net Monthly Excess Cashflow.


P&I ADVANCES

         Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each payment date its own funds, advances made by a subservicer or funds in the Payment Account that are not included in the related Available Funds for such payment date, in an amount equal to the P&I Advances for such payment date.

         P&I Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Master Servicer, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds, including amounts paid under the Radian Lender-Paid PMI Policy. The purpose of making P&I Advances is to maintain a regular cash flow to the Bondholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

         All P&I Advances, except the termination advances described below, will be reimbursable to the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer out of any funds in the Payment Account prior to the payments on the Bonds. In the event the Master Servicer fails in its obligation to make any such advance, the Indenture Trustee, as successor Master Servicer, will be obligated to make any such advance, to the extent required in the Servicing Agreement.


TABLE OF FEES AND EXPENSES

         The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Bonds are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

            ITEM                   FEE                  PAID FROM
-----------------------------  -----------  ------------------------------------
Master Servicing Fee(1)(2)         ___bp     Mortgage Loan Interest Collections
Indenture Trustee Fee              ___bp           Master Servicing Fee
Servicer Fee                       ___bp           Master Servicing Fee


(1) Master servicing fee including paying agent and certificate registrar fees. The Master Servicer receives a single combined fee that covers all of these functions. The Master Servicer performs these functions.
(2) Master Servicer pays indenture trustee and servicer fees out of its fee.
(3) The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to noteholders.


THE PAYING AGENT

         The Paying Agent shall initially be the Indenture Trustee. The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Bondholders.


OPTIONAL REDEMPTION

         The Bonds may be redeemed in whole, but not in part, by the holder of the Certificates, or, if there is no single holder, the majority holder of the Certificates, on any payment date on or after the earlier of (i) the payment date on which the aggregate Stated Principal Balance of the mortgage loans as of the end of the prior Due Period is less than or equal to _____% of the Cut-off Date Balance and (ii) the payment date occurring in __________ ____. The purchase price for each class of Bonds will be equal to 100% of the aggregate outstanding Bond Principal Balance thereof and accrued and unpaid interest thereon (including any related Unpaid Interest Shortfall and Basis Risk Shortfall Carry-Forward Amount) at the Bond Interest Rate through the date on which the Bonds are redeemed in full together with all amounts due and owing to the Indenture Trustee and the Bond Insurer.

                     DESCRIPTION OF THE SERVICING AGREEMENT


THE MASTER SERVICER AND THE SERVICERS


GENERAL

         Impac Funding Corporation, referred to in this prospectus supplement as Impac Funding Corporation or the Master Servicer, will act as the Master Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer and the Indenture Trustee.

         Primary servicing of the mortgage loans will be provided for in accordance with various servicing agreements or similar agreements, which are collectively referred to in this prospectus supplement as the Servicing Agreements. Each of the Servicing Agreements will be assigned to the trust pursuant to various assignment, assumption and recognition agreements among the related Servicer, the Sponsor and the Indenture Trustee on behalf of the Bondholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made by the Servicers with respect to the related mortgage loans against them. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor Servicer or shall assume primary servicing obligations for the related mortgage loans itself.

         The Servicer or the Master Servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the Servicer or the Master Servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The Master Servicer or Servicer may also waive or modify any term of a loan so long as the Master Servicer or Servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

         In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the Master Servicer or Servicer to be in the best interests of the related securityholders, the Master Servicer or Servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

         The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer's own funds (less the servicing fee) will be deposited in a Protected Account, held by a designated depository institution and segregated on the books of such institution in the name of the Indenture Trustee for the benefit of Bondholders. Amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Indenture Trustee for the benefit of Bondholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Bondholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Bondholders. On the date specified in the related Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Collection Account the Available Funds. SEE "DESCRIPTION OF THE BONDS-PAYMENT ACCOUNT" IN THE PROSPECTUS.

         The information set forth in the following paragraphs with respect to the Master Servicer and the Servicers has been provided by the respective party.


THE MASTER SERVICER

         Impac Funding Corporation will act as Master Servicer under the Servicing Agreement. Impac Funding Corporation is a [form of organization]. [Description of Master Servicer's business]. The [Depositor the Sponsor and the related Servicer] may maintain banking and other commercial relationships with Impac Funding Corporation and its affiliates. Impac Funding Corporation's principal corporate trust offices are located at _______________________ and its office for certificate transfer services is located at ____________________.

         Impac Funding Corporation acts as Master Servicer pursuant to the Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective servicing agreements. In addition, upon the occurrence of certain Servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and at the direction of the Indenture Trustee against such defaulting Servicer. As of __________, Impac Funding Corporation was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

         [The following table describes size, composition and growth of Impac Funding Corporation's total residential mortgage loan servicing portfolio as of the dates indicated.]

                             DECEMBER 31,          DECEMBER 31,          DECEMBER 31,       [       ] 2006
                                                                                         --------------------

                                2003                  2004                  2005
                         ------------------   -------------------  -------------------
                                                        TOTAL
                                  TOTAL                 PORTFOLIO            TOTAL                  TOTAL
                                  PORTFOLIO             OF                   PORTFOLIO              PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS    NUMBER    LOANS      NUMBER    OF LOANS    NUMBER    OF LOANS
---------------------    ------   ---------   ------    ---------  ------    ---------   ------    ----------
Residential Mortgage
Loans................


         [Describe any material changes in Impac Funding Corporation's servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

         The Master Servicer shall not be under any liability to the Depositor, the Issuing Entity, the Owner Trustee, the Indenture Trustee or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Servicing Agreement, or for errors in judgment except that the Master Servicer shall be liable for any breach of warranties or representations made in the Servicing Agreement. In addition the Master Servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising under the transaction documents The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the Trust, against any loss, liability or expense incurred in connection with the Servicing Agreement or the Bonds or the Mortgage Loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer's failure to perform its master servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Servicing Agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the Servicing Agreement.

         The Master Servicer may assign its rights and delegate its duties and obligations under this Servicing Agreement; provided, that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Indenture Trustee (as pledgee of the Mortgage Loans) and the Depositor (in its sole discretion), is willing to service the Mortgage Loans and executes and delivers to the Indenture Trustee and the Depositor an agreement, in form and substance reasonably satisfactory to the Indenture Trustee and the Depositor, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Servicing Agreement; provided, further, that each Rating Agency's rating of the Bonds in effect immediately prior to such assignment and delegation will not be qualified, reduced, or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency) or considered to be below investment grade.

[NAME OF SERVICER]

         The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer's form of organization].

         [Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans. As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

         [The following table describes size, composition and growth of [Name of Servicer]'s total residential mortgage loan servicing portfolio as of the dates indicated.]

                            DECEMBER 31,         DECEMBER 31,          DECEMBER 31,
                               2003                 2004                  2005              [       ] 2006
                         ------------------   -------------------   ------------------    -------------------
                                                        TOTAL
                                  TOTAL                 PORTFOLIO            TOTAL                  TOTAL
                                  PORTFOLIO             OF                   PORTFOLIO              PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS    NUMBER    LOANS       NUMBER   OF LOANS     NUMBER    OF LOANS
---------------------    ------   ---------   ------    ---------   ------   ---------    ------    ---------
Residential Mortgage
Loans................


         [Describe any material changes in [Name of Servicer]'s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

[Pursuant to the related Servicing Agreement, ____________ will serve as Servicer for the mortgage loans sold indirectly by it to the depositor. Notwithstanding the foregoing, the Master Servicer and ___________ have advised the depositor that with respect to a portion of the mortgage loans initially to be serviced by _____________, the servicing thereof is expected to be transferred to the Master Servicer, whereupon the Master Servicer will act in the capacity as "Servicer" under the applicable Servicing Agreement to the extent of those mortgage loans. That portion of the mortgage loans that is expected to be subject to that servicing transfer represents approximately _____% of the mortgage loans, by aggregate principal balance as of the Cut-off Date.]


THE SUBSERVICERS

         Substantially all of the Group 1 Loans will initially be subserviced by [Name of Subservicer] However, the Master Servicer has entered into a contract to transfer the subservicing with respect to substantially all of such mortgage loans to [Name of Subservicer] or an affiliate thereof, on or about __________, ____. All of the Group 2 Loans will be subserviced by [Name of Subservicer].

         [Subservicer information added as appropriate]

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the Bonds and the Certificates will be equal to the Master Servicing Fee. The principal compensation to be paid to any subservicer of the mortgage loans will be equal to the Subservicing Fee. As additional servicing compensation, the Master Servicer or any subservicer is entitled to retain all prepayment penalties and charges, any assumption fees and any late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Payment Account and any escrow accounts in respect of the mortgage loans. However, the Master Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any payment date with Compensating Interest. The Master Servicer or the related subservicer is obligated to pay certain insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Master Servicer or such subservicer in connection with its responsibilities under the Servicing Agreement or the related subservicing agreement. However, the Master Servicer or such subservicer is entitled to reimbursement therefor as provided in the Servicing Agreement or the related subservicing agreement.


SERVICING OF MULTIFAMILY LOANS

         Each multifamily loan will be subject to special servicing provisions. Each Specially Serviced Multifamily Loan will be serviced in accordance with the special servicing provisions of the Servicing Agreement and the related subservicing agreement. These provisions include obtaining updated appraisals of the multifamily property, modifying the terms of the loan and, if needed, selling the related mortgaged property. [Name of Subservicer] will be entitled to a fee in connection with any workout of a Specially Serviced Multifamily Loan equal to _____% of each collection of payments received on such mortgage loan, so long as it is no longer a Specially Serviced Multifamily Loan, which fee shall be applied by the Master Servicer against the principal balance of that mortgage loan. In addition, [Name of Subservicer] will be entitled to a disposition fee of _____% of the net liquidation proceeds of any Specially Servicing Multifamily Loan which is sold.

         If a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, the Master Servicer or the special servicer will be permitted, subject to any specific limitations set forth in the related subservicing agreement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to such mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under the policy.

         The Master Servicer may not acquire title to or permit any subservicer to acquire title to any multifamily property securing a multifamily loan or take any other action that would cause the trustee or any other specified person to be considered to hold title to, to be a "mortgagee-in- possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, including CERCLA, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

         (i) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

         (ii) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

SEE "LEGAL ASPECTS OF LOANS -- ENVIRONMENTAL LEGISLATION" IN THE PROSPECTUS.

SERVICER EVENTS OF DEFAULT

         In addition to those Events of Default (as defined in the prospectus) pertaining to the servicing of the mortgage loans and described under "Description of the Securities--Events of Default" in the prospectus, upon the occurrence of various loss triggers with respect to the mortgage loans, the Servicer may be removed as servicer of the mortgage loans serviced by it in accordance with the terms of the related Servicing Agreement. If any Servicer is removed in connection with an Event of Default applicable to that Servicer under the terms of the related Servicing Agreement, the Master Servicer will become the successor Servicer of the mortgage loans serviced by that terminated Servicer.


OPTIONAL PURCHASE OF DELINQUENT LOANS

         The Master Servicer, on behalf of the Issuing Entity, may either purchase itself or sell to a third-party any mortgage loan that is 90 days or more delinquent from the Issuing Entity at a price equal to the Stated Principal Balance thereof plus one month's interest thereon and any amounts, including advances, owed to the Master Servicer and the related subservicer. The removal of any such mortgage loan from the Trust may affect the loss and delinquency tests which determine the level of the Overcollateralization Target Amount.


                              PERMITTED INVESTMENTS

         The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer's own funds (less the servicing fee) will be deposited in a Collection Account, held by a designated depository institution and segregated on the books of such institution in the name of the Indenture Trustee for the benefit of Noteholders. To the extent provided in the Servicing Agreement, amounts on deposit in a Collection Account may be invested in Permitted Investments in the name of the Indenture Trustee for the benefit of Noteholders and not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Payment Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Collection Account within two Business Days of receipt of notification of such loss but not later than the second

Business Day prior to the Servicer Remittance Date on which the moneys so invested are required to be distributed to the Indenture Trustee.

         Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders will be considered a Permitted Investment:

         (i) obligations of or instruments guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

         (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

         (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's or Fitch Ratings and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

         (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's, Fitch Ratings and Standard & Poor's in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

         (v) a money market fund or a qualified investment fund rated by Moody's and Fitch Ratings, if so rated, in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor's; and

         (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

         provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations; provided further, however, that each such instrument acquired shall not be acquired at a price in excess of par. See "Description of the Bonds-Payment Account" in the base prospectus.


                      THE INDENTURE AND THE TRUST AGREEMENT

         The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated in this prospectus supplement by reference. See "The Agreements" in the prospectus.


RIGHTS UPON EVENT OF DEFAULT

         In case an Event of Default should occur and be continuing with respect to the Bonds, then (in every such case) the Indenture Trustee at the written direction of Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds then outstanding, shall declare the principal of the Bonds, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable. Such declaration may under certain circumstances be rescinded by Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds.

         The Indenture Trustee may (provided that the Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds have not directed the Indenture Trustee to sell the assets included in the Trust) refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Bonds in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. The Indenture Trustee, however, must sell or cause to be sold the assets included in the Trust if collections in respect of such assets are determined to be insufficient to pay certain expenses payable under the Indenture and to make all scheduled payments on the Bonds, in which case payments will be made on the Bonds in the same manner as described in the next sentence with regard to instances in which such assets are sold. In addition, upon an Event of Default the Indenture Trustee may sell or cause to be sold the assets included in the Trust.

         In the event the assets of the Trust are sold, any collection on, or the proceeds from the sale of, the mortgage loans will be applied in accordance with the provisions of the Indenture.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Bondholders, unless such Bondholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to such Bonds; and Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond affected thereby. So long as the Bond Insurer is not in default, the Bond Insurer has, and may exercise without the consent of the Class A Bondholders, all of the rights of the Class A Bondholders under the Indenture.


ASSIGNMENT OF MORTGAGE LOANS

         On or prior to the date the bonds are issued, the Sponsor will convey each mortgage loan to ____________, who in turn will convey each mortgage loan to the depositor, who in turn will convey each mortgage loan to the Issuing Entity.

         At the time of issuance of the bonds, the Issuing Entity will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on that mortgage loan after the Cut-off Dates, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the bonds; provided, however, that the Sponsor will reserve and retain all its right, title and interest in and to principal and interest due on that mortgage loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date. The Indenture Trustee, concurrently with that assignment, will authenticate and deliver the bonds at the direction of the Issuing Entity in exchange for, among other things, the mortgage loans.

         The Indenture will require the Issuing Entity to deliver to the Indenture Trustee or to a custodian with respect to each mortgage loan (i) the mortgage note endorsed without recourse to the Indenture Trustee, (ii) the original mortgage with evidence of recording indicated on that mortgage and
(iii) an assignment of the mortgage in recordable form to the Indenture Trustee. Those assignments of mortgage loans are required to be recorded by or on behalf of the Sponsor, at the expense of the Sponsor, in the appropriate offices for real property records.


LIMITATION ON SUITS

         No Bondholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Bondholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Bondholders representing not less than 25% of the aggregate Bond Principal Balance of the Bonds have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such Bondholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds.


THE INDENTURE TRUSTEE

         The Indenture Trustee may resign at any time, or in the event there is a conflict of interest with respect to any class of Bonds, as Indenture Trustee with respect to one or more classes of Bonds, in which event the Issuing Entity will be obligated to appoint a successor Indenture Trustee for the Bonds or such class of Bonds within the period specified in the Indenture. The Indenture Trustee also may be removed at any time by the Bond Insurer or Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the

Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.


                         FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, the Bonds will be characterized as indebtedness to a Bondholder other than the owner of the Certificates and not as representing an ownership interest in the Trust Fund or an equity interest in the Issuing Entity or the Depositor. In addition, for federal income tax purposes, the Issuing Entity will not be (i) classified as an association taxable as a corporation for federal income tax purposes, (ii) a taxable mortgage pool as defined in Section 7701(i) of the Code, or (iii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704-1. The Class 1-B-1 Bonds will, and the Class A Bonds will not, be treated as having been issued with "original issue discount" (as defined in the prospectus). See "Federal Income Tax Consequences" in the prospectus.

         The Bonds will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the Bonds will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Bonds will also not be treated as "qualified mortgages" under
Section 860G(a)(3)(C) of the Code.

         Prospective investors in the Bonds should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuing Entity and purchasers of the Bonds.


TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

         Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Temporary and proposed regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sponsors of a reportable transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the Certificates. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement, dated __________, ____, [Name of Underwriter] has agreed to purchase _____% of each class of Bonds and the Depositor has agreed to sell to the Underwriter the Bonds. It is expected that delivery of the Bonds will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about __________, ____, against payment therefor in immediately available funds.

         The Bonds will be purchased from the Depositor by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined for each investor at the time of sale. The proceeds to the Depositor from the sale of the Bonds are expected to be approximately _____% of the aggregate initial Bond Principal Balance of the Bonds, less expenses expected to equal approximately $______. The Underwriter may effect such transactions by selling the Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Bonds, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Bonds may be deemed to be underwriters and any profit on the resale of the Bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The underwriting agreement provides that the Depositor, the Sponsor and Impac Funding Corporation will jointly and severally indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor, the Sponsor and Impac Funding Corporation against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

         [Name of Underwriter] is an affiliate of ___________________.


                                SECONDARY MARKET

         There can be no assurance that a secondary market for the Bonds will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Bonds will be the monthly statements discussed in the prospectus under "Description of the Bonds -- Reports to Bondholders," which will include information as to the outstanding principal balance of the Bonds and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Bonds will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Bonds will be generally available on an ongoing basis. The limited nature of information regarding the Bonds may adversely affect the liquidity of the Bonds, even if a secondary market for the Bonds becomes available.


                                 LEGAL OPINIONS

         Legal matters relating to the Bonds will be passed upon for the Depositor by Thacher Proffitt & Wood LLP, New York, New York and for the Underwriter by [Name and address of law firm]. [Name of law firm] represents the Sponsor on certain matters from time to time.


                                LEGAL PROCEEDINGS

         [There are no material legal proceedings pending against the Sponsor, the Depositor, the Indenture Trustee, The Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator] or a custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Bondholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Bondholders.]

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         [There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Indenture Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty] or a custodian. There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Indenture Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], or a custodian. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Bonds, or that relate to the Bonds or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]


                                     EXPERTS

         [Bond Insurer's accountant's information added as appropriate]


                                     RATINGS

         It is a condition to the issuance of the Bonds that each class of Class 1-A-1 Bonds and Class 2-A-1 Bonds be rated "AAA" by [______] and "Aaa" by [______], and that the Class 1-B-1 Bonds be rated at least "BBB" by [______] and "Baa2" by [______].

         The ratings of [______] and [______] assigned to collateralized asset-backed bonds address the likelihood of the receipt by Bondholders of all distributions to which the Bondholders are entitled other than Unpaid Interest Shortfalls or Basis Risk Shortfalls. The rating process addresses structural and legal aspects associated with the Bonds, including the nature of the underlying mortgage loans. The ratings assigned to collateralized asset-backed bonds do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated.

         In addition, the ratings by [______] and [______] do not address the likelihood of the receipt of any amounts in respect of Unpaid Interest Shortfalls or Basis Risk Shortfalls.

         The Depositor has not requested that any rating agency rate any class of the Bonds other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Bonds, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Bonds by another rating agency, if assigned at all, may be lower than the ratings assigned to the Bonds as stated above. The ratings do not address the possibility that Bondholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Bonds are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Bonds.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered Bonds in accordance with the rating agencies' particular surveillance policies, unless the Issuing Entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the offered Bonds, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.


                                LEGAL INVESTMENT

         The Class 1-A-1 Bonds and Class 2-A-1 Bonds will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the prospectus) and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in "mortgage related securities" provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class 1-B-1 Bonds will not constitute "mortgage related securities" for purposes of SMMEA.

         The Depositor makes no representations as to the proper characterization of any class of Bonds for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Bonds. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Bonds constitutes a legal investment or is subject to investment, capital or other restrictions.

         SEE "LEGAL INVESTMENT MATTERS" IN THE PROSPECTUS.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to bondholders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in

"Description of the Bonds -- Reports to Bondholders" and "Servicing of Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the bonds as shall have been filed with the Commission will be posted on the [sponsor's][depositor's] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: __________________.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.


                             REPORTS TO BONDHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered bonds of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor's][depositor's] website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related bonds upon request free of charge. See "Servicing of Mortgage Loans -- Evidence as to Compliance" and "Description of the Bonds -- Reports to Bondholders" in the prospectus.


                              ERISA CONSIDERATIONS

         ERISA and Section 4975 of the Code impose certain requirements on Plans (as defined in the prospectus) and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the bonds would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. The DOL (as defined in the prospectus) has promulgated the DOL Regulations defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust), the underlying assets of that entity may be considered to be Plan Assets. The DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features."

         As of the date hereof, the ratings of the bonds and the traditional debt features of these bonds should cause these bonds to be treated as debt with no "substantial equity features" under the DOL Regulations. There can be no assurance given, however, that the bonds are or will be treated as debt and not "equity interests" under the DOL Regulations. Moreover, the debt treatment of the bonds for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the bonds change. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the bonds is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such bonds.

         In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and Parties in Interest (as defined in the prospectus) who have certain specified relationships to the Plan. Accordingly, even if the bonds are treated as indebtedness under the DOL Regulations, prior to making an investment in the bonds, investing Plans should determine whether the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any other servicer, any administrator, any provider of credit support, including the Derivative Counterparty, any owner of the Certificates, which could be transferred subsequent to the purchase of a Bond by a Plan, or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is covered by one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of a Plan in certain securities may cause the assets of the issuing entity of those securities to be deemed "Plan Assets" of such Plan, and any person with certain specified relationships to such issuing entity to be deemed a Party in Interest with respect to the investing Plan.

         By acquiring a bond, each purchaser will be deemed to represent that either (1) it is not acquiring the bond with the assets of a Plan; or (2) (A) the acquisition, holding and transfer of the bond will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the bonds are rated investment grade or better and such person believes that the bonds are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the bonds. Alternatively, regardless of the rating of the bonds, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer which opines that the acquisition, holding and transfer of such Bond or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

                                    GLOSSARY


ACCRUAL PERIOD -- With respect to any payment date and each class of Bonds, the period from the preceding payment date (or in the case of the first payment date, from the Closing Date) through the day preceding such payment date.

ACCRUED BOND INTEREST -- With respect to any payment date and each class of Bonds, interest accrued during the related Accrual Period on the Bond Principal Balance thereof at the then-applicable Bond Interest Rate on the related Bond Principal Balance thereof immediately prior to such payment date, less such Bonds' Unpaid Interest Shortfall for such payment date, plus any Accrued Bond Interest remaining unpaid from any prior payment date with interest thereon at the related Bond Interest Rate. Accrued Bond Interest for the Bonds shall be calculated on the basis of the actual number of days in the Accrual Period and a 360-day year.

AGREEMENTS -- The Servicing Agreement, the Indenture, the Trust Agreement and the Mortgage Loan Sale and Contribution Agreement.

ALLOCATED REALIZED LOSS AMOUNT -- With respect to the Class 1-B-1 Bonds and any payment date, an amount equal to the sum of any Realized Loss allocated to the Class 1-B-1 Bonds on that payment date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous payment date.

ALLOWABLE CLAIM -- For any mortgage loan covered by a Primary Insurance Policy, the current principal balance of such mortgage loan plus accrued interest and allowable expenses at the time of the claim.

APPRAISED VALUE -- The appraised value of a mortgaged property based upon the lesser of (i) the appraisal made at the time of the origination of the related mortgage loan, or (ii) the sale price of such mortgaged property at such time of origination. With respect to a mortgage loan, the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

AVAILABLE FUNDS -- The Group 1 Available Funds or Group 2 Available Funds, as applicable.

AVAILABLE FUNDS RATE -- On any payment date and the Class 1-A-1 Bonds and Class 1-B-1 Bonds, the per annum rate equal to the product of:

         (i) (A) the product of:

                           (1) the weighted average of the Net Mortgage Rates on the Group 1 Loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period and

                           (2) a fraction equal to

                                    (x) the aggregate Stated Principal Balance
                           of the Group 1 Loans as of the end of the prior Due Period divided by

                                    (y) the aggregate Bond Principal Balance of
                           the Class 1-A-1 Bonds and Class 1-B-1 Bonds immediately prior to such payment date, minus

                  (B) the Policy Premium Rate in respect of the Class 1-A-1 Bonds times a fraction equal to

                           (x) the Bond Principal Balance of the Class 1-A-1
                  Bonds immediately prior to such payment date divided by

                           (y) the aggregate Bond Principal Balance of the Class
                  1-A-1 Bonds and Class 1-B-1 Bonds immediately prior to such payment date, and

         (ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

On any payment date and the Class 2-A-1 Bonds, the per annum rate equal to the product of:

         (i) (A) the product of:

                           (1) the weighted average of the Net Mortgage Rates on the Group 2 Loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period and

                           (2) a fraction equal to

                                    (x) the aggregate Stated Principal Balance
                           of the Group 2 Loans as of the end of the prior Due Period divided by

                                    (y) the aggregate Bond Principal Balance of
                           the Class 2-A-1 Bonds immediately prior to such payment date, minus

                           (B) the Policy Premium Rate in respect of the Class 2-A-1 Bonds, and

         (ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

BASIC PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any payment date and each Loan Group, the lesser of (a) the excess of (i) the related Available Funds and the related Insured Amount, if any, for such payment date over (ii) the aggregate amount of Accrued Bond Interest for the related Bonds for such payment date and (b) the excess of (i) the related Principal Remittance Amount for such payment date over (ii) the related Overcollateralization Release Amount, if any, for such payment date.

BASIS RISK SHORTFALL -- With respect to any class of Bonds, on each payment date where clause (iii) of the definition of "Bond Interest Rate" is less than clauses (i) or (ii) of the definition of "Bond Interest Rate", the excess, if any, of (x) the aggregate Accrued Bond Interest thereon for such payment date calculated pursuant to the lesser of clause (i) or (ii) of the definition of Bond Interest Rate over (y) interest accrued on the related mortgage loans at the related Available Funds Rate.

BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT -- With respect to each class of Bonds and any payment date, as determined separately for each such class of Bonds, an amount equal to the aggregate amount of Basis Risk Shortfall for such Bonds on such payment date, plus any unpaid Basis Risk Shortfall for such class of Bonds from prior payment dates, plus interest thereon at the Bond Interest Rate for such payment date, to the extent previously unreimbursed by related Net Monthly Excess Cashflow or the related Derivative Contracts.


BOND -- A Class 1-A-1, Class 2-A-1 or Class 1-B-1 Bond.

BOND INSURANCE POLICY -- The bond guaranty insurance policy issued by the Bond Insurer for the benefit of the Class A Bondholders.

BOND INSURER: ____________________, a ___________________, or any successor thereto as provided in the Indenture.

BOND INTEREST RATE -- With respect to each payment date and each class of Bonds, a floating rate equal to the least of (i) One-Month LIBOR plus the related Bond Margin, (ii) the Maximum Bond Rate and (iii) the related Available Funds Rate with respect to such payment date.

BOND MARGIN -- With respect to the Class 1-A-1 Bonds, on any payment date prior to the Step-Up Date, _____% per annum, and on any payment date on and after the Step-Up Date, _____% per annum. With respect to the Class 2-A-1 Bonds, on any payment date prior to the Step-Up Date, _____% per annum, and on any payment date on and after the Step-Up Date, _____% per annum. With respect to the Class 1-B-1 Bonds, on any payment date prior to the Step-Up Date, _____% per annum, and on any payment date on and after the Step-Up Date, _____% per annum.

BOND PRINCIPAL BALANCE -- With respect to any Bond as of any date of determination, the initial Bond Principal Balance as stated on the face thereof, minus all amounts distributed in respect of principal with respect to such Bond and, in the case of any Class 1-B-1 Bond, the aggregate amount of any reductions in the Bond Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior payment dates as described in this prospectus supplement.

BONDHOLDER -- A holder of a Bond.

BOOK-ENTRY BONDS -- Each class of the Bonds for so long as they are issued, maintained and transferred at DTC.

CERTIFICATE REGISTRAR -- [Name of Indenture Trustee], and its successors and assigns.

CERTIFICATES: The IMH Assets Corp., Trust Certificates, Series _____, issued pursuant to the Trust Agreement and representing the beneficial ownership interest in the trust. The Certificates are not offered hereby.

CLOSING DATE:  __________, ____.

CODE: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

COMPENSATING INTEREST -- With respect to any payment date as determined separately for each Loan Group, the amount of any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month on the related mortgage loans, but only to the extent such Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the aggregate Stated Principal Balance of the related mortgage loans immediately preceding such payment date and (b) the sum of the Master Servicing Fee and Subservicing Fee for such payment date for the related mortgage loans.

CPR -- A constant rate of prepayment on the mortgage loans.

CREDIT SCORE -- A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

CUT-OFF DATE -- With respect to the mortgage loans and the sample mortgage loans, __________ ____.

DEBT SERVICE COVERAGE RATIO -- With respect to any multifamily loan at any given time, the ratio of (i) the Net Cash Flow of the related mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan.

DEFICIENCY AMOUNT -- With respect to each payment date prior to the final scheduled payment date and the Class 1-A-1 Bonds and Class 2-A-1 Bonds, an amount equal to the sum of (i) the excess, if any, of (a) the aggregate amount of Accrued Bond Interest on such class of Class A Bonds for that payment date over (b) the related Available Funds for that payment date and (ii) any related Undercollateralization Amount with respect to such Class A Bonds. With respect to the final scheduled payment date and the Class 1-A-1 Bonds and Class 2-A-1 Bonds, an amount equal to the sum of (i) the excess, if any, of (a) the aggregate amount of Accrued Bond Interest on such Class A Bonds over (b) the related Available Funds for that payment date and (ii) the excess, if any, of the Bond Principal Balance of all such outstanding Class A Bonds due on such final scheduled payment date over the related Available Funds not used to pay the Accrued Bond Interest on such Class A Bonds and, in the case of the Class 1-A-1 Bonds, the Class 1-B-1 Bonds, for such final scheduled payment date. For the Class 1-A-1 Bonds and Class 2-A-1 Bonds and any date on which the acceleration of the Bonds has been directed or consented to by the Bond Insurer pursuant to the Indenture, the amount required to pay the Bond Principal Balance of such Class A Bonds in full, together with accrued and unpaid interest thereon through the date of payment of such Class A Bonds.

DEPOSITOR: IMH Assets Corp., or its successor in interest.

DERIVATIVE CONTRACTS: The Group 1 Derivative Contracts or Group 2 Derivative Contracts, as applicable.

DERIVATIVE COUNTERPARTY: [Name of Derivative Counterparty].

DETERMINATION DATE: With respect to any payment date is on the 15th day of the related month or, if such day is not a business day, on the immediately preceding business day.

DUE DATE: With respect to each mortgage loan, the day of the month on which each scheduled monthly payment is due.

DUE PERIOD: With respect to any payment date and the mortgage loans, the period commencing on the second day of the month immediately preceding the month of such payment date (or, with respect to the first Due Period, the day following the Cut-off Date) and ending on the first day of the month of such payment date.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

EVENT OF DEFAULT: Any one of the following: (a) the failure by the Issuing Entity to pay (i) Accrued Bond Interest on any Class of Bonds or any Principal Distribution Amount with respect to a payment date on such payment date, or (ii) any Unpaid Interest Shortfall on any Class of Bonds with respect to a payment date, but in the case of clause (ii) only to the extent funds are available to make such payment as described under "-- Overcollateralization Provisions" in this prospectus supplement; (b) a default by the Issuing Entity in the observance of certain negative covenants in the Indenture; (c) a default by the Issuing Entity in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuing Entity by the Indenture Trustee, by the Bond Insurer or by the Holders of at least 25% of the aggregate Bond Principal Balance of the Bonds, as applicable; (d) any representation or warranty made by the Issuing Entity in the Indenture or in any Bond or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuing Entity by the Indenture Trustee, by the Bond Insurer or by the Holders of at least 25% of the aggregate Bond Principal Balance of the Bonds, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity; or (f) the failure by the Issuing Entity on the final scheduled payment date to reduce the Bond Principal Balances of the Bonds to zero.

GEORGIA ACT: The Georgia Fair Lending Act.

GROUP 1 AVAILABLE FUNDS: For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group 1 Loans. The Group 1 Available Funds will generally be equal to (a) the sum of (1) the aggregate amount of scheduled payments on the Group 1 Loans received or advanced that were due during the related Due Period, (2) any unscheduled payments and receipts on the Group 1 Loans, including mortgagor prepayments on such mortgage loans, the proceeds of any repurchase of the Group 1 Loans by the Master Servicer or Sponsor, Insurance Proceeds (including amounts paid under the Radian Lender-Paid PMI Policy) and Liquidation Proceeds, received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Indenture Trustee, the Master Servicer and any subservicer and (3) any Compensating Interest paid by the Master Servicer in respect of the Group 1 Loans, and reduced by (b) the sum of
(1) Master Servicing Fees, the Subservicing Fees, the Indenture Trustee's Fee, the Owner Trustee's Fee, the related Net Derivative Fee, if any, and any amounts in respect of the premiums payable to Radian under the Radian Lender-Paid PMI Policy in respect of the Group 1 Loans, and the premium on the Bond Insurance Policy in respect of the Class 1-A-1 Bonds and (2) certain amounts owed to the Master Servicer, the Depositor, the Indenture Trustee and the Owner Trustee in respect of the Group 1 Loans, as provided in the Agreements.

GROUP 2 AVAILABLE FUNDS: For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group 2 Loans. The Group 2 Available Funds will generally be equal to (a) the sum of (1) the aggregate amount of scheduled payments on the Group 2 Loans received or advanced that were due during the related Due Period, (2) any unscheduled payments and receipts on the Group 2 Loans, including mortgagor prepayments on such mortgage loans, the proceeds of any repurchase of the Group 2 Loans by the Master Servicer or Sponsor, Insurance Proceeds and Liquidation Proceeds, received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Indenture Trustee, the Master Servicer and any subservicer and (3) any Compensating Interest paid by the Master Servicer in respect of the Group 2 Loans, and reduced by (b) the sum of (1) Master Servicing Fees, the Subservicing Fees, the Indenture Trustee's Fee, the Owner Trustee's Fee, the related Net Derivative Fee, if any, and the premium on the Bond Insurance Policy in respect of the Class 2-A-1 Bonds and (2) certain amounts owed to the Master Servicer, the Depositor, the Indenture Trustee and the Owner Trustee in respect of the Group 2 Loans, as provided in the Agreements.

GROUP 1 CUT-OFF DATE BALANCE -- $_________.

GROUP 2 CUT-OFF DATE BALANCE -- $_________.

GROUP 1 DERIVATIVE CONTRACTS -- The twenty-two derivative contracts between the Sponsor and the Derivative Counterparty for the benefit of the Class 1-A-1 Bonds, Class 1-B-1 Bonds, and the Certificates.

GROUP 2 DERIVATIVE CONTRACTS -- The three derivative contracts between the Sponsor and the Derivative Counterparty for the benefit of the Class 2-A-1 Bonds and the Certificates.

GROUP 1 INSURED AMOUNT -- Draws on the Bond Insurance Policy to cover related Deficiency Amounts and Preference Amounts on the Class 1-A-1 Bonds.

GROUP 2 INSURED AMOUNT -- Draws on the Bond Insurance Policy to cover related Deficiency Amounts and Preference Amounts on the Class 2-A-1 Bonds.

GROUP 1 NET DERIVATIVE CONTRACT PAYMENT AMOUNT -- With respect to any payment date, the amount equal to the excess, if any, of (a) the aggregate amount payable on that payment date to the Issuing Entity from the Derivative Counterparty pursuant to the Group 1 Derivative Contracts, over (b) the aggregate amount payable on that payment date to the Derivative Counterparty under the Group 1 Derivative Contracts, in each case as described in "Description of the Bonds--The Derivative Contracts" in this prospectus supplement.

GROUP 2 NET DERIVATIVE CONTRACT PAYMENT AMOUNT -- With respect to any payment date, the amount equal to the excess, if any, of (a) the aggregate amount payable on that payment date to the Issuing Entity from the Derivative Counterparty pursuant to the Group 2 Derivative Contracts, over (b) the aggregate amount payable on that payment date to the Derivative Counterparty under the Group 2 Derivative Contracts, in each case as described in "Description of the Bonds--The Derivative Contracts" in this prospectus supplement.

GROUP 1 OVERCOLLATERALIZATION TARGET AMOUNT -- With respect to any payment date prior to the Group 1 Stepdown Date or on or after the Group 1 Stepdown Date for which a Trigger Event for the Group 1 Loans is in effect, _____% of the Group 1 Cut-off Date Balance. With respect to any payment date on or after the Group 1 Stepdown Date for which a Trigger Event for the Group 1 Loans is not in effect, the greatest of (i) _____% of the aggregate Stated Principal Balance of the Group 1 Loans as of the end of the related Due Period, (ii) _____% of the Group 1 Cut-off Date Balance, (iii) two times the excess of (1) _____% of the aggregate Stated Principal Balance of the Group 1 Loans 90 or more days delinquent (including for this purpose any such mortgage loans in bankruptcy or foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) as of the end of the related Due Period over (2) four times the related Net Monthly Excess Cashflow for the Group 1 Loans for such Payment Date and (iv) the aggregate Stated Principal Balance of the three Group 1 Loans with the greatest Stated Principal Balance as of the end of the related Due Period.

GROUP 2 OVERCOLLATERALIZATION TARGET AMOUNT -- With respect to any payment date prior to the Group 2 Stepdown Date, _____% of the Group 2 Cut-off Date Balance. With respect to any payment date on or after the Group 2 Stepdown Date, the greatest of (i) _____% of the aggregate Stated Principal Balance of

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the Group 2 Loans as of the end of the related Due Period, (ii) _____% of the
Group 2 Cut-off Date Balance, and (iii) two times the excess of (1) _____% of the aggregate Stated Principal Balance of the Group 2 Loans 90 or more days delinquent (including for this purpose any such mortgage loans in bankruptcy or foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) as of the end of the related Due Period over (2) four times the related Net Monthly Excess Cashflow for the Group 2 Loans for such Payment Date; provided however, that on or after the Group 2 Stepdown Date, if a Trigger Event for the Group 2 Loans is in effect, the Group 2 Overcollateralization Target Amount will be equal to such amount on the previous payment date.

GROUP 1 PRINCIPAL AVAILABLE FUNDS SHORTFALL -- On any payment date for which the Basic Principal Distribution Amount for the Group 1 Loans is determined by clause (a) of the definition thereof, the excess of (x) the amount determined pursuant to clause (b) of such definition of Basic Principal Distribution Amount over (y) the amount determined pursuant to clause (a) of such definition of Basic Principal Distribution Amount.

GROUP 1 STEPDOWN DATE -- The later to occur of (x) the payment date occurring in __________ ____ and (y) the first payment date for which the aggregate Stated Principal Balance of the Group 1 Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) is less than or equal to _____% of the Group 1 Cut-off Date Balance.

GROUP 2 STEPDOWN DATE -- The later to occur of (x) the payment date occurring in __________ ____ and (y) the first payment date for which the aggregate Stated Principal Balance of the Group 2 Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) is less than or equal to ____% of the Group 2 Cut-off Date Balance.

HOMEOWNERSHIP ACT -- Home Ownership and Equity Protection Act of 1994, as amended.

INDENTURE -- The Indenture dated as of __________, ____, between the Issuing Entity and the Indenture Trustee, as Indenture Trustee.

INDENTURE TRUSTEE -- [Name of Indenture Trustee], and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

INDENTURE TRUSTEE'S FEE -- With respect to any payment date, one month's interest accrued at the Indenture Trustee's Fee Rate on the Stated Principal Balance of each mortgage loan.

INDENTURE TRUSTEE'S FEE RATE -- On each Mortgage Loan, a rate equal to _____% per annum.

INSURANCE AGREEMENT -- The Insurance and Indemnity Agreement, dated as of the Closing Date, among the Bond Insurer, the Master Servicer, the Sponsor, the Depositor, the Issuing Entity and the Indenture Trustee, including any amendments and supplements thereto.

INSURED AMOUNT -- The Group 1 Insured Amount or Group 2 Insured Amount, as applicable.

INTEREST DETERMINATION DATE -- With respect to the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related payment date on which such Accrual Period commences.

IRS -- The Internal Revenue Service.

ISSUING ENTITY: Impac CMB Trust Series _____, a Delaware statutory trust, or its successor in interest.

LIBOR BUSINESS DAY -- A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

MASTER SERVICER -- Impac Funding Corporation, a California corporation, and its successors and assigns.

MASTER SERVICING FEE -- With respect to each mortgage loan and any payment date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate equal to the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the related Due Date in the related Due Period.

MASTER SERVICING FEE RATE -- With respect to any mortgage loan, _____% per annum.

MAXIMUM BOND RATE -- _____% per annum.

MINIMUM SPREAD RATE -- Commencing on the tenth payment date, _____% per annum.

MOODY'S -- Moody's Investors Service, Inc.

MORTGAGE LOAN SALE AND CONTRIBUTION AGREEMENT -- The Mortgage Loan Sale and Contribution Agreement, dated as of the Closing Date, between the Sponsor and the Depositor, whereby the mortgage loans are being sold to the Depositor.

NET CASH FLOW -- For any given period, the total operating revenues derived from a multifamily property during such period, minus total operating expenses incurred in respect of such property and estimated replacement reserves during such period other than (i) non-cash items such as depreciation and amortization,
(ii) capital expenditures and (iii) debt service on loans (including the related mortgage loan) secured by liens on such property.

NET DERIVATIVE FEE -- With respect to any payment date and each Loan Group, the amount equal to the excess, if any, of (a) the aggregate amount payable on that payment date to the Derivative Counterparty in respect of the related Derivative Contracts, over (b) the aggregate amount payable on that payment date to the Issuing Entity from the Derivative Counterparty pursuant to the related Derivative Contracts, in each case as described in "Description of the Bonds--The Derivative Contracts" in this prospectus supplement.

NET DERIVATIVE FEE RATE -- With respect to any payment date and each Loan Group, the fraction, expressed as a rate per annum, equal to (x) the Net Derivative Fee on such payment date over (y) the aggregate Stated Principal Balance of the related Mortgage Loans.

NET MONTHLY EXCESS CASHFLOW -- For any payment date and each Loan Group, the sum of (a) any related Overcollateralization Release Amount and (b) the excess of
(x) the related Available Funds and the related Insured Amount, if any, for such payment date over (y) the sum for such payment date of (A) the aggregate amount of Accrued Bond Interest for the related Bonds and (B) the related Principal Remittance Amount.

NET MORTGAGE RATE -- On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Master Servicing Fee Rate, (2) the Subservicing Fee Rate, (3) the Indenture Trustee's Fee Rate, (4) the Owner Trustee's Fee Rate, (5) the Minimum Spread Rate, (6) the Net Derivative Fee Rate and (7) the related Radian PMI Rate, if such mortgage loan is a Radian PMI Insured Loan.

OID REGULATIONS -- Treasury regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

OVERCOLLATERALIZATION INCREASE AMOUNT -- With respect to any payment date and each Loan Group, the lesser of (i) the related Net Monthly Excess Cashflow for such payment date after payments in respect of clause (iv) of the applicable paragraph of "Description of the Bonds -- Overcollateralization Provisions", and
(ii) the excess, if any, of (a) the related Overcollateralization Target Amount over (b) the related Overcollateralized Amount on such payment date (after taking into account payments to the related Bonds of the related Basic Principal Distribution Amount on such payment date).

OVERCOLLATERALIZATION RELEASE AMOUNT -- With respect to any payment date and each Loan Group, the lesser of (x) the related Principal Remittance Amount for such payment date and (y) the excess, if any, of (i) the related Overcollateralized Amount for such payment date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on such payment date) over (ii) the related Overcollateralization Target Amount for such payment date.

OVERCOLLATERALIZATION TARGET AMOUNT -- The Group 1 Overcollateralization Target Amount or Group 2 Overcollateralization Target Amount, as applicable.

OVERCOLLATERALIZED AMOUNT -- For any payment date and each Loan Group, the amount, if any, by which (i) the aggregate principal balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, but prior to reduction for Realized Losses on the related mortgage loans incurred during the related Prepayment Period), exceeds (ii) the aggregate Bond Principal Balance of the related Bonds as of such payment date (after giving effect to distributions to be made on such payment date).

OWNER TRUSTEE -- [Name of Owner Trustee] and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

OWNER TRUSTEE'S FEE -- With respect to any payment date the product of (i) the Owner Trustee's Fee Rate divided by 12 and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the first day of the related Due Period.

OWNER TRUSTEE'S FEE RATE -- A rate equal to _____% per annum.

P&I ADVANCE -- The aggregate of all payments of interest and principal, net of the Master Servicing Fee and Subservicing Fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Determination Date, to the extent they are deemed, in the good faith judgment of the Master Servicer, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds, including amounts paid under the Radian Lender-Paid PMI Policy.

PLAN -- Any employee benefit plan subject to Title I of ERISA and any plan or other arrangement subject to Section 4975 of the Code.

PLAN ASSETS -- The assets of a Plan as determined under Department of Labor regulation section 2510.3-101 or other applicable law.

POLICY PREMIUM RATE -- The rate per annum set forth in the Insurance Agreement.

PREFERENCE AMOUNT-- With respect to the Class 1-A-1 Bonds and Class 2-A-1 Bonds, any amount previously distributed to a Class 1-A-1 Bondholder or Class 2-A-1 Bondholder, respectively, that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

PREPAYMENT ASSUMPTION -- A Prepayment Assumption of 100% assumes that the outstanding balance of a pool of mortgage loans prepays at a rate of 0% CPR for the first twelve months, 10% CPR for the second twelve months, 15% CPR for the third twelve months, 25% CPR for the fourth twelve months, and 30% CPR thereafter.

PREPAYMENT INTEREST SHORTFALL -- For any payment date, the aggregate shortfall, if any, in collections of interest (less the related Subservicing Fees) resulting from Mortgagor prepayments in full and in part on the mortgage loans during the related Prepayment Period. Such shortfalls will result because interest on prepayments in full is paid only to the date of prepayment, and because no interest is paid on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the Due Date in the month of prepayment.

PREPAYMENT PERIOD -- With respect to any payment date is the calendar month immediately preceding the month in which such payment date occurs.

PRINCIPAL DISTRIBUTION AMOUNT -- For any payment date and each Loan Group, the sum of (a) the related Basic Principal Distribution Amount, (b) the amount of related and non-related Net Monthly Excess Cashflow used to cover Realized Losses as provided in clauses (iii) and (iv) of "Description of the Bonds -- Overcollateralization Provisions" in this prospectus supplement and (c) the related Overcollateralization Increase Amount.

PRINCIPAL REMITTANCE AMOUNT -- For any payment date and each Loan Group, the sum of

                  (1) the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced;


                  (2) the principal portion of all proceeds of the repurchase of a related mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Servicing Agreement during the preceding calendar month;

                  (3) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such mortgage loans by the Master Servicer or Sponsor, Liquidation Proceeds and Insurance Proceeds (including amounts, if any, paid under the Radian Lender-Paid PMI Policy), in each case to the extent applied as recoveries of principal; and

                  (4) any portion of any Insured Amount for such payment date representing a related Undercollateralization Amount allocable to the related Class A Bonds.

RADIAN -- Radian Guaranty, Inc., or its successors or assigns.

RADIAN LENDER-PAID PMI POLICY -- The lender-paid primary mortgage insurance policy issued by Radian in accordance with a __________, ____ letter between the Sponsor and Radian.

RADIAN PMI INSURED LOANS -- The mortgage loans covered by the Radian Lender-Paid PMI Policy.

RADIAN PMI RATE -- With respect to each Radian PMI Insured Loan, the per annum rate payable to Radian under the Radian Lender-Paid PMI Policy.

RATING AGENCIES -- [______] and Moody's.

RECORD DATE --For each payment date and any class of Bonds, the close of business on the business day immediately preceding such payment date.

REFERENCE BANKS -- Leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market
(i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Indenture Trustee and
(iv) not controlling, controlled by, or under common control with, the Depositor or the Sponsor.

RELIEF ACT SHORTFALL -- For any payment date and any Mortgage Loan, any shortfalls relating to the Relief Act or similar legislation or regulations.

RESERVE INTEREST RATE -- With respect to any Interest Determination Date, the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

RULES -- The rules, regulations and procedures creating and affecting DTC and its operations.

S&P -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

SERVICING AGREEMENT -- The Servicing Agreement, dated as of __________ ____, among the Master Servicer, the Issuing Entity and the Indenture Trustee.

SPECIALLY SERVICED MULTIFAMILY LOAN -- A multifamily loan with respect to which certain delinquency, loss or foreclosure events have occurred as provided in the Servicing Agreement, including any multifamily loan which is 60 days or more delinquent.

SPONSOR: Impac Mortgage Holdings, Inc., in its capacity as seller under the Mortgage Loan Sale and Contribution Agreement, and its successors and assigns.

STATED PRINCIPAL BALANCE -- With respect to any mortgage loan as of any date of determination, (i) the principal balance thereof as of the Cut-off Date, as applicable, after application of all scheduled principal payments due on or before the Cut-off Date, as applicable, whether or not received, minus (ii) the sum of (a) the principal portion of the scheduled monthly payments due with respect to such mortgage loan during each Due Period ending prior to the most recent payment date which were received or with respect to which a P&I Advance was made, (b) all principal prepayments with respect to such mortgage loan and all Insurance Proceeds and Liquidation Proceeds to the extent applied by the Master Servicer as recoveries of principal in accordance with the Servicing Agreement which were distributed to the holders of the Bonds and Certificates on any previous payment date and (c) the principal portion of any Realized Loss with respect thereto allocated to the trust on any previous payment date.

STEP-UP DATE -- The first payment date following the earlier of (i) the first payment date for which the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period has been reduced to _____% or less of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (ii) the payment date occurring in __________ ____.

SUBSERVICING FEE -- With respect to each mortgage loan and any payment date, the fee payable monthly to the subservicer in respect of servicing compensation that accrues at an annual rate equal to the Subservicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the related Due Date in the related Due Period.

SUBSERVICING FEE RATE -- On each mortgage loan, other than any multifamily loan, a rate equal to _____% per annum. On each multifamily loan, a rate equal to _____% per annum, with such rate increasing to _____% per annum for any multifamily loan that becomes a Specially Serviced Multifamily Loan.

SWAP AGREEMENT FIXED RATE -- With respect to each Derivative Contract, the fixed rate set forth in the related Derivative Contract used to determine payments to the Issuing Entity or to the Derivative Counterparty.

TELERATE SCREEN PAGE 3750 -- The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

TRIGGER EVENT -- A Trigger Event is in effect with respect to any payment date with respect to the Group 1 Loans if:

                  (1) in the case of any payment date after the _____ payment date, the three month average of the aggregate principal balance of Group 1 Loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in bankruptcy or foreclosure and Group 1 Loans with respect to which the related mortgaged property has been acquired by the trust) as of the close of business on the last day of the preceding calendar month exceeds _____% of the aggregate Stated Principal Balance of the Group 1 Loans; or

                  (2) (a) in the case of any payment date after the _____ payment date and on or before the _____ payment date, the cumulative amount of Realized Losses incurred on the Group 1 Loans from the Cut-off Date, through the end of the calendar month immediately preceding such payment date exceeds _____% of the Group 1 Cut-off Date Balance, (b) in the case of any payment date after the _____ payment date and on or before the _____ payment date, the cumulative amount of Realized Losses incurred on the Group 1 Loans from the Cut-off Date, through the end of the calendar month immediately preceding such payment date exceeds _____% of the Group 1 Cut-off Date Balance, (c) in the case of any payment date after the _____ payment date and on or before the _____ payment date, the cumulative amount of Realized Losses incurred on the Group 1 Loans from the Cut-off Date, through the end of the calendar month immediately preceding such payment date exceeds _____% of the Group 1 Cut-off Date Balance and (d) in the case of any payment date after the _____ payment date, the cumulative amount of Realized Losses incurred on the mortgage loans from the Cut-off Date, through the end of the calendar month immediately preceding such payment date exceeds _____% of the Group 1 Cut-off Date Balance.

         A Trigger Event is in effect with respect to any payment date with respect to the Group 2 Loans if, in the case of any payment date after the _____ payment date, the three month average of the aggregate principal balance of Group 2 Loans that are ____ or more days delinquent (including for this purpose any such mortgage loans in bankruptcy or foreclosure and Group 2 Loans with respect to which the related mortgaged property has been acquired by the trust) as of the close of business on the last day of the preceding calendar month exceeds _____% of the aggregate Stated Principal Balance of the Group 2 Loans.

         For purposes of the foregoing calculations, a mortgage loan is considered "60 days" and "90 days" delinquent if a payment due on the first day of a month has not been received by the second day of the second following month and third following month, respectively.

TRUST AGREEMENT -- The Amended and Restated Trust Agreement dated as of __________, ____, among the Owner Trustee, the Certificate Registrar and the Depositor.

UNDERCOLLATERALIZATION AMOUNT -- With respect to any payment date and each Loan Group, the amount by which the Bond Principal Balance of the related Class A Bonds exceeds the aggregate Stated Principal Balance of the related Mortgage Loans.

UNDERWRITER -- [Name of Underwriter].

UNPAID INTEREST SHORTFALL -- For each class of Bonds and any payment date, such Bonds' pro rata share, based on the amount of Accrued Bond Interest otherwise payable on such Bond on such payment date, of (a) any Prepayment Interest Shortfalls on the related mortgage loans, to the extent not covered by related Compensating Interest, and (b) any Relief Act Shortfalls on the related mortgage loans, plus interest on the amount of previously allocated Unpaid Interest Shortfall on such class of Bonds which remains unreimbursed, at the Bond Interest Rate for such class for the related Accrual Period.

                                     ANNEX I


          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Impac CMB Trust Series _____ Collateralized Asset-Backed Bonds, Class 1-A-1, Class 2-A-1 and Class 1-B-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in this prospectus supplement and the prospectus.

         Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in Global Securities through DTC participants will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sponsor's accounts are located to ensure that settlement can be made on the desired value date.

         TRANSFERS BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         TRANSFERS BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRANSFERS BETWEEN DTC SPONSOR AND CLEARSTREAM OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of the Global Securities. After such settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The Global Securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC sponsor on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

         TRANSFERS BETWEEN CLEARSTREAM OR EUROCLEAR SPONSOR AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The sponsor will send instructions to Clearstream or the Euroclear Operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back- valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action were taken. At least three techniques should be available to eliminate this potential problem:


                  (a) borrowing Global Securities through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing Global Securities in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax, complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or a substitute form.

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non- U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by a beneficial owner or its agent.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, a partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                IMH ASSETS CORP.
                                    DEPOSITOR

                                   $__________

                          IMPAC CMB TRUST SERIES _____
                 COLLATERALIZED ASSET-BACKED BONDS, SERIES _____








                                                      PROSPECTUS SUPPLEMENT






                              [NAME OF UNDERWRITER]


                                   UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE BONDS OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the bonds offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the bonds, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date hereof.

       SUBJECT TO COMPLETION PRELIMINARY PROSPECTUS DATED APRIL 12, 2006


                                IMH ASSETS CORP.

                                    Depositor

                        COLLATERALIZED ASSET-BACKED BONDS

--------------------------------------------------------------------------------
        YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS IN THE PROSPECTUS.
--------------------------------------------------------------------------------

THE OFFERED BONDS

The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered bonds, which shall be collateralized asset-backed bonds.

THE TRUST FUND

Each series of bonds will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

mortgage loans secured by first and junior liens on the related mortgage property;

                  o        home equity revolving lines of credit;

                  o mortgage loans where the borrower has little or no equity in the related mortgaged property;

                  o mortgage loans secured by one-to-four-family residential properties;

                  o        mortgage loans secured by multifamily properties;

                  o mortgage loans secured by commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;

                  o manufactured housing conditional sales contracts and installment loan agreements or interests therein; and

                  o        mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT

If so specified in the related prospectus supplement, the trust for a series of bonds may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, and currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of bonds, by cross-support or by overcollateralization.

The offered bonds may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE BONDS OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is ____________, 2006.

                                TABLE OF CONTENTS

Caption                                                                                                 Page
-------                                                                                                 ----
INTRODUCTION...............................................................................................4
      General..............................................................................................4
THE MORTGAGE POOLS.........................................................................................5
      General..............................................................................................5
      The Mortgage Loans...................................................................................7
      Underwriting Standards..............................................................................12
      FICO Scores.........................................................................................15
      Qualifications of Originators and Sellers...........................................................15
      Representations by Sellers..........................................................................15
STATIC POOL INFORMATION...................................................................................19
SERVICING OF MORTGAGE LOANS...............................................................................19
      General.............................................................................................19
      The Master Servicer.................................................................................19
      Collection and Other Servicing Procedures; Mortgage Loan Modifications..............................20
      Subservicers........................................................................................22
      Special Servicers...................................................................................23
      Realization Upon or Sale of Defaulted Mortgage
      Loans...............................................................................................23
      Servicing and Other Compensation and Payment of Expenses; Retained Interest.........................26
      Evidence as to Compliance...........................................................................27
DESCRIPTION OF THE BONDS..................................................................................27
      General.............................................................................................27
      Form of Bonds.......................................................................................31
      Global Bonds........................................................................................32
      Assignment of Trust Fund Assets.....................................................................36
      Payment Account.....................................................................................39
      Distributions.......................................................................................43
      Distributions of Interest and Principal on the Bonds................................................44
      Pre-Funding Account.................................................................................45
      Distributions on the Bonds in Respect of Prepayment Premiums........................................46
      Allocation of Losses and Shortfalls.................................................................46
      Advances............................................................................................46
      Reports to Bondholders..............................................................................47
DESCRIPTION OF CREDIT ENHANCEMENT.........................................................................49
      General.............................................................................................50
      Subordinate Bonds...................................................................................50
      Cross-support.......................................................................................50
      Overcollateralization...............................................................................50
      Financial Guaranty Insurance Policy.................................................................51
      Mortgage Pool Insurance Policies....................................................................51
      Letter of Credit....................................................................................53
      Special Hazard Insurance Policies...................................................................53
      Reserve Funds.......................................................................................55
      Cash Flow Agreements................................................................................55
      Maintenance of Credit Enhancement...................................................................56
      Reduction or Substitution of Credit Enhancement.....................................................58
OTHER FINANCIAL OBLIGATIONS RELATED TO THE BONDS..........................................................58
      Derivatives.........................................................................................58
      Purchase Obligations................................................................................60
PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER...........................................61
      General.............................................................................................61
      Primary Mortgage Insurance Policies.................................................................61
      Hazard Insurance Policies...........................................................................63
      FHA Insurance.......................................................................................64
      VA Mortgage Guaranty................................................................................65
THE SPONSOR...............................................................................................66
THE DEPOSITOR.............................................................................................66
IMPAC FUNDING CORPORATION.................................................................................66
IMPAC MORTGAGE HOLDINGS, INC..............................................................................67
THE AGREEMENTS............................................................................................67
      General.............................................................................................68
      Certain Matters Regarding the Master Servicer and the Depositor.....................................68
      Events of Default and Rights upon Event Default.....................................................69
      Amendment...........................................................................................71
      Termination; Retirement of Bonds....................................................................72
      The Trustee.........................................................................................73
      Duties of the Trustee...............................................................................73
      Some Matters Regarding the Trustee..................................................................75
      Resignation and Removal of the Trustee..............................................................75
YIELD CONSIDERATIONS......................................................................................75
MATURITY AND PREPAYMENT CONSIDERATIONS....................................................................79
LEGAL ASPECTS OF MORTGAGE LOANS...........................................................................80
      Mortgages...........................................................................................80
      Cooperative Mortgage Loans..........................................................................81
      Tax Aspects of Cooperative Ownership................................................................83
      Leases and Rents....................................................................................83
      Contracts...........................................................................................83
      Foreclosure on Mortgages and Some Contracts.........................................................85
      Foreclosure on Shares of Cooperatives...............................................................87
      Repossession with Respect to Contracts..............................................................89
      Rights of Redemption................................................................................90
      Anti-deficiency Legislation and Other Limitations on Lenders........................................91
      Consumer Compliance Laws and Regulations............................................................93
      Environmental Legislation...........................................................................94
      Consumer Protection Laws with Respect to Contracts..................................................95
      Enforceability of Some Provisions...................................................................96
      Subordinate Financing...............................................................................97
      Installment Contracts...............................................................................98
      Applicability of Usury Laws.........................................................................98
      Alternative Mortgage Instruments....................................................................99
      Formaldehyde Litigation with Respect to Contracts..................................................100
      Servicemembers' Civil Relief Act of 1940...........................................................100
      Forfeitures in Drug and Rico Proceedings...........................................................101
      Junior Mortgages...................................................................................101
      Negative Amortization Loans........................................................................102
FEDERAL INCOME TAX CONSEQUENCES..........................................................................102
      General............................................................................................102
      Grantor Trust Funds................................................................................111
STATE AND OTHER TAX CONSEQUENCES.........................................................................122
ERISA CONSIDERATIONS.....................................................................................122
      Class Exemptions...................................................................................124
      Underwriter Exemption..............................................................................126
      ERISA Considerations Relating to Notes.............................................................133
      Tax Exempt Investors...............................................................................135
      Consultation with Counsel..........................................................................135
LEGAL INVESTMENT MATTERS.................................................................................136
USE OF PROCEEDS..........................................................................................138
METHODS OF DISTRIBUTION..................................................................................138
LEGAL MATTERS............................................................................................139
FINANCIAL INFORMATION....................................................................................139
RATINGS..................................................................................................140
INCORPORATION OF INFORMATION BY REFERENCE................................................................140
GLOSSARY.................................................................................................141

                                  INTRODUCTION

         ALL CAPITALIZED TERMS IN THIS PROSPECTUS ARE DEFINED IN THE GLOSSARY AT THE END.

GENERAL

         The collateralized asset-backed bonds offered by this prospectus and the prospectus supplement will be offered from time to time in series. The bonds of each series will consist of the offered bonds of the series, together with any other collateralized asset-backed bonds of the series. In addition, bonds of each series may be included in a grantor trust and collateralized asset-backed grantor trust certificates may be issued in connection with the same series.

         Each series of bonds will represent indebtedness of a trust fund to be established by the depositor. Each trust fund will consist primarily of a mortgage pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See "The Depositor" and "The Mortgage Pools." The mortgage loans may include sub-prime mortgage loans. The trust fund assets may only include, if applicable, the mortgage loans, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related bondholders pursuant to an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered bonds of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

         Each series of bonds will include one or more classes. Each class of bonds of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the bonds, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Bonds" and in the related prospectus supplement. A series may include one or more classes of bonds entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of bonds which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The depositor's only obligations with respect to a series of bonds will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer for any series of bonds will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans. See "Description of the Bonds."

         If so specified in the related prospectus supplement, the trust fund for a series of bonds may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund or currency or interest rate exchange agreements or any other type of credit enhancement specified in the related prospectus supplement. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of bonds or by overcollateralization. See "Description of Credit Enhancement."

         The rate of payment of principal of each class of bonds entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payment slower or faster than that anticipated may affect the yield on a class of bonds in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations."

         The offered bonds may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related prospectus supplement.

         There will be no secondary market for the offered bonds of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered bonds will develop or, if it does develop, that it will continue. The offered bonds will not be listed on any securities exchange.

         Collateralized asset-backed grantor trust certificates may be issued in connection with any series, as a result of depositing one or more bonds into a grantor trust and issuing one or more grantor trust certificates. Any such grantor trust certificate and any related grantor trust agreement will be described in the related prospectus supplement. Any statements in this prospectus referencing the bonds will generally include any grantor trust certificate issued, provided that the tax treatment of such certificate will differ as described in "Federal Income Tax Consequences."

                               THE MORTGAGE POOLS

GENERAL

         Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of bonds, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, the mortgage loans may be insured by the FHA or the VA. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder-FHA Insurance" and "-
VA Mortgage Guaranty" in this prospectus.

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of bonds is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan in a mortgage pool shall be 90 days or more delinquent. Mortgage loans which are more than 30 and less than 90 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 and less than 90 days delinquent of 20% or more.

         The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime" mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of

Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans are as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of bonds. These bonds may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the trust fund for a series of bonds may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. The mortgage securities will be generally similar to bonds offered under this prospectus. However, any mortgage securities included in a trust fund will
(1) either have been (a) previously registered under the Securities Act, or (b) eligible for sale under Rule 144(k) under the Exchange Act; and (2) be acquired in bona fide secondary market transactions. If the mortgage securities are the securities of the depositor or an affiliate thereof, they will be registered under the Securities Act, even if they satisfy the requirements of the preceding sentence. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

THE MORTGAGE LOANS

         Each of the mortgage loans will be a type of mortgage loan described or referred to below, with any variations described in the related prospectus supplement:

                  o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

                  o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 40 years;

                  o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 40 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Index. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

                  o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 40 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

                  o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

                  o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 0 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate. The monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 25- or 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

                  o Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

                  o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time; or

                  o Another type of mortgage loan described in the related prospectus supplement.

         The mortgage pool may contain single family loans and multifamily loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the bonds of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may contain a prohibition on prepayment or lock-out period or require payment of a prepayment penalty. A multifamily, commercial or mixed-use loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered bonds of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         A mortgage pool may contain convertible ARM Loans which allow the mortgagors to convert the adjustable rates on these mortgage loans to a fixed rate at some point during the life of these mortgage loans, generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related prospectus supplement, upon any conversion, the depositor, the related master servicer, the applicable Seller or a third party will purchase the converted mortgage loan as and to the extent set forth in the related prospectus supplement. Alternatively, if specified in the related prospectus supplement, the depositor or the related master servicer (or another specified party) may agree to act as remarketing agent with respect to the converted mortgage loans and, in this capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. Upon the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed rate and adjustable rate mortgage loans.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will made up from:

                  o funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

                  o If funds contributed by the seller are contributed on a present value basis, investment earnings on these funds or

                  o additional funds to be contributed over time by the mortgagor's employer or another source.

See "Description of the Bonds-Payment Account."

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the

Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of bonds will contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency experience of the Seller and/or the master servicer with respect to mortgage loans similar to those included in the trust fund. Information generally will be provided when the Seller and/or master servicer have a seasoned portfolio of mortgage loans.

         The prospectus supplement for each series of bonds will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of bonds will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

                  o the aggregate principal balance of the mortgage loans,

                  o        the type of property securing the mortgage loans,

                  o the original or modified terms to maturity of the mortgage loans,

                  o the range of principal balances of the mortgage loans at origination or modification,

                  o the earliest origination or modification date and latest maturity date of the mortgage loans,

                  o        the loan-to-value ratios of the mortgage loans,

                  o the mortgage rate or range of mortgage rates borne by the mortgage loans,

                  o if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

                  o        the geographical distribution of the mortgage loans,

                  o the number of buydown mortgage loans, if applicable, and

                  o the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be available upon request to holders of the related series of bonds and will be filed, together with the related servicing agreement, owner trust agreement and indenture, with the Commission within fifteen days after the initial issuance of the bonds. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

         The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the bonds of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through subservicers, pursuant to a servicing agreement, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the Bonds" and "The Agreements." With respect to those mortgage loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the mortgage loans. The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related servicing agreement (including its obligation to enforce the purchase and other obligations of subservicers and Sellers, as more fully described in this prospectus under "-Representations by Sellers" in this prospectus, "Servicing of Mortgage Loans-Subservicers," and "Description of the Bonds-Assignment of Trust Fund Assets," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Bonds-Advances") or pursuant to the terms of any mortgage securities.

UNDERWRITING STANDARDS

         Mortgage loans to be included in a mortgage pool will have been purchased by the depositor, either directly or indirectly from Sellers.

         The mortgage loans, as well as mortgage loans underlying mortgage securities, will have been originated in accordance with underwriting standards described below.

         The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The mortgage loans will be originated under "full/alternative", "stated income/verified assets", "stated income/stated assets", "no documentation" or "no ratio" programs. The "full/alternative" documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both "full/alternative" documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a "stated income verified assets" program no verification of a mortgagor's income is undertaken by the origination however, verification of the mortgagor's assets is obtained. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no documentation" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a "no ratio" program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a "no ratio" program, assets are verified.

         The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the loan-to-value ratio of the mortgage loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan or commercial loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period which is to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the loan-to-value ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

         Mortgaged properties generally will be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals are required to be on forms acceptable to Fannie Mae or Freddie Mac.

         Notwithstanding the foregoing, loan-to-value ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of bonds may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have loan-to-value ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage Loans-Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder-FHA Insurance" and "- VA Mortgage Guaranty" in this prospectus.

FICO SCORES

         The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores are used along with, but are not limited to, mortgage payment history and seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise specified in the related prospectus supplement.

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of bonds. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

                  o any required hazard and primary mortgage insurance policies were effective at the origination of the mortgage loan, and each the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the depositor;

                  o with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the depositor or (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage;

                  o the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

                  o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

                  o the related mortgaged property is free from damage and in good repair;

                  o there are no delinquent tax or assessment liens against the related mortgaged property;

                  o the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest;

                  o if a Primary Insurance Policy is required with respect to the mortgage loan, the mortgage loan is the subject of the policy; and

                  o the mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security: (1) the mortgage security is validly issued and outstanding and entitled to the benefits of the agreement pursuant to which it was issued; and (2) the Seller has good title to the mortgage security. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the bondholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of bonds or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of bonds. Accordingly, the Seller's purchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a purchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of bonds in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited representations of the depositor and the master servicer described under "Description of the Bonds-Assignment of Trust Fund Assets" below.

         The depositor will assign to the trustee for the benefit of the holders of the related series of bonds all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the bondholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to purchase the mortgage loan or mortgage security at a purchase price set forth in the related agreement which purchase price generally will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and any interest retained by the depositor).

         As to any mortgage loan required to be purchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

                  o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Payment Account by the related Seller or the master servicer in the month of substitution for distribution to the bondholders),

                  o have a mortgage rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

                  o have a loan-to-value ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

                  o have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and

                  o comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. No Seller will have any option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The master servicer will be required under the applicable servicing agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the trustee and the bondholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected mortgage loans and/or mortgage securities, the master servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the purchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related bonds. In accordance with the above described practices, the master servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's purchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to bondholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their purchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under "Description of the Bonds-Assignment of Trust Fund Assets," the depositor or the master servicer may have a purchase or substitution obligation. Any mortgage loan or mortgage security not so purchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of bonds.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "-Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.

                             STATIC POOL INFORMATION

         For each mortgage pool discussed above, the issuing entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material, if available.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                           SERVICING OF MORTGAGE LOANS

GENERAL

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to a servicing agreement. A form of servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related servicing agreement and identify the responsibilities of the parties to that servicing agreement.

         With respect to any series of bonds as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates. The related prospectus supplement will describe any material differences between the servicing described below and the servicing of the mortgage loans underlying mortgage securities in any mortgage pool.

THE MASTER SERVICER

         The master servicer, if any, for a series of bonds will be named in the related prospectus supplement and may be Impac Funding Corporation or another affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The master servicer for any mortgage pool, directly or through subservicers, will be obligated under the servicing agreement to service and administer the mortgage loans in the mortgage pool for the benefit of the related bondholders, in accordance with applicable law, the terms of the servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall affect the potential cash flow from the pool assets.

         Under a servicing agreement, a master servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer will be permitted, subject to any specific limitations set forth in the related servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the bondholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the multifamily loans in a mortgage pool may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage loan subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans-Enforceability of Some Provisions." FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing these requests will be retained by the master servicer as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related bondholders, and/or to preserve the security of the related mortgage loan. The master servicer will be required to advance the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related bondholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SUBSERVICERS

         A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party subservicers, but the master servicer will remain liable for its obligations under the related servicing agreement. The master servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the master servicer's compensation pursuant to the related servicing agreement is sufficient to pay the subservicer's fees. Each subservicer will be entitled to reimbursement for some of the expenditures which it makes, generally to the same extent as would the master servicer for making the same expenditures. See "-Servicing and Other Compensation and Payment of Expenses; Retained Interest" below and "Description of the Bonds-The Payment Account."

SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, the master servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related bondholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Payment Account in accordance with the servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of bondholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans-Environmental Legislation."

         The master servicer will not be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer will not be liable to the bondholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer (or any subservicer) from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer may only do this if the master servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any bonds whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their bonds was lower.

         With respect to a series of bonds, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a servicing agreement may grant to the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of bonds of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of bondholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a servicing agreement may authorize the master servicer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to bondholders on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of bondholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to bondholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference.

The master servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to bondholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of bonds will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Payment Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Payment Account. Any additional servicing compensation will be described in the related prospectus supplement. Any subservicer will receive a portion of the master servicer's compensation as its subservicing compensation.

         In addition to amounts payable to any subservicer, the master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the bond registrar, and payment of expenses incurred in enforcing the obligations of subservicers and Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and Sellers under limited circumstances. In addition, the master servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of bondholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to bondholders or as otherwise provided in the related servicing agreement and described in the prospectus supplement.

         If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee, a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         Each servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

                            DESCRIPTION OF THE BONDS

GENERAL

         The bonds will be issued in series. Each series of bonds (or, in some instances, two or more series of bonds) will be issued pursuant to an indenture between the related Issuing Entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy Seller or the depositor. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the bonds common to each Agreement.

         Each series of bonds covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the owner trust agreement:

                  o the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of bonds as from time to time are subject to the servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

                  o all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Payment Account as described below;

                  o any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

                  o hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

                  o        U.S. Government Securities;

                  o the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

                  o any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement."

         If provided in the related prospectus supplement, the original principal amount of a series of bonds may exceed the principal balance of the mortgage loans initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of bonds at the time and in the manner set forth in the related prospectus supplement.

         Each series of bonds may consist of any one or a combination of the following:

Accretion                               Directed A class of securities
                                        designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion                               A class that receives principal payments
                                        on any distribution date only if
                                        scheduled payments have been made on
                                        specified planned principal classes,
                                        targeted principal classes or scheduled
                                        principal classes.

Component                               A class consisting of "components." The
                                        components of a class of component
                                        securities may have different principal
                                        and/or interest payment characteristics
                                        but together constitute a single class.
                                        Each component of a class of component
                                        securities may be identified as falling
                                        into one or more of the categories in
                                        this list.

Fixed Rate A class with an interest rate that is fixed throughout the life of the class.

Floating Rate                           A class that receives interest payments
                                        based on an interest rate that
                                        fluctuates each payment period based on
                                        a designated index plus a specified
                                        margin.

Interest Only or IO                     A class of securities with no principal
                                        balance and which is not entitled to
                                        principal payments. Interest usually
                                        accrues based on a specified notional
                                        amount.

Inverse Floating Rate                   A class of securities where the
                                        pass-through rate adjusts based on the
                                        excess between a specified rate and
                                        LIBOR or another index.

Lock Out A class of securities which is "locked out" of certain payments, usually principal, for a specified period of time.

Partial Accrual                         A class that accretes a portion of the
                                        amount of accrued interest thereon,
                                        which amount will be added to the
                                        principal balance of such class on each
                                        applicable distribution date, with the
                                        remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only                          A class of securities which is not
                                        entitled to interest payments.

Planned Amortization Class or PAC       A class of securities with a principal
                                        balance that is reduced based on a
                                        schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal                     A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support                          A class that absorbs the realized losses
                                        other than excess losses that would
                                        otherwise be allocated to a Super Senior
                                        Class after the related classes of
                                        subordinated securities are no longer
                                        outstanding.

Sequential Pay                          Classes that receive principal payments
                                        in a prescribed sequence, that do not
                                        have predetermined principal balance
                                        schedules and that generally receive
                                        payments of principal continuously from
                                        the first distribution date on
                                        which they receive principal until they
                                        are retired. A single class that
                                        receives principal payments before or
                                        after all other classes in the same
                                        series of securities may be identified
                                        as a sequential pay class.

Super Senior                            A class that will not bear its
                                        proportionate share of realized losses
                                        (other than excess losses) as its share
                                        is directed to another class, referred
                                        to as the "support class" until the
                                        class principal balance of the support
                                        class is reduced to zero.


Target Amortization or TAC              A class of securities with a principal
                                        balance that is reduced based on a
                                        schedule of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate                           A class with an interest rate that
                                        resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).


With respect to any series of bonds, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related bonds. As to each series, the offered bonds will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered bonds of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, overcollateralization, and currency or interest rate exchange agreements as described under "Description of Credit Enhancement," by the subordination of one or more other classes of bonds as described under "-Subordinate Bonds" or by any combination of the foregoing.

FORM OF BONDS

         Except as described below, the offered bonds of each series will be issued as physical bonds in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered bonds, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "bondholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the bond register) as the registered holder of a bond.

         If so specified in the related prospectus supplement, specified classes of a series of bonds will be initially issued through the book-entry facilities of the DTC. As to any class of DTC Registered Bonds, the record holder of the bonds will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds bonds for its participants and facilitates the clearance and settlement of bonds transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

         No Beneficial Owner will be entitled to receive a bond representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or
(2) the depositor elects in its sole discretion to discontinue the registration of the bonds through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related bonds for purposes of the related indenture, and Beneficial Owners will be able to exercise their rights as owners of the bonds only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Bonds may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Bonds will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Bonds to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the bonds, may be limited because of the lack of physical bonds evidencing the bonds and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Bonds will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their bonds. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Bonds under the indenture only at the direction of one or more participants to whose account the DTC Registered Bonds are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of bonds of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Bonds, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL BONDS

         Some of the offered bonds may be Global Bonds. Except in some limited circumstances, the Global Bonds will be available only in book-entry form. Investors in the Global Bonds may hold those Global Bonds through any of DTC, Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or Euroclear. The Global Bonds will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Bonds will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of Global Bonds will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Bonds will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Bonds will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their Global Bonds through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Bonds through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global bond and no "lock-up" or restricted period. Global Bonds will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed bonds issues in same-day funds. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Bonds are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depositary, as the case may be, to receive the Global Bonds against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Bonds. After settlement has been completed, the Global Bonds will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Bonds will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Bonds are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Bonds were credited to their accounts. However, interest on the Global Bonds would accrue from the value date. Therefore, in many cases the investment income on the Global Bonds earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Bonds to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Bonds are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to credit the Global Bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Bonds from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

                  o borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  o borrowing the Global Bonds in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Bonds sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

                  o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         A beneficial owner of Global Bonds holding bonds through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' bonds in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8). Beneficial holders of Global Bonds that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Bondholders or their agent.

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         The holder of a Global Bond or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the bond (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Bonds. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Bonds.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of bonds, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee), without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the bonds of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the loan-to-value ratio at origination or modification (without regard to any secondary financing).

         In addition, the depositor will, as to each mortgage loan, other than mortgage loans underlying any mortgage securities and other than Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

                  o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

                  o the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

                  o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

                  o any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

                  o if applicable, any riders or modifications to the mortgage note and mortgage, and

                  o any other documents set forth in the related mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

         As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

                  o the original Contract endorsed, without recourse, to the order of the trustee,

                  o copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

                  o a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the bondholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), a physical bond evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related bondholders, and generally will review the documents within 120 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related indenture, and within the time period specified in the related indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of bondholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to purchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools-Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools-Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to purchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This purchase or substitution obligation constitutes the sole remedy available to the related bondholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan not so purchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the bonds will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

         Except in the case of a Designated Seller Transaction or as to mortgage loans underlying any mortgage securities, the depositor will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the bondholders in a mortgage loan, the depositor will be obligated to cure the breach in all material respects, to purchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Affiliated Sellers as described above under "The Mortgage Pools-Representations by Sellers." However, the depositor will not be required to repurchase or substitute for any mortgage loan in connection with a breach of a representation and warranty if the substance of the breach also constitutes fraud in the origination of the related mortgage loan. This purchase or substitution obligation constitutes the sole remedy available to bondholders or the trustee for a breach of a representation by the depositor. Any mortgage loan not so purchased or substituted for shall remain in the related trust fund.

         Pursuant to the related servicing agreement, the master servicer for any mortgage pool, either directly or through subservicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans." The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement.

PAYMENT ACCOUNT

         GENERAL. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Payment Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of bonds of the related series. A Payment Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Payment Account will be paid to the related master servicer or trustee as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Payment Account may contain funds relating to more than one series of collateralized asset-backed bonds and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         DEPOSITS. With respect to each series of bonds, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the Payment Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

                  o all payments on account of principal, including principal prepayments, on the mortgage loans;

                  o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or subservicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

                  o        all payments on the mortgage securities;

                  o        all Insurance Proceeds and Liquidation Proceeds;

                  o all payments on the U.S. Government Securities (if any);

                  o any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of bonds as described under "Description of Credit Enhancement";

                  o any advances made as described under "-Advances" below;

                  o any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to bondholders, as described below;

                  o any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans-Servicing and Other Compensation and Payment of Expenses; Retained Interest";

                  o to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

                  o any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Payment Account; and

                  o any other amounts required to be deposited in the Payment Account as provided in the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

         With respect to each buydown mortgage loan, the master servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Payment Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to bondholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit in the Payment Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related trust fund.

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer generally will be required to withdraw from the Buydown Account and deposit in the Payment Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the primary insurer, any pool insurer or any other insurer), the master servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Payment Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         WITHDRAWALS. With respect to each series of bonds, the master servicer, trustee or special servicer may make withdrawals from the Payment Account for the related trust fund for any of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

                  (1) to make distributions to the related bondholders on each distribution date;

                  (2) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "-Advances" below, these reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

                  (3) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

                  (4) to reimburse the master servicer or any other specified person for any advances described in clause
                           (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate bonds of the related series;

                  (5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

                  (6) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The
                           Agreements-Certain Matters Regarding the Master Servicer and the Depositor";

                  (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

                  (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements-The Trustee";

                  (9) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Payment Account;

                  (10) to pay (generally from related income) the master servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

                  (11) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

                  (12) to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement and indenture for the benefit of the related bondholders;

                  (13) to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

                  (14) to make any other withdrawals permitted by the related servicing agreement and indenture and described in the related prospectus supplement;

                  (15) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under

                           "Servicing of Mortgage Loans-Realization Upon or Sale of Defaulted Mortgage Loans"; and

                  (16) to clear and terminate the Payment Account upon the termination of the trust fund.

DISTRIBUTIONS

         Distributions on the bonds of each series will be made by or on behalf of the related trustee or master servicer on each distribution date as specified in the related prospectus supplement from the available distribution amount for the series and the distribution date. The available distribution amount for any series of bonds and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and and any other assets included in the related trust fund that are available for distribution to the bondholders of the series on that date. The particular components of the available distribution amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the bonds of each series (other than the final distribution in retirement of any bond) will be made to the persons in whose names the bonds are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of bonds on each distribution date will be allocated in equal proportion among the outstanding bonds in the class. Payments will be made either by wire transfer in immediately available funds to the account of a bondholder at a bank or other entity having appropriate facilities therefor, if the bondholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the bondholder holds bonds in the requisite amount or denomination specified therein), or by check mailed to the address of the bondholder as it appears on the bond register; provided, however, that the final distribution in retirement of any class of bonds will be made only upon presentation and surrender of the bonds at the location specified in the notice to bondholders of the final distribution. Payments will be made to each bondholder in accordance with the holder's Percentage Interest in a particular class.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE BONDS

         Each class of bonds of each series, other than Strip Bonds that have no bond interest rate, may have a different per annum rate at which interest accrues on that class of bonds, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the bond interest rate or, in the case of a variable or adjustable bond interest rate, the method for determining the bond interest rate, for each class. All indices that apply to pool assets with adjustable rates will be indices that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds. The related prospectus supplement will specify whether interest on the bonds of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the bonds of any class, other than any class of Accrual Bonds or Strip Bonds that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available distribution amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Bonds, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing bonds, accrued interest for each distribution date will be equal to interest at the applicable bond interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Bonds entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) based on the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) equal to the principal balances of one or more other classes of bonds of the same series. Reference to a notional amount with respect to a class of Strip Bonds is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Bonds, that may otherwise be added to the principal balance of) one or more classes of the bonds of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of bonds of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Bonds, that may otherwise be added to the principal balance of) a class of offered bonds may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of bonds by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of bonds will be made on each distribution date to the holders of the class or classes of bonds of the series entitled thereto until the principal balance(s) of the bonds have been reduced to zero. In the case of a series of bonds which includes two or more classes of bonds, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior bonds or subordinate bonds), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of bonds may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of bonds of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of bonds may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of bonds, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the agreements may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre- funding account with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of bonds of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 40% of the proceeds of the offering of the related bonds. The related Agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to, but not in excess of, one year after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the bonds may receive an additional prepayment, which may affect their yield to maturity. In addition, bondholders may not be able to reinvest amounts received from any pre-funding account in comparable bonds, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE BONDS IN RESPECT OF PREPAYMENT PREMIUMS

         Prepayment premiums will generally be retained by the master servicer or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of bonds of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement) will be allocated among the respective classes of bonds of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of bonds, or may be effected simply by a prioritization of payments among classes of bonds.

ADVANCES

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Payment Account that are not part of the available distribution amount for the related series of bonds for the distribution date, an amount up to the aggregate of any payments of interest (and, if specified in the related prospectus supplement, principal) that were due on or in respect of the mortgage loans during the related Due Period and were delinquent on the related Determination Date. No notice will be given to the bondholders of these advances. Scheduled payments on the mortgage loans in any trust fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related master servicer or other specified person, be distributed on the distribution date next succeeding the Determination Date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of bonds entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered bonds. No Nonrecoverable Advance will be required to be made by the master servicer; and, if previously made by a master servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Payment Account prior to any distributions being made to the related series of bondholders.

         If advances have been made from excess funds in a Payment Account, the master servicer that advanced the funds will be required to replace the funds in the Payment Account on any future distribution date to the extent that funds then in the Payment Account are insufficient to permit full distributions to bondholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement.

         If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person.

         If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to bondholders or as otherwise provided in the related servicing agreement and described in the prospectus supplement.

         As specified in the related prospectus supplement with respect to any series of bonds as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable servicing agreement, and may differ from the provisions described above.

REPORTS TO BONDHOLDERS

         With each distribution to bondholders of a particular class of offered bonds, the related master servicer or trustee will forward or cause to be forwarded to each holder of record of the class of bonds a statement or statements with respect to the related trust fund setting forth the information specifically described in the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

         o the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

         o        the total cash flows received and the general sources thereof;

         o the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

         o the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

         o the amount, if any, of the distribution allocable to principal (by class);

         o the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

         o the amount, if any, of excess cash flow or excess spread and the application of such excess cash flow;

         o interest rates, as applicable, to the pool assets and securities;

         o the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

         o the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

         o the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

         o number and amount of pool assets, together with updated pool composition information;

         o the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

         o if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

         o material breaches of pool asset representation or warranties or transaction covenants;

         o information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

         o information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

         o any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

         o the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

         o the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

         o with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement. In the case of information furnished pursuant to the fifth and sixth items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered bonds or per a specified portion of the minimum denomination. In addition to the information described above, reports to bondholders will contain other information as is set forth in the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered bonds at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the fifth and sixth items above for the calendar year or, in the event the person was a holder of record of a class of bonds during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described in the related prospectus supplement under "Available Information" and "Reports to Bondholders."

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         Credit support with respect to the offered bonds of each series may be comprised of one or more of the following components. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered bonds of any series is exhausted, the holders thereof will bear all further risk of loss.

         As set forth below and in the applicable prospectus supplement, coverage with respect to Realized Losses may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, in the form of subordination of one or more classes of subordinate bonds to provide credit support to one or more classes of senior bonds, in the form of overcollateralization, or in the form of a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable prospectus supplement.

         The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the offered bonds of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby. See "Description of Credit Enhancement-Reduction or Substitution of Credit Enhancement.

         In general, references to "mortgage loans" under this "Description of Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of bonds, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE BONDS

         If so specified in the related prospectus supplement, one or more classes of bonds of a series may be subordinate bonds. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate bonds to receive distributions from the Payment Account on any distribution date will be subordinated to the corresponding rights of the holders of senior bonds. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate bonds in a series and the circumstances under which the subordination will be available. The offered bonds of any series may include one or more classes of subordinate bonds.

CROSS-SUPPORT

         If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of bonds of the related series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on senior bonds evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate bonds evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the bonds for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the bonds. To the extent excess interest is applied as principal payments on the bonds, the effect will be to reduce the principal balance of the bonds relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the bondholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of bonds by the issuance of bonds in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of bonds. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement and a copy of the form of financial guaranty insurance policy will be filed with the related Current Report on Form 8-K.

         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable bonds that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to purchase or substitute for a defective mortgage loan and will not guarantee any specific rate of principal prepayments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

         Any mortgage pool insurance policy obtained by the depositor for each trust fund will be issued by the pool insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date. As set forth under "- Maintenance of Credit Enhancement" below, the master servicer will use reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the related trustee and the related bondholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the conditions precedent described below. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

         Each mortgage pool insurance policy will generally provide that no claims may be validly presented thereunder unless, among other things:

                  o any required Primary Insurance Policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled,

                  o hazard insurance on the property securing the mortgage loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the master servicer,

                  o if there has been physical loss or damage to the mortgaged property, it has been restored to its condition (reasonable wear and tear excepted) at the cut-off date and

                  o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens, except for permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (1) to purchase the property securing the defaulted mortgage loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and expenses incurred by the master servicer, special servicer or subservicer on behalf of the related trustee and bondholders, or (2) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under any related Primary Insurance Policy. Bondholders will experience a shortfall in the amount of interest payable on the related bonds in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the bondholders will also experience losses with respect to the related bonds in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer from funds otherwise payable to the bondholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see "-Special Hazard Insurance Policies" below for risks which are not covered by the policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (x) that the restoration will increase the proceeds to one or more classes of bondholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (y) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

         A mortgage pool insurance policy (and most Primary Insurance Policies) will likely not insure against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the Seller or other persons involved in the origination thereof, or (2) failure to construct a mortgaged property in accordance with plans and specifications. Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. This breach, if it materially and adversely affects the interests of bondholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under "The Mortgage Pools-Representations by Sellers." However, this event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the depositor or master servicer.

         The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of bonds by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes expenses incurred by the master servicer, special servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by holders of the related series of bonds. In addition, unless the master servicer could determine that an advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer would not be obligated to make an advance respecting the delinquency since the advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Bonds--Advances."

         Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As set forth under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of the coverage will be limited. See "- Special Hazard Insurance Policies" below. As a result, some hazard risks will not be insured against and will therefore be borne by the related bondholders.

LETTER OF CREDIT

         If any component of credit enhancement as to the offered bonds of any series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The letter of credit may also provide for the payment of advances which the master servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of bonds from Special Hazard Losses. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the subservicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or subservicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuing entity will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuing entity of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to bondholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of bonds may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

RESERVE FUNDS

         If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund account any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate bonds, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate bonds, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of bonds as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to bondholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of bonds.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the bondholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the bondholders which could adversely affect the yield to investors on the related bonds.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of bonds.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for a series of bonds, the master servicer will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable indenture, unless coverage thereunder has been exhausted through payment of claims or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable indenture. The master servicer will agree to pay the premiums for each financial guaranty insurance policy on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, the master servicer will have no obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related bondholders.

         If a mortgage pool insurance policy has been obtained for a series of bonds, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable servicing agreement, unless coverage thereunder has been exhausted through payment of claims or until the mortgage pool insurance policy is replaced in accordance with the terms of the applicable servicing agreement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy. In the event that the pool insurer ceases to be a qualified insurer because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae or any successor entity, the master servicer will be obligated to review, not less often than monthly, the financial condition of the pool insurer with a view toward determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related bondholders.

         If a letter of credit or alternate form of credit enhancement has been obtained for a series of bonds, the master servicer will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "-Reduction or Substitution of Credit Enhancement."
Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of bonds is scheduled to expire prior to the date the final distribution on the bonds is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the bondholders.

         In lieu of the master servicer's obligation to maintain a financial guaranty insurance policy, mortgage pool insurance policy or letter of credit as provided above, the master servicer may obtain a substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit. If the master servicer obtains a substitute, it will maintain and keep the substitute in full force and effect as provided in this prospectus. Prior to its obtaining any substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit, the master servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of bonds that the substitution of the financial guaranty insurance policy, mortgage pool insurance policy or letter of credit for the existing credit enhancement will not adversely affect the then-current ratings assigned to the bonds by the Rating Agency or Agencies.

         If a special hazard insurance policy has been obtained for a series of bonds, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "-Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under "Description of Credit Enhancement-Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related bonds that the substitution shall not adversely affect the then-current ratings assigned to the bonds by the Rating Agency or Agencies.

         The master servicer, on behalf of itself, the trustee and bondholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no subservicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the related Payment Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Payment Account. In those cases in which a mortgage loan is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the bondholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a subservicing account that generally meets the requirements for the Payment Account prior to being delivered to the master servicer for deposit in the related Payment Account.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of bondholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. The amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the bondholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of bonds will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of bonds may be downgraded to a corresponding level, and, the master servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of bonds. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating(s) of the related series of bonds are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

                OTHER FINANCIAL OBLIGATIONS RELATED TO THE BONDS

DERIVATIVES

         The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund is intended to be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps, 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities and that are used solely in conjunction with auctions, and 4) credit default swaps that protect against defaults and losses on mortgage loans or other assets included in the trust fund or to a class of offered securities as described below.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.


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


         The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

         A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

         Derivatives may include credit default swaps where credit enhancement is provided in the form of a swap agreement. Credit default swaps will primarily be used to protect against defaults and losses on mortgage loans or other assets included in the trust fund or allocated to a class of offered securities. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

         Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will generally provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will generally specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

         In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.


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


         There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature.

         A purchase commitment is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified trust assets from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events . A remarketing agreement is an obligation of a remarketing agent to sell specified trust assets on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon the exercise of the option by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

         The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.


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


                  PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of single family loans, single family loans included in the related mortgage pool having a loan-to-value ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). The depositor will represent and warrant that, to the best of the depositor's knowledge, mortgage loans of this type are so covered. This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above loan-to-value ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's loan-to-value ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related loan-to-value ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

                  o        the insured percentage of the Primary Insurance
                           Covered Loss;

                  o the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

                  o at the option of the Primary Insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that


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


                           would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

                  o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

                  o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

                  o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. In the event the depositor gains knowledge that as of the Closing Date, a mortgage loan which required a Primary Insurance Policy did not have one, then the master servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that the policy is obtainable at a reasonable price. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of bonds that is required to be kept in force under the applicable indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of bonds for collateralized asset-backed bonds having a rating equal to or better than the highest then-current rating of any class of the series of bonds. For further information regarding the extent of coverage under any mortgage pool insurance policy or Primary Insurance Policy, see "Description of Credit Enhancement-Mortgage Pool Insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan or 100% of


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


the insurable value of the improvements securing the mortgage loan except that, if generally available, the coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or subservicers.

         As set forth above, all amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Payment Account. The servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the applicable Payment Account all sums which would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related


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


mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement-Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and bondholders, is obligated to present claims under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the subservicers by mortgagors.

FHA INSURANCE

         The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

         There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221 (d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase a debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of any the debenture.


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


         The master servicer will be required to take steps reasonably necessary to keep FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of bonds will be described in the related prospectus supplement.

                                   THE SPONSOR

         The Sponsor, Impac Mortgage Holdings, Inc., in its capacity as mortgage loan seller, will sell the mortgage loans to the Depositor pursuant to a mortgage loan purchase agreement, between the Sponsor and the Depositor.

         The Sponsor was incorporated in the State of California in August 1995 and is an affiliate of the depositor. The Sponsor commenced operation in California in 1995.

         The Sponsor maintains its principal office at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.

         The Sponsor is a mortgage company that acquires, purchases and sells primarily first-lien non-conforming Alt-A mortgage loans from a network of third party correspondents, mortgage bankers, and brokers.

         The Sponsor has been securitizing residential mortgage loans since
1995.


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


                                  THE DEPOSITOR

         The depositor, IMH Assets Corp., was formed in the state of Delaware in 1998, and is a wholly-owned subsidiary of Impac Mortgage Holdings, Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1998. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.

                            IMPAC FUNDING CORPORATION

         Impac Funding Corporation, an affiliate of the depositor, may be a Seller and may act as master servicer with respect to a mortgage pool. Impac Funding is a mortgage banking conduit that acquires conventional one- to four-family residential mortgage loans nationwide and has, from time to time, acquired condominium conversion loans. Impac Funding is a non-consolidating subsidiary of Impac Mortgage Holdings, Inc. Impac Funding primarily acquires mortgage loans from approved correspondents.

         Prior to November 1995, Impac Funding was a division of Imperial Credit Industries, Inc. In November 1995, Imperial Credit Industries, Inc. restructured its operations pursuant to which Impac Funding became a separate corporation and Imperial Credit Industries, Inc. contributed, among other things, all of the outstanding nonvoting preferred stock of Impac Funding, which represents 99% of the economic interest in Impac Funding, to Impac Mortgage Holdings, Inc., in exchange for approximately 10% of the common stock of Impac Mortgage Holdings, Inc. The common stock of Impac Funding was retained by Imperial Credit Industries, Inc. until March 1997 when it was distributed to certain officers and/or directors of Impac Funding who are also officers and/or directors of Impac Mortgage Holdings, Inc.

         Impac Funding's executive offices are located at 1401 Dove Street, Newport Beach, California 92660, and its telephone number is (949) 475-3700.

                          IMPAC MORTGAGE HOLDINGS, INC.

         Impac Mortgage Holdings, Inc. is a publicly traded, recently formed specialty finance company which operates three businesses: (1) long-term investment operations, (2) conduit operations, and (3) warehouse lending operations. The long-term investment operations is a recently-created business that invests primarily in nonconforming residential mortgage loans and


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


bonds backed by such loans. The conduit operations, conducted by Impac Funding, primarily purchases and sells or securitizes non-conforming mortgage loans, and the warehouse lending operations provides short-term lines of credit to originators of mortgage loans. These two businesses include certain ongoing operations contributed to Impac Mortgage Holdings by Imperial Credit Industries, Inc., a leading specialty finance company, in November 1995. Impac Mortgage Holdings is organized as a real estate investment trust for tax purposes, which allows it generally to pass through earnings to stockholders without federal income tax at the corporate level.

         Impac Mortgage Holdings, Inc.'s executive offices are located at 1401 Dove Street, Newport Beach, California 92660, and its telephone number is (949) 475-3700.

                                 THE AGREEMENTS

GENERAL

         Each series of bonds will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee.

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related bonds and the nature of the related trust fund. The following summaries describe provisions that may appear in either the servicing agreement or indenture. The prospectus supplement for a series of bonds will describe any provision of the related Agreements that materially differs from the description thereof set forth below. The depositor will provide a copy of the Agreement (without exhibits) that relates to any series of bonds without charge upon written request of a holder of an offered bond of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor". As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The servicing agreement for each series of bonds will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of a letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the bonds. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the servicing agreement.

         Each servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the bondholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement or the related series of bonds, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to that agreement and the interests of the bondholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to bondholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of bonds of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENT DEFAULT

         SERVICING AGREEMENT

         For a series of bonds, a servicing default under the related servicing agreement generally will include:

                  o any failure by the master servicer to make a required deposit to the Payment Account or, if the master servicer is so required, to distribute to the holders of any class of bonds or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or


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                           other period of time described in the related
                           prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

                  o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of bonds which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

                  o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

                  o any assignment or delegation by the master servicer of its rights and duties under the servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

                  o any other servicing default as set forth in the servicing agreement.

         So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the Issuing Entity or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as bondholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

         INDENTURE

         An event of default under the indenture generally will include:

                  o a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any bond of the series;


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


                  o failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

                  o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

                  o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund, as specified in the indenture; or

                  o any other event of default provided with respect to bonds of that series.

         If an event of default with respect to the bonds of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the bonds of the series may declare the principal amount of all the bonds of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related bonds.

         If following an event of default with respect to any series of bonds, the bonds of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the bonds of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the bonds of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the bonds of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the bonds of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding bonds of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as the payments would have become due if the bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the bonds of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of the event of default, the amount available for payments to the bondholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in


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


connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the bondholders after the occurrence of the event of default.

         In the event the principal of the bonds of a series is declared due and payable, as described above, the holders of the bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No bondholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of bonds or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the bond balances of that class.

AMENDMENT

         With respect to each series of bonds, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the bonds covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of bonds covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of bonds evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

                  (1) reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any bond without the consent of the holder of the bond,

                  (2) adversely affect in any material respect the interests of the holders of any class of bonds in a manner other than as described in (1), without the consent of the holders of bonds of the class evidencing not less than 66% of the aggregate voting rights of the class or

                  (3) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all bonds covered by the Agreement then outstanding.

The voting rights evidenced by any bond will be the portion of the voting rights of all of the bonds in the related series allocated in the manner described in the related prospectus supplement.


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


TERMINATION; RETIREMENT OF BONDS

         The obligations created by the related Agreements for each series of bonds (other than the limited payment and notice obligations of the trustee and the depositor, respectively) will terminate upon the payment to bondholders of that series of all amounts held in the Payment Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer or the depositor or if specified in the prospectus supplement, by the holder of the Equity Certificates, from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the bonds specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of bonds, the purchase shall not be made unless the aggregate principal balance of the bonds as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the bonds as of the Closing Date or a period specified in the related prospectus supplement (which shall not be shorter than seven years) has elapsed since the initial distribution date. Upon the purchase of the bonds or at any time thereafter, at the option of the master servicer or the depositor, the assets of the trust fund may be sold, thereby effecting a retirement of the bonds and the termination of the trust fund, or the bonds so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created by the indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the indenture. Written notice of termination of the indenture will be given to each bondholder, and the final distribution will be made only upon surrender and cancellation of the bonds at an office or agency appointed by the trustee which will be specified in the notice of termination. If the bondholders are permitted to terminate the trust under the applicable indenture, a penalty may be imposed upon the bondholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of bonds shall be made at the option of the master servicer, the depositor or the holder of the Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the bonds of that series, but the right of the master servicer, the depositor or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase proceeds are to be distributed to bondholders being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date for that series. The prospectus supplement for each series of bonds will set forth the amounts that the holders of the bonds will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the bonds.

         Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any bondholder as sellers of the assets of the trust fund.


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


THE TRUSTEE

         The trustee under each indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

DUTIES OF THE TRUSTEE

         The trustee for each series of bonds will make no representation as to the validity or sufficiency of the related Agreements, the bonds or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the bonds or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Payment Account for the series or any other account by or on behalf of the master servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of bonds will be required to perform only those duties specifically required under the related indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

         If an event of default shall occur, then, and in each and every such case, so long as such event of default shall not have been remedied after notice as so required, the Trustee or the securityholders entitled to at least 51% of the voting rights, by notice in writing to the Master Servicer (and to the Trustee if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer and in and to the trust fund, other than its rights as a securityholder; provided, however, that the successor to the Master Servicer shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. On or after the delivery to the Master Servicer of such notice, all authority and power of the Master Servicer, whether with respect to the securities (other than as a Holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the Trustee, and, without limitation, the Trustee is authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer's responsibilities and right, including, without limitation, the transfer to the Trustee or another successor master servicer for administration by it of (i) the property and amounts which are then or should be part of the trust fund or which thereafter become part of the trust fund; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable a successor to assume the Master Servicer's duties;


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


(iii) the rights and obligations of the Master Servicer under the Subservicing Agreements with respect to the mortgage loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Payment Account or thereafter be received with respect to the mortgage loans.

         Within 90 days of the time the Master Servicer receives a notice of termination, the Trustee another successor appointed as set forth herein shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under the related Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by the related Agreement shall not be considered a default by the successor master servicer. As compensation therefor, the Trustee or another successor master servicer shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to charge to the Payment Account if the Master Servicer had continued to act. If the Trustee has become the successor to the Master Servicer, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer. Pending appointment of a successor to the Master Servicer, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer. Each of the Depositor, the Trustee and such successor shall take such action, consistent with the related Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor master servicer be liable for the acts or omissions of the predecessor Master Servicer.

         Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to securityholders and to the Rating Agencies. Within 60 days after the occurrence of any event of default, the Trustee shall transmit by mail to all securityholders notice of each such event of default hereunder known to the Trustee, unless such event of default shall have been cured or waived.

         Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under this Agreement, the Trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the Trustee.


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


SOME MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of bonds generally will be entitled to indemnification, from amounts held in the Payment Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the indenture or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of bonds evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of an offered bond will depend on the price paid by the holder for the bond, the bond interest rate on a bond entitled to payments of interest (which bond interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the bond (or notional amount thereof if applicable) and other factors.

         A class of bonds may be entitled to payments of interest at a fixed bond interest rate, a variable bond interest rate or adjustable bond interest rate, or any combination of the bond interest rates, each as specified in the related prospectus supplement. A variable bond interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of bonds, and their yield to maturity, will be affected by the rate of payment of principal on the bonds (or the rate of reduction in the notional balance of bonds entitled only to payments of interest) and, in the case of bonds evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the bonds will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage


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


Pools-Representations by Sellers" and "Descriptions of the Bonds-Assignment of Trust Fund Assets" above. Holders of Strip Bonds or a class of bonds having a bond interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Bonds, as applicable.

         With respect to any series of bonds, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to bondholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to bondholders on or near the date they were due.

         In general, if a class of bonds is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of bonds is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of bonds having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. This class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. Extremely rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of bonds, including Accrual Bonds and bonds with a bond interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of bonds.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of bonds would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of bonds on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to bondholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered bonds, its yield will be adversely affected. The prospectus supplement for a series of bonds will describe the manner in which the shortfalls will be allocated among the classes of the bonds. If so specified in the related prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to offset the shortfalls. See "Servicing of Mortgage Loans-Servicing and Other Compensation and Payment of Expenses; Retained Interest".

         The trust fund with respect to any series may include convertible ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related subservicer or the master servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, convertible ARM Loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans. If the related subservicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the bondholders, as described in this prospectus. Alternatively, to the extent subservicers or the master servicer fail to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the bonds. In general, defaults on single family loans are expected to occur with greater frequency in their early years. However, there is a risk that mortgage loans, including multifamily loans, that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. The rate of default on single family loans which are refinance or limited documentation mortgage loans, and on mortgage loans, including multifamily loans, with high loan-to- value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of bonds will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the bonds were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of bonds, the weighted average life of the bonds will be reduced and may adversely affect yield to holders thereof, depending upon the price at which the bonds were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of bonds will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. All of the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of bonds.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to


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sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on- sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage Loans-Collection and Other Servicing Procedures; Mortgage Loan Modifications" and "Legal Aspects of the Mortgage Loans-Enforceability of Some Provisions" for a description of provisions of the servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of bonds.

         If the applicable servicing agreement for a series of bonds provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust


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fund, as described under "Description of the Bonds-Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of bonds of the series. See "Yield Considerations."

         There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this prospectus and in the prospectus supplement, the master servicer, the depositor or a person specified in the related prospectus supplement (other than the holder of any class of offered bonds) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of bonds. See "The Agreements-Termination; Retirement of Bonds."

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans), will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as "mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See "-Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to


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the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust or mortgage, and, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE MORTGAGE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         All Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could


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foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "-Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived


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from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

         The master servicer will be required under the related servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured


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homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.
These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

         The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the bondholders. Neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the bondholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the bondholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in the state, and if the depositor did not take steps to re-perfect its security interest in the state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home;


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accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related servicing agreement, the master servicer will be obligated to take these steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured
Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or bondholders in the event this type of lien arises.

FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested


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by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of bonds. See "Description of Credit Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages that the mortgagor is currently in a state of default under. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans and multifamily loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.


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         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay its obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to


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sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement.
The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant- stockholder.

         Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-Anti-Deficiency Legislation and Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         GENERAL. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of


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the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

         o Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

         o Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

         o Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit the judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be


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                  settled at a significant discount in light of the defaulting owner's strained financial condition.

         LOUISIANA LAW. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         SINGLE FAMILY, MULTIFAMILY AND COMMERCIAL PROPERTIES. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be


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permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         MANUFACTURED HOMES. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         SINGLE FAMILY, MULTIFAMILY AND COMMERCIAL LOANS. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.


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         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

CONSUMER COMPLIANCE LAWS AND REGULATIONS

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who


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originate mortgage loans and who fail to comply with the provisions of the law.
In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees.

         Some of the mortgage loans may High Cost Loans be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         CONTRACTS. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


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ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of bonds. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the mortgage


                                       95
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loans. Neither the depositor nor any replacement servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to bondholders of the related series.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

         Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance which are described in "-Anti-Deficiency Legislation and Other Limitations on Lenders" above.

         Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to bondholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due under the contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of a breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer


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any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF SOME PROVISIONS

         TRANSFER OF MORTGAGED PROPERTIES. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         TRANSFER OF MANUFACTURED HOMES. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon the sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the master servicer desires to accelerate the maturity of the related Contract, the master servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.


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         LATE PAYMENT CHARGES AND PREPAYMENT RESTRICTIONS. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (the "OTS"), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

         In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


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INSTALLMENT CONTRACTS

         The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage


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loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools-Representations by Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to


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October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related bondholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the bondholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SERVICEMEMBERS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. A court may grant a lender relief from the requirements of the Relief Act if, in the court's opinion, the servicemember's ability to pay interest upon the loan at a rate in excess of 6% percent is not materially affected by reason of the servicemembers' military service. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, officers of the U.S. Public Health Service, officers of the National Oceanic and Atmosphere Administration and draftees under an induction order assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the mortgage loans subject to the Relief Act. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the


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related bonds, and would not be covered by advances by the master servicer or other entity or by any form of credit enhancement provided in connection with the related series of bonds, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related bonds in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to bondholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the bondholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard


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


insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lenders to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood llp, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered bonds offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to bondholders that hold the bonds as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular


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categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any issuing entity) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the bonds. See "State and Other Tax Consequences."

         The following discussion is based in part upon the OID Regulations. The OID Regulations do not adequately address issues relevant to bonds such as the offered bonds. In some instances, the OID Regulations provide that they are not applicable to bonds such as the offered bonds.

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of bonds, Thacher Proffitt & Wood llp, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the bonds will be treated as indebtedness to a bondholder other than the owner of the Equity Certificates and (2) the Issuing Entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "bondholder" or a "holder" are to the beneficial owner of a bond.

         STATUS AS REAL PROPERTY LOANS

         (1) Bonds held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (2) bonds held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on bonds will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B). In addition, the bonds will not be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code.

         TAXATION OF OWNERS OF BONDS.

         Interest and Original Issue Discount. A bond may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a bond issued with original


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


issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to bonds and some other debt instruments issued with original issue discount; regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a trust fund in computing the accrual of original issue discount on bonds issued by that trust fund, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a bond must be the same as that used in pricing the initial offering of the bond. The Prepayment Assumption used in reporting original issue discount for each series of bonds will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a bond will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of bonds will be the first cash price at which a substantial amount of bonds of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of bonds is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a bond is equal to the total of all payments to be made on the bond other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the bond.

         In the case of bonds bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the bonds. If the original issue discount rules apply to the bonds in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the bonds in that series that bear an adjustable interest rate in preparing information returns to the bondholders and the IRS.

         The first interest payment on a bond may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the bond and accounted for as original issue discount. Because interest on bonds must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the bonds.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a bond will reflect the accrued interest. In such cases, information returns to the bondholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the bond (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the bond. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a bondholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a bond will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the bond multiplied by its weighted average life. For this purpose, the weighted average life of a bond is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the bond, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the bond. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that bond and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the bond. The OID Regulations also would permit a bondholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of Bonds--Market Discount" below for a description of this election under the OID Regulations.

         If original issue discount on a bond is in excess of a de minimis amount, the holder of the bond must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the bond, including the purchase date but excluding the disposition date. In the case of an original holder of a bond, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the bond, if any, in future periods and (b) the distributions made on the bond during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the bond at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the bond will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the bond and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the bond will be calculated based on its issue price and assuming that distributions on the bond will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a bond at the beginning of any accrual period will equal the issue price of the bond, increased by the aggregate amount of original issue discount that accrued with respect to the bond in prior accrual periods, and reduced by the amount of any distributions made on the bond in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a bond that purchases a bond that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the bond. However, each such daily portion will be reduced, if the cost of the bond is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the bond. The adjusted issue price of a bond on any given day equals the sum of
(1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the bond at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A bondholder that purchases a bond at a market discount, that is, in the case of a bond issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a bond issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a bondholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A bondholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the bondholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a bondholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a bond with market discount, the bondholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market


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


discount that the bondholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a bondholder that made this election for a bond that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the bondholder owns or acquires. See "Taxation of Owners of Bonds-Premium" below. Each of these elections to accrue interest, discount and premium with respect to a bond on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a bond will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the bond multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of Bonds-Interest and Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on bonds should accrue, at the bondholder's option: (1) on the basis of a constant yield method, (2) in the case of a bond issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the bond as of the beginning of the accrual period, or (3) in the case of a bond issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the bond at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a bond purchased at a discount in the secondary market.

         To the extent that bonds provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a bond generally will be required to treat a portion of any gain on the sale or exchange of the bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.


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


         Further, under Section 1277 of the Code a holder of a bond may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a bond purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A bond purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a bond may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the bond. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit bondholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the bondholder as having made the election to amortize premium generally. See "Taxation of Owners of Bonds-Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to bonds without regard to whether the bonds have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments might be required.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the bonds and noncorporate holders of the bonds that acquire the bonds in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their bonds become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a bond in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's bond becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a bond will be required to accrue interest and original issue discount with respect to the bond, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the bond underlying the bonds, as the case may be, until it can be established this the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a bond could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a bond eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.


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


         SALES OF BONDS. If a bond is sold, the selling bondholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the bond. The adjusted basis of a bond generally will equal the cost of the bond to the bondholder, increased by income reported by the bondholder with respect to the bond (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the bond received by the bondholder and by any amortized premium. Except as provided in the following three paragraphs, any such gain or loss will be capital gain or loss, provided the bond is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain recognized on the sale of a bond by a seller who purchased the bond at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the bond was held by the holder, reduced by any market discount included in income under the rules described above under "-Taxation of Owners of Bonds-Market Discount" and "Premium."

         A portion of any gain from the sale of a bond that might otherwise be capital gain may be treated as ordinary income to the extent that the bond is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         INFORMATION REPORTING. The Servicer is required to furnish or cause to be furnished to each bondholder with each payment a statement setting forth the amount of that payment allocable to principal on the bond and to interest thereon. In addition, the Servicer is required to furnish or cause to be furnished, within a reasonable time after the end of each calendar year, to each bondholder who was a holder at any time during that year, a report indicating such other customary factual information as the Servicer deems necessary to enable holders of bonds to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. If the bonds are issued with OID, the Servicer will provide or cause to be provided to the IRS and, as applicable, to the bondholder information statements with respect to OID as required by the Code or as holders of those bonds may reasonably request from time to time. If the bonds are issued with OID, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to an initial bondholder which purchased its bond at the initial offering price used in preparing those reports. Bondholders


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


should consult their own tax advisors to determine the amount of any OID and market discount includible in income during a calendar year.

         As applicable, the bond information reports will include a statement of the adjusted issue price of the bonds at the beginning of each Collection Period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the bondholder's purchase price that the Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "MARKET DISCOUNT" above.

         As applicable, the bond information reports will include a statement of the adjusted issue price of the bond at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the trust fund may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-Taxation of Owners of Bonds-Market Discount."

         BACKUP WITHHOLDING WITH RESPECT TO BONDS. Payments of interest and principal, as well as payments of proceeds from the sale of the bonds, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN BONDS. A bondholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a bond will not be subject to United States federal income or withholding tax in respect of a distribution on a bond, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the bondholder under penalties of perjury, certifying that the bondholder is not a United States person and providing the name and address of the bondholder and provided further that the non-United States Person
(i) does not own directly or indirectly 10% or more of the voting power of all classes of stock in the Issuing Entity entitled to vote, (ii) is not a bank that is treated as receiving that interest "on an extension of credit made under a loan agreement entered into in the ordinary course of its trade or business", or
(iii) is not a "controlled foreign corporation", within the meaning of section 957 of the Code, with respect to which the Issuing Entity is a "related person", within the meaning of section 881(c)(3)(C) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty, provided the bondholder supplies at the time of its initial purchase, and at all subsequent times as are required under the Treasury regulations, a properly executed IRS Form W-8BEN to report its eligibility for that reduced rate or exemption.


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


         A bondholder that is not a U.S. Person will not be subject to U.S. federal income tax on the gain realized on the sale, exchange or other disposition of the bond unless (i) that bondholder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition and certain other conditions are met; (ii) the gain is effectively connected with the conduct by the bondholder of a trade or business within the United States and, if an income tax treaty applies, is attributable to a United States permanent establishment of the bondholder; or
(iii) the bondholder is subject to certain rules applicable to expatriates.

         Interest on or gain from the sale, exchange of other disposition of a bond received by a bondholder that is not a United States Person, which constitutes income that is effectively connected with a United States trade or business carried on by the bondholder, will not be subject to withholding tax, but rather will be subject to United States federal income tax at the graduated rates applicable to U.S. persons, PROVIDED the bondholder provides a properly executed IRS Form W-8ECI, certifying that the income is, or is expected to be, effectively connected with the conduct of a trade or business within the United States of that bondholder and that this income is includible in the bondholder's gross income for the taxable year. This statement must include, among other things, the name and address of the bondholder, the bondholder's identifying number and the trade or business with which the income is, or is expected to be, effectively connected.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a bond would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, bondholders who are non-resident alien individuals should consult their tax advisors concerning this question.

GRANTOR TRUST FUNDS

         CLASSIFICATION OF GRANTOR TRUST FUNDS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood llp, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related indenture and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the


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


depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . ..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative


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minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply" for a definition of


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"qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates") and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on Bonds. See "-General-Taxation of Owners of Bonds-Interest and

Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates-If Stripped Bond Rules Do Not Apply" and
"-Market Discount" below.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that


                                      116
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does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the discussion of the Bonds. See "-General-Taxation of Owners of Bonds-Interest and Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional


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Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         MARKET DISCOUNT. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "-Taxation of Owners of Bonds-Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.


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         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-General-Taxation of Owners of Bonds-Interest and Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "-General-Taxation of Owners of Bonds-Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on the Bonds. See "General-Taxation of Owners of Bonds-Interest and Original Issue discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates-If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.


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         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "-Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates-If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.


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         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities (such as debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuing entity, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.


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         Assuming that a prepayment assumption were used, if the Contingent
Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will


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furnish comparable information to the IRS as and when required by law to do so.
Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         BACKUP WITHHOLDING. In general, the rules described in "-General-Backup Withholding with Respect to the Bonds" will also apply to Grantor Trust Certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to the Bonds in "General--Foreign Investors in Bonds" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the bonds offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the bonds offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having obtained specified relationships to a Plan, called "Parties in Interest", unless a statutory or administrative exemption is available with respect to any such transaction.


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


         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, called Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan's assets, or "Plan Assets" would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a security with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the securities are characterized as equity interests, the purchase, sale and holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. Neither Plans nor persons investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

CLASS EXEMPTIONS

         The DOL has issued Prohibited Transaction Class Exemptions ("PTCEs") which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

         CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES.

         The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

         o PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.

         o PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

         o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

         o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

         o PTCE 96-23, which exempts certain transactions approved on behalf of a Plan by an in-house investment manager.

         These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.


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         CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES AND TRANSACTIONS
INCIDENTAL TO THE OPERATION OF THE TRUST.

         The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

         o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

         o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

         PROHIBITED TRANSACTION CLASS EXEMPTION 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

         o the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

         o        the trustee may not be an affiliate of the depositor;

         o and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more


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


than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

         o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

         o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

         The DOL has issued Exemptions to some underwriters, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage-backed securities or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the


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


term "Underwriter" shall include (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a loan-to- value ratio or combined loan-to-value ratio at the date of issuance of the bonds that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the bonds if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the Restricted Group (which consists of any Underwriter, the master servicer, the special servicer, any subservicer, the depositor, any counterparty to an "eligible swap" (as described below) and any officer with respect to assets included in the trust fund consisting of more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities) other than the underwriter.

         Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any subservicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.


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


         Seventh, for Issuing Entities other than certain trusts, the documents establishing the Issuing Entity and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the Issuing Entity from creditors of the Depositor.

         Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption permits interest rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

         INSURANCE COMPANY GENERAL ACCOUNTS.

         In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

         An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

         An "eligible swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.


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


         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

         A "qualified plan investor" is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

         In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

         "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to


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


supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc.
(ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of bonds by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a securities on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

                  If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

         1. The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is:

                  a. A mortgagor with respect to 5% or less of the fair market value of the trust fund assets or


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


                  b.       An affiliate of such a person, provided that:

                           i. The Plan is not an Excluded Plan,

                           ii. Each Plan's investment in each class of securities does not exceed 25% of the outstanding securities in the class,

                           iii.     After the Plan's acquisition of the
                                    securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust fund containing assets which are sold or serviced by the same entity, and

                                    iv. In the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group;

         2. The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (i), (iii) and (iv) of 1(b) above are met; and

         3. The continued holding of securities acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

         Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemptions generally extend exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemptions will generally allow mortgage loans supporting payments to securitiesholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by a trust fund, to be transferred to the trust fund within the Pre-


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Funding Period (as defined below) instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

         o the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

         o all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

         o the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

         o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre- Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

         o         either:

                  (1) the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                  (2) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

         o the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;


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


         o amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

                  (1) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

                  (2) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

         o the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

         o the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securitiesholders of the trust fund, including employee benefit plans subject to ERISA.

         REVOLVING POOL FEATURES.

         The Exemption only covers certificates backed by a "fixed" pool of loans which requires that all the loans must be transferred to the trust fund or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

         Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became effective on July 5, 2001.

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features


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


for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2)
(A) either (i) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is an ERISA plan or (ii) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the bonds. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING A SECURITY IN RELIANCE ON THE EXEMPTION, OR AN INVESTOR-BASED EXEMPTION, OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR


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SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH
IN THE EXEMPTION, AN INVESTOR-BASED EXEMPTION OR OTHER EXEMPTION WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "CERTIFICATE" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, AND INVESTOR-BASED EXEMPTION OR OTHER EXEMPTION, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                            LEGAL INVESTMENT MATTERS

         Each class of bonds offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.


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         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered bonds will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered bonds. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered bonds. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of bonds that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of bonds specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of bonds, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered bonds or to purchase any class of offered bonds representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of offered bonds for legal investment or other purposes, or as to the ability of particular investors to purchase any class of bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of bonds. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered bonds of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.


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                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of bonds will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of bonds similar to the offered bonds from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The bonds offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

         As to any offering of bonds, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered bonds may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

         The depositor intends that offered bonds will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered bonds of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

         o By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

         o By placements by the depositor with institutional investors through dealers; and

         o By direct placements by the depositor with institutional investors.

         If underwriters are used in a sale of any offered bonds (other than in connection with an underwriting on a best efforts basis), the bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered bonds of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

         In connection with the sale of the offered bonds, underwriters may receive compensation from the depositor or from purchasers of the bonds in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered bonds may be deemed to be underwriters in connection with the bonds, and any discounts or commissions received by them from the depositor and any profit on the resale of offered bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         It is anticipated that the underwriting agreement pertaining to the sale of offered bonds of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such bonds if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered bonds of the series.

         The depositor anticipates that the bonds offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered bonds, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of the bonds. Holders of offered bonds should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters, in connection with the bonds of each series, including both federal income tax matters and the legality of the bonds being offered, will be passed upon for the depositor by Thacher Proffitt & Wood llp, New York, New York. With respect to each series of bonds, a copy of this opinion will be filed with the Commission on Form 8-K within 15 days after the Closing Date.

                              FINANCIAL INFORMATION

         With respect to each series of bonds, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of bonds. Accordingly, no financial statements with respect to any trust fund related to a series of bonds will be included in this prospectus or in the related prospectus supplement.

         With respect to each series of bonds, where the issuing entity is a statutory business trust or a limited liability company, financial statements will be filed as required by the Exchange Act. Each such issuing entity will suspend filing the reports if and when the reports are no longer required under the Exchange Act.


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                                     RATINGS

         It is a condition to the issuance of any class of offered bonds that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on collateralized asset-backed bonds address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuing entity-related aspects associated with the bonds, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on collateralized asset- backed bonds do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, bondholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest bonds in extreme cases might fail to recoup their initial investments.

         A bond rating is not a recommendation to buy, sell or hold bonds and may be subject to revision or withdrawal at any time by the assigning rating organization.

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this prospectus and in the related prospectus supplement by reference, all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered bonds of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered bonds shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

         The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered bonds, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered bonds, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to IMH Assets Corp., 1401 Dove Street, Newport Beach, California 92660, and its telephone number is (949) 475-3700. The depositor has determined that its financial statements will not be material to the offering of any offered bonds.


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                                    GLOSSARY

         ACCRUAL BOND -- A bond with respect to which some or all of its accrued interest will not be distributed but rather will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         AFFILIATED SELLER -- Impac Mortgage Holdings, Inc., the parent of the depositor, and their respective affiliates.

         AGREEMENT -- An owner trust agreement, servicing agreement or indenture.

         ARM LOAN -- A mortgage loan with an adjustable interest rate.

         BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

         BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BENEFICIAL OWNER -- A person acquiring an interest in any DTC Registered Bond.

         BENEFIT PLAN INVESTORS -- Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity.

         BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         CALL CLASS -- A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable Class of bonds.

         CALLABLE CLASS -- A class of bonds of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a "lock-out period" during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.


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


         CERCLA -- The federal Comprehensive Environmental Response, Compensation and Liability Act, as amended.

         CLOSING DATE -- With respect to any series of bonds, the date on which the bonds are issued.

         CODE -- The Internal Revenue Code of 1986.

         COMMISSION -- The Securities and Exchange Commission.

         COMMITTEE REPORT -- The Conference Committee Report accompanying the Tax Reform Act of 1986.

         CONSERVATION ACT -- The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         CRIME CONTROL ACT -- The Comprehensive Crime Control Act of 1984.

         DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

         DESIGNATED SELLER TRANSACTION -- A series of bonds where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

         DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to bondholders will be determined, which shall be stated in each prospectus supplement.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL -- The U.S. Department of Labor.


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


         DOL REGULATIONS -- Regulations by the DOL promulgated at 29 C.F.R. ss.2510.3-101.

         DTC REGISTERED BOND -- Any bond initially issued through the book-entry facilities of the DTC.

         DUE PERIOD -- The period between distribution dates.

         ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the bondholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Payment Account will not have an adverse effect on the then-current ratings assigned to the classes of the bonds then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

         EQUITY CERTIFICATES -- With respect to any series of bonds, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

         ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

         ERISA PLANS -- Employee pension and welfare benefit plans subject to ERISA.

         EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

         EXEMPTION -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption ("PTE") 97-34, 62 Fed. Reg. 39021 (July 21, 1997), and PTE 2000-58, 65 Fed. Reg.
67765 (November 13, 2000) and PTE 2002-41, 67 Fed. REg. 54487 (August 22, 2002).

         EXEMPTION RATING AGENCY -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

         EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.


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         FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal
Trade Commission.

         GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act of 1982.

         GINNIE MAE -- The Government National Mortgage Association.

         GLOBAL BONDS -- The globally offered bonds of the classes specified in the related prospectus supplement.

         GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

         GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         GRANTOR TRUST FUND -- A trust fund which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         HIGH LTV LOANS -- Mortgage loans with loan-to-value ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

         HOUSING ACT -- The National Housing Act of 1934, as amended.

         INDEX -- With respect to an ARM Loan, the related index, which will be specified in the related prospectus supplement and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.


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         INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         INTERMEDIARY -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS -- The Internal Revenue Service.

         ISSUING ENTITY -- The Delaware business trust or other trust, created pursuant to the owner trust agreement, that issues the bonds.

         LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related servicing agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above and "The Agreements--Termination."

         LOAN-TO-VALUE RATIO -- With respect to any mortgage loan, the ratio of the original outstanding principal amount of the mortgage loan and, with respect to any second lien mortgage loan, the outstanding principal amount of any related first lien as of the date of origination of such mortgage loan, to (i) the appraised value of the related mortgaged property at origination with respect to a refinanced mortgage loan, and (ii) the lesser of the appraised value of the related mortgaged property at origination or the purchase price of the related mortgaged property with respect to all other mortgage loans.

         MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

         NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID -- Original issue discount, within the meaning of the OID Regulations.

         OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271- 1273 and 1275 of the Code and in the related Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         PARITY ACT -- The Alternative Mortgage Transaction Parity Act of 1982.

         PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of Section 4975 the Code.

         PAYMENT ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund.

         PERCENTAGE INTEREST -- With respect to a bond of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the bond by the aggregate initial amount or notional balance of all the bonds of the class.

         PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related servicing agreement and indenture.

         PLAN ASSETS -- "Plan assets" of a Plan within the meaning of the DOL Regulations.

         PLANS -- ERISA Plans and Tax Favored Plans.

         PREPAYMENT ASSUMPTION -- With respect to a bond, the prepayment assumption used in pricing the initial offering of that bond.

         PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

         PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

         PRIMARY INSURER -- An issuer of a Primary Insurance Policy.

         PTCE -- Prohibited Transaction Class Exemption.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under "The Mortgage Pools-- Representations by Sellers" in this prospectus.

         RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

         RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         RELIEF ACT -- The Servicemembers' Civil Relief Act of 1940, as amended.

         REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of bondholders of the related series.

         RESTRICTED GROUP -- The group consisting of the Underwriter, the depositor, the master servicer, the special servicer, any subservicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the bonds.

         RICO -- The Racketeer Influenced and Corrupt Organizations statute.

         SECURITIES ACT -- The Securities Act of 1933, as amended.

         SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the depositor with respect a series of bonds, who shall be an Affiliated Seller or an Unaffiliated Seller.

         SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two- to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

         SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         STRIP BOND -- A bond which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         TAX FAVORED PLANS -- Plans that meet the definition of "plan" in
Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts and amenities described in Section 408 of the Code.

         TILA -- The Federal Truth-in-Lending Act

         TITLE V -- Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

         TITLE VIII -- Title VIII of the Garn-St Germain Act.

         UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the "Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Estimated expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions, are as follows:

      Registration Fee - Securities and Exchange Commission....$          0
      Printing and Engraving Fees..............................     180,000
      Accounting Fees and Expenses.............................     480,000
      Legal Fees and Expenses..................................   1,000,000
      Trustee Fees and Expenses................................     100,000
      Rating Agency Fees.......................................   1,000,000
      Miscellaneous Expenses...................................     200,000
                                                               ------------

      Total....................................................$  2,960,000
                                                               ============

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Under the proposed form of Underwriting Agreement to be filed as
Exhibit 1.1 hereto, the Underwriter will be obligated under certain circumstances to indemnify officers and directors of IMH Assets Corp. (the "Company") who sign the Registration Statement, and certain controlling persons of the Company, against certain liabilities, including liabilities under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

            The Company's Articles of Incorporation provides for indemnification of directors and officers of the Company to the full extent permitted by California law.

            Section 317 of the California General Corporation Law provides, in substance, that California corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with threatened, pending or completed actions or proceedings brought against them (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such persons are or were directors, officers, employees or agents, against (i) expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any such action, suit or proceeding and (ii) with respect to actions by or in the right of the Company to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with any such action, suit or proceeding. The California General Corporation Law also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent. The Company has entered into agreements with its directors and executive officers that would require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law. The Company does not maintain liability insurance for its officers or directors.

            The Servicing Agreement will provide that no director, officer, employee or agent of the Company will be liable to the Trust Fund or the Bondholders for any action taken or for refraining from the taking of any action pursuant to the Servicing Agreement, Indenture or Owner Trust Agreement, as applicable, except for such person's own misfeasance, bad faith or gross negligence in the performance of duties. The Servicing Agreements, Indentures, and Owner Trust Agreements will provide further that, with the exceptions stated above, any director, officer, employee or agent of the Company will be indemnified and held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Servicing Agreements, Indentures and Owner Trust Agreements, the related Bonds, other than any loss, liability or expense (i) related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such agreements), (ii) incurred in connection with any violation by him or her of any state or federal securities law or (iii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of such agreements.

ITEM 16.    EXHIBITS

Exhibit
Number

1.1***  -   Form of Underwriting Agreement
3.1*    -   Amended Articles of Incorporation of the Company
3.2*    -   By-Laws of the Company
4.1***  -   Form of Servicing Agreement
4.2*    -   Form of Trust Agreement
4.3***  -   Form of Indenture
5.1***  -   Opinion of Thacher Proffitt & Wood LLP regarding the legality
8.1***  -   Opinion of Thacher Proffitt & Wood LLP regarding certain tax matters (included with Exhibit 5.1)
23.1*** -   Consent of  Thacher  Proffitt  & Wood LLP  (included  as part of
            Exhibit 5.1)
24.1**  -   Power of Attorney

-----------------
* Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-6637)

** Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-126443)

*** Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-131344)

Item 17.    Undertakings

            The Registrant hereby undertakes:

            (a) (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration
            Statement:

                        (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the Prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                        (iii) to include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that no such post-effective amendment shall be required if the information which would be required by clauses (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That for the purpose of determining liability under the
            Securities Act of 1933 to any purchaser:

                  If the registrant is relying on Rule 430B:

                        (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

                        (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a
                              Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

                  (5) That, for the purpose of determining liability of the
            registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the
            undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering
            prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus
            relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

            (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

            (d) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (e) The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

            (f) The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California on the 12th day of April, 2006.

                             IMH ASSETS CORP.

                               By: /s/ Richard J. Johnson
                                   ----------------------
                               Richard J. Johnson
                               Chief Financial Officer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

        SIGNATURE                        TITLE                      DATE


/s/WILLIAM ASHMORE        Director and President (Principal    April 12, 2006
------------------------  Executive Officer)
William Ashmore

/s/RICHARD J. JOHNSON     Director, Chief Financial Officer    April 12, 2006
------------------------  and Secretary (Principal Financial
Richard J. Johnson        Officer and Principal Accounting
                          Officer)

/s/LEE BROMILEY           Director                             April 12, 2006
---------------------
Lee Bromiley